As filed with the Securities and Exchange Commission on September 1 6, 201 1

Registration Statement No. 333- 175928

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO
FORM S-4

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

FriendFinder Networks Inc.
Interactive Network, Inc.

(Exact name of registrant as specified in its charter)

Nevada Nevada	7370 7370	13-3750988 42-1745941
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

*and the Subsidiary Guarantors listed on Schedule A hereto
(Exact name of registrants as specified in their charters)

6800 Broken Sound Parkway, Suite 200 Boca Raton, Florida 33487-8242 (561) 912-7000	Marc H. Bell Chief Executive Officer 6800 Broken Sound Parkway, Suite 200 Boca Raton, Florida 33487 (561) 912-7000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Bradley D. Houser, Esq.
Akerman Senterfitt
One S.E. Third Avenue, 25th Floor
Miami, Florida 33131
(305) 374-5600
Facsimile: (305) 374-5095

Approximate date of commencement of the exchange offers : As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[X] (Do not check if a smaller reporting company)	Smaller reporting company	[ ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered		Proposed maximum offering price per unit		Proposed maximum aggregate offering price		Amount of registration fee
14% Senior Secured Notes Due 2013	$235,331,887		100%		$235,331,887	(1)	$27,322.03	(2)
Guarantees of the 14% Senior Secured Notes Due 2013	—		—		—		None	(3)
14% Cash Pay Secured Notes Due 2013	$10,630,667		100%		$ 10,630,667	(4)	$1,234.22	(5)
Guarantees of the 14% Cash Pay Secured Notes Due 2013	—		—		—		None	(3)
11.5% Convertible Non-Cash Pay Secured Notes Due 2014	$250,849,125		100%		$250,849,125	(6)	$29,123.58	(7)
Guarantees of the 11.5% Convertible Non-Cash Pay Secured Notes Due 2014	—		—		—		None	(3)
Common Stock, par value $0.001 per share	8,310,763	(8)	—	(8)	—	(8)	None	(8)

(1)	Represents the maximum principal amount at maturity of the 14% Senior Secured Notes Due 2013 that may be issued pursuant to the exchange offers described in this registration statement. The registration fee was calculated pursuant to Rule 457(f) under the Securities Act of 1933.

(2)	A registration fee of $28,303.45 was previously paid in connection with the Registration Statement filed on August 1, 2011.

(3)	Pursuant to Rule 457(n) of the Securities Act of 1933, no registration fee is required for the Guarantees.

(4)	Represents the maximum principal amount at maturity of the 14% Cash Pay Secured Notes Due 2013 that may be issued pursuant to the exchange offers described in this registration statement. The registration fee was calculated pursuant to Rule 457(f) under the Securities Act of 1933.

(5)	A registration fee of $1,278.55 was previously paid in connection with the Registration Statement filed on August 1, 2011.

(6)	Represents the maximum principal amount at maturity of the 11.5% Convertible Non-Cash Pay Secured Notes that may be issued pursuant to the exchange offers described in this registration statement. The registration fee was calculated pursuant to Rule 457(f) under the Securities Act of 1933.

(7)	A registration fee of $29,123.58 was previously paid in connection with the Registration Statement filed on August 1, 2011.

(8)	Based on the number of shares of common stock of FriendFinder Networks Inc. as may be issued upon conversion of all of the 11.5% Convertible Non-Cash Pay Secured Notes due 2014 registered hereby at a conversion price equal to the price per share of common stock offered upon the consummation of FriendFinder Networks Inc.’s initial public offering on May 16, 2011, or $10.00 per share; the shares are not subject to an additional fee pursuant to Rule 457(i) of the Securities Act of 1933.

Each Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until each Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the commission, acting pursuant to said Section 8(a), may determine.

Schedule A — Table of Subsidiary Guarantors

Exact Name of Subsidiary Guarantor	State or Other Jurisdiction of Incorporation or Formation	I.R.S. Employer Identification Number
Argus Payments Inc.	Delaware	45-2494661
Big Ego Games Inc.	California	27-3532019
Big Island Technology Group, Inc.	California	20-8009795
Blue Hen Group Inc.	Delaware	45-539667
Confirm ID, Inc.	California	74-3037020
Danni Ashe, Inc.	California	95-4665271
Fastcupid, Inc.	California	20-2997869
Flash Jigo Corp.	Delaware	27-4660821
FriendFinder California Inc.	California	77-0522750
FriendFinder Ventures Inc.	Nevada	27-4663125
FRNK Technology Group	California	94-3277102
General Media Art Holding, Inc.	Delaware	13-4042637
General Media Communications, Inc.	New York	13-3502237
General Media Entertainment, Inc.	New York	13-3592960
Giant Swallowtail Inc.	Delaware	45-2539401
Global Alphabet, Inc.	California	77-0527649
GMCI Internet Operations, Inc.	New York	13-4097655
GMI On-Line Ventures, Ltd.	Delaware	13-4097656
Goldenrod Spear Inc.	Delaware	45-2539020
Magnolia Blossom Inc.	Delaware	45-2538925
Medley.com Incorporated	California	03-0543594
NAFT News Corporation	California	27-3634385
Penthouse Digital Media Productions Inc.	New York	65-1251056
Penthouse Images Acquisitions, Ltd.	New York	13-3599228
Playtime Gaming Inc.	California	27-3634371
PMGI Holdings Inc.	Delaware	20-1942663
PPM Technology Group, Inc.	California	20-8009876
Pure Entertainment Telecommunications, Inc.	New York	90-0209626
Sharkfish, Inc.	California	56-2471221
Snapshot Productions, LLC	Texas	46-0477091
Streamray Inc.	Nevada	88-0422716
Streamray Studios Inc.	California	26-4311009
Tan Door Media Inc.	California	26-4311100
Traffic Cat, Inc.	California	56-2471223
Transbloom, Inc.	California	74-3021168
Various, Inc.	California	77-0477762
Video Bliss, Inc.	California	95-4566760
West Coast Facilities Inc.	California	59-3814751

The information in this prospectus is not complete and may be changed. We may not complete the exchange offers until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED SEPTEMBER 16 , 2011

Prospectus

Offer to Exchange up to $ 235,331,887 aggregate principal amount of our 14% Senior Secured Notes Due 2013 and the guarantees thereof that have been registered under the Securities Act of 1933 for a like amount of our outstanding, privately-placed 14% Senior Secured Notes Due 2013 and the guarantees thereof

Offer to Exchange up to $ 10,630,667 aggregate principal amount of our
14% Cash Pay Secured Notes Due 2013 and the guarantees thereof that have been registered under the Securities Act of 1933 for a like amount of our outstanding, privately-placed 14% Cash Pay Secured Notes Due 2013 and the guarantees thereof

Offer to Exchange up to $250,849,125 aggregate principal amount of our
11.5% Convertible Non-Cash Pay Secured Notes Due 2014 and the guarantees thereof that have been registered under the Securities Act of 1933 for a like amount of our outstanding, privately-placed 11.5% Convertible Non-Cash Pay Secured Notes Due 2014 and the guarantees thereof

The New Notes:

•	The terms of each of the 14% Senior Secured Notes due 2013 (the “New Senior Secured Notes”), the 14% Cash Pay Secured Notes due 2013 (the “New Cash Pay Notes”) and the 11.5% Convertible Non-Cash Pay Secured Notes (the “New Non-Cash Pay Notes”) (collectively, the “New Notes”) are substantially identical to the terms of each of the outstanding 14% Senior Secured Notes due 2013 (the “Old Senior Secured Notes”), the outstanding 14% Cash Pay Secured Notes due 2013 (the “Old Cash Pay Notes”) and our outstanding 11.5% Convertible Non-Cash Pay Secured Notes Due 2014 (the “Old Non-Cash Pay Notes”) (collectively, the “Old Notes”), except that the New Notes have been registered under the Securities Act of 1933 and some of the transfer restrictions and registration rights relating to the Old Notes will not apply to the New Notes.

•	The Old Senior Secured Notes, Old Cash Pay Notes and Old Non-Cash Pay Notes are each governed by an indenture, dated as of October 27, 2010, by and among Interactive Network, Inc. and FriendFinder Networks Inc. as co-issuers, all of our domestic subsidiaries as guarantors, and U.S. Bank, N.A. as the trustee, which we refer to as the “Senior Secured Notes Indenture,” the “Cash Pay Notes Indenture” and the “Non-Cash Pay Notes Indenture,” respectively (collectively, the “Indentures”). The New Senior Secured Notes, New Cash Pay Notes and New Non-Cash Pay Notes will also be governed by the Senior Secured Notes Indenture, Cash Pay Notes Indenture and Non-Cash Pay Notes Indenture, respectively.

Terms of the Exchange offers:

•	We are offering to exchange up to $ 235,331,887 of our New Senior Secured Notes, up to $ 10,630,667 of our New Cash Pay Notes and up to $250,849,125 of our New Non-Cash Pay Notes, that have been registered under the Securities Act of 1933, for a like amount of our privately-placed Old Senior Secured Notes, Old Cash Pay Notes and Old Non-Cash Pay Notes, respectively, on substantially identical terms.

•	Subject to the satisfaction or waiver of specified conditions, we will exchange the New Notes for all Old Notes that are validly tendered and not withdrawn prior to the expiration of the exchange offers.

•	The exchange offers will expire at 5:00 p.m., New York City time, on [•], 2011, unless extended.

•	Tenders of Old Notes may be withdrawn at any time before the expiration of the exchange offers.

•	We will not receive any proceeds from the exchange offers.

•	The exchange of outstanding Old Notes will not be a taxable exchange for U.S. federal income tax purposes.

The New Non-Cash Pay Notes are convertible into shares of our common stock at a conversion price equal to the price per share of common stock offered upon the consummation of our initial public offering on May 16, 2011, or $10.00 per share Our common stock trades on the NASDAQ Global Market (“NASDAQ”). On September 14 , 2011, the last reported sales price of our common stock on NASDAQ was $ 2. 73 per share.

Investing in the New Notes and shares of our common stock, to the extent the New Non-Cash Pay Notes are converted into shares of our common stock, involves risks. See the section entitled Risk Factors beginning on page 15.

Neither the Securities and Exchange Commission nor any other federal or state securities commission has approved or disapproved of the securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is [•], 2011.

In order to obtain timely delivery, you must request the information no later than [                        ], 2011, which is five business days before the expiration of the exchange offers.

Neither the Securities and Exchange Commission nor any other federal or state securities commission has approved or disapproved of the notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

i

SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus and is qualified in its entirety by the more detailed information and consolidated financial statements included elsewhere in this prospectus. This summary may not contain all of the information that may be important to you. You should carefully read this entire prospectus, including the section entitled “Risk Factors” and our consolidated financial statements and notes to those statements, before making a decision to participate in the exchange offers. As used in this prospectus, unless the context otherwise requires, all references to “we,” “us,” “our,” “our company” or “the company” refer to FriendFinder Networks Inc. and, where appropriate, our consolidated direct and indirect subsidiaries, except in the “Description of Notes” and in other places where it is clear that the terms mean only FriendFinder Networks Inc. The term “INI” refers to our subsidiary and co-issuer of the New Notes, Interactive Network, Inc. References to our “common stock” refer only to our voting common stock and except as otherwise noted, such references do not include our Series B common stock or our preferred common stock.

Except where we state otherwise, the information presented in this prospectus reflects (i) the amendment and restatement of our bylaws, effective upon the consummation of our initial public offering on May 16, 2011, and (ii) the amendment and restatement of our articles of incorporation, which became effective on January 25, 2010.

About Our Company

FriendFinder Networks Inc. is a leading internet and technology company providing services in the rapidly expanding markets of social networking and web-based video sharing. Our business consists of creating and operating technology platforms which run several of the most heavily visited websites in the world. Through our extensive network of more than 4 7 ,000 websites, since our inception, we have built a base of more than 4 84 million registrants and more than 3 20 million members in more than 200 countries. We are able to create and maintain, in a cost-effective manner, websites intended to appeal to users of diverse cultures and interest groups. In December 2010, we had more than 196 million unique visitors to our network of websites, according to comScore. We offer our members a wide variety of online services so that they can interact with each other and access the content available on our websites. Our most heavily visited websites include AdultFriendFinder.com, Amigos.com, AsiaFriendFinder.com, Cams.com, FriendFinder.com, BigChurch.com and SeniorFriendFinder.com. For the six months ended June 30 , 2011, we had net revenue, income from operations and net losses of $ 166.9 million, $ 37.7 million and $(15.5) million, respectively. For the year ended December 31, 2010, we had net revenue, income from operations and net losses of $346.0 million, $71.1 million and ($43.2) million, respectively.

Our revenues to date have been primarily derived from online subscription and paid-usage for our products and services. These products and services are delivered primarily through two highly scalable revenue-generating technology platforms:

•	Social Networking. Approximately 6 8 % of our total net revenues for the six months ended June 30 , 2011 and 70% of our total net revenues for the year ended December 31, 2010 were generated through our targeted social networking technology platform. Our social networking technology platform provides users who register or purchase subscriptions to one or more of our websites with the ability to communicate and to establish new connections with other users via our personal chat rooms, instant messaging and e-mail applications and to create, post and view content of interest. We have been able to rapidly create and seamlessly maintain multiple websites tailored to specific categories or genres and designed to cater to targeted audiences with mutual interests. We believe that our ability to create and operate a diverse network of specific interest websites with unique, user-generated content in a cost-effective manner is a significant competitive differentiator that allows us to implement a subscription-fee based revenue model while many other popular social networking websites rely primarily upon free-access, advertising-based revenue models.

•	Live Interactive Video. Approximately 2 4 % of our total net revenues for the six months ended June 30 , 2011 and 22% of our total net revenues for the year ended December 31, 2010 were generated through our live interactive video technology platform. Our live interactive video technology platform is a live video broadcast platform that enables models to broadcast from independent studios throughout the world and interact with our users via instant messaging and video. We believe our live interactive video platform provides a unique offering including bi-directional and omni-directional video and interactive features that allow models to communicate with and attract users through a variety of mediums including blogs, newsletters and video. In addition, we believe the reliability of our live interactive video technology platform, which had approximately 99.1% uptime during 2010, is a key factor allowing us to maintain a large base of users.

In addition to our revenue-generating technology platforms, we have invested significant time and resources into developing our back-end marketing, analytics and billing technologies, which are a key contributor to the success of our business. We have developed proprietary systems to allow our marketing affiliates to maximize their revenue for our mutual benefit. These systems include proprietary white-labeling solutions, in which we provide back-end technology solutions to permit affiliates and marketing partners to deliver our products and services while maintaining the affiliate’s and marketing partner’s own branding and style, self-optimizing ad spots, and a robust banner optimization engine that automatically chooses the best possible site and banner to promote in a given ad spot. Our marketing technology has also enabled the creation and continued growth of our network of more than 2 8 0,000 affiliates, which we believe is one of the largest of its kind in the world and a significant barrier to entry to potential and existing competitors. Similarly, our proprietary analytics technology provides us with an advantage relative to less sophisticated competitors by enabling us to estimate future revenue based on short-term response to our advertising campaigns, as well as providing for analysis of key data and metrics in order to optimize our marketing spend and maximize the revenues our websites generate. Our robust billing platform allows our customers to pay using many of the widely-adopted methods of e-commerce, both domestically as well as internationally.

We categorize our users into five categories: visitors, registrants, members, subscribers and paid users.

•	Visitors. Visitors are users who visit our websites but do not necessarily register. We believe we achieve large numbers of unique visitors because of our focus on continuously enhancing the user experience and expanding the breadth of our services. We had more than 196 million unique worldwide visitors in the month of December 2010, representing a growth of more than 300% from our approximately 46.9 million unique worldwide visitors in January 2009, according to comScore.

•	Registrants. Registrants are visitors who complete a free registration form on one of our websites by giving basic identification information and submitting their e-mail address. For the six months ended June 30 , 2011, we averaged more than 6.0 million new registrations on our websites each month. For the year ended December 31, 2010, we averaged more than 6.4 million new registrations on our websites each month. Some of our registrants are also members, as described below.

•	Members. Members are registrants who log into one of our websites and make use of our free products and services. For the six months ended June 30 , 2011, we averaged more than 3.5 million new members on our websites each month. For the year ended December 31, 2010, we averaged more than 3.9 million new members on our websites each month.

•	Subscribers. Subscribers are members who purchase daily, three-day, weekly, monthly, quarterly, annual or lifetime subscriptions for one or more of our websites. Subscribers have full access to our websites and may access special features. For the six months ended June 30 , 2011 we had a monthly average of over 900,000 paying subscribers and for the year ended December 31, 2010, we had a monthly average of approximately 1 million paying subscribers.

•	Paid Users. Paid users are members who purchase products or services on a pay-by-usage basis. For the six months ended June 30 , 2011, we averaged approximately 1.5 million purchased minutes by paid users each month. For the year ended December 31, 2010, we averaged approximately 1.6 million purchased minutes by paid users each month.

We focus on the following key business metrics to evaluate the effectiveness of our operating strategies.

•	Average Revenue per Subscriber. We calculate average revenue per subscriber, or ARPU, by dividing net revenue for the period by the average number of subscribers in the period and by the number of months in the period. As such, our ARPU is a monthly calculation. For the six months ended June 30 , 2011, our average monthly revenue per subscriber was $ 20.38 . For the year ended December 31, 2010, our average monthly revenue per subscriber was $20.49.

•	Churn. Churn is calculated by dividing terminations of subscriptions during the period by the total number of subscribers at the beginning of that period. Our average monthly churn rate, which measures the rate of loss of subscribers, for the six months ended June 30 , 2011 was 15.9 % per month. Our average monthly churn rate for the year ended December 31, 2010 was 16.1% per month.

•	Cost Per Gross Addition. Cost per gross addition, or CPGA, is calculated by adding affiliate commission expense plus ad buy expenses and dividing by new subscribers during the measurement period. Our CPGA for the six months ended June 30 , 2011 was $ 43.65 . Our CPGA for the year ended December 31, 2010 was $47.25.

•	Average Lifetime Net Revenue Per Subscriber. Average Lifetime Net Revenue Per Subscriber is calculated by multiplying the average lifetime (in months) of a subscriber by ARPU for the measurement period and then subtracting the CPGA for the measurement period. Our Average Lifetime Net Revenue Per Subscriber for the six months ended June 30 , 2011 was $ 8 4.30 . Our Average Lifetime Net Revenue Per Subscriber for the year ended December 31, 2010 was $80.17. While we monitor many statistics in the overall management of our business, we believe that Average Lifetime Net Revenue Per Subscriber and the number of subscribers are particularly helpful metrics for gaining a meaningful understanding of our business as they provide an indication of total revenue and profit generated from our base of subscribers inclusive of affiliate commissions and advertising costs required to generate new subscriptions.

In addition to our social networks and live interactive video platforms, we also offer professionally-generated content through our premium content technology platform and our non-internet entertainment business. Through websites such as Penthouse.com and HotBox.com, our subscribers and paid users have access to our collection of more than 15,000 hours of professional video, which includes our library of more than 800 standard and high-definition full-length feature films and one million professionally produced images. We began shooting all of our content in 3D in September 2010. Additionally, subscribers have access to editorial content, chat rooms and other interactive features. In addition to our online products and services, we also have a non-technology legacy entertainment business, in which we produce and distribute original pictorial and video content via traditional distribution channels including licensing and retail DVD channels, and license the globally-recognized Penthouse brand to a variety of consumer product companies and entertainment venues and public branded men’s lifestyle magazines.

Our Competitive Strengths

We believe that we have the following competitive strengths that we can leverage to implement our strategy:

•	Proprietary and Scalable Technology Platform. Our robust, proprietary and highly scalable technology platform supports our social networking, live interactive video and premium content websites. We are able to use our customized back-end interface to quickly and affordably generate new websites, launch new features and target new audiences at a relatively low incremental cost. We believe that our ability to create new websites and provide new features is crucial to cost-effectively maintaining our relationships with existing users and attracting new users.

•	Paid Subscriber-Based Model. We operate social networking websites that allow our members to make connections with other members with whom they share common interests. Our paid subscriber-based model of social networking websites is distinctly different from the business models of other free social networking websites whose users access the websites to remain connected to their pre-existing friends and interest groups.

•	Large and Diverse User Base. We operate some of the most heavily visited social networking websites in the world, currently adding on average more than 6.0 million new registrants and more than 3.5 million new members each month. Our websites are designed to appeal to individuals with a diversity of interests and backgrounds. We believe potential members are attracted to the opportunity to interact with other individuals by having access to our large, diverse user base.

•	Large and Difficult to Replicate Affiliate Network and Significant Marketing Spend. Our marketing affiliates are companies that market our services on their websites, allowing us to market our brand beyond our established user base. As of June 30 , 2011 and December 31, 2010, we had more than 2 8 0,000 participants in our marketing affiliate program from which we derive a substantial portion of our new members and approximately 46% of our net revenues for the six months ended June 30 , 2011 and 45% of our net revenues for the year ended December 31, 2010. We believe that the difficulty in building an affiliate network of this large size, together with our combined affiliate and advertising spend for the six months ended June 30 , 2011 and the year ended December 31, 2010 of $ 42.1 million and $103.5 million, respectively, presents a significant barrier to entry for potential competitors.

Our Strategy

Our goal is to enhance revenue opportunities while improving our profitability. We plan to achieve these goals using the following strategies:

•	Convert Visitors, Registrants and Members into Subscribers or Paid Users. We continually seek to convert visitors, registrants and members into subscribers or paid users. We do this by constantly evaluating, adding and enhancing features on our websites to improve our users’ experience.

•	Create Additional Websites and Diversify Offerings. We are constantly seeking to identify groups of sufficient size who share a common interest in order to create a website intended to appeal to their interests. Our extensive user database serves as an existing source of potential members and subscribers for new websites we create.

•	Expand into and Monetize Current Foreign Markets. In 2010, nearly 71% of our members were outside the United States, but non-U.S. users accounted for less than half of our total net revenues. We seek to expand in selected geographic markets, including Southeast Europe, South America and Asia.

•	Pursue Targeted Acquisitions. We intend to expand our business by acquiring and integrating additional social networking websites, technology platforms, owners, creators and distributors of content and payment processing and advertising businesses. Our management team possesses significant mergers and acquisitions and integration expertise and regularly screens the marketplace for strategic acquisition opportunities.

•	Generate Online Advertising Revenue. To date, online advertising revenue has represented less than 0.1 % of our net revenue, averaging approximately $ 7,000 per month in the six months ended June 30 , 2011 and $9,000 per month for the year ended December 31, 2010. With continued worldwide growth in this advertising segment, we see this as a significant growth opportunity. We believe that our broad and diverse user base represents a valuable asset that will provide opportunities for us to offer targeted online advertising to specific demographic groups. We intend to focus our advertising efforts on our general audience social networking websites and maintain our subscription-based model for our adult social networking websites.

Our New Financing

On October 27, 2010, we issued new debt to repay our then existing debt, which we refer to as the New Financing. We, along with our wholly-owned subsidiary Interactive Network, Inc., or INI, co-issued $305.0 million principal amount of the Old Senior Secured Notes, $13.8 million of the Old Cash Pay Notes, and $232.5 million of the Old Non-Cash Pay Notes.

Our Initial Public Offering

On May 16, 2011, we issued 5,000,000 shares of common stock at a price of $10.00 per share and completed our initial public offering (the “IPO”). We raised gross proceeds of $50.0 million, less underwriting fees and commissions of 7.25% of the gross proceeds, or $3.6 million, and incurred other offering expenses of $2.9 million to be paid from the proceeds of the offering, resulting in $43.5 million of net proceeds. In addition, we had incurred and paid as of December 31, 2010, $13. 3 million of offering costs, which were included in deferred offering costs in the accompanying balance sheet at December 31, 2010 and written off by a charge to capital in excess of par value in the quarter ended June 30, 2011 .

On May 19, 2011, we redeemed $ 37.8 million of our Old Senior Secured Notes and $ 1.7 million of our Old Cash Pay Notes for a total of $ 39.5 million principal amount of Old Notes redeemed from the net proceeds of our IPO and incurred a loss on extinguishment of debt estimated to be approximately $7.3 million. As of June 30, 2011, the outstanding principal amounts of the Old Senior Secured Notes, Old Cash Pay Notes and Old Non-Cash Pay Notes were $243.8 million, $11.0 million and $250.9 million, respectively.

Recent Developments

In July 2011, we acquired, through one of our subsidiaries, PerfectMatch.com, an online relationship service helping adults seeking successful, lasting connections. We paid approximately $2.5 million in cash and stock to acquire the assets of the website. PerfectMatch.com uses the Duet® Total Compatibility System, a system which analyzes the “whole person” to find friends, taking into account each member’s personality, values and ideals, life and love-style preferences to identify and find the person right for them. The acquisition of this website and related assets adds to our portfolio of general audience social networking websites.

In September 2011, we acquired, through one of our subsidiaries, BDM Global Ventures Ltd., the company which owns the operations of JigoCity. The acquisition was completed pursuant to an Agreement and Plan of Merger entered into on September 7, 2011 among us, JGC Holdings Limited, our wholly-owned subsidiary, BDM Global Ventures Limited, which we refer to as BDM, Global Investment Ventures LLC and Anthony R. Bobulinski, which we refer to as the Merger Agreement. Under the terms of the Merger Agreement, the shareholders of BDM, in exchange for their outstanding shares and options in BDM and its subsidiaries, received merger consideration consisting of 1,555,555, shares of our common stock, 500,000 of which will be held in escrow until no later than December 31, 2012, and warrants exercisable into 6,436,851 shares of our common stock with exercise prices ranging from $5-$18 per share with an expiration date of December 31, 2021. Pursuant to an equity put agreement we entered into, the shareholders of BDM have the option to sell all of the shares of our common stock and warrants issued as merger consideration back to us in exchange for the return of 70% of the equity in BDM if the volume-weighted average price of our common stock fails to equal or exceed $12.00 per share during any 10 trading day period principally between the closing date and the later of June 30, 2014 and the date upon which our current indentures are fully discharged. Additionally, if the shareholders of BDM exercise the put right, we have the right to pay them in our common stock and/or cash, having a combined value as of the later of the above dates equal to the product of (i) 2,209,414 shares of common stock (subject to dilutive adjustment) and (ii) the difference between the highest 10 day volume-weighted average price attained by our common stock during such period and $12.00, in which case the put right terminates. Pursuant to a registration rights agreement, we also granted demand registration rights under certain circumstances, with respect to the shares of our common stock and warrants issued as merger consideration. JigoCity is a global social commerce organization committed to providing members with high quality daily deals that are relevant to their individual lifestyles. The acquisition of JigoCity adds to our portfolio a social commerce company and what we believe will be an additional avenue to monetize our foreign markets.

Our Corporate Information

Our executive offices are located at 6800 Broken Sound Parkway, Suite 200, Boca Raton, Florida 33487 and our telephone number is (561) 912-7000. Our website address is www.ffn.com. The information contained in, or accessible through, our website is not part of this prospectus.

Summary Description of the New Notes

The following summary is provided solely for your convenience. This summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus, including a more detailed summary of the terms of the New Notes under the section in this prospectus entitled “Description of Notes.” The terms of the New Notes are qualified by reference to the Indentures.

14% Senior Secured Notes Due 2013 (the “New Senior Secured Notes”)

Issuers	FriendFinder Networks Inc. and Interactive Network, Inc., as co-issuers.
Notes Offered	$ 235,331,887 aggregate principal amount of 14% Senior Secured Notes due 2013 (the “New Senior Secured Notes”).
Maturity Date	September 30, 2013.
Interest Payment Dates	Quarterly, on March 31, June 30, September 30 and December 31 of each year, commencing December 31, 2010.
Subsidiary Guarantees
On the issue date, each of our domestic subsidiaries set forth on Schedule A to this prospectus will guarantee the New Senior Secured Notes. The New Senior Secured Notes may be guaranteed by additional subsidiaries in the future under certain circumstances.

Ranking
The New Senior Secured Notes and the guarantees will be our and the guarantors’ senior first-priority secured obligations and will be:
•  secured on a first-priority basis, by liens on all of our and the guarantors’ assets, including without limitation, receivables, inventory, furniture, fixtures, equipment, trademarks, copyrights and other intangibles, real property and the capital stock of subsidiaries, including a 100% pledge of the co-issuers’ stock, subject to customary exceptions;
• senior in right of payment to the New Non-Cash Pay Notes, but not the Cash Pay Notes with certain exceptions; and
• pari passu in right of payment to the New Cash Pay Notes, with certain exceptions.

Optional Redemption	The New Senior Secured Notes are redeemable prior to maturity at our option in whole but not in part, at 110% of principal, plus accrued and unpaid interest.
Change of Control
Upon a change of control (as defined in the section entitled “Description of Notes”), we must offer to repurchase the New Senior Secured Notes at 110% of the principal amount, plus accrued and unpaid interest to the purchase date.

Certain Covenants
The New Senior Secured Notes Indenture contains certain covenants, including limitations and restrictions on our and our domestic subsidiaries’ ability to:
•  incur additional indebtedness;
• make dividend payments or other restricted payments;
• create liens;
• change the nature of its business;

•  modify the provisions of any indebtedness, organizational documents and certain other agreements;
• enter into transactions with affiliates; and
• engage in fundamental changes, dispositions or acquisitions with respect to all or any part of our business, property or assets.
As of the date of this prospectus, all of our domestic subsidiaries are set forth on Schedule A to this prospectus. Our foreign subsidiaries will not be subject to any of the restrictive covenants in the New Senior Secured Notes Indenture. The restrictive covenants set forth in the New Senior Secured Notes Indenture are subject to important exceptions and qualifications. See the section entitled “Description of Notes” for more information.

Conversion Rights	None.
Risk Factors
Potential investors in the New Senior Secured Notes should carefully consider the matters set forth under the caption Risk Factors prior to making an investment decision with respect to the New Senior Secured Notes.

14% Cash Pay Secured Notes Due 2013 (the “New Cash Pay Notes”)

Issuers	FriendFinder Networks Inc. and Interactive Network, Inc., as co-issuers.
Notes Offered	$ 10,630,667 aggregate principal amount of 14% Cash Pay Secured Notes Due 2013 (the “New Cash Pay Notes”).
Maturity Date	September 30, 2013.
Interest Payment Dates	Quarterly, on March 31, June 30, September 30 and December 31 of each year, commencing December 31, 2010.
Subsidiary Guarantees
On the issue date, each of our domestic subsidiaries set forth on Schedule A to this prospectus will guarantee the New Cash Pay Notes. The New Cash Pay Notes may be guaranteed by additional subsidiaries in the future under certain circumstances.

Ranking
The New Cash Pay Notes and the guarantees will be our and the guarantors’ subordinated second-priority secured obligations and will be:
•  secured on a second-priority basis, by liens on all of our and the guarantors’ assets, including without limitation, receivables, inventory, furniture, fixtures, equipment, trademarks, copyrights and other intangibles, real property and the capital stock of subsidiaries, including a 100% pledge of the co-issuers’ stock, subject to customary exceptions; and
• pari passu in right of payment to the New Senior Secured Notes, with certain exceptions.

Optional Redemption
The New Cash-Pay Notes are redeemable prior to maturity at our option in whole but not in part, at 110% of principal, plus accrued and unpaid interest. See the section entitled “Description of Notes” for more information.

Change of Control
Upon a change of control (as defined in the section entitled “Description of Notes”), we must offer to repurchase the New Cash Pay Notes at 110% of the principal amount, plus accrued and unpaid interest to the purchase date.

Certain Covenants
The New Cash Pay Notes Indenture contains certain covenants, including limitations and restrictions on our and our domestic subsidiaries’ ability to:
•  incur additional indebtedness;
• make dividend payments or other restricted payments;
• create liens;
• change the nature of its business;
• modify the provisions of any indebtedness, organizational documents and certain other agreements;
• enter into transactions with affiliates; and
• engage in fundamental changes, dispositions or acquisitions with respect to all or any part of our business, property or assets.
As of the date of this prospectus, all of our domestic subsidiaries are set forth on Schedule A to this prospectus. Our foreign subsidiaries will not be subject to any of the restrictive covenants in the New Cash Pay Notes Indenture. The restrictive covenants set forth in the New Cash Pay Notes Indenture are subject to important exceptions and qualifications. See the section entitled “Description of Notes” for more information.

Conversion Rights	None.
Risk Factors
Potential investors in the New Cash Pay Notes should carefully consider the matters set forth under the caption Risk Factors prior to making an investment decision with respect to the New Cash Pay Notes.

11.5% Convertible Non-Cash Pay Secured Notes Due 2014 (the “New Non-Cash Pay Notes”)

Issuers	FriendFinder Networks Inc. and Interactive Network, Inc., as co-issuers.
Notes Offered	$250,849,125 aggregate principal amount of 11.5% Convertible Non-Cash Pay Secured Notes Due 2014 (the “New Non-Cash Pay Notes”).
Maturity Date	April 30, 2014.
Interest Payment Dates	Payable semi-annually, on June 30 and December 31 of each year, commencing on December 31, 2010.
Subsidiary Guarantees
On the issue date, each of our domestic subsidiaries set forth on Schedule A to this prospectus will guarantee the New Non-Cash Pay Notes. The New Non-Cash Pay Notes may be guaranteed by additional subsidiaries in the future under certain circumstances.

Ranking
The New Non-Cash Pay Notes and the guarantees will be our and the guarantors’ subordinated second-priority secured obligations and will be:
•  secured on a second-priority basis, by liens on all of our and the guarantors’ assets, including without limitation, receivables, inventory, furniture, fixtures, equipment, trademarks, copyrights and other intangibles, real property and the capital stock of subsidiaries, including a 100% pledge of the co-issuers’ stock, subject to customary exceptions; and
• subordinate in right of payment to the New Senior Secured Notes and the New Cash Pay Notes, with certain exceptions.

Optional Redemption
The New Non-Cash Pay Notes are redeemable prior to maturity at our option in whole but not in part, at 100% of principal, plus accrued and unpaid interest, subject to the rights of the holders of the New Senior Secured Notes under the intercreditor agreement (the “Intercreditor Agreement”) by and between the holders of the Old Notes, which provides that no redemption of the New Non-Cash Pay Notes may occur until the New Senior Secured Notes are repaid in full. See section entitled “Description of Notes” for more information.

Change of Control
Upon a change of control (as defined in the section entitled “Description of Notes”), we must offer to repurchase the New Non-Cash Pay Notes at 110% of the principal amount, plus accrued and unpaid interest to the purchase date.

Certain Covenants
The New Non-Cash Pay Notes Indenture contains certain covenants, including limitations and restrictions on our and our domestic subsidiaries’ ability to:
•  incur additional indebtedness;
• make dividend payments or other restricted payments;
• create liens;
• change the nature of its business;
• modify the provisions of any indebtedness, organizational documents and certain other agreements;
• enter into transactions with affiliates; and
• engage in fundamental changes, dispositions or acquisitions with respect to all or any part of our business, property or assets.
As of the date of this prospectus, all of our domestic subsidiaries are set forth on Schedule A to this prospectus. Our foreign subsidiaries will not be subject to any of the restrictive covenants in the New Non-Cash Pay Notes Indenture. The restrictive covenants set forth in the New Non-Cash Pay Notes Indenture are subject to important exceptions and qualifications. See the section entitled “Description of Notes” for more information.

Conversion Rights
Pursuant to New Non-Cash Pay Notes Indenture, you may opt to convert your New Non-Cash Pay Notes, or any portion of the principal amount thereof, into shares of our common stock at a conversion price equal to the price per share of common stock offered upon the consummation of our initial public offering on May 16, 2011, or $10.00 per share, up until the close of business on the day prior to the date of payment in full of the New Non-Cash Pay Notes. The aggregate shares of our common stock available in such conversion shall be limited to approximately 21.1% of our fully diluted equity as of the date our initial public offering was consummated, pursuant to the New Non-Cash Pay Notes Indenture. For more information on your conversion rights, see the section entitled, “Description of Notes.”

Risk Factors
Potential investors in the New Non-Cash Pay Notes should carefully consider the matters set forth under the caption Risk Factors prior to making an investment decision with respect to the New Non-Cash Pay Notes and/or converting the New Non-Cash Pay Notes to shares of our common stock.

The Exchange Offers

On October 27, 2010, we issued new debt to repay our then existing debt, which we refer to collectively as the New Financing. We, along with our wholly-owned subsidiary Interactive Network, Inc., or INI, co-issued $305.0 million principal amount of 14% Senior Secured Notes due 2013 (the “Old Senior Secured Notes”), $13.8 million of 14% Cash Pay Secured Notes due 2013 (the “Old Cash Pay Notes”), and $232.5 million of 11.5% Non-Cash Pay Secured Notes due 2014 (the “Old Non-Cash Pay Notes”), which we refer to collectively as the “Old Notes.” We have agreed to consummate the exchange offers pursuant to this registration statement, once it has been declared effective by the SEC, to allow the holders of the Old Senior Secured Notes, the holders of the Old Cash Pay Notes and the holders of the Old Non-Cash Pay Notes to exchange their Old Notes for a new issue of substantially identical 14% New Senior Secured Notes due 2013 (the “New Senior Secured Notes”), 14% New Cash Pay Secured Notes due 2013 (the “New Cash Pay Notes”) and 11.5% New Non-Cash Pay Notes due 2014 (the “New Non-Cash Pay Notes”), respectively, that have been registered under the Securities Act of 1933, which we refer to collectively as the “New Notes.” We have agreed to use our reasonable best efforts, subject to applicable law, to cause this registration statement to become effective within 210 calendar days and to consummate the exchange offers within 240 days following the consummation of our initial public offering on May 16, 2011. In the event that we fail to satisfy the registration and/or exchange requirements within the prescribed time periods, the interest rate on the Old Notes will be increased by 3.5%.

The Exchange Offers
We are offering to exchange up to $ 235,331,887 of our New Senior Secured Notes, up to $ 10,630,667 of our New Cash Pay Notes and up to $250,849,125 of our New Non-Cash Pay Notes, that have been registered under the Securities Act of 1933, for a like amount of our Old Senior Secured Notes, our Old Cash Pay Notes and our Old Non-Cash Pay Notes, respectively, on substantially identical terms, except that some of the transfer restrictions and registration rights relating to the Old Notes will not apply to the New Notes.

Expiration Date	The exchange offers will expire at 5:00 p.m., New York City time, on [•], 2011, unless extended.
Condition to the Exchange Offers
The Indentures do not require us to accept the Old Notes for exchange if any of the exchange offers or the making of any exchange by a holder of the Old Notes would violate any applicable law or interpretation of the staff of the Securities and Exchange Commission. A minimum aggregate principal amount of Old Notes being tendered is not a condition to the exchange offers.

Procedures for Tendering Old Notes
To participate in the exchange offers, you must complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal, and transmit it together with all other documents required in the letter of transmittal, including the Old Notes that you wish to exchange, to U.S Bank, N.A., as exchange agent, at the address indicated on the cover page of the letter of transmittal by the close of business on the last day of a period of at least 20 business days from the date notice of the acceptance period is mailed (or longer if required by applicable law). If applicable, you can alternatively tender your Old Notes by following the procedures for book-entry transfer described in this prospectus.

If your Old Notes are held through The Depository Trust Company and you wish to participate in the exchange offers, you may do so through the automated tender offer program of The Depository Trust Company. If you tender under this program, you will agree to be bound by the letter of transmittal that we are providing with this prospectus as though you had signed the letter of transmittal.
If a broker, dealer, commercial bank, trust company or other nominee is the registered holder of your Old Notes, we urge you to contact that person promptly to tender your Old Notes in the exchange offers.
For more information on tendering your Old Notes, please refer to the section in this prospectus entitled “Exchange Offers — Terms of the Exchange Offers,” “— Procedures for Tendering” and “— Book-Entry Transfer.”

Guaranteed Delivery Procedures
If you wish to tender your Old Notes and you cannot get your required documents to the exchange agent on time, you may tender your Old Notes according to the guaranteed delivery procedures described in the section in this prospectus entitled “Exchange Offers — Guaranteed Delivery Procedures.”

Withdrawal of Tenders
Any holder will be entitled to withdraw its tender, not later than the close of business on the last day of the period provided in the notice of the exchange offers, by (i) sending to the institution and the address specified in the notice, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of Old Notes delivered for exchange and a statement that such holder is withdrawing it election to have such Old Notes exchanged or (ii) effecting such withdrawal in compliance with the applicable procedures of the depositary for the Old Notes.

Acceptance of Old Notes and Delivery of New Notes

If you fulfill all conditions required for proper acceptance of Old Notes, we will accept any and all Old Notes that you properly tender in the exchange offers on or before 5:00 p.m. New York City time on the last day of the exchange period provided in the notice of the exchange offers. We will return any Old Notes that we do not accept for exchange to you without expense promptly after the expiration of the exchange period. We will deliver the New Notes promptly after the expiration of the exchange period and acceptance of the Old Notes for exchange. Please refer to the section in this prospectus entitled “Exchange Offers — Terms of the Exchange Offers.”

Fees and Expenses
No service charge shall be made to a holder for the exchange offers, but we may require the holder to pay a sum sufficient to cover any transfer tax assessments or similar governmental charge payable in connection therewith. Each holder shall also pay any underwriting discounts and commissions and brokerage commissions, if any, relating to the sale or disposition of such holder’s registrable securities. Please refer to the section in this prospectus entitled “Exchange Offers — Fees and Expenses.”

Use of Proceeds
We will not receive any proceeds from the issuance of the New Notes or upon conversion of the New Non-Cash Pay Notes to shares of our common stock. We are making the exchange offers solely to satisfy our obligations under the Indentures.

Dividend Policy	We do not anticipate paying dividends on our common stock for the foreseeable future.
Consequences of Failure to Exchange Old Notes

Any Old Notes not tendered will remain outstanding and continue to accrue interest. However, you will not be able to resell, offer to resell or otherwise transfer the Old Notes unless you resell, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act of 1933.

U.S. Federal Income Tax Considerations	The exchange of the New Notes for the Old Notes in the exchange offers should not be taxable events for U.S. federal income tax purposes. Please read “Material U.S. Federal Income Tax Considerations.”
Exchange Agent
We have appointed U.S. Bank, N.A., as exchange agent for the exchange offers. You should direct questions and requests for assistance, requests for additional copies of this prospectus or the letter of transmittal and requests for the notice of guaranteed delivery to the exchange agent addressed as follows: U.S. Bank National Association, Corporate Trust Services, 225 Asylum Street, 23rd Floor, Hartford, CT 06103. Eligible institutions may make requests by facsimile at (860) 241-6881.

RATIO OF EARNINGS TO FIXED CHARGES

For purposes of calculating the ratio of earnings to fixed charges, earnings consists of income or loss before income taxes plus fixed charges and fixed charges consist of interest expense (including amortized discount and deferred debt costs), interest related to VAT liability not charged to customers and the interest element of rent expense. Earnings are inadequate to cover fixed charges and therefore result in deficiencies amounting to approximately $49.9 million in 2006, $36.3 million in 2007, $64.1 million in 2008, $46.5 million in 2009, $43.6 million in 2010, and $ 13.3 million and $ 21.0 million for the six months ended June 30 , 2010 and 2011 respectively. Although we previously had shares of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock outstanding, no preference dividends were paid for the fiscal years ended December 31, 2006, 2007, 2008, 2009 and 2010 nor for the six months ended June 30 , 2010 and 2011. Please refer to Exhibit 12.1 filed with the Registration Statement on Form S-4, of which this prospectus forms a part, which sets forth the computation of the ratio of earnings to fixed charges.

USE OF PROCEEDS

These exchange offers are intended to satisfy our obligations under the Indentures. We will not receive any proceeds from the exchange offers, or from the conversion of the New Non-Cash Pay Notes into shares of our common stock. In consideration for issuing the New Notes as contemplated by this prospectus, we will receive outstanding Old Notes in a like principal amount. The form and terms of the New Notes are substantially identical in all respects to the form and terms of the outstanding Old Notes, except the New Notes have been registered under the Securities Act and will not contain restrictions on transfer or registration rights. You will receive, in exchange for Old Notes tendered by you and accepted by us in the exchange offers, New Notes in the same principal amount. The Old Notes surrendered in exchange for the New Notes will be retired and cancelled and cannot be reissued. Accordingly, the issuance of the New Notes will not result in any increase of our indebtedness.

DIVIDEND POLICY

We have never paid or declared dividends on our common stock. Furthermore, we are prohibited from doing so by certain provisions in our Indentures. In addition, we expect that any future credit facility will contain terms prohibiting or limiting the amount of dividends that may be declared or paid on our common stock. We do not anticipate that we will pay any dividends to holders of our common stock in the foreseeable future, as we currently plan to retain any earnings to fund our future growth and repay existing indebtedness. Payments of any dividends in the future, however, is within the discretion of our board of directors and will depend on our financial condition, results of operations and capital and legal requirements as well as other factors deemed relevant by our board of directors.

RISK FACTORS

You should carefully consider the risk factors set forth below, as well as the other information contained in this prospectus, before deciding whether to tender your Old Notes in the exchange offers. Any of these risks could materially adversely affect our business, financial condition, or results of operations. These risks could also cause our actual results to differ materially from those indicated in the forward-looking statements contained herein and elsewhere. The risks described below are not the only risks we face. Additional risks not currently known to us or those we currently deem to be immaterial may also materially and adversely affect our business operations.

Risks Related to the Exchange Offers

If you fail to follow the exchange offer procedures, your Old Notes will not be accepted for exchange.

We will not accept your Old Notes for exchange if you do not follow the exchange offer procedures. We will issue New Notes as part of the exchange offers only after timely receipt of your Old Notes and your properly completed and duly executed letter of transmittal and all other required documents. Therefore, if you want to tender your Old Notes, please allow sufficient time to ensure timely delivery. If we do not receive your Old Notes, letter of transmittal, and all other required documents by the expiration date of the exchange offers, or you do not otherwise comply with the guaranteed delivery procedures for tendering your Old Notes, we will not accept your Old Notes for exchange. We are under no duty to give notification of defects or irregularities with respect to the tenders of Old Notes for exchange. If there are defects or irregularities with respect to your tender of Old Notes, we will not accept your Old Notes for exchange unless we decide in our sole discretion to waive such defects or irregularities.

If you fail to exchange your Old Notes for New Notes, they will continue to be subject to the existing transfer restrictions and you may not be able to sell them.

We did not register the Old Notes, nor do we intend to do so following the exchange offers. Old Notes that are not tendered will therefore continue to be subject to the existing transfer restrictions and may be transferred only in limited circumstances under the securities laws. As a result, if you hold Old Notes, after the exchange offers, you may not be able to sell them. To the extent any Old Notes are tendered and accepted in the exchange offers, the trading market, if any, for the Old Notes that remain outstanding after the exchange offers may be adversely affected due to a reduction in market liquidity.

Risks Related to the New Notes

We may not have the funds, or the ability to raise the funds, necessary to service our indebtedness or repay the New Notes when they become due.

To service our indebtedness, we will require a significant amount of cash. Our ability to maintain our current cash position or generate cash depends on many factors beyond our control. Our ability to make payments on and to refinance our indebtedness, including the New Notes, and to fund operations will depend on existing cash balances and our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive and other factors, such as consumer preferences, that are beyond our control. We may not be able to generate sufficient cash flow from operations and future borrowings may not be available to us in an amount sufficient to service our indebtedness, including the New Notes. We may need to refinance all or a portion of our indebtedness, including the New Notes, on or before maturity. We cannot assure you that we will be able to refinance any of our indebtedness, including the New Notes, on commercially reasonable terms or at all.

There may not be sufficient collateral to pay all or any portion of the New Notes.

No appraisals of any collateral have been prepared. The value of collateral at any time will depend on market and other economic conditions, including the availability of suitable buyers for the collateral. By their nature, some or all of the pledged assets may be illiquid and may have no readily ascertainable market value. The value of the assets pledged as collateral for the New Notes and the guarantees of the New Notes could be impaired in the future as a result of changing economic conditions, our failure to implement our business strategy, competition or other future trends or uncertainties.

The proceeds of any sale of the collateral following a default by us may not be sufficient to satisfy the amounts due on the New Notes. No appraisal of the fair market value of the collateral has been prepared and we therefore cannot assure you that the value of the noteholders’ interest in the collateral equals or exceeds the principal amount of the New Notes. If the value of the collateral is less than the principal amount of the New Notes, then in the event of bankruptcy, you will have only an unsecured claim against FFN, INI and the subsidiary guarantors to the extent of such shortfall.

The value of the collateral securing the New Notes may not be sufficient to secure post-petition interest.

In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding against us, holders of the New Notes will only be entitled to post-petition interest, fees, costs or charges under U.S. bankruptcy laws to the extent that the value of their security interest in the collateral is greater than the amount of their pre-bankruptcy claim. Holders of the New Notes that have a security interest in collateral with a value equal or less than their pre-bankruptcy claim will not be entitled to post-petition interest under U.S. bankruptcy laws. No appraisal of the fair market value of the collateral has been prepared in connection with this offering and we therefore cannot assure you that the value of the noteholders’ interest in the collateral equals or exceeds the principal amounts of each of the New Notes. If the value of the collateral is less than the principal amount of the New Notes, then in the event of bankruptcy, you will only have an unsecured claim against FriendFinder, INI and the subsidiary guarantors to the extent of such shortfall. See “—There may not be sufficient collateral to pay all or any portion of the New Notes.”

Your interest in the collateral may be adversely affected by the failure to record/and/or perfect security interests in certain collateral.

The security interests in the collateral securing the New Notes include a pledge of certain equity interests and a pledge or security interest in, or lien on, assets, whether now owned or acquired or arising in the future. Applicable law requires that certain property and rights acquired after the grant of a general security interest can only be perfected at the time such property and rights are acquired and identified. Although the agreements governing the New Notes will contain customary further assurances and covenants, the collateral agent under the new agreements governing the New Notes will not monitor the future acquisition or property and rights that constitute collateral.

We may not be able to satisfy our repayment obligations in the event of a change of control because we may lack the funds to do so.

Upon a change of control, each holder of the New Notes will have the right to require us to repurchase their Notes in full at 110% of their principal amount, plus accrued and unpaid interest to the date of repurchase. Any future agreement governing any of our indebtedness may contain similar provisions. Accordingly, it is possible that we will not be able to satisfy our repurchase obligations of the New Notes and future indebtedness upon a change of control because we may not have sufficient funds available to do so.

We breached certain covenants contained in our previously existing note agreements and our Indentures. If we were to breach the covenants contained under our Indentures, which include that we must maintain certain financial ratios, satisfy certain financial tests and remain in compliance with our Indentures, we may be restricted in the way we run our business.

Our previously existing note agreements required, and the Indentures governing our New Notes require us to maintain certain financial ratios as well as comply with other financial covenants relating to minimum consolidated EBITDA and minimum consolidated coverage ratio and permitted investments. We and INI failed to comply with certain covenants contained within some of our previously existing note agreements and our Indentures.

On February 4, 2011, excess cash flow payments of $10.5 million and $0.5 million were paid under our Indentures to the holders of the Old Senior Secured Notes and Old Cash Pay Notes, respectively, which payments were in amounts equal to 102% of the principal amounts repaid, amounting to total principal reductions of $10.3 million and $0.5 million for the Old Senior Secured Notes and Old Cash Pay Notes, respectively. In the process of calculating the excess cash flow payments on February 4, 2011, we inadvertently used the methodology we applied pursuant to our previously existing note agreements, rather than the methodology from the New Financing.

This error resulted in underpayments of $3.9 million on the Old Senior Secured Notes and $0.2 million on the Old Cash Pay Notes, causing an event of default under each of those notes. Upon discovery of the error on February 28, 2011, we recalculated the excess cash flow payments and, on March 2, 2011, we made additional excess cash flow payments in amounts sufficient to cure the underpayments and cure the related event of default, which resulted in further principal reductions of $3.8 million and $0.2 million for the Old Senior Secured Notes and Old Cash Pay Notes, respectively.

If events of default occur in the future under any of the Indentures for our New Notes and our efforts to cure such events of default are unsuccessful, it could result in the acceleration of our then-outstanding debt. If all of our indebtedness was accelerated as a result of an event of default, we may not have sufficient funds at the time of acceleration to repay most of our indebtedness and we may not be able to find additional or alternative financing to refinance any such accelerated obligations on terms acceptable to us or on any terms, which could have a material adverse effect on our ability to continue as a going concern.

If we do not maintain certain financial ratios, satisfy certain financial tests and remain in compliance with our Indentures, we may be restricted in the way we run our business.

Our Indentures contain certain financial covenants and restrictions requiring us to maintain specified financial ratios and satisfy certain financial tests. As a result of these covenants and restrictions, we are limited in how we conduct our business and we may be unable to raise additional debt or equity financing, compete effectively or take advantage of new business opportunities.

Our failure to comply with the covenants and restrictions contained in our Indentures could lead to a default under these instruments. If such a default occurs and we are unable to cure such default or obtain a waiver, the holders of the debt in default could accelerate the maturity of the related debt, which in turn could trigger the cross-default and cross-acceleration provisions of our other financing agreements. If any of these events occur, we cannot assure you that we will have sufficient funds available to pay in full the total amount of obligations that become due as a result of any such acceleration, or that we will be able to find additional or alternative financing to refinance any such accelerated obligations on terms acceptable to us or on any terms.

We have defaulted on certain terms of our indebtedness in the past and we cannot assure you that we will be able to remain in compliance with these covenants in the future and, if we fail to do so, we cannot assure you that we will be able to cure such default, obtain waivers from the holders of the debt and/or amend the covenants as we have in the past. For more information regarding the potential risks associated with our breach of covenants on certain of our indebtedness see the risk factor entitled “We breached certain covenants contained in our previously existing note agreements and our Indentures. If we were to breach the covenants contained under our Indentures, which include that we must maintain certain financial ratios, satisfy certain financial tests and remain in compliance with our Indentures, we may be restricted in the way we run our business.”

There is no public market for the New Notes.

We do not intend to list the New Notes on any securities exchange. We cannot assure you that an active trading market for the New Notes will develop. If the New Notes are traded after their initial issuance, they may trade at a discount from their initial offering price, depending on a number of factors, including:

•	the number of noteholders;

•	our operating performance and financial condition;

•	the market for similar securities;

•	the interest of securities dealers in making a market in the New Notes; and

•	prevailing interest rates.

Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of these securities. We do not assure you that the market for the New Notes will be free from similar disruptions. Any disruptions could have an adverse effect on noteholders.

Fraudulent conveyance laws may permit courts to void the subsidiary guarantees of the notes in specific circumstances, which would interfere with the payment of the subsidiary guarantees.

Under the federal bankruptcy laws and comparable provisions of state fraudulent transfer laws, any guarantee made by any of our subsidiaries could be voided, or claims under the guarantee made by any of our subsidiaries could be subordinated to all other obligations of any such subsidiary, if the subsidiary, at the time it incurred the obligations under any guarantee:

•	incurred the obligations with the intent to hinder, delay or defraud creditors; or

•	received less than reasonably equivalent value, or did not receive fair consideration, in exchange for incurring those obligations; and

(1)	was insolvent or rendered insolvent by reason of that incurrence;

(2)	was engaged in a business or transaction for which the subsidiary’s remaining assets constituted unreasonably small capital; or

(3)	intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor. In any such case, your right to receive payments in respect of the notes from any such guarantor would be structurally subordinated to all indebtedness and other liabilities of that guarantor.

A legal challenge to the obligations under any guarantee on fraudulent conveyance grounds could focus on any benefits received in exchange for the incurrence of those obligations. We believe that each of our subsidiaries making a guarantee received reasonably equivalent value for incurring the guarantee, but a court may disagree with our conclusion or elect to apply a different standard in making its determination.

The measures of insolvency for purposes of the fraudulent transfer laws vary depending on the law applied in the proceeding to determine whether a fraudulent transfer has occurred. Generally, however, an entity would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, is greater than the fair saleable value of all of its assets;

•	the present fair saleable value of its assets is less than the amount that would be required to pay its probable liabilities on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it cannot pay its debts as they become due.

We cannot assure you, however, as to what standard a court would apply in making these determinations. If a guarantee of the notes is voided as a fraudulent conveyance or is found to be unenforceable for any other reason, you will not have a claim against the guarantor.

Risks Related to our Common Stock

If you elect to convert your Old Non-Cash Pay Notes or New Non-Cash Pay Notes to shares of our common stock, you will suffer immediate and substantial dilution in the net tangible book value of your shares and may be subject to additional future dilution.

Prior investors have paid less per share for our common stock than the conversion price per share of either the Old Non-Cash Pay Notes or the New Non-Cash Pay Notes (each, “Convertible Notes”). Upon the consummation of our initial public offering at an offering price of $10.00 per share, there was a per share net tangible book value deficiency of our common stock. Therefore, if you convert your Convertible Notes to shares of our common stock, you will suffer immediate and possibly substantial dilution per share. Any future equity issuances and the future exercise of employee stock options granted pursuant to our 2008 Stock Option Plan and 2009 Restricted Stock Plan and the future exercise of outstanding warrants to purchase our common stock will also affect the amount of dilution to holders of our common stock.

Our executive officers, directors and their affiliates own a substantial percentage of our common stock, which may allow them to control matters requiring stockholder approval. They could also make business decisions for us with which you disagree and that cause our stock price to decline.

As of September 12, 2011, our executive officers, directors and their affiliates beneficially own approximately 41 % of our common stock. As a result, if they act in concert, they may be able to control matters requiring approval by our stockholders, including the election of directors, and could have the ability to prevent or approve a corporate transaction, even if other stockholders, including those who acquire shares subsequent to these exchange offers, oppose such action. This concentration of voting power could also have the effect of delaying, deterring, or preventing a change of control or other business combination, which could cause our stock price to decline.

There are a large number of shares of common stock outstanding and a significant number of authorized but not issued shares of common stock, which may be sold in the future and may cause the prevailing market price of our common stock to decrease and impair our capital raising abilities.

As of September 12 , 2011, 31,186,679 shares of common stock are issued and outstanding and an additional 81,313,321 shares of our voting common stock are authorized and available for issuance, which we may, in general, issue without any action or approval by our stockholders, including in connection with acquisitions or otherwise except as required by relevant stock exchange requirements.

The market price for our common stock could decline as a result of subsequent sales of a large number of shares of our common stock in the market, and even the perception that these sales could occur may depress the market price. The sale of shares issued upon the exercise or conversion of our derivative securities could also further dilute your investment in our common stock. Further, the sale of any of the foregoing shares could impair our ability to raise capital through the sale of additional equity securities.

Public interest group actions targeted at our stockholders may cause the prevailing market price of our common stock to decrease and impair our capital raising abilities.

Public interest groups may target our stockholders, particularly institutional stockholders, seeking to cause those stockholders to divest their holdings of our securities because of the adult-oriented nature of parts of our business. The sale by any institutional investor of its holdings of our common stock, and the reluctance of other institutional investors to invest in our securities, because of such public interest group actions, or the threat of such actions, could cause the market price of our common stock to decline and could impair our ability to raise capital through the sale of additional equity securities.

We will continue to incur increased costs as a result of being a public company.

As a public company, we will continue to incur increased legal, accounting and other costs not incurred as a private company. The Sarbanes-Oxley Act of 2002 and related rules and regulations of the SEC and NASDAQ regulate the corporate governance practices of public companies. We expect that compliance with these requirements will increase our expenses and make some activities more time consuming than they have been in the past when we were a private company. Although we are currently unable to estimate these increased costs with any degree of certainty, such additional costs going forward could negatively impact our financial results.

Failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act could have a material adverse effect on our ability to produce accurate financial statements and on our stock price.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, we will be required to furnish a report by our management on our internal control over financial reporting. We have not been subject to these requirements in the past. The internal control report must contain (a) a statement of management’s responsibility for establishing and maintaining adequate internal control over financial reporting, (b) a statement identifying the framework used by management to conduct the required evaluation of the effectiveness of our internal control over financial reporting, and (c) management’s assessment of the effectiveness of our internal control over financial reporting as of the end of our most recent fiscal year, including a statement as to whether or not internal control over financial reporting is effective.

To achieve compliance with Section 404 within the prescribed period, we will be engaged in a process to document and evaluate our internal control over financial reporting, which is both costly and challenging. In this regard, we will need to dedicate internal resources, engage outside consultants and adopt a detailed work plan to (a) assess and document the adequacy of internal control over financial reporting, (b) take steps to improve control processes where appropriate, (c) validate through testing that controls are functioning as documented, and (d) implement a continuous reporting and improvement process for internal control over financial reporting. Despite our efforts, we can provide no assurance as to our, or our independent registered public accounting firm’s, conclusions with respect to the effectiveness of our internal control over financial reporting under Section 404. There is a risk that neither we nor our independent registered public accounting firm will be able to conclude within the prescribed timeframe that our internal controls over financial reporting are effective as required by Section 404. This could result in an adverse reaction in the financial markets due to a loss of confidence in the reliability of our financial statements.

We do not intend to pay dividends in the foreseeable future.

You should not rely on an investment in our common stock to provide dividend income. We do not currently pay any cash dividends on our common stock and do not anticipate paying any cash dividends in the foreseeable future. We intend to retain future earnings to fund our growth and repay existing indebtedness. In addition, our ability to pay dividends is prohibited by the terms of our currently outstanding notes and we expect that any future credit facility will contain terms prohibiting or limiting the amount of dividends that may be declared or paid on our common stock. Accordingly, you will receive a return on your investment in our common stock only if our common stock appreciates in value. You may therefore not realize a return on your investment even if you sell your shares.

Our stock price may be volatile, and you may not be able to resell shares of our common stock at or above the conversion price of $10.00 per share.

Our common stock has been traded on NASDAQ since May 11, 2011. The trading price of our common stock subsequent to our initial public offering has been volatile and may continue to be highly volatile and could be subject to wide fluctuations in price in response to various factors, some of which are beyond our control. These factors include:

•	Quarterly variations in our results of operations or those of our competitors.

•	Announcements by us or our competitors of acquisitions, new products, significant contracts, commercial relationships or capital commitments.

•	Disruption to our operations or those of our marketing affiliates.

•	The emergence of new sales channels in which we are unable to compete effectively.

•	Our ability to develop and market new and enhanced products on a timely basis.

•	Commencement of, or our involvement in, litigation.

•	Any major change in our board or management.

•	Changes in governmental regulations or in the status of our regulatory approvals.

•	Changes in earnings estimates or recommendations by securities analysts.

•	General economic conditions and slow or negative growth of related markets.

In addition, the stock market in general, and the market for technology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. These broad market and industry factors may seriously harm the market price of our common stock, regardless of our actual operating performance. In addition, in the past, following periods of volatility in the overall market and the market price of a company’s securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources.

Anti-takeover provisions in our articles of incorporation and bylaws or provisions of Nevada law could prevent or delay a change in control, even if a change of control would benefit our stockholders.

Provisions of our articles of incorporation and our bylaws, as well as provisions of Nevada law, could discourage, delay or prevent a merger, acquisition or other change in control, even if a change in control would benefit our stockholders. These provisions:

•	establish advance notice requirements for nominations for election to the board of directors or for proposing matters that can be acted upon by stockholders at stockholder meetings;

•	authorize our board of directors to issue “blank check” preferred stock to increase the number of outstanding shares and thwart a takeover attempt;

•	require the written request of at least 75% of the voting power of our capital stock in order to compel management to call a special meeting of the stockholders; and

•	prohibit stockholder action by written consent and require that all stockholder actions be taken at a meeting of our stockholders, unless otherwise specifically required by our articles of incorporation or the Nevada Revised Statutes.

In addition, the Nevada Revised Statutes contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These laws provide generally that any person that acquires 20% or more of the outstanding voting shares of certain Nevada corporations in the secondary public or private market must follow certain formalities before such acquisition or they may be denied voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. These laws will apply to us if we have 200 or more stockholders of record, at least 100 of whom have addresses in Nevada, unless our articles of incorporation or our bylaws in effect on the tenth day after the acquisition of a controlling interest provide otherwise. These laws provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the Nevada Revised Statutes, would enable that person to exercise (1) one-fifth or more, but less than one-third, (2) one-third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares.” These laws may have a chilling effect on certain transactions if our articles of incorporation or our are not amended to provide that these provisions do not apply to us or to an acquisition of a controlling interest, or if our disinterested stockholders do not confer voting rights in the control shares.

Nevada law also provides that if a person is the “beneficial owner” of 10% or more of the voting power of certain Nevada corporations, such person is an “interested stockholder” and may not engage in any “combination” with the corporation for a period of three years from the date such person first became an interested stockholder, unless the combination or the transaction by which the person first became an interested stockholder is approved by the board of directors of the corporation before the person first became an interested stockholder. Another exception to this prohibition is if the combination is approved by the affirmative vote of the holders of stock representing a majority of the outstanding voting power not beneficially owned by the interested stockholder at a meeting called for that purpose, no earlier than three years after the date that the person first became an interested stockholder. These laws generally apply to Nevada corporations with 200 or more stockholders of record, but a Nevada corporation may elect in its articles of incorporation not to be governed by these particular laws. We have made such an election in our articles of incorporation. Nevada law also provides that directors may resist a change or potential change in control if the directors determine that the change is opposed to, or not in the best interest of, the corporation.

Risks Related to Our High Level of Indebtedness

Our indebtedness could make obtaining additional capital resources difficult and could materially adversely affect our business, financial condition, results of operations and our growth strategy.

As of June 30 , 2011, the outstanding principal balances under our Old Senior Secured Notes, Old Cash Pay Notes and Old Non-Cash Pay Notes, were $ 243.8 million, $ 11.0 million and $250.9 million, respectively. We will require additional capital resources in the future and there can be no assurance that such funds will be available to us on favorable terms, or at all. The unavailability of funds could have a material adverse effect on our financial condition, results of operations and ability to expand our operations. Remaining indebtedness after this offering could materially adversely affect us in a number of ways, including the following:

•	we may be unable to obtain additional financing for working capital, capital expenditures, acquisitions, repayment of debt at maturity and other general corporate purposes;

•	a significant portion of our cash flow from operations must be dedicated to debt service, which reduces the amount of cash we have available for other purposes;

•	we may be disadvantaged as compared to our competitors, such as in our ability to adjust to changing market conditions, as a result of the amount of debt we owe;

•	we may be restricted in our ability to make strategic acquisitions and to exploit business opportunities; and

•	additional dilution of stockholders may be required to service our debt.

Moreover, our Indentures contain covenants that limit our actions. These covenants could materially and adversely affect our ability to finance our future operations or capital needs or to engage in other business activities that may be in our best interest. The covenants limit our ability to, among other things:

•	incur or guarantee additional indebtedness;

•	repurchase capital stock;

•	make loans and investments;

•	enter into agreements restricting our subsidiaries’ abilities to pay dividends;

•	grant liens on assets;

•	sell or otherwise dispose of assets;

•	enter new lines of business;

•	merge or consolidate with other entities; and

•	engage in transactions with affiliates.

Servicing our indebtedness will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control.

Our ability to make payments on our indebtedness and to fund planned capital expenditures will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

Our business may not be able to generate sufficient cash flow from operations or future borrowings may not be available to us in an amount sufficient to enable us to pay our indebtedness or debt securities, including the New Notes, or to fund our other liquidity needs. As a result, we may need to refinance all or a portion of our indebtedness on or before maturity. However, we may not be able to complete such refinancing on commercially reasonable terms or at all.

Risks Related to Our Business and Industry

We have a history of significant net losses and we may incur additional net losses in the future, which have had and may continue to have material consequences to our business.

We have historically generated significant net losses. As of June 30 , 2011, we had an accumulated deficit of approximately $2 46.2 million. For the six months ended June 30 , 2011 and the year ended December 31, 2010, we had a net loss of $ 15.5 million and $43.2 million, respectively. For the years ended December 31, 2009 and 2008, we had net losses of approximately $41.2 million and $46.0 million, respectively. We expect our operating expenses will continue to increase during the next several years as a result of additional costs incurred related to our status as a public company, the promotion of our services and the expansion of our operations, including the launch of new websites and entering into acquisitions, strategic alliances and joint ventures. If our revenue does not grow at a substantially faster rate than these expected increases in our expenses or if our operating expenses are higher than we anticipate, we may not be profitable and we may incur additional losses, which could be significant. Our net losses cause us to be more highly leveraged, increase our cost of debt and make us subject to certain covenants which limit our ability to grow our business organically or through acquisitions. For more information with respect to the covenants to which we are currently subject, see the risk factor entitled “—Our indebtedness could make obtaining additional capital resources difficult and could materially adversely affect our business, financial condition, results of operations and our growth strategy.”

Most of our revenue is currently derived from subscribers to our online offerings and a reduction in the number of our subscribers or a reduction in the amount of spending by our subscribers could harm our financial condition.

Our internet business generated approximately 94% and 93% of our revenue for the six months ended June 30 , 2011 and the year ended December 31, 2010, respectively, from subscribers and other paying customers to our websites. For more information regarding our revenue, see the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Results of Operations.” We must continually add new subscribers to replace subscribers that we lose in the ordinary course of business due to factors such as competitive price pressures, credit card expirations, subscribers’ perceptions that they do not use our services sufficiently and general economic conditions. Our subscribers maintain their subscriptions on average for approximately six and a half months. Our business depends on our ability to attract a large number of visitors, to convert visitors into registrants, to convert registrants into members, to convert members into subscribers and to retain our subscribers. As of June 30 , 2011, we had approximately 880,000 current subscribers. For more information about our key business metrics including, but not limited to, the number of subscribers and the conversion of members to subscribers, see the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Internet Segment Historical Operating Data.” If we are unable to provide the pricing and content, features, functions or services necessary to attract new subscribers or retain existing subscribers, our operating results could suffer. To the extent free social networking and personals websites, or free adult content on the internet, continue to be available or increase in availability, our ability to attract and retain subscribers may be adversely affected. In addition, any decrease in our subscribers’ spending due to general economic conditions could also reduce our revenue or negatively impact our ability to grow our revenue.

We face significant competition from other websites.

Our adult-oriented websites face competition for visitors from other websites offering free adult-oriented content. We face competition from companies offering adult-oriented internet personals websites such as Cytek Ltd., the operator of SexSearch.com and Fling Incorporated and we compete with many adult-oriented and live interactive video websites, such as Playboy.com and LiveJasmin.com. Our general audience social networking and personals websites, which contribute substantially less of our revenue and earnings, face significant competition from other social networking websites such as MySpace.com, Facebook.com and Friendster.com, as well as companies providing online personals services such as Match.com, L.L.C., Yahoo!Personals, Windows Live Profile, eHarmony, Inc., Lavalife Corp., Plentyoffish Media Inc. and Spark Networks Limited websites, including jdate.com, americansingles.com and relationships.com. Other social networking websites have higher numbers of worldwide unique users than our network of websites. According to comScore, in December 2010, Facebook.com and

MySpace.com had approximately 662 million and 77 million worldwide unique visitors, respectively, compared to our websites’ 196 million worldwide unique visitors. In addition, the number of unique visitors on our general audience social networking and personals websites has decreased and may continue to decrease.

Internet-based social networking is characterized by significant competition, evolving industry standards and frequent product and service enhancements. Our competitors are constantly developing innovations in internet social networking. We must continually invest in improving our visitors’ experiences and in providing services that people expect in a high quality internet experience, including services responsive to their needs and preferences and services that continue to attract, retain and expand our user base.

If we are unable to predict user preferences or industry changes, or if we are unable to modify our services on a timely basis, we may lose visitors, licensees, affiliates and/or advertisers. Our operating results would also suffer if our innovations are not responsive to the needs of our users, advertisers, affiliates or licensees, are not appropriately timed with market opportunity or are not effectively brought to market. As internet-based social networking technology continues to develop, our competitors may be able to offer social networking products or services that are, or that are perceived to be, substantially similar or better than those generated by us. As a result, we must continue to invest resources in order to diversify our service offerings and enhance our technology. If we are unable to provide social networking technologies and other services which generate significant traffic to our websites, our business could be harmed, causing revenue to decline.

Some of our competitors may have significantly greater financial, marketing and other resources than we do. Our competitors may undertake more far-reaching marketing campaigns, including print and television advertisements, and adopt more aggressive pricing policies that may allow them to build larger member and subscriber bases than ours. Our competitors may also develop products or services that are equal or superior to our products and services or that achieve greater market acceptance than our products and services. Our attempts to increase traffic to and revenue from our general audience websites may be unsuccessful. Additionally, some of our competitors are not subject to the same regulatory restrictions that we are, including those imposed by our December 2007 settlement with the Federal Trade Commission over the use of sexually explicit advertising. For more information regarding our potential liability for third party activities see the risk factor entitled “—We may be held secondarily liable for the actions of our affiliates, which could result in fines or other penalties that could harm our reputation, financial condition and business.” These activities could attract members and paying subscribers away from our websites, reduce our market share and adversely affect our results of operations.

We heavily rely on our affiliate network to generate traffic to our websites. If we lose affiliates, our business could experience a substantial loss of traffic, which could harm our ability to generate revenue.

Our affiliate network generated approximately 46% and 45% of our revenue for the six months ended June 30 , 2011 and the year ended December 31, 2010, respectively, from visitor traffic to our websites. We generally pay referring affiliates commissions based on the amount of revenue generated by the traffic they deliver to our websites. Typically, our affiliate arrangements can be terminated immediately by us or our affiliates for any reason. Typically, we do not have exclusivity arrangements with our affiliates, and some of our affiliates may also be affiliates for our competitors. If other websites, including our competitors, were to offer higher paying affiliate programs, we could lose some of our affiliates unless we increased the commission rates we paid under our marketing affiliate program. Any increase in the commission rates we pay our affiliates would result in higher cost of revenue and could negatively impact our results of operations. Finally, we could lose affiliates if their internal policies are revised to prohibit entering into business contracts with companies like ours that provide adult material. The loss of affiliates providing significant traffic and visitors to our websites could harm our ability to generate revenue.

Increased subscriber churn or subscriber upgrade and retention costs could adversely affect our financial performance.

Turnover of subscribers in the form of subscriber service cancellations or failures to renew, or churn, has a significant financial impact on the results of operations of any subscription internet provider, including us, as does the cost of upgrading and retaining subscribers. For the six months ended June 30 , 2011 and the year ended December 31, 2010, our average monthly churn rate for our social networking websites was 15.9 % and 16.1%, respectively. Any increase in the costs necessary to upgrade and retain existing subscribers could adversely affect our financial performance. In addition, such increased costs could cause us to increase our subscription rates, which could increase churn. Churn may also increase due to factors beyond our control, including churn by subscribers who are unable or unwilling to pay their monthly subscription fees because of personal financial restrictions, the impact of a slowing economy or the attractiveness of competing services or websites. If excessive numbers of subscribers cancel or fail to renew their subscriptions, we may be required to incur significantly higher marketing expenditures than we currently anticipate in order to replace canceled or unrenewed subscribers with new subscribers, which could harm our financial condition.

We have never generated significant revenue from internet advertising and may not be able to in the future and a failure to compete effectively against other internet advertising companies could result in lost customers or could adversely affect our business and results of operations.

We have never generated significant revenue from internet advertising. In the future, we may shift some of our websites with lower subscription penetration to an advertising-based revenue model and may seek to provide selected targeted advertising on our subscriber-focused websites. Our user database serves as an existing source of potential members or subscribers for new websites we create and additionally presents opportunities for us to offer targeted online advertising to specific demographic groups.

Our ability to generate significant advertising revenue will also depend upon several factors beyond our control, including general economic conditions, changes in consumer purchasing and viewing habits and changes in the retail sales environment and the continued development of the internet as an advertising medium. If the market for internet-based advertising does not continue to develop or develops more slowly than expected, or if social networking websites are deemed to be a poor medium on which to advertise, our plan to use internet advertising revenue as a means of revenue growth may not succeed.

Because we allow our registrants to opt out of receiving certain communications from us and third parties, including advertisements, registrants who have opted out of receiving advertisements are potentially less valuable to us as a source of revenue than registrants who have not done so. The number of registrants who have opted out of receiving such communications are not identified in our gross number of registrants.

In addition, filter software programs that limit or prevent advertising from being delivered to an internet user’s computer are becoming increasingly effective and easy to use, making the success of implementing an advertising medium increasingly difficult. Widespread adoption of this type of software could harm the commercial viability of internet-based advertising and, as a result, hinder our ability to grow our advertising-based revenue.

Competition for advertising placements among current and future suppliers of internet navigational and informational services, high-traffic websites and internet service providers, or ISPs, as well as competition with non-internet media for advertising placements, could result in significant price competition, declining margins and/or reductions in advertising revenue. In addition, as we continue to expand the scope of our internet services, we may compete with a greater number of internet publishers and other media companies across an increasing range of different internet services, including in focused markets where competitors may have advantages in expertise, brand recognition and other areas. If existing or future competitors develop or offer services that provide significant performance, price, creative or other advantages over those offered by us, our business, results of operations and financial condition would be negatively affected. We would also compete with traditional advertising media, such as direct mail, television, radio, cable, and print, for a share of advertisers’ total advertising budgets. Many potential competitors would enjoy competitive advantages over us, such as longer operating histories, greater name recognition, larger customer bases, greater access to advertising space on high-traffic websites, and significantly greater financial, technical and marketing resources. As a result, we may not be able to compete successfully.

Our business depends on strong brands, and if we are not able to maintain and enhance our brands, our ability to expand our base of users, advertisers and affiliates will be impaired and our business and operating results could be harmed.

We believe that the brand recognition that we have developed has significantly contributed to the success of our business. We also believe that maintaining and enhancing the “FriendFinder” and “AdultFriendFinder” brands is critical to expanding our base of users, advertisers and affiliates. Maintaining and enhancing our brands’ profiles may require us to make substantial investments and these investments may not be successful. If we fail to promote and maintain the “FriendFinder” and “AdultFriendFinder” brands’ profiles, or if we incur excessive expenses in this effort, our business and operating results could be harmed. We anticipate that, as our market becomes increasingly competitive, maintaining and enhancing our brands’ profiles may become increasingly difficult and expensive. Maintaining and enhancing our brands will depend largely on our ability to be a technology leader and to continue to provide attractive products and services, which we may not do successfully.

People have in the past expressed, and may in the future express, concerns over certain aspects of our products. For example, people have raised privacy concerns relating to the ability of our members to post pictures, videos and other information on our websites. Aspects of our future products may raise similar public concerns. Publicity regarding such concerns could harm our brands. Further, if we fail to maintain high standards for product quality, or if we fail to maintain high ethical, social and legal standards for all of our operations and activities, our reputation could be jeopardized.

In addition, affiliates and other third parties may take actions that could impair the value of our brands. We are aware that third parties, from time to time, use “FriendFinder” and “AdultFriendFinder” and similar variations in their domain names without our approval, and our brands may be harmed if users and advertisers associate these domains with us.

Our business, financial condition and results of operations may be adversely affected by unfavorable economic and market conditions.

Changes in global economic conditions could adversely affect the profitability of our business. Economic conditions worldwide have from time to time contributed to slowdowns in the technology industry, as well as in the specific segments and markets in which we operate, resulting in reduced demand and increased price competition for our products and services. Our operating results in one or more geographic regions may also be affected by uncertain or changing economic conditions within that region, such as the challenges that are currently affecting economic conditions in the United States and abroad. If economic and market conditions in the United States or other key markets, remain unfavorable or persist, spread or deteriorate further, we may experience an adverse impact on our business, financial condition and results of operations. If our entertainment segment continues to be adversely affected by these economic conditions, we may be required to take an impairment charge with respect to these assets. In addition, the current or future tightening of credit in financial markets could result in a decrease in demand for our products and services. The demand for entertainment and leisure activities tends to be highly sensitive to consumers’ disposable incomes, and thus a decline in general economic conditions may lead to our current and potential registrants, members, subscribers and paid users having less discretionary income to spend. This could lead to a reduction in our revenue and have a material adverse effect on our operating results. For the six months ended June 30 , 2011 and the years ended December 31, 2010 and 2009, the growth of our internet and entertainment revenue was adversely impacted by negative global economic conditions. For more information regarding the effect of economic conditions on our operating results , see the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Accordingly, the economic downturn in the United States and other countries may hurt our financial performance. We are unable to predict the likely duration and severity of the current disruption in financial markets and adverse economic conditions and the effects they may have on our business and financial condition and results of operations.

Continued imposition of tighter processing restrictions by credit card processing companies and acquiring banks would make it more difficult to generate revenue from our websites.

We rely on third parties to provide credit card processing services allowing us to accept credit card payments from our subscribers and paid users. As of June 30 , 2011 and December 31, 2010, three credit card processing companies and two credit card processing companies accounted for approximately 48.2 % and 48.9% of our accounts receivable, respectively. Our business could be disrupted if these or other companies become unwilling or unable to provide these services to us. We are also subject to the operating rules, certification requirements and rules governing electronic funds transfers imposed by the payment card industry seeking to protect credit card issuers, which could change or be reinterpreted to make it difficult or impossible for us to comply with such rules or requirements. If we fail to comply, we may be subject to fines and higher transaction fees and lose our ability to accept credit card payments from our customers, and our business and operating results would be adversely affected. Our ability to accept credit cards as a form of payment for our online products and services could also be restricted or denied for a number of other reasons, including but not limited to:

•	if we experience excessive chargebacks and/or credits;

•	if we experience excessive fraud ratios;

•	if there is an adverse change in policy of the acquiring banks and/or card associations with respect to the processing of credit card charges for adult-related content;

•	if there is an increase in the number of European and U.S. banks that will not accept accounts selling adult-related content;

•	if there is a breach of our security resulting in the theft of credit card data;

•	if there is continued tightening of credit card association chargeback regulations in international commerce;

•	if there are association requirements for new technologies that consumers are less likely to use; and

•	if negative global economic conditions result in credit card companies denying more transactions.

In May 2000, American Express instituted a policy of not processing credit card transactions for online, adult-oriented content and terminated all of its adult website merchant accounts. If other credit card processing companies were to implement a similar policy, it would have a material adverse effect on our business operations and financial condition.

Our credit card chargeback rate is currently approximately 0.9 % of the transactions processed and the reserves the banks require us to maintain are approximately 2.0% of our total net revenues. In addition, our required reserve balances have increased from $7.4 million at December 31, 2010 to $ 12.2 million at June 30 , 2011 due to the addition of a new processor. If our chargeback rate increases or we are required to maintain increased reserves, this could increase our operating expenses and may have a material adverse effect on our business operations and financial condition.

Our ability to keep pace with technological developments is uncertain.

Our failure to respond in a timely and effective manner to new and evolving technologies could harm our business, financial condition and operating results. The internet industry is characterized by rapidly changing technology, evolving industry standards, changes in consumer needs and frequent new service and product introductions. Our business, financial condition and operating results will depend, in part, on our ability to develop the technical expertise to address these rapid changes and to use leading technologies effectively. We may experience difficulties that could delay or prevent the successful development, introduction or implementation of new features or services.

Further, if the new technologies on which we intend to focus our investments fail to achieve acceptance in the marketplace or our technology does not work and requires significant cost to replace or fix, our competitive position could be adversely affected, which could cause a reduction in our revenue and earnings. For example, our competitors could be the first to obtain proprietary technologies that are perceived by the market as being superior. Further, after incurring substantial costs, one or more of the technologies under development could become obsolete prior to its introduction.

To access technologies and provide products that are necessary for us to remain competitive, we may make future acquisitions and investments and may enter into strategic partnerships with other companies. Such investments may require a commitment of significant capital and human and other resources. The value of such acquisitions, investments and partnerships and the technology accessed may be highly speculative. Arrangements with third parties can lead to contractual and other disputes and dependence on the development and delivery of necessary technology on third parties that we may not be able to control or influence. These relationships may commit us to technologies that are rendered obsolete by other developments or preclude the pursuit of other technologies which may prove to be superior.

We may be held secondarily liable for the actions of our affiliates, which could result in fines or other penalties that could adversely affect our reputation, financial condition and business.

Under the terms of our December 2007 settlement with the Federal Trade Commission, we have agreed not to display sexually explicit online advertisements to consumers who are not seeking out sexually explicit content, and we require that members of our marketing affiliate network affirmatively agree to abide by this restriction as part of our affiliate registration process. We have also agreed to end our relationship with any affiliate that fails to comply with this restriction. Notwithstanding these measures, should any affiliate fail to comply with the restriction and display sexually explicit advertisements relating to our adult-oriented websites to any consumer not seeking adult content, we may be held liable for the actions of such affiliate and subjected to fines and other penalties that could adversely affect our reputation, financial condition and business.

In addition, we run the risk of being held responsible for the conduct or legal violations of our affiliates or those who have a marketing relationship with us, including, for example, with respect to their use of adware programs or other technology that causes internet advertisements to manifest in pop ups or similar mechanisms that can be argued to block or otherwise interfere with another website’s content or otherwise be argued to violate the Lanham Act or be considered an unlawful, unfair, or deceptive business practice.

If any of our relationships with internet search websites terminate, if such websites’ methodologies are modified or if we are outbid by competitors, traffic to our websites could decline.

We depend in part on various internet search websites, such as Google.com, Bing.com, Yahoo.com and other websites to direct a significant amount of traffic to our websites. Search websites typically provide two types of search results, algorithmic and purchased listings. Algorithmic listings generally are determined and displayed as a result of a set of unpublished formulas designed by search engine companies in their discretion. Purchased listings generally are displayed if particular word searches are performed on a search engine. We rely on both algorithmic and purchased search results, as well as advertising on other internet websites, to direct a substantial share of visitors to our websites and to direct traffic to the advertiser customers we serve. If these internet search websites modify or terminate their relationship with us or we are outbid by our competitors for purchased listings, meaning that our competitors pay a higher price to be listed above us in a list of search results, traffic to our websites could decline. Such a decline in traffic could affect our ability to generate subscription revenue and could reduce the desirability of advertising on our websites.

If members decrease their contributions of content to our websites that depend on such content, the viability of those websites would be impaired.

Many of our websites rely on members’ continued contribution of content without compensation. We cannot guarantee that members will continue to contribute such content to our websites. In addition, we may offer discounts to members who provide content for our websites as an incentive for their contributions. In the event that contributing members decrease their contributions to our websites, or if the quality of such contributions is not sufficiently attractive to our audiences, or if we are required to offer additional discounts in order to encourage members to contribute content to our websites, this could have a negative impact on our business, revenue and financial condition.

Our business, financial condition and results of operations could be adversely affected if we fail to provide adequate security to protect our users and our systems.

Online security breaches could adversely affect our business, financial condition and results of operations. Any well-publicized compromise of security could deter use of the internet in general or use of the internet to conduct transactions that involve transmitting confidential information or downloading sensitive materials. In offering online payment services, we may increasingly rely on technology licensed from third parties to provide the security and authentication necessary to effect secure transmission of confidential information, such as customer credit card numbers. Advances in computer capabilities, new discoveries in the field of cryptography or other developments could compromise or breach the algorithms that we use to protect our customers’ transaction data. If third parties are able to penetrate our network security or otherwise misappropriate confidential information, we could be subject to liability, which could result in litigation. In addition, experienced programmers or “hackers” may attempt to misappropriate proprietary information or cause interruptions in our services that could require us to expend significant capital and resources to protect against or remediate these problems.

Our business involves risks of liability claims arising from our media content, which could adversely affect our ability to generate revenue and could increase our operating expenses.

As a distributor of media content, we face potential liability for defamation, invasion of privacy, negligence, copyright or trademark infringement, obscenity, violation of rights of publicity and/or obscenity laws and other claims based on the nature and content of the materials distributed. These types of claims have been brought, sometimes successfully, against broadcasters, publishers, online services and other disseminators of media content. We could also be exposed to liability in connection with content made available through our online social networking and personals websites by users of those websites. Any imposition of liability that is not covered by insurance or is in excess of our insurance coverage could have a material adverse effect on us. In addition, measures to reduce our exposure to liability in connection with content available through our internet websites could require us to take steps that would substantially limit the attractiveness of our internet websites and/or their availability in certain geographic areas, which could adversely affect our ability to generate revenue and could increase our operating expenses.

Privacy concerns could increase our costs, damage our reputation, deter current and potential users from using our products and services and negatively affect our operating results.

From time to time, concerns may arise about whether our products and services compromise the privacy of users and others. Concerns about our practices with regard to the collection, use, disclosure or security of personal information or other privacy-related matters, even if unfounded, could damage our reputation and deter current and potential users from using our products and services, which could negatively affect our operating results. While we strive to comply with all applicable data protection laws and regulations, as well as our own posted privacy policies, any failure or perceived failure to comply may result in proceedings or actions against us by governmental entities or others, which could potentially have an adverse effect on our business. Increased scrutiny by regulatory agencies, such as the Federal Trade Commission and state agencies, of the use of customer information, could also result in additional expenses if we are obligated to reengineer systems to comply with new regulations or to defend investigations of our privacy practices.

In addition, as most of our products and services are web based, the amount of data we store for our users on our servers (including personal information) has been increasing. Any systems failure or compromise of our security that results in the release of our users’ data could seriously harm our reputation and brand and, therefore, our business. A security or privacy breach may:

•	cause our customers to lose confidence in our services;

•	deter consumers from using our services;

•	harm our reputation;

•	require that we expend significant additional resources related to our information security systems and result in a disruption of our operations;

•	expose us to liability;

•	subject us to unfavorable regulatory restrictions and requirements imposed by the Federal Trade Commission or similar authority;

•	cause us to incur expenses related to remediation costs; and

•	decrease market acceptance of the use of e-commerce transactions.

The risk that these types of events could adversely affect our business is likely to increase as we expand the number of products and services we offer as well as increase the number of countries where we operate, as more opportunities for such breaches of privacy will exist.

Proposed legislation concerning data protection is currently pending at the U.S. federal and state level as well as in certain foreign jurisdictions. In addition, the interpretation and application of data protection laws in Europe, the United States and elsewhere are still uncertain and in flux. It is possible that these laws may be interpreted and applied in a manner that is inconsistent with our data practices. If so, in addition to the possibility of fines, this could result in an order requiring that we change our data practices, which could have an adverse effect on our business. Complying with these laws as they evolve could cause us to incur substantial costs or require us to change our business practices in a manner adverse to our business.

We may not be able to protect and enforce our intellectual property rights.

We currently own and maintain approximately 100 U.S. trademark registrations and applications and over 900 foreign trademark registrations and applications. We believe that our trademarks, particularly the “AdultFriendFinder,” “FriendFinder,” “FastCupid,” “Penthouse,” “Penthouse Letters,” “Forum,” and “Variations” names and marks, the One Key Logo, and other proprietary rights are important to our success, potential growth and competitive position. Our inability or failure to protect or enforce these trademarks and other proprietary rights could have a material adverse effect on our business. Accordingly, we devote substantial resources to the establishment, protection and enforcement of our trademarks and other proprietary rights. Our actions to establish, protect and enforce our trademarks and other proprietary rights may not prevent imitation of our products, services or brands or control piracy by others or prevent others from claiming violations of their trademarks and other proprietary rights by us or prevent others from challenging the validity of our trademarks. In addition, the enforcement of our intellectual property rights, including trademark rights, through legal or administrative proceedings would be costly and time-consuming and would likely divert management from their normal responsibilities. An adverse determination in any litigation or other proceeding could put one or more of our intellectual property rights at risk of being invalidated or interpreted narrowly. On April 13, 2011, Facebook, Inc., or Facebook, filed a complaint against us and certain of our subsidiaries in the U.S. District Court for the Northern District of California, alleging trademark infringement. On May 23, 2011, we filed an answer and counterclaim. For a description of this complaint, please see “Legal Proceedings” below. There are factors outside of our control that pose a threat to our intellectual property rights. For example, effective intellectual property protection may not be available in every country in which our products and services are distributed or made available through the internet.

Intellectual property litigation could expose us to significant costs and liabilities and thus negatively affect our business, financial condition and results of operations.

We are, from time to time, subject to claims of infringement of third party patents and trademarks and other violations of third party intellectual property rights. For example, on April 13, 2011, Facebook filed a complaint against us and certain of our subsidiaries alleging trademark infringement. For a description of this complaint, please see “Legal Proceedings” below. Intellectual property disputes are generally time-consuming and expensive to litigate or settle, and the outcome of such disputes is uncertain and difficult to predict. The existence of such disputes may require the set-aside of substantial reserves, and has the potential to significantly affect our overall financial standing. To the extent that claims against us are successful, they may subject us to substantial liability, and we may have to pay substantial monetary damages, change aspects of our business model, and/or discontinue any of our services or practices that are found to be in violation of another party’s rights. Such outcomes may severely restrict or hinder ongoing business operations and impact the value of our business. Successful claims against us could also result in us having to seek a license to continue our practices. Under such conditions, a license may or may not be offered or otherwise made available to us. If a license is made available to us, the cost of the license may significantly increase our operating burden and expenses, potentially resulting in a negative effect on our business, financial condition and results of operations.

Although we have been and are currently involved in multiple areas of commerce, internet services, and high technology where there is a substantial risk of future patent litigation, we have not obtained insurance for patent infringement losses. If we are unsuccessful at resolving pending and future patent litigation in a reasonable and affordable manner, it could disrupt our business and operations, including by negatively impacting areas of commerce or putting us at a competitive disadvantage.

If we are unable to protect the confidentiality of certain information, the value of our products and technology could be materially adversely affected.

Our commercial success depends on our know-how, trade secrets and other intellectual property, including the ability to protect our intellectual property. We rely upon unpatented proprietary technology, processes, know-how and data that we regard as trade secrets, including our proprietary source code for our software systems. We seek to protect our proprietary information in part through confidentiality agreements with employees and others. These agreements may be breached, and we may not have adequate remedies for any such breach. In addition, our trade secrets may otherwise become known or be independently developed by competitors in a manner providing us with no practical recourse against the competing parties. If any such events were to occur, there could be a material adverse effect on our business, financial position, results of operations and future growth prospects.

If we are unable to obtain or maintain key website addresses, our ability to operate and grow our business may be impaired.

Our website addresses, or domain names, are critical to our business. We currently own more than 3,200 domain names. However, the regulation of domain names is subject to change, and it may be difficult for us to prevent third parties from acquiring domain names that are similar to ours, that infringe our trademarks or that otherwise decrease the value of our brands. If we are unable to obtain or maintain key domain names for the various areas of our business, our ability to operate and grow our business may be impaired.

We may have difficulty scaling and adapting our existing network infrastructure to accommodate increased traffic and technology advances or changing business requirements, which could cause us to incur significant expenses and lead to the loss of users and advertisers.

To be successful, our network infrastructure has to perform well and be reliable. The greater the user traffic and the greater the complexity of our products and services, the more computer power we will need. We could incur substantial costs if we need to modify our websites or our infrastructure to adapt to technological changes. If we do not maintain our network infrastructure successfully, or if we experience inefficiencies and operational failures, the quality of our products and services and our users’ experience could decline. Maintaining an efficient and technologically advanced network infrastructure is particularly critical to our business because of the pictorial nature of the products and services provided on our websites. A decline in quality could damage our reputation and lead us to lose current and potential users and advertisers. Cost increases, loss of traffic or failure to accommodate new technologies or changing business requirements could harm our operating results and financial condition.

The loss of our main data center, our backup data center or other parts of our systems and network infrastructure would adversely affect our business.

Our main data center, our backup data center and most of our servers are located at external third-party facilities in Northern California, an area with a high risk of major earthquakes. If our main data center or other parts of our systems and network infrastructure was destroyed by, or suffered significant damage from, an earthquake, fire, flood, lightning, tornado, or other similar catastrophes, or if our main data center was closed because of the operator having financial difficulties, our business would be adversely affected. Our casualty insurance policies may not adequately compensate us for any losses that may occur due to the occurrence of a natural disaster.

Our internet operations are subject to system failures and interruptions that could hurt our ability to provide users with access to our websites, which could adversely affect our business and results of operations.

The uninterrupted performance of our computer systems is critical to the operation of our websites. Our ability to provide access to our websites and content may be disrupted by power losses, telecommunications failures or break-ins to the facilities housing our servers. Our users may become dissatisfied by any disruption or failure of our computer systems that interrupts our ability to provide our content. Repeated or prolonged system failures could substantially reduce the attractiveness of our websites and/or interfere with commercial transactions, negatively affecting our ability to generate revenue. Our websites must accommodate a high volume of traffic and deliver regularly-updated content. Some of our network infrastructure is not fully redundant, meaning that we do not have back-up infrastructure on site for our entire network, and our disaster recovery planning cannot account for all eventualities. Our websites have, on occasion, experienced slow response times and network failures. These types of occurrences in the future could cause users to perceive our websites as not functioning properly and therefore induce them to frequent other websites. We are also subject to risks from failures in computer systems other than our own because our users depend on their own internet service providers in order to access our websites and view our content. Our revenue could be negatively affected by outages or other difficulties users experience in accessing our websites due to internet service providers’ system disruptions or similar failures unrelated to our systems. Any disruption in the ability of users to access our websites could result in fewer visitors to our websites and subscriber cancellations or failures to renew, which could adversely affect our business and results of operations. We may not carry sufficient levels of business interruption insurance to compensate us for losses that may occur as a result of any events that cause interruptions in our service.

Because of our adult content, companies providing products and services on which we rely may refuse to do business with us.

Many companies that provide products and services we need are concerned that associating with us could lead to their becoming the target of negative publicity campaigns by public interest groups and boycotts of their products and services. As a result of these concerns, these companies may be reluctant to enter into or continue business relationships with us. For example, some domestic banks have declined providing merchant bank processing services to us and some credit card companies have ceased or declined to be affiliated with us. This has caused us, in some cases, to seek out and establish business relationships with international providers of the services we need to operate our business. There can be no assurance however, that we will be able to maintain our existing business relationships with the companies, domestic or international, that currently provide us with services and products. Our inability to maintain such business relationships, or to find replacement service providers, would materially adversely affect our business, financial condition and results of operations. We could be forced to enter into business arrangements on terms less favorable to us than we might otherwise obtain, which could lead to our doing business with less competitive terms, higher transaction costs and more inefficient operations than if we were able to maintain such business relationships or find replacement service providers.

Changes in laws could materially adversely affect our business, financial condition and results of operations.

Our businesses are regulated by diverse and evolving laws and governmental authorities in the United States and other countries in which we operate. Such laws relate to, among other things, internet, licensing, copyrights, commercial advertising, subscription rates, foreign investment, use of confidential customer information and content, including standards of decency/obscenity and record-keeping for adult content production. Promulgation of new laws, changes in current laws, changes in interpretations by courts and other government officials of existing laws, our inability or failure to comply with current or future laws or strict enforcement by current or future government officers of current or future laws could adversely affect us by reducing our revenue, increasing our operating expenses and/or exposing us to significant liabilities. The following laws relating to the internet, commercial advertising and adult content highlight some of the potential difficulties we face:

•	Internet. Several U.S. governmental agencies are considering a number of legislative and regulatory proposals that may lead to laws or regulations concerning different aspects of the internet, including social networking, online content, intellectual property rights, e-mail, user privacy, taxation, access charges, liability for third-party activities and personal jurisdiction. New Jersey enacted the Internet Dating Safety Act in 2008, which requires online dating services to disclose whether they perform criminal background screening practices and to offer safer dating tips on their websites. Other states have enacted or considered enacting similar legislation. While online dating and social networking websites are not currently required to verify the age or identity of their members or to run criminal background checks on them, any such requirements could increase our cost of operations or discourage use of our services. The Children’s Online Privacy Protection Act (COPPA) restricts the ability of online services to collect information from minors. The Protection of Children from Sexual Predators Act of 1998 requires online service providers to report evidence of violations of federal child pornography laws under certain circumstances.

In the area of data protection, many states have passed laws requiring notification to users when there is a security breach for personal data, such as California’s Information Practices Act. Congress, the FTC and at least thirty-seven states have promulgated laws and regulations regarding email advertising and the application of such laws and the extent of federal preemptions is still evolving. Under U.S. law, the Digital Millennium Copyright Act has provisions which limit, but do not eliminate, our liability to list or link to third-party websites that include materials that infringe copyrights, so long as we comply with the statutory requirements of this act. Furthermore, the Communications Decency Act (CDA), under certain circumstances, immunizes computer service providers from liability for certain non-intellectual property claims for content created by third parties. The interpretation of the extent of CDA immunity is evolving and we run the risk that in certain instances we may not qualify for such immunity. We face similar risks in international markets where our products and services are offered and may be subject to additional regulations and balkanized laws. The interpretation and application of data protection laws in the United States, Europe and elsewhere are still uncertain and in flux. It is possible that these laws may be interpreted and applied in a manner that is inconsistent with our data practices. If so, in addition to the possibility of fines and other monetary remedies, this could result in an order requiring that we change our data practices. In 2008, Nevada enacted a law prohibiting businesses from transferring a customer’s personal information through an electronic transmission, unless that information is encrypted. In practice, the law requires businesses operating in Nevada to purchase and implement data encryption software in order to send any electronic transmission (including e-mail) that contains a customer’s personal information.

More recently, Massachusetts has adopted regulations, which, like the Nevada law, require businesses to encrypt data sent over the internet. However, these Massachusetts regulations also require encryption of data on laptops and flash drives or other portable devices, and apply to anyone who owns, licenses, stores, or maintains personal information about the state’s residents. Any failure on our part to comply with these regulations may subject us to additional liabilities.

Regulation of the internet could materially adversely affect our business, financial condition and results of operations by reducing the overall use of the internet, reducing the demand for our services or increasing our cost of doing business. Proposed legislation concerning data protection is currently pending at the U.S. federal and state level as well as in certain foreign jurisdictions. Complying with these laws could cause us to incur substantial costs or require us to change our business practices in a manner adverse to our business.

•	Commercial advertising. We receive a significant portion of our print publications advertising revenue from companies that sell tobacco products. Significant limitations on the ability of those companies to advertise in our publications or on our websites because of legislative, regulatory or court action could materially adversely affect our business, financial condition and results of operations.

•	Adult content. Regulation, investigations and prosecutions of adult content could prevent us from making such content available in certain jurisdictions or otherwise have a material adverse effect on our business, financial condition and results of operations. Government officials may also place additional restrictions on adult content affecting the way people interact on the internet. The governments of some countries, such as China and India, have sought to limit the influence of other cultures by restricting the distribution of products deemed to represent foreign or “immoral” influences. Regulation aimed at limiting minors’ access to adult content both in the United States and abroad could also increase our cost of operations and introduce technological challenges by requiring development and implementation of age verification systems. U.S. government officials could amend or construe and seek to enforce more broadly or aggressively the adult content recordkeeping and labeling requirements set forth in 18 U.S.C. Section 2257 and its implementing regulations in a manner that is unfavorable to our business. Court rulings may place additional restrictions on adult content affecting how people interact on the internet, such as mandatory web labeling.

We could be held liable for any physical and emotional harm caused by our members and subscribers to other members or subscribers.

We cannot control the actions of our members and subscribers in their online behavior or their communication or physical actions with other members or subscribers. There is a possibility that one or more of our members or subscribers could be physically or emotionally harmed by the behavior of or following interaction with another of our members or subscribers. We warn our members and subscribers that member profiles are provided solely by third parties, and we are not responsible for the accuracy of information they contain or the intentions of individuals that use our sites. We are also unable to and do not take any action to ensure personal safety on a meeting between members or subscribers arranged following contact initiated via our websites. If an unfortunate incident of this nature occurred in a meeting between users of our websites following contact initiated on one of our websites or a website of one of our competitors, any resulting negative publicity could materially and adversely affect us or the social networking and online personals industry in general. Any such incident involving one of our websites could damage our reputation and our brands. This, in turn, could adversely affect our revenue and could cause the value of our common stock to decline. In addition, the affected members or subscribers could initiate legal action against us, which could cause us to incur significant expense, whether or not we were ultimately successful in defending such action, and damage our reputation.

Our websites may be misused by users, despite the safeguards we have in place to protect against such behavior.

Users may be able to circumvent the controls we have in place to prevent illegal or dishonest activities and behavior on our websites, and may engage in such activities and behavior despite these controls. For example, our websites could be used to exploit children and to facilitate individuals seeking payment for sexual activity and related activities in jurisdictions in which such behavior is illegal. The behavior of such users could injure our other members and may jeopardize the reputation of our websites and the integrity of our brands. Users could also post fraudulent profiles or create false or unauthorized profiles on behalf of other, non-consenting parties. This behavior could expose us to liability or lead to negative publicity that could injure the reputation of our websites and of social networking and online personals websites in general.

Our business is exposed to risks associated with online commerce security and credit card fraud.

Consumer concerns over the security of transactions conducted on the internet or the privacy of users may inhibit the growth of the internet and online commerce. To transmit confidential information such as customer credit card numbers securely, we rely on encryption and authentication technology. Unanticipated events or developments could result in a compromise or breach of the systems we use to protect customer transaction data. Furthermore, our servers may also be vulnerable to viruses and other attacks transmitted via the internet. While we proactively check for intrusions into our infrastructure, a new and undetected virus could cause a service disruption. Under current credit card practices, we may be held liable for fraudulent credit card transactions and other payment disputes with customers. A failure to control fraudulent credit card transactions adequately would adversely affect our business.

If one or more states or countries successfully assert that we should collect sales or other taxes on the use of the internet or the online sales of goods and services, our expenses could increase, resulting in lower margins.

In the United States, federal and state tax authorities are currently exploring the appropriate tax treatment of companies engaged in e-commerce and new state tax regulations may subject us to additional state sales and income taxes, which could increase our expenses and decrease our profit margins. The application of indirect taxes (such as sales and use tax, value added tax, goods and services tax, business tax and gross receipt tax) to e-commerce businesses such as ours and to our users is a complex and evolving issue. Many of the statutes and regulations that impose these taxes were established before the growth in internet technology and e-commerce. In many cases, it is not clear how existing statutes apply to the internet or e-commerce or communications conducted over the internet. In addition, some jurisdictions have implemented or may implement laws specifically addressing the internet or some aspect of e-commerce or communications on the internet. The application of existing or future laws could have adverse effects on our business.

Under current law, as outlined in the U.S. Supreme Court’s decision in Quill Corp. v. North Dakota, 504 U.S. 298 (1992), a seller with substantial nexus (usually defined as physical presence) in its customer’s state is required to collect state (and local) sales tax on sales arranged over the internet (or by telephone, mail order, or other means). In contrast, an out-of-state seller without substantial nexus in the customer’s state is not required to collect the sales tax. The U.S. federal government’s moratorium on states and other local authorities imposing new taxes on internet access or multiple or discriminatory taxes on internet commerce is scheduled to expire in October 31, 2014. This moratorium, however, does not prohibit the possibility that U.S. Congress will be willing to grant state or local authorities the authority to require remote (out-of-state) sellers to collect sales and use taxes on interstate sales of goods (including intellectual property) and services over the internet. Several proposals to that extent have been made at the U.S. federal, state and local levels (for example, the Streamlined Sales and the Use Tax initiative). These proposals, if adopted, would likely result in our having to charge state sales tax to some or all of our users in connection with the sale of our products and services, which would harm our business if the added cost deterred users from visiting our websites and could substantially impair the growth of our e-commerce opportunities and diminish our ability to derive financial benefit from our activities.

Certain states, including New York, Illinois, Connecticut, Colorado, North Carolina, Rhode Island and Tennessee, have adopted, or are in the process of adopting, state nexus laws, often referred to as Amazon tax laws, whereby the responsibility to collect sales or use taxes is imposed on an out-of-state- seller which used an in-state resident to solicit business from the residents of that state using internet sites. If it is determined that these laws are applicable to our operations, then we could be required to collect from our customers and remit additional sales or use taxes and, if any state determines that we should have been collecting such taxes previously, we may be subject to past tax, interest, late fees and penalties.

In addition, in 2007 we received a claim from the State of Texas for an immaterial amount relating to our failure to file franchise tax returns for the years 2000 through 2006. We believe that we are not obligated to file franchise tax returns because of the nature of our services provided and the lack of sufficient nexus to the State of Texas. On appeal the State of Texas reversed their earlier position and found in our favor. We have received and could continue to receive similar inquiries from other states attempting to impose franchise, income or similar taxes on us.

We collect and remit VAT on digital orders from purchasers in most member states of the European Union. There can be no assurance that this increased cost will not adversely affect our ability to attract new subscribers within the European Union or to retain existing subscribers within the European Union and consequently adversely affect our results of operations. Certain member states, including the United Kingdom, have ruled that we are not required to register and account for VAT in their jurisdiction. There can be no assurance that the tax authorities of these jurisdictions will not, at some point in the future, revise their current position and require us to register and account for VAT.

Our liability to tax authorities in the European Union for the failure of Various and its subsidiaries to collect and remit VAT on purchases made by subscribers in the European Union could adversely affect our financial condition and results of operations.

After our acquisition of Various in December 2007, we became aware that Various and its subsidiaries had not collected VAT from subscribers in the European Union nor had Various remitted VAT to the tax jurisdictions requiring it. We have initiated discussions with most tax authorities in the European Union jurisdictions to attempt to resolve liabilities related to Various’ past failure to collect and remit VAT, and while we have resolved such prior liabilities in several jurisdictions on favorable terms, there can be no assurance that we will resolve or reach a favorable resolution in every jurisdiction. If we are unable to reach a favorable resolution with a jurisdiction, the terms of such resolution could adversely affect our financial condition or results of operations. For example, we might be required to pay substantial sums of money without the benefit of a payment deferral plan, which could adversely affect our cash position and impair operations. As of June 30 , 2011 and December 31, 2010, the total amount of historical uncollected VAT payments was approximately $ 42.3 million and $39.4 million, respectively, including approximately $2 1 .9 and $19.5 million, respectively, in potential penalties and interest. For more information regarding the potential effect that our VAT liability could have on our operations see the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources.”

Until we have reached a favorable resolution with a jurisdiction, the jurisdictions might take action against us and against our managers. For example, in an effort to recover VAT payments it claims it is owed, the German tax authority has attempted unsuccessfully to freeze assets in bank accounts maintained by subsidiaries of Various in Germany, and did freeze e610,343 of assets in a bank account in The Netherlands with the cooperation of the Dutch authorities and continues to enlist the Dutch tax authorities to assist in its collection efforts. If another jurisdiction were to freeze or seize our cash or other assets, our operations and financial condition could be impaired. In addition, in many jurisdictions the potential exists for criminal investigations or proceedings to be instituted against us and against individual members of prior or current management. Were members of our management to face criminal processes individually, their attention to operational matters could be diverted and their ability to continue to serve in their capacities could be impaired. Were Various or its subsidiaries to face criminal processes, it could result in additional fines and penalties, or substantially interfere with continued operations in such jurisdictions. We are actively engaged in efforts to resolve all issues, but there can be no assurance that we will be able to do so.

Unforeseen liabilities arising from our acquisition of Various could materially adversely affect our financial condition and results of operations.

Our acquisition of Various and its subsidiaries in December 2007 may expose us to undisclosed and unforeseen operating risks and liabilities arising from Various’s operating history. For example, after our acquisition of Various we became aware that VAT had not been collected from subscribers in the European Union and that VAT had not been paid to tax authorities in the European Union. There can be no assurance that other unforeseen liabilities related to the acquisition of Various and its subsidiaries (including, without limitation, VAT issues in other non-European Union jurisdictions) could materialize.

Our recourse for liabilities arising from our acquisition of Various is limited.

Under the agreement pursuant to which we purchased Various and its subsidiaries in December 2007, our sole recourse against the sellers for most losses suffered by us as a result of liabilities was to offset the principal amount of our Subordinated Convertible Notes by the amount of any such losses. The maximum amount of such offset available to us was $175 million. On October 8, 2009, we settled and released all indemnity claims against the sellers (whether the claims were VAT related or not) by reducing the original principal amount of the Subordinated Convertible Notes to $156 million from $170 million. In addition, the sellers agreed to make available to us, to pay VAT and certain VAT-related expenses, $10.0 million cash held in a working capital escrow account established at the closing of the Various transaction. If the actual costs to us of eliminating the VAT liability are less than $29.0 million, after applying amounts from the working capital escrow, then the principal amount of the Old Non-Cash Pay Notes (notes issued in exchange for the Subordinated Convertible Notes in the New Financing) will be increased by the issuance of new Non-Cash Pay Notes to reflect the difference between $29.0 million and the actual VAT liability, plus interest on such difference. Accordingly, any additional undisclosed liabilities arising from our acquisition of Various may result in losses that we can no longer attempt to recover from the sellers. Any such liabilities for which we have no recourse could adversely affect our financial condition and results of operations.

In pursuing future acquisitions we may not be successful in identifying appropriate acquisition candidates or consummating acquisitions on favorable or acceptable terms. Furthermore, we may face significant integration issues and may not realize the anticipated benefits of the acquisitions due to integration difficulties or other operating issues.

If appropriate opportunities become available, we may acquire businesses, products or technologies that we believe are strategically advantageous to our business. Transactions of this sort could involve numerous risks, including:

•	unforeseen operating difficulties and expenditures arising from the process of integrating any acquired business, product or technology, including related personnel, and maintaining uniform standards, controls, procedures and policies;

•	diversion of a significant amount of management’s attention from the ongoing development of our business;

•	dilution of existing stockholders’ ownership interests;

•	incurrence of additional debt;

•	exposure to additional operational risks and liabilities, including risks and liabilities arising from the operating history of any acquired businesses;

•	negative effects on reported results of operations from acquisition-related charges and amortization of acquired intangibles;

•	entry into markets and geographic areas where we have limited or no experience;

•	the potential inability to retain and motivate key employees of acquired businesses;

•	adverse effects on our relationships with suppliers and customers; and

•	adverse effects on the existing relationships of any acquired companies, including suppliers and customers.

In addition, we may not be successful in identifying appropriate acquisition candidates or consummating acquisitions on favorable or acceptable terms, or at all. Failure to effectively manage our growth through acquisitions could adversely affect our growth prospects, business, results of operations and financial condition.

Our efforts to capitalize upon opportunities to expand into new markets may fail and could result in a loss of capital and other valuable resources.

One of our strategies is to expand into new markets to increase our revenue base. We intend to identify new markets by targeting identifiable groups of people who share common interests and the desire to meet other individuals with similar interests, backgrounds or traits. Our planned expansion into new markets will occupy our management’s time and attention and will require us to invest significant capital resources. The results of our expansion efforts into new markets are unpredictable and there is no guarantee that our efforts will have a positive effect on our revenue base. We face many risks associated with our planned expansion into new markets, including but not limited to the following:

•	competition from pre-existing competitors with significantly stronger brand recognition in the markets we enter;

•	our erroneous evaluations of the potential of such markets;

•	diversion of capital and other valuable resources away from our core business;

•	foregoing opportunities that are potentially more profitable; and

•	weakening our current brands by over expansion into too many new markets.

We face the risk that additional international expansion efforts and operations will not be effective.

One of our strategies is to increase our revenue base by expanding into new international markets and expanding our presence in existing international markets. Further expansion into international markets requires management time and capital resources. We face the following risks associated with our expansion outside the United States:

•	challenges caused by distance, language and cultural differences;

•	local competitors with substantially greater brand recognition, more users and more traffic than we have;

•	challenges associated with creating and increasing our brand recognition, improving our marketing efforts internationally and building strong relationships with local affiliates;

•	longer payment cycles in some countries;

•	credit risk and higher levels of payment fraud in some countries;

•	different legal and regulatory restrictions among jurisdictions;

•	political, social and economic instability;

•	potentially adverse tax consequences; and

•	higher costs associated with doing business internationally.

Our business will suffer if we lose and are unable to replace key personnel, in the event that we fail or choose not to pay severance to Messrs. Bell and Staton and they choose to compete against us or solicit our employees or if the other obligations of our key personnel create conflicts of interest or otherwise distract these individuals.

We believe that our ability to successfully implement our business strategy and to operate profitably depends on the continued employment of our executive officers and other key employees. In particular, Marc Bell and Daniel Staton are critical to our overall management and our strategic direction. We have entered into employment agreements with each of Messrs. Bell and Staton which sets a term of employment and provides for certain bonuses and grants of our stock in order to incentivize performance. However, the executives are free to voluntarily terminate their employment upon 180 days’ prior written notice. Therefore, the agreements do not ensure continued service with us. In the event we do not pay severance to Messrs. Bell and Staton, including under circumstances pursuant to which either of Messrs. Bell or Staton are terminated by us for cause (as defined in their employment agreement) or terminate their employment for good reason (as defined in their employment agreement) and our board of directors fails or chooses not to pay severance to them, Messrs. Bell and Staton will not be subject to a non-compete or a non-solicitation agreement. If that occurs, Messrs. Bell and Staton could immediately compete against us and solicit our employees to work for them. We have not obtained key-man life insurance and there is no guarantee that we will be able to obtain such insurance in the future. Furthermore, most of our key employees are at-will employees. If we lose members of our senior management without retaining replacements, or in the event that we do not pay severance to Messrs. Bell and Staton and they choose to compete against us or solicit our employees to work for them, our business, financial condition and results of operations could be materially adversely affected.

Additionally, Mr. Staton serves as Chairman and Mr. Bell serves as a director of ARMOUR Residential REIT, Inc., or ARMOUR. Staton Bell Blank Check LLC, an entity affiliated with Messrs. Bell and Staton, is contractually obligated to provide services to ARMOUR Residential Management LLC, or ARRM, which entity will manage and advise ARMOUR, pursuant to a sub-management agreement. Staton Bell Blank Check LLC will be receiving a percentage of the net management fees earned by ARRM. Each of Messrs. Bell and Staton is permitted to devote up to twenty percent of his business time to other business activities. We expect that Messrs. Bell and Staton, will devote approximately ten percent of their combined time to ARMOUR. Messrs. Bell and Staton’s service as a director or an affiliate of the sub-manager of ARMOUR could cause them to be distracted from the management of our business and could also create conflicts of interest if they are faced with decisions that could have materially different implications for us and for ARMOUR, such as in the area of potential acquisitions. If such a conflict arises, we believe our directors and officers intend to take all actions necessary to comply with their fiduciary duties to our stockholders, including, where appropriate, abstaining from voting on matters that present a conflict of interest. However, these conflicts of interest, or the perception among investors that conflicts of interest could arise, could harm our business and cause our stock price to fall.

We rely on highly skilled personnel and, if we are unable to attract, retain or motivate key personnel or hire qualified personnel, we may not be able to grow effectively.

Our growth strategy and performance is largely dependent on the talents and efforts of highly skilled individuals. Our success greatly depends on our ability to attract, hire, train, retain and motivate qualified personnel, particularly in sales, marketing, service and support. There can be no assurance that we will be able to successfully recruit and integrate new employees. We face significant competition for individuals with the skills required to perform the services we offer and currently we do not have non-compete agreements with a number of our executive officers or key personnel. In addition, in the event we do not pay severance to Messrs. Bell and Staton, including under circumstances pursuant to which either of Messrs. Bell or Staton are terminated by us for cause (as defined in their employment agreement) or terminate their employment for good reason (as defined in their employment agreement) and our board of directors fails or chooses not to pay severance to them, Messrs. Bell and Staton will not be subject to a non-compete or a non-solicitation agreement. If that occurs, Messrs. Bell and Staton could immediately compete against us and solicit our employees to work for them. The loss of the services of our executive officers or other key personnel, particularly if lost to competitors, could materially and adversely affect our business. If we are unable to attract, integrate and retain qualified personnel or if we experience high personnel turnover, we could be prevented from effectively managing and expanding our business.

Moreover, companies in technology industries whose employees accept positions with competitors have in the past claimed that their competitors have engaged in unfair competition or hiring practices. If we received such claims in the future as we seek to hire qualified personnel, it could lead to material litigation. We could incur substantial costs in defending against such claims, regardless of their merit. Competition in our industry for qualified employees is intense, and certain of our competitors may directly target our employees. Our continued ability to compete effectively depends on our ability to attract new employees and to retain and motivate our existing employees.

Workplace and other restrictions on access to the internet may limit user traffic on our websites.

Many offices, businesses, libraries and educational institutions restrict employee and student access to the internet or to certain types of websites, including social networking and personals websites. Since our revenue is dependent on user traffic to our websites, an increase in these types of restrictions, or other similar policies, could harm our business, financial condition and operating results. In addition, access to our websites outside the United States may be restricted by governmental authorities or internet service providers. These restrictions could hinder our growth.

Adverse currency fluctuations could decrease revenue and increase expenses.

We conduct business globally in many foreign currencies, but report our financial results in U.S. dollars. We are therefore exposed to adverse movements in foreign currency exchange rates because depreciation of non-U.S. currencies against the U.S. dollar reduces the U.S. dollar value of the non-U.S. dollar denominated revenue that we recognize and appreciation of non-U.S. currencies against the U.S. dollar increases the U.S. dollar value of expenses that we incur that are denominated in those foreign currencies. Such fluctuations could decrease revenue and increase our expenses. We have not entered into foreign currency hedging contracts to reduce the effect of adverse changes in the value of foreign currencies but may do so in the future.

We are subject to litigation and adverse outcomes in such litigation could have a material adverse effect on our financial condition.

We are party to various litigation claims and legal proceedings including, but not limited to, actions relating to intellectual property, in particular patent infringement claims against us, breach of contract and fraud claims, some of which are described in this prospectus in the section entitled “Legal Proceedings” and the notes to our audited consolidated financial statements, that involve claims for substantial amounts of money or for other relief or that might necessitate changes to our business or operations. The defense of these actions may be both time consuming and expensive.

We evaluate these litigation claims and legal proceedings to assess the likelihood of unfavorable outcomes and to estimate, if possible, the amount of potential losses. Based on these assessments and estimates, we establish reserves and/or disclose the relevant litigation claims or legal proceedings, as appropriate. These assessments and estimates are based on the information available to management at the time and involve a significant amount of management judgment. As a result, actual outcomes or losses may differ materially from those envisioned by our current assessments and estimates. Our failure to successfully defend or settle any of these litigations or legal proceedings could result in liability that, to the extent not covered by our insurance, could have a material adverse effect on our financial condition, revenue and profitability and could cause the market value of our common stock to decline.

Industry reports may not accurately reflect the current economic climate.

Because industry reports and publications contain data that has been compiled for prior measurement periods, such reports and publications may not accurately reflect the current economic climate affecting the industry. The necessary lag time between the end of a measured period and the release of an industry report or publication may result in reporting results that, while not inaccurate with respect to the period reported, are out of date with the current state of the industry.

FORWARD-LOOKING STATEMENTS

This prospectus contains certain forward-looking statements. These forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Generally, the inclusion of the words “believe,” “expect,” “potential,” “may,” “should,” “plan,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions also identify statements that constitute forward-looking statements. These forward-looking statements appear in a number of places throughout this prospectus and include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies, the industry in which we operate and the trends that may affect our industry. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long term business operations and objectives and financial needs.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events, competitive dynamics, customer and industry change and depend on the economic or technological circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated. We caution the investors that the forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity and the development of the industry or results in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus. In addition, even if our results of operations, financial condition and liquidity and the development of the industry in which we operate are consistent with the forward-looking statements contained in this prospectus, they may not be predictive of results or developments in future periods.

Any or all of our forward-looking statements in this prospectus may turn out to be incorrect. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Many of these factors will be important in determining future results. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially.

Except as may be required under the federal securities laws, we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. Under the caption “Risk Factors,” we provide a cautionary discussion of risks, uncertainties and possibly inaccurate assumptions relevant to our business. These are factors that we think could cause our actual results to differ materially from expected and historical results. Other factors besides those listed in the section entitled “Risk Factors” could also adversely affect us.

The following list represents some, but not necessarily all, of the factors that may cause our actual results to differ from those anticipated or predicted:

•	your failure to follow the exchange offer procedures or exchange your Old Notes for New Notes;

•	our ability to service and repay our indebtedness, including our repayment obligations in the event of a change of control;

•	the insufficiency of the collateral relating to the Old Notes and New Notes or any failure to record and/or perfect security interests in such collateral;

•	our history of breaching certain covenants in our note agreements and the Indentures and the risk of future breaches;

•	our failure to maintain financial ratios, satisfy financial tests and remain in compliance with the Indentures;

•	the lack of a public market for the New Notes;

•	a court’s ability to void the subsidiary guarantees based on fraudulent conveyance laws;

•	the dilutive effect on the net tangible book value of your shares if you convert the New Non-Cash Pay Notes;

•	our ability to raise capital in the future;

•	our ability to continue to pay the increased costs relating to being a public company;

•	our ability to maintain effective internal controls;

•	the volatility of our stock price;

•	the effect of anti-takeover provisions in our articles of incorporation or provisions of Nevada law on any potential change in control;

•	our history of significant operating losses and the risk of incurring additional net losses in the future;

•	our reliance on subscribers to our websites for most of our revenue;

•	competition from other social networking, internet personals and adult-oriented websites;

•	our reliance on our affiliate network to drive traffic to our websites;

•	increased subscriber churn or subscriber upgrade and retention costs’ impact on our financial performance;

•	our ability to generate significant revenue from internet advertising;

•	our ability to maintain and enhance our brands;

•	unfavorable economic and market conditions;

•	our reliance on credit cards as a form of payment;

•	our ability to keep up with new technologies and remain competitive;

•	we may be held secondarily liable for the actions of our affiliates;

•	our reliance on member-generated content to our websites;

•	security breaches may cause harm to our subscribers or our systems;

•	we may be subject to liability arising from our media content;

•	our ability to safeguard the privacy of the users of our websites;

•	our ability to enforce and protect our intellectual property rights;

•	we may be subject to claims that we have violated the intellectual property rights of others;

•	our ability to obtain or maintain key website addresses;

•	our ability to scale and adapt our network infrastructure;

•	the loss of our main data center or backup data center or other parts of our infrastructure;

•	systems failures and interruptions in our ability to provide access to our websites and content;

•	companies providing products and services on which we rely may refuse to do business with us;

•	changes in government laws affecting our business;

•	we may be liable if one of our members or subscribers harms another or misuses our websites;

•	risks associated with additional taxes being imposed by any states or countries;

•	we may have unforeseen liabilities from our acquisition of Various and our recourse may be limited;

•	we may not be successful in integrating any future acquisitions we make;

•	risks of international expansion;

•	our reliance on key personnel;

•	our ability to attract internet traffic to our websites;

•	risks associated with currency fluctuations; and

•	risks associated with our litigation and legal proceedings.

THE EXCHANGE OFFERS

Purpose and Effect of the Exchange Offers

We have agreed to consummate the exchange offers pursuant to this registration statement, once it has been declared effective by the SEC, to allow the holders of the Old Senior Secured Notes, Old Cash Pay Notes and Old Non-Cash Pay Notes to exchange their Notes for a new issue of substantially identical notes. In addition, we have agreed to file, under certain circumstances if we are required, a shelf registration statement to cover resales of the Old Senior Secured Notes, Old Cash Pay Notes and Old Non-Cash Pay Notes. We have agreed to use our reasonable best efforts, subject to applicable law, to cause to become effective this registration statement within 210 calendar days and to consummate the exchange offers within 240 days following the consummation of our initial public offering on May 16, 2011. In the event that we fail to satisfy the registration and/or exchange requirements within the prescribed time periods, the interest rate on the Old Senior Secured Notes, Old Cash Pay Notes and Old Non-Cash Pay Notes will be increased by 3.5%.

For each Old Note surrendered to us pursuant to the exchange offers, the holder of the Old Note will receive a new Note having a principal amount equal to that of the surrendered Old Note. Interest on each New Note will accrue from the last interest payment date on which interest was paid on the Old Note surrendered in exchange thereof or, if no interest has been paid on such outstanding Note, from the date of its original issue.

Terms of the Exchange Offers

Subject to the terms and conditions described in this prospectus and in the letter of transmittal, we will accept for exchange any Old Notes properly tendered and not withdrawn prior to 5:00 p.m. New York City time on the last day of the exchange offer period provided for in the notice of the exchange offers. We will issue new notes in principal amount equal to the principal amount of Old Notes surrendered under the exchange offers. Old notes may be tendered only for New Notes and only in minimum denominations of $1,000.00 and integral multiples of $1.00 in excess thereof.

The exchange offers are not conditioned upon any minimum aggregate principal amount of Old Notes being tendered for exchange.

As of the date of this prospectus, $ 496.8 million in aggregate principal amount of the Old Notes are outstanding. This prospectus and the letter of transmittal are being sent to all registered holders of Old Notes. There will be no fixed record date for determining registered holders of Old Notes entitled to participate in the exchange offers.

We intend to conduct the exchange offers in accordance with the provisions of the Indentures, the applicable requirements of the Securities Act and the Securities Exchange Act of 1934 and the rules and regulations of the Commission. Old Notes that the holders thereof do not tender for exchange in the exchange offers will remain outstanding and continue to accrue interest. These Old Notes will be entitled to the rights and benefits such holders have under the Indentures relating to the Old Notes, but will continue to be subject to existing sale and transfer restrictions.

We will be deemed to have accepted for exchange properly tendered Old Notes when we have given oral or written notice of the acceptance to the exchange agent and complied with the provisions of the Indentures. The exchange agent will act as agent for the tendering holders for the purposes of receiving the New Notes from us.

If you tender Old Notes in an exchange offer, you will be required to pay any underwriting discounts and commissions, brokerage commissions or fees and transfer taxes if any, relating to the sale or disposition of your registrable securities. We will pay all other charges and expenses, in connection with the exchange offers. It is important that you read the section labeled “— Fees and Expenses” for more details regarding fees and expenses incurred in the exchange offers.

We will return any Old Notes that we do not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offers.

Exchange date

The exchange offers will expire at 5:00 p.m., New York City time, on the last day of a period of no less than at least 20 business days from the date of our mailing the notice of the exchange offers (or for longer if required by applicable law).

Extensions, Delays in Acceptance, Termination or Amendment

We expressly reserve the right, at any time or various times, to extend the period of time during which the exchange offers are open. We may delay acceptance of any Old Notes by giving oral or written notice of such extension to their holders. During any such extensions, all Old Notes previously tendered will remain subject to the exchange offers, and we may accept them for exchange.

In order to extend the exchange offers, we will notify the exchange agent orally or in writing of any extension. We will notify the registered holders of Old Notes that are subject to the exchange offers of the extension.

If any of the conditions described below under “— Conditions to the Exchange Offers” have not been satisfied in relation to the exchange offers, we reserve the right, in our sole discretion

•	to delay accepting for exchange any Old Notes,

•	to extend the exchange offers, or

•	to terminate the exchange offers,

by giving oral or written notice of such delay, extension or termination to the exchange agent. Subject to the terms of the Indentures, we also reserve the right to amend the terms of the exchange offers in any manner.

Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders of old notes that are subject to the exchange offers. If we amend the exchange offers in a manner that we determine to constitute a material change, we will promptly disclose such amendment by means of a prospectus supplement. The supplement will be distributed to the registered holders of the Old Notes that are subject to the exchange offers. Depending upon the significance of the amendment and the manner of disclosure to the registered holders, we will extend the exchange offers if it would otherwise expire during such period.

Conditions to the Exchange Offers

We will not be required to accept for exchange, or exchange any New Notes for, any Old Notes if the exchange offers, or the making of any exchange by a holder of Old Notes, would violate applicable law or any applicable interpretation of the staff of the Commission. Similarly, we may terminate the exchange offers as provided in this prospectus before the exchange offer date in the event of such a potential violation.

We expressly reserve the right to amend or terminate the exchange offers, and to reject for exchange any Old Notes not previously accepted for exchange, upon the occurrence of any of the conditions to the exchange offers specified above. We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the Old Notes as promptly as practicable.

These conditions are for our sole benefit, and we may assert them or waive them in whole or in part at any time or at various times in our sole discretion before the expiration of the exchange offers. If we fail at any time to exercise any of these rights, this failure will not mean that we have waived our rights. Each such right will be deemed an ongoing right that we may assert at any time or at various times, provided that all conditions to the exchange offers must be satisfied or waived before the expiration of the exchange offers.

In addition, we will not accept for exchange any Old Notes tendered, and will not issue New Notes in exchange for any such Old Notes, if at such time any stop order has been threatened or is in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture relating to the Notes under the Trust Indenture Act of 1939.

Procedures for Tendering

How to Tender Generally

Only a holder of Old Notes may tender such Old Notes in the exchange offers. To tender in the exchange offers, a holder must:

•	complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal;

•	have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires; and

•	mail or deliver such letter of transmittal or facsimile to the exchange agent prior to 5:00 p.m. New York City time on the last day of the period which is at least 20 business days from the date the notice of the exchange offer is mailed; or

•	comply with the automated tender offer program procedures of The Depository Trust Company, or DTC, described below.

In addition, either:

•	the exchange agent must receive Old Notes along with the letter of transmittal; or

•	if applicable, the exchange agent must receive, prior to 5:00 p.m. New York City time on the last day of the period which is at least 20 business days from the date the notice of the exchange offer is mailed, a timely confirmation of book-entry transfer of such Old Notes into the exchange agent’s account at DTC according to the procedure for book-entry transfer described below or a properly transmitted agent’s message; or

•	the holder must comply with the guaranteed delivery procedures described below.

To be tendered effectively, the exchange agent must receive any physical delivery of the letter of transmittal and other required documents at its address indicated on the cover page of the letter of transmittal. The exchange agent must receive such documents prior to 5:00 p.m. New York City time on the last day of the period which is at least 20 business days from the date the notice of the exchange offer is mailed.

The tender by a holder that is not withdrawn prior to 5:00 p.m. New York City time on the exchange date will constitute an agreement between the holder and us in accordance with the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

The method of delivery of Old Notes, the letters of transmittal and all other required documents to the exchange agent is at your election and risk. Rather than mail these items, we recommend that you use an overnight or hand delivery service. In all cases, you should allow sufficient time to assure delivery to the exchange agent before 5:00 p.m. New York City time on the exchange date. You should not send the letters of transmittal or Old Notes to us. You may request your brokers, dealers, commercial banks, trust companies or other nominees to effect the above transactions for you.

How to Tender if You Are a Beneficial Owner

If you beneficially own Old Notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender those notes, you should contact the registered holder promptly and instruct it to tender on your behalf. If you are a beneficial owner and wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your Old Notes, either:

•	make appropriate arrangements to register ownership of the Old Notes in your name; or

•	obtain a properly completed bond power from the registered holder of the Old Notes.

The transfer of registered ownership, if permitted under the Indentures, may take considerable time and may not be completed prior to the exchange date.

Signatures and Signature Guarantees

You must have signatures on a letter of transmittal or a notice of withdrawal (as described below) guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act. In addition, such entity must be a member of one of the recognized signature guarantee programs identified in the letter of transmittal. Signature guarantees are not required, however, if the notes are tendered:

•	by a registered holder who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal;

•	for the account of a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondence in the United States, or an eligible guarantor institution.

When You Need Endorsements or Bond Powers

If a letter of transmittal is signed by a person other than the registered holder of any Old Notes, the Old Notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder’s name appears on the Old Notes. A member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an eligible guarantor institution must guarantee the signature on the bond power.

If a letter of transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing. Unless waived by us, they should also submit evidence satisfactory to us of their authority to deliver the letter of transmittal.

Tendering Through DTC’s Automated Tender Offer Program

The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC’s system may use DTC’s automated tender offer program to tender. Participants in the program may, instead of physically completing and signing a letter of transmittal and delivering it to the exchange agent, transmit their acceptance of the exchange offers electronically. They may do so by causing DTC to transfer the old notes to the exchange agent in accordance with its procedures for transfer. DTC will then send an agent’s message to the exchange agent.

The term “agent’s message” means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, to the effect that:

•	DTC has received an express acknowledgment from a participant in its automated tender offer program that is tendering old notes that are the subject of such book-entry confirmation;

•	such participant has received and agrees to be bound by the terms of the letter of transmittal or, in the case of an agent’s message relating to guaranteed delivery, that such participant has received and agrees to be bound by the notice of guaranteed delivery; and

•	the agreement may be enforced against such participant.

Determinations Under the Exchange Offers

We will determine in our sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered old notes and withdrawal of tendered Old Notes in the exchange offers. Our determination will be final and binding. We reserve the absolute right to reject any Old Notes not properly tendered or any Old Notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defect, irregularities or conditions of tender as to particular Old Notes, provided that we will apply any such waiver equally to all holders of Old Notes. Our interpretation of the terms and conditions of the exchange offers, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, all defects or irregularities in connection with tenders of Old Notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of Old Notes, neither we, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed made until such defects or irregularities have been cured or waived. Any Old Notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the exchange date.

When We Will Issue New Notes

In all cases, we will issue New Notes for Old Notes that we have accepted for exchange under the exchange offers only after the exchange agent timely receives:

•	Old Notes or, if applicable, a timely book-entry confirmation of such Old Notes into the exchange agent’s account at DTC; and

•	a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent’s message.

Return of Old Notes Not Accepted or Exchanged

If we do not accept any tendered Old Notes for exchange or if Old Notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged Old Notes will be returned without expense to their tendering holder. In the case of Old Notes tendered by book-entry transfer in the exchange agent’s account at DTC according to the procedures described below, such non-exchanged Old Notes will be credited to an account maintained with DTC. These actions will occur promptly after the expiration or termination of the exchange offers.

Book-Entry Transfer

The exchange agent will establish an account with respect to the Old Notes at DTC for purposes of the exchange offers promptly after the date of this prospectus. Any financial institution participating in DTC’s system may make book-entry delivery of Old Notes by causing DTC to transfer such Old Notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer. Holders of Old Notes who are unable to deliver confirmation of the book-entry tender of their Old Notes into the exchange agent’s account at DTC or all other documents required by the letter of transmittal to the exchange agent on or prior to 5:00 p.m. New York City time on the exchange date must tender their Old Notes according to the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

If you wish to tender your Old Notes but your Old Notes are not immediately available or you cannot deliver your Old Notes, the letter of transmittal or any other required documents to the exchange agent or comply with the applicable procedures under DTC’s automated tender offer program prior to the exchange date, you may tender if:

•	the tender is made through a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an eligible guarantor institution,

•	prior to the exchange date, the exchange agent receives from such member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., commercial bank or trust company having an office or correspondent in the United States, or eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery by facsimile transmission, mail or hand delivery or a properly transmitted agent’s message and notice of guaranteed delivery:

•	setting forth your name and address, the registered number(s) of your Old Notes and the principal amount of Old Notes tendered,

•	stating that the tender is being made thereby, and

•	guaranteeing that, within three (3) NASDAQ trading days after the applicable exchange date, the letter of transmittal or facsimile thereof, together with the Old Notes or a book-entry confirmation, and any other documents required by the letter of transmittal will be deposited by the eligible guarantor institution with the exchange agent, and

•	the exchange agent receives such properly completed and executed letter of transmittal or facsimile thereof, as well as all tendered Old Notes in proper form for transfer or a book-entry confirmation, and all other documents required by the letter of transmittal, within three (3) NASDAQ trading days after the exchange date.

Upon request to the exchange agent, a notice of guaranteed delivery will be sent you if you wish to tender your Old Notes according to the guaranteed delivery procedures described above.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, you may withdraw your tender under the exchange offers at any time prior to 5:00 p.m. New York City time on the exchange date.

For a withdrawal to be effective:

•	the exchange agent must receive a written notice of withdrawal at the address indicated on the cover page of the letter of transmittal; or

•	you must comply with the appropriate procedures of DTC’s automated tender offer program system.

Any notice of withdrawal must:

•	specify the name of the person who tendered the Old Notes to be withdrawn; and

•	identify the Old Notes to be withdrawn, including the principal amount of such Old Notes and include a statement that the holder is withdrawing its election to have such Old Notes exchanged.

If Old Notes have been tendered under the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with withdrawn Old Notes and otherwise comply with the procedures of DTC.

We will determine all questions as to the validity, form, eligibility and time of receipt of notices of withdrawal. Our determination shall be final and binding on all parties. We will deem any Old Notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offers.

Any Old Notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder without cost to the holder. In the case of Old Notes tendered by book-entry transfer into the exchange agent’s account at DTC according to the procedures described above, such Old Notes will be credited to an account maintained with DTC for the Old Notes. This return or crediting will take place as soon as practicable after withdrawal, rejection of tender or termination of the exchange offers. You may retender properly withdrawn Old Notes by following one of the procedures described under “— Procedures for Tendering” above at any time on or prior to the exchange date.

Fees and Expenses

We will bear the expenses of soliciting tenders with respect to the exchange offers. However, each holder shall pay all underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of such holder’s registrable securities. The principal solicitation is being made by mail; however, we may make additional solicitation by telegraph, telephone or in person by our officers and regular employees and those of our affiliates.

We have not retained any dealer-manager in connection with the exchange offers and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offers. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.

We will pay the cash expenses to be incurred in connection with the exchange offers. They include:

•	Commission registration fees;

•	fees and expenses of the exchange agent and trustee;

•	accounting and legal fees and printing costs; and

•	related fees and expenses.

Transfer Taxes

Each holder shall pay transfer taxes, if any, relating to the sale or disposition of such holder’s registrable securities. The tendering holder will also be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

•	certificates representing Old Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of Old Notes tendered;

•	tendered Old Notes are registered in the name of any person other than the person signing the letter of transmittal; or

•	a transfer tax is imposed for any reason other than the exchange of Old Notes under the exchange offers, including a transfer tax relating to the sale or disposition of holder’s registrable securities.

If satisfactory evidence of payment of any transfer taxes payable by a note holder is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to that tendering holder.

Consequences of Failure to Exchange

If you do not exchange your Old Notes for New Notes under the exchange offers, you will remain subject to the existing restrictions on transfer of the Old Notes unless you resell, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act of 1933. In general, you may not offer or sell the Old Notes unless they are registered under the Securities Act, or if the offer or sale is exempt from the registration under the Securities Act and applicable state securities laws.

Accounting Treatment

We will record the New Notes in our accounting records at the same carrying values as the Old Notes. For each issue of the Old Notes, this carrying value is the aggregate principal amount of the Old Notes less any applicable original issue discount, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offers.

Other

Participation in the exchange offers is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered Old Notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any Old Notes that are not tendered in the exchange offers or to file a registration statement to permit resales of any untendered Old Notes.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY
AND RELATED STOCKHOLDER MATTERS

Our common stock is listed and posted for trading on NASDAQ under the trading symbol “FFN.” Our common stock commenced trading on NASDAQ on May 11, 2011. On September 14 , 2011, the last reported sales price of our common stock on NASDAQ was $ 2. 73 per share.

The following table sets forth, for the periods indicated, the high and low per share sale prices of our common stock, as reported by NASDAQ.

	Price Range of Common Stock
	High	Low
2011
Second Quarter (commencing May, 11, 2011)	$10.01	$3.61
Third Quarter (through September 14 , 2011)	$5.22	$2. 57

As of September 12 , 2011, there were 31,186,679 shares of our common stock issued and outstanding and we had 62 registered stockholders of record.

We have never paid or declared dividends on our common stock. Furthermore, we are prohibited by the provisions in our Indentures, on declaring dividends. In addition we expect that any future credit facility will contain terms prohibiting or limiting the amount of dividends that may be declared or paid on our common stock. We do not anticipate that we will pay any dividends to holders of our common stock in the foreseeable future, as we currently plan to retain any earnings to fund our future growth and repay existing indebtedness. Payments of any cash dividends in the future, however, is within the discretion of our board of directors and will depend on our financial condition, results of operations and capital and legal requirements as well as other factors deemed relevant by our board of directors.

Equity Compensation Plan Information Table

The following information is with respect to our 2008 Stock Option Plan and 2009 Restricted Stock Plan for the fiscal year 2010.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	—		—	—
Equity compensation plans not approved by security holders	551,750	(1)	$10.00	1,186,122	(1)
Total	551,750	(1)	$10.00	1,186,122	(1)

(1)	The information set forth above pertains to our 2008 Stock Option Plan and our 2009 Restricted Stock Plan as of December 31, 2010. For a discussion of our 2008 Stock Option Plan please refer to the section entitled “— Executive Compensation — Executive Compensation Components — Long Term Equity Incentive Compensation” or refer to Note L, “Stock Options” of our consolidated financial statements included elsewhere in our IPO prospectus, filed with the SEC on May 10, 2011.

SELECTED CONSOLIDATED FINANCIAL DATA

The following tables set forth selected historical consolidated financial data of the Company as of the dates and for the periods indicated. The statement of operations data for the years ended December 31, 2010, 2009 and 2008 as well as the balance sheet data as of December 31, 2010 and 2009 are derived from our audited consolidated financial statements also included as part of this prospectus. The statement of operations data for the years ended December 31, 2007 and 2006 and the balance sheet data as of December 31, 2008, 2007 and 2006 are derived from our audited consolidated financial statements which are not contained in this prospectus. The statement of operations data for the six months ended June 30 , 2011 and 2010 as well as the balance sheet data as of June 30 , 2011 and 2010 are derived from our unaudited condensed consolidated financial statements also included as part of this prospectus. The audited consolidated financial statements are prepared in accordance with GAAP and have been audited by EisnerAmper LLP, an independent registered public accounting firm.

These historic results are not necessarily indicative of results for any future period. You should read the following selected financial data in conjunction with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes included elsewhere in this prospectus.

	Consolidated Data
	Six Months Ended June 30 ,		Year Ended December 31,
	2011	2010	2010	2009	2008(1)	2007(1)	2006
	(in thousands, except per share data)
Statements of Operations and Per Share Data:
Net revenue	$166,891	$170,828	$345,997	$327,692	$331,017	$48,073	$29,965
Cost of revenue	51 , 893	57 , 858	110,490	91,697	96,514	23,330	15,927
Gross profit	114,998	112,970	235,507	235,995	234,503	24,743	14,038
Operating expenses
Product development	8,056	6,040	1 2,834	13,500	14,553	1,002	—
Selling and marketing	14,400	23 , 166	37,258	42,902	59,281	7,595	1,430
General and administrative	44 , 671	4 0, 251	79,855	76,863	88,280	24,466	24,354
Amortization of acquired intangibles and software	7 , 846	12,528	24,461	35,454	36,347	2,262	—
Depreciation and other amortization	2 , 355	2 , 396	4,704	4,881	4,502	2,829	3,322
Impairment of goodwill	—	—	—	—	9,571	925	22,824
Impairment of other intangible assets	—	—	4,660	4,000	14,860	5,131	—
Total operating expenses	77 , 328	84 , 381	163,772	177,600	227,394	44,210	51,930
Income (loss) from operations.	37 , 670	28 , 589	71,735	58,395	7,109	(19,467)	(37,892)
Interest expense, net of interest income	(43,951)	(46,398)	(88,508)	(92,139)	(80,510)	(15,953)	(7,918)
Other finance expenses	—	—	(4,562)	—	—	—	—
Interest related to VAT liability not charged to customers	(934)	(1,076)	(2,293)	(4,205)	(8,429)	(1,592)	—
Net loss on extinguishment and modification of debt	(7,312)	—	(7,457)	(7,240)	—	—	(3,799)
Foreign exchange gain (loss) principally related to VAT liability not charged to customers	(2,953)	5,034	610	(5,530)	15,195	546	—
Gain on elimination of liability for United Kingdom VAT not charged to customers	—	—	—	1,561	—	—	—
Gain on settlement of VAT liability not charged to customers	—	—	—	232	2,690	—	—
Gain on liability related to warrants	391	484	38	2,744	—	—	—
Other non-operating (expense) income, net	(3,913)	2 0	(13,202)	(366)	(197)	119	(332)
Loss before income tax benefit	(21,002)	(13,347)	(43,639)	(46,548)	(64,142)	(36,347)	(49,941)
Income tax (expense) benefit	(5,460)	(147)	486	5,332	18,176	6,430	—

	Consolidated Data
	Six Months Ended June 30,				Year Ended December 31,
	2011		2010		2010	2009	2008(1)	2007(1)	2006
	(in thousands, except per share data)
Net loss	$	(15,542)	$	(13,200)	$(43,153)	$(41,216)	$(45,966)	$(29,917)	$(49,941)
Non-cash dividends on convertible preferred stock		—		—	—	—	—	(4,396)	—
Net loss attributable to common stock		$(15,542)		$(13,200)	$(43,153)	$(41,216)	$(45,966)	$(34,313)	$(49,941)
Net loss per common share — basic and diluted(2)		$(0. 88 )		$(0. 96 )	$(3.14)	$(3.00)	$(3.35)	$(5.19)	$(8.99)
Weighted average common shares outstanding — basic and diluted(2)		1 7 , 580		13,735	13,735	13,735	13,735	6,610	5,554
Pro forma net loss per common share — basic and diluted(3)					$(1.37)
Pro forma weighted average common shares outstanding — basic and diluted(3)					27,703

	Consolidated Data
	June 30 ,		December 31,
	2011	2010	2010	2009	2008(2)	2007(2)	2006
	(in thousands)
Consolidated Balance Sheet Data (at period end):
Cash and restricted cash	$40, 243	$41,970	$41,970	$28,895	$31,565	$23,722	$2,998
Total assets	5 05 , 336	532,817	532,817	551,881	599,913	649,868	70,770
Long-term debt classified as current due to events of default, net of unamortized discount	9,442	—	—	—	415,606	417,310	—
Long-term debt, net of unamortized discount	457 , 783	510,551	510,551	432,028	38,768	35,379	63,166
Deferred revenue	4 5 , 334	48,302	48,302	46,046	42,814	27,214	6,974
Total liabilities	6 26,707	682,597	682,597	657,523	657,998	661,987	91,516
Redeemable preferred stock	—	—	—	26,000	26,000	26,000	21,000
Accumulated deficit	(2 46 , 163 )	(230,621)	(230,621)	(187,468)	(144,667)	(98,701)	(68,784)
Total stockholders’ deficiency	(121,371)	(149,780)	(149,780)	(131,642)	(84,085)	(38,119)	(41,746)

	Consolidated Data
	S i x Months Ended June 30,		Year Ended December 31,
	2011	2010	2010	2009	2008(1)	2007(1)	2006
	(in thousands, except per share data)
Other Data
Net cash provided by (used in) operating activities	$21,293	$15,524	$42,640	$39,679	$50,948	$4,744	$(16,600)
Net cash provided by (used in) investing activities	( 3 , 510 )	(434)	(1,250)	4,204	(9,289)	(149,322)	(3,414)
Net cash provided by (used in) financing activities	(24,363)	(14,728)	(29,405)	(44,987)	(25,336)	148,961	10,569

(1)	Net revenue for the years ended December 31, 2008 and 2007 does not reflect $19.2 million and $8.5 million, respectively, due to a non-recurring purchase accounting adjustment that required the deferred revenue at the date of the acquisition of Various to be recorded at fair value. Management believes that it is appropriate to add back the deferred revenue adjustment because the average renewal rate of the subscriptions that were the basis for the deferred revenue was approximately 63%. The renewal rate on subscriptions that had already been renewed at least one time since the acquisition was 78%. Therefore, management believes that historical results of Various are reflective, including those revenues that were added back to the adjusted net revenue, of our future results. Please refer to the table contained in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” below entitled “Reconciliation of GAAP Net Loss to EBITDA and Adjusted EBITDA”.

(2)	Basic and diluted loss per share is based on the weighted average number of shares of common stock outstanding, including Series B common stock, and shares underlying common stock purchase warrants which are exercisable at the nominal price of $0.0002 per share. For information regarding the computation of per share amounts, refer to Note C(25), “Summary of Significant Accounting Policies — Per share data” of our consolidated financial statements included elsewhere in this prospectus.

(3)	The following pro forma information reflects the following transactions as if they occurred on January 1, 2010: (i) the sale of 5,000,000 shares of our common stock at an initial offering price of $10.00 per share and the receipt of net proceeds of $44.9 million, (ii) the repayment of principal of $40.8 million on outstanding notes, (iii) the issuance of 8,444,853 shares of common stock upon the conversion of the outstanding shares of Series B convertible preferred stock and (iv) the issuance of 4,526,471 shares of common stock underlying 4,003,898 warrants with an exercise price of $0.0002 per share which if not exercised will expire upon the closing of the offering.

Net loss as reported	$(43,153)
Pro forma adjustments:
1. A reduction in interest expense resulting from the repayment of a portion of the Old Senior Secured Notes and Old Second Lien Notes using a weighted average effective interest rate of 20.3%	8,300
2. Amortization of the $13.0 million beneficial conversion feature in the Old Non-Cash Pay Notes which mature on April 30, 2014	(3,200)
Pro forma net loss	$(38,053	)(a)
Weighted average common shares outstanding — basic and diluted	13,735
Pro forma adjustments:
1. Issuance of common stock upon the conversion of all of the outstanding shares of Series B Convertible Preferred Stock	8,445
2. An increase in the shares of common stock underlying certain of our warrants resulting from the anti-dilution provisions of such warrants	523
3. The sale of common stock in the IPO	5,000
Pro forma weighted average shares outstanding	27,703
Pro forma net loss per common share — basic and diluted	$(1.37	)(a)

(a)	The pro forma net loss per common share excludes (i) loss on extinguishment of our Old Senior Secured Notes and Old Cash Pay Notes of $8.5 million and (ii) $2.2 million of cumulative compensation expense related to stock options deemed granted upon the completion of the IPO, representing non-recurring charges directly attributable to the IPO.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with our audited consolidated financial statements and the related notes thereto included elsewhere in this prospectus. This discussion contains forward-looking statements, based on current expectations and related to future events and our future financial performance, that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including those set forth under the section entitled “Risk Factors” and elsewhere in this prospectus.

Overview

We are a leading internet and technology company providing services in the rapidly expanding markets of social networking and web-based video sharing. Our business consists of creating and operating technology platforms which run several of the most heavily visited websites in the world. Through our extensive network of more than 4 7,000 websites, since our inception, we have built a base of more than 484 million registrants and more than 320 million members in more than 200 countries. We are able to create and maintain, in a cost-effective manner, websites intended to appeal to users of diverse cultures and interest groups. In December 2010, we had more than 196 million unique visitors to our network of websites, according to comScore. We offer our members a wide variety of online services so that they can interact with each other and access the content available on our websites. Our most heavily visited websites include AdultFriendFinder.com, Amigos.com, AsiaFriendFinder.com, Cams.com, FriendFinder.com, BigChurch.com and SeniorFriendFinder.com. For the six months ended June 30, 2011, we had net revenue of $166.9 million.

We operate in two segments, internet and entertainment. Our internet segment offers services and features that include social networking, online personals, premium content, live interactive video, recorded video, online chatrooms, instant messaging, photo, video and voice sharing, blogs, message boards and free e-mail. Our revenues to date have been primarily derived from online subscription and paid-usage for our internet segment products and services. Our market strategy is to grow this segment and expand our service offerings with complimentary services and features. Our entertainment segment produces and distributes original pictorial and video content, licenses the globally-recognized Penthouse brand to a variety of consumer product companies and entertainment venues and publishes branded men’s lifestyle magazines. We continually seek to expand our licenses and products in new markets and retail categories both domestically and internationally.

Our History

Our predecessor company was incorporated in Delaware in 1993 under the name General Media, Inc., or GMI. GMI filed for bankruptcy on August 12, 2003 under Chapter 11 of the United States Bankruptcy Code and in September 2003, Marc H. Bell and Daniel C. Staton formed PET Capital Partners LLC, or PET, to acquire GMI’s secured notes and preferred stock.

On October 5, 2004, GMI emerged from Chapter 11 protection with all new equity distributed solely to the holders of the GMI secured notes. The reorganized capital structure also included approximately $35.8 million of term loan notes (the “Term Loan Notes”) distributed to former secured and unsecured creditors. Concurrently with the emergence from Chapter 11, we changed the name of the company to Penthouse Media Group Inc. and PET sold a minority position of non-voting Series B common stock to Interactive Brand Development Inc., or IBD.

During 2005, we consummated the sale of $33.0 million of 2005 Notes and $15.0 million of Series A Convertible Preferred Stock to fund the retirement of a $20.0 million credit facility, to fund the repayment of $11.8 million of the Term Loan Notes and to fund the purchase of certain trademark assets and for general corporate purposes. The remaining outstanding Term Loan Notes were reissued as subordinated term loan notes (the “Subordinated Term Loan Notes”).

On March 31, 2006, we changed our state of incorporation from Delaware to Nevada.

On August 28, 2006, we consummated an offering of $5.0 million of 2006 Notes and $6.0 million of additional Series A Convertible Preferred Stock to fund the acquisition of substantially all of the assets of the debtor estate of Jill Kelly Productions, Inc., a production company, and for general corporate purposes.

On October 25, 2006, we acquired the outstanding shares of the Danni.com business, an adult internet content provider, for $1.4 million in cash and approximately 126,000 shares of common stock valued at $1.5 million, for which we issued an additional $0.9 million of Subordinated Term Loan Notes to fund part of the purchase price consideration.

In December 2007, we acquired Various for approximately $401.0 million. The purchase price of approximately $401.0 million paid to the sellers consisted of approximately (i) $137.0 million in cash, (ii) notes valued at approximately $248.0 million, and (iii) warrants to acquire approximately 2.9 million shares of common stock, subject to adjustment for certain anti-dilution provisions, valued at approximately $16.0 million. The purchase price gives effect to a $61.0 million reduction attributable to a post-closing working capital adjustment which resulted in a $51.0 million reduction in the value of notes issued and a $10.0 million reduction in cash paid which was held in escrow. This adjustment is the result of our indemnity claim against the sellers relating to the VAT liability. In addition, legal and other acquisition costs totaling approximately $4.0 million were incurred. The cash portion of the purchase price was obtained through the issuance of notes and warrants, including approximately $110.0 million from certain of our stockholders. On June 10, 2009, the United Kingdom taxing authority notified us that it had reversed its previous position and that we were not subject to VAT, which resulted in an approximately $39.5 million reduction in the VAT liability. On October 8, 2009, we settled all indemnity claims against the sellers (whether claims are VAT related or not) by adjusting the original principal amount of the Subordinated Convertible Notes to $156.0 million. In addition, the sellers agreed to make available to us, to pay VAT and certain VAT-related expenses, $10.0 million held in a working capital escrow account established at the closing of the Various transaction. As of December 31, 2010, a total of $10 million has been released from the escrow to reimburse us for VAT-related expenses already incurred. If the actual costs to us of eliminating the VAT liability are less than $29.0 million, after applying amounts from the working capital escrow, then the principal amount of the Old Non-Cash Pay Notes (which were issued in exchange for the Subordinated Convertible Notes in the New Financing) will be increased by the issuance of additional Old Non-Cash Pay Notes to reflect the difference between $29.0 million and the actual VAT liability, plus interest on such difference.

In December 2007, we consummated an offering of $5.0 million of Series B Convertible Preferred Stock at a price of $0.59208 per share. The purchasers in the offering included certain current stockholders, including Messrs. Staton and Bell, Florescue Family Corporation, an entity affiliated with one of our directors, Barry Florescue, and Absolute Income Fund Ltd. We used the proceeds from the Series B Convertible Preferred Stock offering to pay expenses relating to our acquisition of Various in December 2007 and for working capital. In July, 2008, we changed our name from Penthouse Media Group Inc. to FriendFinder Networks Inc.

On October 27, 2010, the Company completed the New Financing. The First Lien Senior Secured Notes, with an outstanding principal amount of $167.1 million, the Second Lien Subordinated Notes, with an outstanding principal amount of $80.0 million and $32.8 million principal amount of 2005 and 2006 Notes were exchanged for, or redeemed with proceeds of, $305. 0 million principal amount of Old Senior Secured Notes. The remaining $13.5 million principal amount of 2005 Notes and 2006 Notes were exchanged for $13.8 million principal amount of Old Cash Pay Notes. The Subordinated Convertible Notes and Subordinated Term Loan Notes, with outstanding principal amounts of $180.2 million and $42.8 million respectively, together with accrued interest of $9.5 million, were exchanged for $232.5 million principal amount of Old Non-Cash Pay Notes.

On May 16, 2011, the Company issued 5,000,000 shares of common stock at a price of $10.00 per share and completed its IPO. The Company raised gross proceeds of $50.0 million, less underwriting fees and commissions of 7.25% of the gross proceeds, or $3.6 million, and incurred other offering expenses of $2.9 million to be paid from the proceeds of the offering, resulting in $43.5 million of net proceeds. In addition, the Company had incurred and paid as of December 31, 2010, $13. 3 million of offering costs, which were included in deferred offering costs in the accompanying balance sheet at December 31, 2010 and written off by a charge to capital in excess of par value in the quarter ended June 30, 2011 upon completion of the IPO.

Key Factors Affecting Our Results of Operations

Net Revenue

Our net revenue is affected primarily by the overall demand for online social networking and personals services. Our net revenue is also affected by our ability to deliver user content together with the services and features required by our users’ diverse cultures, ethnicities and interest groups.

The level of our net revenue depends to a large degree on the growth of internet users, increased internet usage per user and demand for adult content. Our net revenue also depends on demand for credit card availability and other payment methods in countries in which we have registrants, members, subscribers and paid users, general economic conditions, and government regulation. The demand for entertainment and leisure activities tends to be highly sensitive to consumers’ disposable incomes, and thus a decline in general economic conditions may lead to our current and potential registrants, members, subscribers and paid users having less discretionary income to spend. This could lead to a reduction in our revenue and have a material adverse effect on our operating results.

In addition, our net revenue could be impacted by foreign and domestic government laws that affect companies conducting business on the internet. Laws which may affect our operations relating to payment methods, including the use of credit cards, user privacy, freedom of expression, content, advertising, information security, internet obscenity and intellectual property rights are currently being considered for adoption by many countries throughout the world.

Internet Revenue

Approximately 93.6%, 93.7% and 93.0% of our net revenue for the six months ended June 30, 2011 and 2010 and for the year ended December 31, 2010, respectively, was generated from our internet segment comprised of social networking, live interactive video and premium content websites. This revenue is treated as service revenue in our financial statements. We derive our revenue primarily from subscription fees and pay-by-usage fees. These fees are charged in advance and recognized as revenue over the term of the subscription or as the advance payment is consumed on the pay-by-usage basis, which is usually immediately. VAT is presented on a net basis and is excluded from revenue.

Net revenue consists of all revenue net of credits back to customers for disputed charges and any chargeback expenses from credit card processing banks for such items as cancelled subscriptions, stolen cards and non-payment of cards. We estimate the amount of chargebacks and credits that will occur in future periods to offset current revenue. For the six months ended June 30, 2011 and 2010 and for the years ended December 31, 2010, 2009 and 2008, these credits and chargebacks were 6.0%, 6.0%, 6.0%, 4.7% and 3.6% of gross revenue, while chargebacks alone were 1.1%, 1.5%, 1.4%, 1.2% and 0.7% of gross revenue for the six months ended June 30, 2011 and 2010 and for the years ended December 31, 2010, 2009 and 2008, respectively.

In addition, our net revenue was reduced for the year ended December 31, 2008 in the amount of $19.2 million due to a purchase accounting adjustment that required deferred revenue at the date of acquisition to be recorded at fair value to reflect a normal profit margin for the cost required to fulfill the customer’s order after the acquisition (in effect a reduction to deferred revenue reflected in the historical financial statements of Various to eliminate any profit related to selling or other efforts prior to the acquisition date). This reduction did not impact the service to be provided to our online subscribers or the cash collected by us associated with these subscriptions. There were no further purchase accounting adjustments after December 31, 2008. Future revenue will not be impacted by this non-recurring adjustment.

We believe that we have new opportunities to substantially increase revenue by adding new features to our websites, expanding in foreign markets and generating third party advertising revenue from our internet websites, which allow us to target specific demographics and interest groups within our user base. However, our revenue growth rate may decline in the future as a result of increased penetration of our services over time and as a result of increased competition.

Entertainment Revenue

Approximately 6.4%, 6.3% and 7.0% of our net revenue for the six months ended June 30, 2011 and 2010 and for the year ended December 31, 2010, respectively, was generated by the entertainment segment. Entertainment revenue consists of studio production and distribution, licensing of the Penthouse name, logos, trademarks and artwork for the manufacture, sale and distribution of consumer products and publishing revenue. This revenue is treated as product revenue in our financial statements, with the exception of revenue derived from licensing, which is treated as service revenue. For more information regarding our net revenue by service and product, see Notes O and 14 , “Segment Information,” of our consolidated financial statements included elsewhere in this prospectus. We derive revenue through third party license agreements for the distribution of our programming where we either receive a percentage of revenue or a fixed fee.

The revenue sharing arrangements are usually either a percentage of the subscription fee paid by the customer or a percentage of single program or title fee purchased by the customer. Our fixed fee contracts may receive a fixed amount of revenue per title, group of titles or for a certain amount of programming during a period of time. Revenue from the sale of magazines at newsstands is recognized on the on-sale date of each issue based on an estimate of the total sell through, net of estimated returns. The amount of estimated revenue is adjusted in subsequent periods as sales and returns information becomes available. Revenue from the sale of magazine subscriptions is recognized ratably over their respective terms.

Cost of Revenue

Cost of revenue for the internet segment is primarily comprised of commissions, which are expensed as incurred, paid to our affiliate websites and revenue shares for online models and studios in connection with our live interactive video websites. We estimate that cost of revenue will decrease as a percentage of net revenue primarily due to improvement in our affiliate commission structure and revenue sharing arrangements with our models and studios as net revenue increases. Cost of revenue for the entertainment segment consists primarily of publishing costs including costs of printing and distributing magazines and studio costs which principally consist of the cost of the production of videos. These costs are capitalized and amortized over three years which represents the estimated period during which substantially all the revenue from the content will be realized.

Marketing Affiliates

Our marketing affiliates are companies that operate websites that market our services on their websites and direct visitor traffic to our websites by placing banners or links on their websites to one or more of our websites. The total net revenues derived from these marketing affiliates has increased from year to year during the three years shown, while the percentage of revenue contribution has increased as well. The compensation to affiliates can vary depending on whether an affiliate chooses to be compensated on a pay-per-order or revenue sharing basis. Under a pay-per-order agreement, we compensate an affiliate one-time for each new member that places an order. Under a revenue sharing agreement, we compensate the affiliate in perpetuity for as long as the member continues to renew their subscription. Depending on the longevity of the subscription, either of the two compensation methods can result in a higher expense to us. In addition, we occasionally modify the pay-per-order compensation amount as needed depending on the quality of the traffic sent by the affiliate, economic factors, competition and other criteria.

Our compensation to our marketing affiliates has decreased and the percentage of revenues from our marketing affiliates have increased modestly, reflecting the variability in the rate at which we compensate our marketing affiliates described above. The percentage of revenues derived from these affiliates and the compensation to our affiliates for the six months ended June 30, 2011 and 2010 are set forth below:

	Six Months Ended June 30,
	2011	2010
Percentage of revenue contributed by affiliates	46%	44%
Compensation to affiliates (in millions)	$30.7	$38.6

The percentage of revenues derived from these affiliates and the compensation to our affiliates for the year ended December 31, 2010 and the previous two fiscal years are set forth below:

	Year Ended December 31,
	2010	2009	2008
Percentage of revenue contributed by affiliates	45%	44%	43%
Compensation to affiliates (in millions)	$71.2	$56.7	$62.3

Operating Expenses

Product Development

Product development expense consists of the costs incurred for maintaining the technical staff which are primarily comprised of engineering salaries related to the planning and post-implementation stages of our website development efforts. These costs also include amortization of the capitalized website costs attributable to the application development stage. We expect our product development expenses to remain stable as a percentage of revenue as we continue to develop new websites, services, content and features which will generate revenue in the future.

Selling and Marketing

Selling and marketing expenses consist principally of advertising costs, which we pay to companies that operate internet search engines for key word searches in order to generate traffic to our websites. Selling and marketing expenses also include salaries and incentive compensation for selling and marketing personnel and related costs such as public relations. Additionally, the entertainment segment includes certain nominal promotional publishing expenses. We believe that our selling and marketing expenses will remain relatively constant as a percentage of revenue as these expenses are relatively variable and within the discretion of management.

General and Administrative

General and administrative expenses relate primarily to our corporate personnel related costs, professional fees, occupancy, credit card processing fees and other overhead costs. We expect that the total amount of our general and administrative expenses will increase significantly due to the regulatory and compliance obligations associated with being a public company; however, we anticipate that these expenses will decrease as a percentage of net revenue as a large portion of these expenses are relatively fixed in nature and do not increase with a corresponding increase in net revenue.

Stock Based Compensation

Based on the initial public offering price of $10.00 per share on May 11, 2011, stock-based compensation recognized as a result of our IPO for options outstanding at June 30, 2011 was approximately $2.3 million. Of such amounts, a cumulative adjustment to compensation expense of approximately $1,974,000 was realized in May 2011.

Amortization of Acquired Intangibles and Software

Amortization of acquired intangibles and software is primarily attributable to intangible assets and internal-use software from acquisitions. As a result of purchase accounting rules, fair values were established for intangibles and internal-use software. The total fair value of these intangibles and internal-use software acquired from Various in 2007 was $182.5 million. The amortization periods vary from two to five years with the weighted average amortization period equaling approximately three years. We recognized amortization expense associated with these assets of $3.9 million, $6.3 million, $24.5 million, $35.5 million and $36.3 million for the six months ended June 30, 2011 and 2010 and for the three years ended December 31, 2010, 2009 and 2008, respectively. If we acquire other businesses which results in us owning additional intangible assets, the amortization of any acquired intangible assets could cause our depreciation and amortization expense to increase as a percentage of net revenue.

Depreciation and Other Amortization

Depreciation and other amortization is primarily depreciation expense on our computer equipment. We expect our depreciation and other amortization expenses to decrease due to purchases of new hardware and software associated with our growth plans increasing at a slower rate than our anticipated growth in net revenue.

Impairment of Goodwill and Other Intangible Assets

Impairment of goodwill and other intangible assets is recognized when we determine that the carrying value of goodwill and indefinite-lived intangible assets is greater than the fair value. We assess goodwill and other indefinite-lived intangibles at least annually, and more frequently when circumstances indicate that the carrying value may be impaired. We recorded goodwill impairment charges of $6.8 million in 2008 related to our internet segment and $2.8 million in 2008 related to our entertainment segment. In addition, we also recorded impairment charges related to our trademarks of $4.7 million, $4.0 million and $14.9 million in 2010, 2009 and 2008, respectively, related to our entertainment segment. We do not expect that there will be future impairment recorded to goodwill and intangible assets based on current information available. However, if future circumstances change and the fair values of goodwill or intangible assets is less than the current carrying value, additional impairment losses will be recognized.

Interest Expense, Net of Interest Income

Interest expense, net of interest income mainly represents interest expense recognized from the debt incurred in connection with the acquisition of Various and the New Financing and an increase in interest expense related to our debt incurred prior to the acquisition. Included in interest expense is amortization of note discounts due to certain warrants issued in connection with our 2005 Notes, 2006 Notes, First Lien Senior Secured Notes and Second Lien Subordinated Secured Notes and amortization of a discount to record the fair value of the Subordinated Convertible Notes at the date of issuance. As the exchange of such notes was not accounted for as extinguishment (as described in “Note J — Long-Term Debt” in our consolidated financial statements included elsewhere in this prospectus), subsequent to our debt restructuring on October 27, 2010, interest expense continues to include such amortization together with amortization of original issue discount related to our Old Senior Secured Notes and Old Cash Pay Notes and amortization of discount to record the fair value of certain Old Non-Cash Pay Notes at the date of issuance. Interest expense also includes amortization of deferred debt costs and the 2% premium paid in connection with payment of debt from excess cash flow each quarter.

Other Finance Expenses

Other finance expenses relates to charges incurred with our New Financing that was completed on October 27, 2010. These expenses were for third party fees related to the Old Senior Secured Notes which were determined to be not substantially different from the outstanding First Lien Notes and Second Lien Notes they were exchanged for, and therefore not accounted for as an extinguishment of debt (See “Net Loss on Extinguishment and Modification of Debt” below).

Interest and Penalties Related to VAT Liability not Charged to Customers

Interest and penalties related to VAT not charged to customers are due to our failure to file VAT tax returns and pay VAT based on the applicable law of each country in the European Union. Commencing in 2003, the member states of the European Union implemented rules requiring the collection and payment of VAT on revenues generated by non-European Union businesses that provide electronic services that are purchased by end users within the European Union. We did not begin collecting VAT from our subscribers until July 2008. At June 30 , 2011 and December 31, 2010, the total amount of uncollected VAT payments was approximately $4 2.3 million and $39.4 million, respectively. For more information regarding our potential VAT liability, see the section entitled “Business — Legal Proceedings.” The majority of the penalties assessed by the various tax jurisdictions related to the VAT liability were incurred prior to our purchase of Various and thus charged back to the sellers by an offset in the principal amount of the Subordinated Convertible Notes held by the sellers. The portion of interest incurred prior to the purchase of Various was also charged back to the sellers by an offset in the principal amount of the Subordinated Convertible Notes held by the sellers, and subsequently continues to be recorded on the unpaid amounts. On October 14, 2008, we made an indemnity claim against these notes under the acquisition agreement for Various in the amount of $64.3 million. On June 10, 2009, the United Kingdom taxing authority notified us that it had reversed its previous position and that we were not subject to VAT, which resulted in an approximately $39.5 million reduction in the VAT liability. On October 8, 2009, we settled and released all indemnity claims against the sellers (whether claims are VAT related or not) by reducing the original principal amount of the Subordinated

Convertible Notes by the full value of the then-outstanding VAT liability. In addition, the sellers agreed to make available to us, to pay VAT and certain VAT-related expenses, $10.0 million held in a working capital escrow account established at the closing of the Various transaction. As of June 30 , 2011, the total $10.0 million has been released from the escrow to reimburse us for VAT-related expenses already incurred. If the actual costs to us of eliminating the VAT liability are less than $29.0 million, after applying amounts from the working capital escrow, then the principal amount of the Old Non-Cash Pay Notes (notes issued in exchange for the Subordinated Convertible Notes in the New Financing) will be increased by the issuance of new Non-Cash Pay Notes to reflect the difference between $29.0 million and the actual VAT liability, plus interest on such difference. For more information regarding the reductions of the principal amount of Subordinated Convertible Notes as a result of our VAT liability, see the section entitled “ — Legal Proceedings.”

Net Loss on Extinguishment and Modification of Debt

In 2010, we refinanced substantially all of our existing debt into Old Senior Secured Notes, Old Cash Pay Notes and Old Non-Cash Pay Notes. As a result, we recorded a loss on extinguishment of $7.5 million for the year ended December 31, 2010. Such loss was determined by us reviewing each of our former lines of debt and determining if a substantial modification was made for each line. We determined that the Old Senior Secured Notes and Old Cash Pay Notes were substantially different than the outstanding principal amount of Senior Secured Notes for which they were exchanged, resulting in an extinguishment of the Senior Secured Notes. An extinguishment loss of $10.5 million was recorded for such exchange and for the Senior Secured Notes, First Lien Notes and Second Lien Notes redeemed for cash. Such loss includes payment of fees to lenders. We also determined that the Old Non-Cash Pay Notes were substantially different than the non-convertible Subordinated Term Notes for which they were exchanged based on the conversion feature in the Old Non-Cash Pay Notes, resulting in a gain on extinguishment of $3.0 million related to the excess of the carrying value of the Subordinated Term Notes over the fair value of the Old Non-Cash Pay Notes for which they were exchanged. In 2009, the loss on modification of debt relates to our decision to eliminate the option to convert the Convertible Notes at our option into common stock and agreeing to set the principal amount at $156.0 million which was considered to result in an exchange of debt instruments with substantially different terms thereby requiring us to account for the modification like an extinguishment of the existing Convertible Notes and the creation of new Convertible Notes. This modification resulted in us recording a charge for the extinguishment of debt of approximately $7.2 million attributable to the excess of the fair value of the modified notes over the carrying value of the existing notes plus the $2.3 million present value of the $3.2 million of fees owed to the former owner of Various.

Loss on extinguishment of debt is related to redeeming $37,832,000 of Old Senior Secured Notes and $1,709,000 of Old Cash Pay Notes on May 19, 2011 from the net proceeds of the IPO at 110% of principal incurring a loss on extinguishment of debt of approximately $3.9 million. In addition, with the redemption there was additional discount and refinancing fee amortization of $3.4 million resulting in a total loss on extinguishment of debt of $7.3 million.

Foreign Exchange Gain/(Loss), Principally Related to VAT Liability not Charged to Customers

Foreign exchange gain or loss principally related to VAT liability not charged to customers is the result of the fluctuation in the U.S. dollar against foreign currencies. We record a gain when the dollar strengthens against foreign currencies and a loss when the dollar weakens against those currencies. Our primary exposure to foreign fluctuations is related to the liability related to VAT not charged to customers, the majority of which is denominated in Euros.

Gain on Settlement of VAT Liability not Charged to Customers

Gain on settlement of liability related to VAT not charged to customers reflects our settlement of liabilities related to VAT not charged to customers owed at amounts less than what we had recorded. We have been able to settle with or pay in full certain tax jurisdictions on favorable terms, which resulted in the gain. However, we still have numerous tax jurisdictions remaining to be resolved that may result in our recording a gain or loss.

Gain on Elimination of Liability for United Kingdom VAT not Charged to Customers

Gain on elimination of liability for United Kingdom VAT not charged to customers reflects the elimination of liabilities related to VAT not charged to customers in the United Kingdom. This gain was due to the United Kingdom taxing authority notifying us that it had reversed its previous position and that we were not subject to VAT in the United Kingdom in connection with providing internet services.

Gain on Liability Related to Warrants

Gain on liability related to warrants reflects our warrants issued in conjunction with the August 2005 issuance of the Senior Secured Notes. We issued warrants to purchase 501,663 shares of our common stock (of which 476,573 were exercisable at $6.20 per share and 25,090 were exercisable at $10.25 per share). The warrants contain a provision that required a reduction of the exercise price if certain equity events occur. Under the provisions of authoritative guidance that became effective for us on January 1, 2009, such a reset provision no longer makes the warrants eligible for equity classification and as such, effective January 1, 2009, we classified these warrants as a liability at a fair value of $6.3 million with a corresponding increase of $1.6 million to accumulated deficit and a $4.8 million reduction to capital in excess of par value. The liability is measured at fair value with changes in fair value reflected in the statement of operations.

In connection therewith, the statement of operations for the six months ended June 30, 2011 and 2010 reflects a gain of $ 391,000 and $484,000, respectively, on re-measurement of the liability. On May 16, 2011, concurrently with the consummation of the Company’s IPO, warrants to issue 457,843 shares of common stock at $6.20 per share were net settled, whereby 174,246 shares of common stock were issued upon exercise, equivalent to the intrinsic value of the warrants based on the IPO price of $10.00 per share, and the Company did not receive any cash proceeds. In addition, warrants to acquire 24,104 common shares at $10.25 per share were terminated as they were not exercised. Accordingly, in May 2011, the liability related to the warrants was eliminated with the carrying value of $3,168,000 related to the exercised warrants transferred to capital in excess of par value and the carrying value of $119,000 related to the terminated warrants recorded as non-operating income.

Other Non-Operating Income/Expenses, Net

Other non-operating income and expenses include miscellaneous transactions not related to our primary operations. Included in the six months ended June 30, 2011 is the settlement of our Broadstream arbitration case for $15.0 million, which required us to record an additional $5.0 million of expense. For further information, see “Note 1 5-Contingencies” in our consolidated financial statements included elsewhere in this prospectus. Also included in the six months ended June 30, 2011 is life insurance proceeds related to the death of the original founder of Penthouse, Robert Guccione of $1.1 million.

Income Tax Provision (Benefit)

We had an income tax benefit of $5.5 million and $147,000 for the six months ended June 30, 2011 and 2010, respectively. The tax benefit in the six month period ended June 30, 2011, relates to a reduction in the valuation allowance offsetting a portion of deferred tax assets resulting from the recording of an approximately $5.7 million deferred tax liability related to a beneficial conversion feature which was charged to additional paid-in capital in the six month period ended June 30, 2011. Of such benefit, $4.9 million, which relates to the reversal in future years of debt discount arising from the beneficial conversion feature, has been recognized as a discrete event in the six month period . The remaining benefit resulting from the reduction in the valuation allowance ($0.8 million) which relates to the reversal of debt discount in the current year, is being accounted for as an adjustment to the estimated annual effective tax rate and is being allocated to the current and subsequent interim periods in 2011.

At December 31, 2010, we had net operating loss carryforwards for federal income tax purposes of approximately $69.0 million available to offset future taxable income, which expire at various dates from 2024 through 2028. Our ability to utilize approximately $9.0 million of these carryforwards is limited due to changes in our ownership, as defined by federal tax regulations. In addition, utilization of the remainder of such carryforwards may be limited by the occurrence of certain further ownership changes, including changes as a result of the IPO.

Realization of the deferred tax assets is dependent on the existence of sufficient taxable income within the carryforward period, including future reversals of taxable temporary differences.

Critical Accounting Policies and Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect both the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates and judgments are subject to an inherent degree of uncertainty. Our significant accounting policies are more fully described in Note 2 to our consolidated financial statements, as well as in our audited financial statements included in this Prospectus. However, certain of our accounting policies are particularly important to the portrayal of our financial position and results of operations. In applying these critical accounting policies, our management uses its judgment in making certain assumptions to be used in making such estimates. Those estimates are based on our historical experience, the terms of existing contracts, our observation of trends in our industry and information available from other outside sources as appropriate. Accounting policies that, in their application to our business, involve the greatest amount of subjectivity by way of management judgments and estimates are those relating to: valuation of goodwill; identified intangibles and other long-lived assets, including business combinations; and legal contingencies.

Valuation of Goodwill, Identified Intangibles and Other Long-lived Assets, including Business Combinations

We test goodwill and intangible assets for impairment in accordance with authoritative guidance. We also test property, plant and equipment for impairment in accordance with authoritative guidance. We assess goodwill, and other indefinite-lived intangible assets at least annually, or more frequently when circumstances indicate that the carrying value may not be recoverable. Factors we consider important and which could trigger an impairment review include the following:

•	a significant decline in actual or projected revenue;

•	a significant decline in performance of certain acquired companies relative to our original projections;

•	an excess of our net book value over our market value;

•	a significant decline in our operating results relative to our operating forecasts;

•	a significant change in the manner of our use of acquired assets or the strategy for our overall business;

•	a significant decrease in the market value of an asset;

•	a shift in technology demands and development; and

•	a significant turnover in key management or other personnel.

When we determine that the carrying value of goodwill and indefinite-lived intangible assets and other long-lived assets may not be recoverable based upon the existence of one or more of the above indicators of impairment, we measure any impairment based on a projected discounted cash flow method using a discount rate determined by our management to be commensurate with the risk inherent in our current business model. In the case of finite-lived amortizable intangible assets and other long-lived assets, this measurement is only performed if the projected undiscounted cash flows for the asset are less than its carrying value.

In 2010, 2009 and 2008, a trademark impairment loss of approximately $4.7 million, $4.0 million and $14.9 million, respectively, was recognized related to our entertainment segment. Such loss, which is included in impairment of other intangible assets in the 2010, 2009 and 2008 consolidated statement of operations, resulted due to the estimated fair value of certain trademarks being less than their carrying value. We had impairment charges related to goodwill of approximately $6.8 million in 2008 related to our internet segment and $2.8 million related to our entertainment segment in 2008. These losses were attributable to downward revisions of earnings forecasted for future years and an increase in the discount rate due to an increase in the perceived risk of our business prospects related to negative global economic conditions and increased competition.

We have acquired the stock or specific assets of certain companies from 2006 through 2007 some of which were considered to be business acquisitions. Under the purchase method of accounting then in effect, the cost, including transaction costs, were allocated to the underlying net assets, based on their respective estimated fair values. The excess of the purchase price over the estimated fair values of identifiable net assets acquired was recorded as goodwill.

Intangible assets which resulted from the acquisition were recorded at estimated fair value at the date of acquisition. Identifiable intangible assets are comprised mainly of studio and service contracts, domain names, customer lists and a non-compete agreement. In addition, purchase accounting requires deferred revenue be restated to estimated cost incurred to service the liability in the future, plus a reasonable margin.

The judgments made in determining the estimated fair value of assets and liabilities acquired and the expected useful life assigned to each class of assets can significantly impact net income.

As with the annual testing described above, determining the fair value of certain assets and liabilities acquired is subjective in nature and often involves the use of significant estimates and assumptions.

In our impairment testing, our forecasts of future performance, the discount rates used in discounted cash flow analysis and comparable company comparisons are all subjective in nature and a change in one or more of the factors could have a material change in the results of such testing and our financial results.

Legal Contingencies

We are currently involved in certain legal proceedings, as discussed in the notes to our audited consolidated financial statements and under the section entitled “ — Legal Proceedings.” To the extent that a loss related to a contingency is probable and can reasonably be estimated, we accrue an estimate of that loss. Because of the uncertainties related to both the amount or range of loss on certain pending litigation, we may be unable to make a reasonable estimate of the liability that could result from an unfavorable outcome of such litigation. As additional information becomes available, we will assess the potential liability related to our pending litigation and make or, if necessary revise, our estimates. Such changes in our estimates of the potential liability could materially impact our results of operations and financial position.

Segment Information

We divide our business into two reportable segments: internet, which consists of social networking, live interactive video and premium content websites; and entertainment, which consists of studio production and distribution, licensing and publishing. Certain corporate expenses are not allocated to segments.

The following table presents our results of operations for the periods indicated for our reportable segments:

	Six Months Ended June 30,
	2011	2010
	(in thousands)
Net revenue
Internet	$156,172	$160,030
Entertainment	10,719	10,798
Total	166,891	170,828
Cost of revenue
Internet	44,280	51,648
Entertainment	7,613	6,210
Total	51,893	57,858
Gross profit
Internet	111,892	108,382
Entertainment	3,106	4,588
Total	114,998	112,970

	Six Months Ended June 30,
	2011	2010
	(in thousands)
Income (loss) from operations
Internet	$42,693	$30,297
Entertainment	(44)	1,180
Unallocated corporate	(4,979)	(2,888)
Total	$37,670	$28,589

The following table presents our results of operations for the years ended December 31, 2010, 2009 and 2008 for our reportable segments:

	Year Ended December 31,
	2010	2009	2008
	(in thousands)
Net revenue
Internet	$321,605	$306,213	$306,129
Entertainment	24,392	21,479	24,888
Total	345,997	327,692	331,017
Cost of revenue
Internet	97,959	78,627	81,815
Entertainment	12,531	13,070	14,699
Total	110,490	91,697	96,514
Gross profit
Internet	223,646	227,586	224,314
Entertainment	11,861	8,409	10,189
Total	235,507	235,995	234,503
Income (loss) from operations
Internet	76,142	64,962	34,345
Entertainment	1,140	(439)	(17,748)
Unallocated corporate	(5,547)	(6,128)	(9,488)
Total	$71,735	$58,395	$7,109

Internet Segment Historical Operating Data

The following table presents certain key business metrics for our adult social networking websites, general audience social networking websites and live interactive video websites for the six months ended June 30, 2011 and 2010.

	Six Months Ended June 30,
	2011	2010
Adult Social Networking Websites
New members	17,499,022	18,929,854
Beginning subscribers	928,314	916,005
New subscribers(1)	789,061	941,943
Terminations	883,218	888,406
Ending subscribers	834,157	969,542
Conversion of members to subscribers	4.5%	5.0%
Churn	15.9%	16.2%
ARPU	$20.44	$20.09
CPGA	$44.47	$53.43
Average lifetime net revenue per subscriber	$84.43	$70.85
Net revenue (in millions)	$108.1	$113.7

	Six Months Ended June 3 0,
	2011	2010
General Audience Social Networking Websites
New members	3,839,846	4,854,614
Beginning subscribers	53,198	57,431
New subscribers(1)	45,155	59,741
Terminations	54,802	59,126
Ending subscribers	43,551	58,046
Conversion of members to subscribers	1.2%	1.2%
Churn	17.2%	17.2%
ARPU	$19.44	$20.84
CPGA	$29.36	$30.77
Average lifetime net revenue per subscriber	$83.87	$90.69
Net revenue (in millions)	$5.6	$7.2
Live Interactive Video Websites
Total minutes	8,961,833	9,631,282
Average revenue per minute	$4.46	$3.80
Net revenue (in millions)	$40.0	$36.6

(1)	New subscribers are subscribers who have paid subscription fees to one of our websites during the period indicated in the table but who were not subscribers in the immediately prior period. Members who previously were subscribers, but discontinued their subscriptions either by notifying us of their decisions to discontinue or allowing their subscriptions to lapse by failing to pay their subscription fees, are considered new subscribers when they become subscribers again at any point after their previous subscriptions ended. If a current subscriber to one of our websites becomes a subscriber to another one of our websites, such new subscription would also be counted as a new subscriber since such subscriber would be paying the full subscription fee for each subscription.

The following table presents certain key business metrics for our adult social networking websites, general audience social networking websites and live interactive video websites for the years ended December 31, 2010, 2009 and 2008.

	Year Ended December 31,
	2010	2009	2008
Adult Social Networking Websites
New members	38,216,689	22,461,322	20,738,807
Beginning subscribers	916,005	896,211	919,146
New subscribers(1)	1,771,837	1,776,916	1,935,533
Terminations	1,759,528	1,757,122	1,958,468
Ending subscribers	928,314	916,005	896,211
Conversion of members to subscribers	4.6%	7.9%	9.3%
Churn	16.0%	16.3%	17.8%
ARPU	$20.47	$20.73	$22.28
CPGA	$48.43	$47.24	$51.26
Average lifetime net revenue per subscriber	$79.45	$79.64	$74.22
Net revenue(2) (in millions)	$226.6	$225.4	$242.7
General Audience Social Networking Websites
New members	8,985,965	8,994,757	11,221,993
Beginning subscribers	57,431	68,647	85,893
New subscribers(1)	114,709	116,608	174,290
Terminations	118,942	127,824	191,536
Ending subscribers	53,198	57,431	68,647
Conversion of members to subscribers	1.3%	1.3%	1.6%
Churn	17.3%	15.5%	18.6%
ARPU	$20.72	$18.05	$19.21
CPGA	$29.04	$41.61	$36.68
Average lifetime net revenue per subscriber	$91.02	$74.71	$66.70
Net revenue(2) (in millions)	$13.8	$13.7	$17.8
Live Interactive Video Websites
Total minutes	19,566,551	17,293,702	19,101,202
Average revenue per minute	$3.90	$3.49	$2.87
Net revenue(2) (in millions)	$76.3	$60.4	$54.9

(1)	See the previous Footnote 1 on page 64 .

(2)	Net revenue for the year ended December 31, 2008 includes the adding back of $19.2 million due to a non-recurring purchase accounting adjustment that required deferred revenue at the date of acquisition of Various to be recorded at fair value. To provide meaningful comparisons between the years shown, management believes that the historical results of Various are reflective of our future results.

The tables above include the average lifetime net revenue per subscriber and the number of subscribers for the periods shown. While we monitor many statistics in the overall management of our business, we believe that average lifetime net revenue per subscriber and the number of subscribers are particularly helpful metrics for gaining a meaningful understanding of our business as they provide an indication of total revenue and profit generated from of our base of subscribers inclusive of affiliate commissions and advertising costs required to generate new subscriptions.

While we monitor trends in visitors, conversion rates of visitors to subscribers or visitors to paid users does not provide a meaningful understanding of our business. Our raw data of visitors is subject to duplicate entries from visitors using multiple user names and e-mail addresses or accessing our websites as a member on one website and as a subscriber on another website. We use statistically significant samples and measurements of visitor data that allow our management to make evaluations based on such data.

There is the possibility that a new subscriber reflected on the table above was either a discontinued or lapsed prior subscriber or is also a current subscriber on a different FriendFinder website. We do not identify which subscribers are discontinued or lapsed subscribers or which subscribers are existing subscribers on a different FriendFinder website. Furthermore, a subscriber may come to one of our websites using multiple user names, e-mail addresses or credit cards, and consequently might be double counted. We do not quantify the number of new subscribers attributable to the sources listed above because we believe our current method provides the most relevant measurement of our business.

With respect to our live interactive video websites, our goal is to maximize the number of minutes purchased and the revenue from those purchased minutes. Paid users are a subset of our members, and may also be subscribers, who purchase products or services on a pay-by-usage basis on our live interactive video websites. The number of paid users is less important than the number and cost of the minutes purchased. Thus, we monitor the revenue from paid users, the number of minutes purchased in any period and the average value of the minutes purchased, all of which are presented in the table above.

Our results of operations related to our adult and general audience websites, as distinguished from the live interactive video websites discussed above, reflects the interaction of the conversion of members to subscribers, the churn of subscribers, and the average value of purchased products and services. A negative movement in any one of these items may be offset by a positive movement in another. For more information see the sections entitled “— Results of Operations — Internet Segment Historical Operating Data for the Year Ended December 31, 2010 as Compared to the Year Ended December 31, 2009,” “— Results of Operations — Internet Segment Historical Operating Data for the Year Ended December 31, 2009 as Compared to the Year Ended December 31, 2008.” and the sections entitled, ”— Results of Operations — Internet Segment Historical Operating Data for the Six Months Ended June 30 , 2011 as Compared to the Six Months Ended June 30 , 2010.”

Results of Operations

Segments and Periods Presented

We operate in two segments, internet and entertainment. Our strategy is largely focused on the expansion of our internet segment. As a result, we expect our entertainment segment to become a decreasing percentage of our total net revenues. We expect our entertainment segment to continue to account for less than 10.0% and 5.0% of our net revenue and gross profit, respectively, for the next five years.

Our entertainment segment has higher fixed and variable costs associated with the business resulting in historically lower gross profit margins than our internet segment. We expect gross profit margins in our entertainment segment to continue to vary but remain within its historical range. We expect the internet gross profit percentage in future years to be consistent with the gross profit percentage in 2010.

We have provided a discussion of our results of operations on a consolidated basis and have also provided certain detailed discussions for each of our segments. In order to provide a meaningful discussion of our ongoing business, we have provided a discussion of the following:

•	our consolidated results of operations for the six months ended June 30 , 2011 compared to the six months ended June 30 , 2010;

•	an analysis of internet segment operating data which are key to an understanding of our operating results and strategies for the six months ended June 30 , 2011 as compared to the six months ended June 30 , 2010;

•	our consolidated results of operations for the year ended December 31, 2010 compared to the year ended December 31, 2009;

•	our consolidated results of operations for the year ended December 31, 2009 compared to the year ended December 31, 2008.

•	an analysis of internet segment operating data which are key to an understanding of our operating results and strategies for the year ended December 31, 2010 as compared to the year ended December 31, 2009, and for the year ended December 31, 2009 as compared to the year ended December 31, 2008.

The following table presents our historical operating results as a percentage of our net revenue for the periods indicated:

	Six Months Ended June 30,
	2011	2010
Net revenue	100.0%	100.0%
Cost of revenue	31.1	33.9
Gross profit	68.9	66.1
Operating expenses:
Product development	4.8	3.5
Selling and marketing	8.6	13.6
General and administrative	26.8	23.6
Amortization of acquired intangibles and software	4.7	7.3
Depreciation and other amortization	1.4	1.4
Total operating expenses	46.3	49.4
Income from operations	22.6	16.7
Interest expense, net of interest income	(26.3)	(27.2)
Interest and penalty related to VAT liability not charged to customers	(0.6)	(0.6)
Foreign exchange (loss) gain principally related to VAT liability not charged to customers	(1.8)	3.0
Gain on liability related to warrants	0.2	0.3
Loss on extinguishment of debt	(4.4)	—
Other non-operating (expense) income, net	(2.3)	0.0
Loss before income tax (benefit) provision	(12.6)	(7.8)
Income tax (benefit) provision	(3.3)	(0.1)
Net loss	(9.3)%	(7.7)%

	Year Ended December 31,
	2010	2009	2008
Net revenue	100.0%	100.0%	100.0%
Cost of revenue	31.9	28.0	29.2
Gross profit	68.1	72.0	70.8
Operating expenses:
Product development	3.7	4.1	4.4
Selling and marketing	10.8	13.1	17.9
General and administrative	23.1	23.5	26.7
Amortization of acquired intangibles and software	7.1	10.8	11.0
Depreciation and other amortization	1.3	1.5	1.3
Impairment of goodwill	—	—	2.9
Impairment of other intangible assets	1.4	1.2	4.5
Total operating expenses	47.4	54.2	68.7
Income from operations	20.7	17.8	2.1
Interest expense, net of interest income	(25.6)	(28.1)	(24.3)
Other finance expenses	(1.3)	—	—
Interest and penalty related to VAT liability not charged to customers	(0.7)	(1.3)	(2.5)
Net loss on extinguishment and modification of debt	(2.1)	(2.2)	—
Foreign exchange (gain) loss principally related to VAT liability not charged to customers	0.2	(1.7)	4.6

	Year Ended December 31,
	2010	2009	2008
Gain on elimination of liability for United Kingdom VAT not charged to customers	—	0.5	—
Gain on settlement of liability related to VAT not charged to customers	—	0.1	0.8
Gain on liability related to warrants	0.0	0.8	—
Other non-operating expense net	(3.8)	(0.1)	(0.1)
Loss before income tax benefit	(12.6)	(14.2)	(19.4)
Income tax benefit	0.1	1.6	5.5
Net loss	(12.5)%	(12.6)%	(13.9)%

Six Months Ended June 30, 2011 as Compared to the Six Months Ended June 30, 2010

Net Revenue. Net revenue for the six months ended June 30, 2011 and 2010 was $166.9 million and $170.8 million, respectively, representing a decrease of $3.9 million or 2.3%. Internet revenue for the six months ended June 30, 2011 and 2010 was $156.1 million and $160.0 million, respectively, representing a decrease of $3.9 million or 2.4%. Entertainment revenue for the six months ended June 30, 2011 and 2010 was $10.7 million and $10.8 million, respectively, representing a decrease of $0.1 million or 0.9%.

The decrease in internet revenue was primarily attributable to a decrease in our social networking websites revenue of $7.3 million, or 6.0% due to a decrease in traffic to our websites mainly in Europe as described below in cost of revenue. The above decline was offset by an increase in our live interactive video websites revenue of $3.3 million, or 9.1%, due mainly to a $1.9 million charge to our customers’ e-wallets for non-use as well as more effective marketing campaigns. Negative global economic conditions (including, but not limited to, a decline in revenues in the European markets and an increase in credit card companies denying transactions) affected our revenue as well.

Internet revenue for the six months ended June 30, 2011 was comprised of 72.8% relating to our social networking websites, 25.6% relating to our live interactive video websites and 1. 5% relating to our premium content websites, as compared to 75.6% for our social networking websites, 22.9% for our live interactive video websites and 1. 4% for our premium content websites for the same period in 2010.

Entertainment revenue for the six months ended June 30, 2011 was $10.7 million as compared to $10.8 million for the six months ended June 30, 2010, representing a decrease of $0.1 million or 0.9%. The decrease in entertainment revenue was primarily due to a decrease in our publication revenue of $0.9 million as a result of a decline in the number of magazines sold from 1.9 million to 1.6 million issues. We also had a decrease in our licensing revenue of $0.3 million due to less licensing activity. The above decreases were offset by an increase in our video entertainment revenue of $1.1 million related to new video distribution deals.

Entertainment revenue for the six months ended June 30, 2011 was comprised of 47.0% relating to magazine publishing, 42.9% relating to broadcasting and 10.1% relating to licensing, as compared to 54.8% for magazine publishing, 32.8% for broadcasting and 12.4% for licensing for the same period in 2010.

Cost of Revenue. Cost of revenue for the six months ended June 30, 2011 and 2010 was $51.9 million and $57.9 million, respectively, representing a decrease of $6.0 million or 10.4%. During the six months ended June 30, 2010, we significantly increased our pay-per-order payouts to affiliates, which caused some of our affiliates to switch from a revenue share basis to a pay-per-order basis. The increase in pay-per-order payouts caused an increase in traffic to our websites, resulting in increased revenue and a corresponding increase in our affiliate expenses. We did not have such increases in our pay-per-order payouts for the six months ended June 30, 2011, and as a result, had a reduction in our affiliate expenses of $7.9 million in the six months ended June 30, 2011 as compared to the same period in 2010. The above decrease was offset by an increase of $1.8 million related to satellite distribution costs in our video entertainment business due in part to the increase in revenue described above.

Operating Expenses

Product Development. Product development expense for the six months ended June 30, 2011 and 2010 was $8.1 million and $6.1 million, respectively, representing an increase of $2.0 million or 32.8%. The primary reason for the increase in product development expense was due to an increase in headcount to support new initiatives and expected growth.

Selling and Marketing. Selling and marketing expense for the six months ended June 30, 2011 and 2010 was $14.4 million and $23.2 million, respectively, representing a decrease of $8.8 million or 37.9%. The decrease in selling and marketing expense was primarily due to a $9.1 million decrease in our ad buy expenses for our internet segment over the period, from $20.4 million for the six months ended June 30, 2010 to $11.3 million for the same period in 2011. The largest single sales and marketing expense item is our ad buy expense, the cost of purchasing key word searches from major search engines.

General and Administrative. General and administrative expense for the six months ended June 30, 2011 and 2010 was $44.7 million and $40.3 million, respectively, representing an increase of $4.4 million or 10.9%. The increase in general and administrative expense is primarily due to a $2.9 million increase in legal expenses, mainly as a result of $2.4 million related to our Broadstream arbitration case. Furthermore, we had an increase in our salaries, wages and benefits of $1.4 million in 2011 due to additional headcount. Lastly, we had a $2.3 million charge for compensation expense related to our IPO in May 2011. For further information, see “Note 1 2 — Stock Compensation Expense” in our consolidated financial statements included elsewhere in this prospectus. The above were offset by a decrease in merchant processing expenses of $2.3 million due to lower costs to process our transactions in 2011.

Amortization of Acquired Intangibles and Software. Amortization of acquired intangibles and software for the six months ended June 30, 2011 and 2010 was $7.8 million and $12.5 million, respectively. The decrease was primarily due to a portion of the acquired intangibles becoming fully amortized. We have had no significant acquisitions since we acquired Various, Inc. on December 6, 2007.

Depreciation and Other Amortization. Depreciation and other amortization expense for the six months ended June 30, 2011 and 2010 was $2.4 million. We continue to purchase additional fixed assets, while certain of our assets are becoming fully depreciated.

Interest Expense, Net of Interest Income. Interest expense for the six months ended June 30, 2011 and 2010 was $44.0 million and $46.4 million, respectively, representing a decrease of $2.4 million or 5.2%. The decrease was due mainly to debt payments, including approximately $39.5 million of debt paid off with our IPO proceeds.

Interest Related to VAT Liability not Charged to Customers. Effective July 1, 2003, as a result of a change in the law in the European Union, VAT was required to be collected from customers in connection with their use of internet services in the European Union countries. A provision and related liability have been recorded for interest and penalties related to VAT not charged to customers and failure to file tax returns based on the applicable law of each relevant country in the European Union.

Interest related to VAT liability not charged to customers for the six months ended June 30, 2011 was $0.9 million as compared to $1.1 million for the six months ended June 30, 2010. The decrease in interest related to VAT not charged to customers is due to VAT settlements with additional countries. We continue to record interest expense in the applicable unsettled European Union countries in which we have an estimated $42.3 million of unremitted VAT liability as of June 30, 2011.

Foreign Exchange Gain/(Loss) Principally Related to VAT Liability not Charged to Customers. Foreign exchange loss principally related to VAT not charged to customers for the six months ended June 30, 2011 was $3.0 million as compared to a gain of $5.0 million for the six months ended June 30, 2010. The loss for the six months ended June 30, 2011 is primarily related to the increase in the U.S. dollar amount of the VAT liability assumed from Various which was denominated in Euros due to the weakening of the U.S. dollar. The gain for the six months ended June 30, 2010 is primarily related to the strengthening of the U.S. dollar against the Euro.

Gain on Liability Related to Warrants. Gain on liability related to warrants for the six months ended June 30, 2011 was $0.4 million as compared to a gain of $0.5 million for the same period in 2010. The liability related to the 501,663 warrants issued in August 2005 was established as a result of new authoritative guidance becoming effective for us as of January 1, 2009. For further information, see “Note 9 — Liability Related to Warrants” in our consolidated financial statements included elsewhere in this prospectus.

Loss on Extinguishment of Debt: Loss on extinguishment of debt for the six months ended June 30, 2011 was $7.3 million. This expense was related to write-off of deferred costs and discount and a prepayment penalty due to our redeeming approximately $37.8 million of Old Senior Secured Notes and approximately $1.7 million of Old Cash Pay Notes in connection with proceeds received from our IPO in May 2011. T here was no loss on extinguishment of debt for the six months ended June 30, 2010.

Other Non-operating Expense, Net. Other non-operating expense for the six months ended June 30, 2011 was $3.9 million as compared to income of $20,000 for the same period in 2010. The expense in 2011 was primarily due to our settlement of the Broadstream arbitration case for $15.0 million, which required us to record an additional $5.0 million of expense. For further information, see “Note 1 5 — Contingencies” in our consolidated financial statements included elsewhere in this prospectus. The above expenses were offset with life insurance proceeds related to the death of the original founder of Penthouse, Robert Guccione in the amount of $1.1 million. The remainder of the other expense in 2011 and 2010, respectively, was due mainly to miscellaneous gains and losses.

Income Tax Benefit. Income tax benefit for the six months ended June 30, 2011 was $5.5 million as compared to a benefit of $147,000 for the same period on 2010. The tax benefit in the six month period ended June 30, 2011, relates to a reduction in the valuation allowance resulting from the recording of an approximately $5.7 million deferred tax liability related to a beneficial conversion feature which was charged to additional paid-in capital in the six month period ended June 30, 2011. A larger tax benefit related to pre-tax loss was not recognized for the six months ended June 30, 2011 and 2010 due to an anticipated increase in the valuation allowance against deferred tax assets at each year end.

Net Loss. Net loss for the six months ended June 30, 2011 and 2010 was $15.5 million and $13.2 million, respectively, representing an increase of $2.3 million or 17.4%. The larger loss in 2011 was primarily due to a net increase of $16.7 million in non-operating expenses offset by an increase of income from operations of $9.1 million and an increase in the income tax benefit of $5.3 million.

Year Ended December 31, 2010 as Compared to the Year Ended December 31, 2009

Net Revenue. Net revenue for the years ended December 31, 2010 and 2009 was $346.0 million and $327.7 million, respectively, representing an increase of $18.3 million or 5.6%. Internet revenue for the years ended December 31, 2010 and 2009 was $321.6 million and $306.2 million, respectively, representing an increase of $15.4 million or 5.0%. Entertainment revenue for the years ended December 31, 2010 and 2009 was $24.4 million and $21.5 million, respectively, representing an increase of $2.9 million or 13.5%.

The increase in internet revenue was primarily attributable to an increase in our live interactive video websites of $15.9 million, or 26.3%, due to more effective marketing campaigns. In addition, we had an increase in our social networking websites revenue of $0.6 million, or 0.3% due to more effective marketing campaigns and increased features available on our websites. Negative global economic conditions (including, but not limited to, an increase in credit card companies denying transactions) affected the extent of our increases. Furthermore, we had a decrease in revenue for our premium content websites of $1.1 million, or 18.9%, due mainly to a decrease in traffic and negative global economic conditions.

Internet revenue for the year ended December 31, 2010 was comprised of 74.8% relating to our social networking websites, 23.7% relating to our live interactive video websites and 1.5% relating to our premium content websites, as compared to 78.3% for our social networking websites, 19.7% for our live interactive video websites and 2.0% for our premium content websites for the same period in 2009.

Entertainment revenue for the year ended December 31, 2010 was $24.4 million as compared to $21.5 million for the year ended December 31, 2009, representing an increase of $2.9 million or 13.5%.

Entertainment revenue for the year ended December 31, 2010 was comprised of 44.7% relating to magazine publishing, 44.6% relating to broadcasting and 10.7% relating to licensing, as compared to 56.9% for magazine publishing, 30.0% for broadcasting and 13.1% for licensing for the same period in 2009.

The increase in entertainment revenue was primarily due to an increase in our video entertainment revenue of $4.5 million due mainly to our recognition of a $3.3 million prepayment due to one of our exclusive agents prematurely terminating a broadcast contract. We also had an increase in our entertainment revenue of $1.2 million due to entering into new video contracts. The above increase was offset by a decrease in publication revenue of $1.3 million as a result of a decline in the number of magazines sold from 4.3 million to 3.5 million issues, as well as a $0.2 million decrease in our licensing revenue.

Cost of Revenue. Cost of revenue for the years ended December 31, 2010 and 2009 was $110.5 million and $91.7 million, respectively, representing an increase of $18.8 million or 20.5%. The increase in cost of revenue was primarily attributable to an increase in affiliate commission expense of $14.5 million, from $56.7 million for the year ended December 31, 2009 to $71.2 million for the same period in 2010. The increase was mainly due to affiliates switching from a revenue share basis to a pay-per-order basis, as well as an increase in the live interactive video websites activity. The increase in cost of revenue was also due to an increase in our studio and model payouts of $5.9 million as a result of increased revenue for our live interactive video websites and a change in the way we compensate our studios and models. Included in 2009 was a $2.0 million refund related to affiliate commissions, as well as a $2.0 million reduction for affiliates that didn’t comply with certain contractual requirements of our affiliate agreement. There were no such refunds or reductions for the same period in 2010. The above increases were offset by a decrease in publishing costs of $1.9 million that was related to the decrease in publishing revenue discussed previously. We also had a decrease in our premium content costs of $0.9 million due to the decrease in premium content revenue discussed previously.

Operating Expenses

Product Development. Product development expense for the years ended December 31, 2010 and 2009 was $12.8 million and $13.5 million, respectively, representing a decrease of $0.7 million or 5.2%. The primary reason for the decrease in product development expense was due to a decrease in headcount as we reallocated technology resources.

Selling and Marketing. Selling and marketing expense for the years ended December 31, 2010 and 2009 was $37.3 million and $42.9 million, respectively, representing a decrease of $5.6 million or 13.1%. The decrease in selling and marketing expense was primarily due to a $4.5 million decrease in our ad buy expenses for our internet segment over the period, from $36.1 million for the year ended December 31, 2009 to $31.6 million for the same period in 2010. The largest single sales and marketing expense item is our ad buy expense, the cost of purchasing key word searches from major search engines. The decrease was also due to a $0.9 million reduction in general advertising expenses as well as a $0.2 million reduction in salaries and benefits as a result of lower headcount.

General and Administrative. General and administrative expense for the years ended December 31, 2010 and 2009 was $79.9 million and $76.9 million, respectively, representing an increase of $3.0 million or 3.9%. The increase in general and administrative expense is primarily due to a $3.5 million increase in merchant processing expenses due to higher costs to process our transactions. There was also an increase of $2.0 million in our general corporate expenses. The above increase was offset by a decrease in legal expense of $1.4 million primarily attributable to significantly less usage of legal firms in the year ended December 31, 2010 as compared to the same period in the prior year. In the year ended December 31, 2009, we also had a $2.7 million reimbursement related to a prior lawsuit in which the sellers of Various repaid a portion of the settlement payment and litigation expenses to us pursuant to the acquisition agreement for Various. There was no such reimbursement for the same period in 2010. There was also a decrease of $1.1 million in our internet expenses due to a reduction in cost for services.

Amortization of Acquired Intangibles and Software. Amortization of acquired intangibles and software for the years ended December 31, 2010 and 2009 was $24.5 million and $35.5 million, respectively. The decrease was primarily due to a portion of the acquired intangibles becoming fully amortized during 2010. We have had no significant acquisitions since we acquired Various, Inc. on December 6, 2007.

Depreciation and Other Amortization. Depreciation and other amortization expense for the years ended December 31, 2010 and 2009 was $4.7 million and $4.9 million, respectively, representing a decrease of $0.2 million or 4.1%. The decrease in depreciation and other amortization is primarily related to certain assets becoming fully depreciated, offset by the purchase of additional fixed assets.

Impairment of Other Intangible Assets. Impairment of other intangible assets for the years ended December 31, 2010 and 2009 was $4.7 million and $4.0 million, respectively, representing an increase of $0.7 million or 17.5%.

The losses for 2010 and 2009 were attributable to the entertainment segment and due to the estimated fair value of trademarks being less than their carrying value.

Interest Expense, Net of Interest Income. Interest expense for the years ended December 31, 2010 and 2009 was $88.5 million and $92.1 million, respectively, representing a decrease of $3.6 million or 3.9%. The decrease was due mainly to debt payments during the year ended December 31, 2010. The above decrease was offset by additional original issue discount, or OID, amortization on our first lien debt from excess cash flow payments and an increase in our Subordinated Convertible Notes of $38.0 million due to the elimination of the United Kingdom VAT liability in 2009 described below.

Other Finance Expenses. Other finance expenses for the year ended December 31, 2010 were due to debt restructuring costs of $4.6 million related to our New Financing that was completed in October 2010. We expensed the third party fees related to the Old Senior Secured Notes which were determined to be not substantially different from the First Lien Notes and Second Lien Notes for which they were exchanged, and therefore they are not accounted for as extinguished debt (See “Net Loss on Extinguishment and Modification of Debt” below). We had no such comparable costs in the same period for 2009.

Interest and Penalties Related to VAT Liability not Charged to Customers. Effective July 1, 2003, as a result of a change in the law in the European Union, VAT was required to be collected from customers in connection with their use of internet services in the European Union countries. A provision and related liability have been recorded for interest and penalties related to VAT not charged to customers and failure to file tax returns based on the applicable law of each relevant country in the European Union.

Interest and penalties related to VAT liability not charged to customers for the year ended December 31, 2010 was $2.3 million as compared to $4.2 million for the year ended December 31, 2009. The decrease in interest and penalties related to VAT not charged to customers is due to VAT settlements with numerous countries. We continue to record interest expense in the applicable unsettled European Union countries in which we have an estimated $39.4 million of unremitted VAT liability.

Net Loss on Extinguishment and Modification of Debt. Loss on extinguishment and modification of debt for the year ended December 31, 2010 was $7.5 million as compared to a loss of $7.2 million for the year ended December 31, 2009. In 2010, the Company refinanced substantially all of its existing debt into Old Senior Secured, Old Cash Pay Notes and Old Non-Cash Pay Notes. The Company determined that the Old Senior Secured Notes and Old Cash Pay Notes were substantially different than the outstanding principal amount of Senior Secured Notes for which they were exchanged, resulting in an extinguishment of the Senior Secured Notes. An extinguishment loss of $10.5 million was recorded for such exchange and for the Senior Secured Notes, First Lien Notes and Second Lien Notes redeemed for cash. Such loss includes payment of fees to lenders. The above was offset by the determination that the Old Non-Cash Pay Notes were substantially different than the non-convertible Subordinated Term Notes for which they were exchanged based on the conversion feature in the Old Non-Cash Pay Notes, resulting in a gain on extinguishment of $3.0 million related to the excess of the carrying value of the Subordinated Term Notes over the fair value of the Old Non-Cash Pay Notes for which they were exchanged.

In 2009, the loss related to the elimination of the Company’s option to convert the INI Seller Subordinated Notes (the “INI Seller Subordinated Notes”) into common stock and was attributable to the excess of the fair value of the modified notes over the carrying value of the existing notes. In addition, the loss includes the $2.3 million present value of fees to the former owners of Various aggregating $3.2 million to be paid during the period from December 2010 to the first quarter of 2013.

Foreign Exchange Gain/(Loss) Principally Related to VAT Liability not Charged to Customers. Foreign exchange gain principally related to VAT not charged to customers for the year ended December 31, 2010 was $0.6 million as compared to a loss of $5.5 million for the year ended December 31, 2009. The gain for the year ended December 31, 2010 is primarily related to the decrease in the U.S. dollar amount of the VAT liability assumed from Various which was denominated in Euros due to the strengthening of the U.S. dollar. The loss for the year ended December 31, 2009 is primarily related to the weakening of the U.S. dollar against the Euro and British Pound.

Gain on Elimination of Liability for United Kingdom VAT not Charged to Customers. Gain on elimination of liability for United Kingdom VAT not charged to customers for the year ended December 31, 2009 was

$1.6 million. This gain was due to the United Kingdom taxing authority notifying us that it had reversed its previous position and that we were not subject to VAT in the United Kingdom in connection with providing internet services.

Gain on Settlement of Liability Related to VAT not Charged to Customers. Gain on settlement of liability related to VAT not charged to customers for the year ended December 31, 2009 was $0.2 million. The gain was due to VAT settlements with foreign countries in which we had recorded more liability than the actual settlement. There were no gains related to VAT liability not charged to customers in the same period for 2010.

Gain on Liability Related to Warrants. Gain on liability related to warrants for the year ended December 31, 2010 was $38,000 as compared to a gain of $2.7 million for the same period in 2009. For the year ended December 31, 2010 and 2009, the liability related to the 501,663 warrants issued in August 2005 was established as a result of new authoritative guidance becoming effective for us as of January 1, 2009. For further information, see “Note K — Liability Related to Warrants” in our consolidated financial statements included elsewhere in this prospectus.

Other Non-operating Expense, Net. Other non-operating expense for the year ended December 31, 2010 was $13.2 million as compared to $0.4 million for the same period in 2009. The expense in 2010 was primarily due to a $13.0 million charge related to our lawsuit with Broadstream Capital Partners, Inc. or Broadstream. The Company entered into an agreement in 2009 to postpone litigation and paid an aggregate of $3.0 million to Broadstream during 2009 and 2010. The agreement provided that if Broadstream elected to choose arbitration as a means of resolving the dispute, the arbitration award range to Broadstream would be at least $10.0 million but would not exceed $47.0 million. As a result of Broadstream electing for arbitration in December 2010, we recognized a loss of $13.0 million as of December 31, 2010.

Income Tax Benefit. Income tax benefit for the year ended December 31, 2010 was $0.5 million as compared to a benefit of $5.3 million for the same period in 2009. The difference was due to a larger amount of net operating loss for which no tax benefit was recognized in 2010 due to an increase in the valuation allowance against deferred tax assets. The 2009 tax benefit was reduced by a write-off of a deferred tax asset.

Net Loss. Net loss for the years ended December 31, 2010 and 2009 was $43.2 million and $41.2 million, representing an increase of $2.0 million or 4.9%. The larger loss in 2010 was primarily due to an increase of $13.3 million from operations offset by a net increase of $10.5 million in non-operating expenses and a $4.8 million decrease in tax benefit.

Year Ended December 31, 2009 as Compared to the Year Ended December 31, 2008

Net Revenue. Net revenue for the years ended December 31, 2009 and 2008 was $327.7 million and $331.0 million, respectively, representing a decrease of $3.3 million or 1.0% due to the performance of our internet segment. Internet revenue for the years ended December 31, 2009 and 2008 remained constant at $306.2 million and $306.1 million, respectively, Entertainment revenue for the years ended December 31, 2009 and 2008 was $21.5 million and $24.9 million, respectively, representing a decrease of $3.4 million or 13.7%. Included above for the year ended December 31, 2008 was a reduction to Internet net revenue of $19.2 million due to a purchase accounting adjustment that required the deferred revenue to be recorded at fair value as of the day of acquisition of Various in 2007. There was no impact of purchase accounting adjustments on internet or entertainment revenue in 2009.

Without the effect of the purchase accounting adjustment, internet revenue would have been $325.3 million for the year ended December 31, 2008 as compared to $306.2 million for the year ended December 31, 2009, representing a decrease of $19.1 million or 5.9%. The decrease in revenue adjusted for purchase accounting was primarily attributable to a decrease in our social networking websites of $23.1 million, or 8.8%, due to negative global economic conditions (including, but not limited to, an increase in credit card companies denying transactions) which caused a decrease in our conversions from free members to paying subscribers. We also substantially decreased our sales and marketing expense, principally in advertising, which had a negative impact in revenue. Furthermore, we had a decrease in revenue for our premium content websites of $1.6 million, or 20.9%, due mainly to a decrease in traffic and negative global economic conditions. Those decreases were offset by an increase in revenue adjusted for purchase accounting of $5.6 million or 10.2% in our live interactive video websites due to more effective marketing campaigns.

Internet revenue for the year ended December 31, 2009 was comprised of 78.3% relating to our social networking websites, 19.7% relating to our live interactive video websites and 2.0% relating to our premium content websites, as compared to internet revenue of 80.8% for our social networking websites, 16.9% for our live interactive video websites and 2.3% for our premium content websites for the same period in 2008 adjusted for the purchase accounting adjustment.

Entertainment revenue for the year ended December 31, 2009 was $21.5 million as compared to $24.9 million for the year ended December 31, 2008, representing a decrease of $3.4 million or 13.7%. This decrease can be primarily attributed to a decline in publication revenue of $3.4 million as a result of a decline in the number of magazines sold from 6.0 million to 4.3 million issues, as well as a $0.4 million decrease in licensing revenues. The above decreases were offset by a $0.4 million increase resulting from entering into new video contracts.

Entertainment revenue for the year ended December 31, 2009 was comprised of 56.9% relating to magazine publishing, 30.0% relating to broadcasting and 13.1% relating to licensing.

The following table presents the purchase accounting related adjustments to revenue:

	Year Ended December 31,
($ in millions)	2009	2008
Net revenue	$327.7	$331.0
Purchase accounting adjustment	—	19.2
Adjusted revenue	327.7	$350.2
Internet revenue	$306.2	$306.1
Purchase accounting adjustment	—	19.2
Adjusted net internet revenue	306.2	325.3
Entertainment revenue	21.5	24.9
Total adjusted revenue	$327.7	$350.2

Cost of Revenue. Cost of revenue for the year ended December 31, 2009 and 2008 was $91.7 million and $96.5 million, respectively, representing a decrease of $4.8 million or 5.0%. The decrease in cost of revenue was primarily attributable to a reduction in affiliate commission expense of $5.6 million, from $62.3 million for the year ended December 31, 2008 to $56.7 million for the same period in 2009. This decrease was mainly due to a decline in net internet revenue adjusted for purchase accounting attributable to marketing affiliates offset partially by a small increase in the rate at which we compensate our marketing affiliates. Included in the decrease was a $2.0 million refund related to affiliate commissions and a $2.0 million cumulative reduction for affiliates that did not comply with certain contractual requirements of our affiliate agreement.

Operating Expenses

Product Development. Product development expense for the year ended December 31, 2009 and 2008 was $13.5 million and $14.6 million, respectively, representing a decrease of $1.1 million or 7.5%. The primary reason for the decrease in product development expense was due to a decrease in headcount as we reallocated technology resources.

Selling and Marketing. Selling and marketing expense for the year ended December 31, 2009 and 2008 was $42.9 million and $59.3 million, respectively, representing a decrease of $16.4 million or 27.7%. The decrease in selling and marketing expense is primarily attributable to a $15.8 million decrease in our ad buy expenses for our internet segment over the period, from $51.9 million for the year ended December 31, 2008 to $36.1 million for the same period in 2009.

General and Administrative. General and administrative expense for the year ended December 31, 2009 and 2008 was $76.9 million and $88.3 million, respectively, representing a decrease of $11.4 million or 12.9%. The decrease in general and administrative expense is primarily due to a $6.5 million decrease in legal fees. The decrease in legal expense was primarily attributable to a $2.7 million reimbursement related to a prior lawsuit in which the Sellers repaid a portion of the settlement payment and litigation expenses to us pursuant to the acquisition agreement for Various. The decrease in general and administrative expense was also due to a decrease in temporary help expenses of $1.4 million and in consulting and professional fees of $2.7 million due to the majority of integration work being completed by March 31, 2008; and a $2.5 million decrease in other corporate expenses. The decreases were offset by a $2.6 million increase in our salaries, wages and benefits to help enhance our corporate infrastructure.

Amortization of Acquired Intangibles and Software. Amortization of acquired intangibles and software for the year ended December 31, 2009 and 2008 was $35.5 million and $36.3 million, respectively. The decrease relates to some of the acquired intangibles becoming fully amortized during 2009. We have had no significant acquisitions during 2009 and 2008.

Depreciation and Other Amortization. Depreciation and other amortization expense for the year ended December 31, 2009 and 2008 was $4.9 million and $4.5 million, respectively, representing an increase of $0.4 million or 8.9%. The increase in depreciation and other amortization is primarily related to the purchase of additional fixed assets.

Impairment of Goodwill and Other Intangible Assets. Impairment of goodwill and other intangible assets for the years ended December 31, 2009 and 2008 was $4.0 million and $14.9 million, respectively, representing a decrease of $10.9 million or 73.2%. The losses for 2009 and 2008 were attributable to the entertainment segment and due to the estimated fair value of trademarks being less than their carrying value.

Other Income (Expense)

Interest Expense, Net of Interest Income. Interest expense for the year ended December 31, 2009 and 2008 was $92.1 million and $80.5 million, respectively, representing an increase of $11.6 million or 14.4%. The increase was due mainly to additional original issue discount, or OID, amortization on our first lien debt from excess cash flow payments and an increase in our Subordinated Convertible Notes of $38.0 million due to the elimination of the United Kingdom VAT liability described below. Those increases were offset by debt payments during the year ended December 31, 2009.

Interest and Penalties Related to VAT Liability not Charged to Customers. Effective July 1, 2003, as a result of a change in the law in the European Union, VAT was required to be collected from customers in connection with their use of internet services in the European Union countries. A provision and related liability have been recorded for interest and penalties related to VAT not charged to customers and failure to file tax returns based on the applicable law of each relevant country in the European Union.

Interest and penalties related to VAT not charged to customers for the year ended December 31, 2009 was $4.2 million as compared to $8.4 million for the year ended December 31, 2008. The decrease in interest and penalties related to VAT not charged to customers is due to VAT settlements with numerous countries. We continue to record interest expense in the applicable unsettled European Union countries in which we have an estimated $43.1 million of unremitted VAT liability.

Net Loss on Extinguishment and Modification of Debt. Loss on extinguishment and modification of debt was $7.2 million for the year ended December 31, 2009. The debt modification was to eliminate the Company’s option to convert the INI Seller Subordinated Notes into common stock and was attributable to the excess of the fair value of the modified notes over the carrying value of the existing notes. In addition, the Company will pay fees to the previous owners of Various aggregating $3.2 million during the period from December 31, 2010 to the first quarter of 2013, of which the Company expensed the $2.3 million present value of the $3.2 million. There was no modification of debt in 2008.

Foreign Exchange Gain/(Loss) Principally Related to VAT Liability not Charged to Customers. Foreign exchange loss on VAT not charged to customers for the year ended December 31, 2009 was $5.5 million as compared to a gain of $15.2 million for the year ended December 31, 2008. The loss for the year ended December 31, 2009 is primarily related to the increase in the U.S. dollar amount of the VAT liability assumed from Various which was denominated in Euros and, until June 2009 when the United Kingdom VAT liability was eliminated, British Pounds due to the weakening of the U.S. dollar against these currencies.

Gain on Elimination of Liability for United Kingdom VAT not Charged to Customers. Gain on elimination of liability for United Kingdom VAT not charged to customers for the year ended December 31, 2009 was

$1.6 million. This gain was due to the United Kingdom taxing authority notifying us that it had reversed its previous position and that we were not subject to VAT in the United Kingdom in connection with providing internet services. There were no gains for the same period in 2008, since we discovered our VAT liability in July 2008 and subsequently began settlement conversations with the United Kingdom.

Gain on Settlement of Liability Related to VAT not Charged to Customers. Gain on settlement of liability related to VAT not charged to customers for the year ended December 31, 2009 was $0.2 million as compared to $2.7 million for the same period in 2008. The gains were due to VAT settlements with foreign countries in which we had recorded more liability than the actual settlement.

Gain on Liability Related to Warrants. Gain on liability related to warrants for the year ended December 31, 2009 was $2.7 million. There was no gain or loss for the year ended December 31, 2008 as the liability related to the 501,666 warrants issued in August 2005 was established as a result of new authoritative guidance becoming effective for us as of January 1, 2009. For further information, see “Note K — Liability Related to Warrants” in our unaudited condensed consolidated financial statements and related notes for the years ended December 31, 2009 and 2008 included elsewhere in this prospectus.

Other Non-operating Expenses, Net. Other non-operating expenses for the year ended December 31, 2009 was $0.4 million as compared to income of $0.2 million for the same period in 2008. The other income and expense in 2008 and 2009, respectively, were due mainly to miscellaneous gains and losses.

Income Tax Benefit. Income tax benefit for the year ended December 31, 2009 and 2008 was $5.3 million and $18.2 million, respectively. The decrease was mainly due to the smaller loss before income tax benefit in 2009 and additional discrete items mainly related to the United Kingdom VAT liability elimination in 2009 as compared to 2008.

Net Loss. Net loss for the year ended December 31, 2009 and 2008 was $41.2 million and $46.0 million, representing a decrease of $4.8 million or 10.4%. The decrease was due to the factors listed above.

Internet Segment Historical Operating Data for the Six Months Ended June 30, 2011 as Compared to the Six Months Ended June 30, 2010

Adult Social Networking Websites

Subscribers. Subscribers for the six months ended June 30, 2011 were 834,157 as compared to 969,542 for the six months ended June 30, 2010, representing a decrease of 135,385 or 14.0%. The decrease was driven by the decrease in new subscriber additions for our adult social networking websites from 941,943 for the six months ended June 30, 2010 to 789,061 for the six months ended June 30, 2011.

Churn. Churn for the six months ended June 30, 2011 was 15.9% compared to 16.2% for the six months ended June 30, 2010, representing a decrease of 30 basis points, or 1.9%. Churn is the most direct measurement of the value our subscribers get for the price we charge. We strive to provide our subscribers with a positive user experience, minimize technical difficulties and provide a competitively priced service. Our activities and efforts seek to lower churn rates as much as possible.

Average Revenue per Subscriber. ARPU for the six months ended June 30, 2011 was $20.44 as compared to $20.09 for the six months ended June 30, 2010, representing an increase of $0.35, or 1.7%. The numbers increased due to a disproportionate decline in adult subscribers as compared to revenue.

Cost Per Gross Addition. CPGA for the six months ended June 30, 2011 was $44.47 as compared to $53.43 for the six months ended June 30, 2010, representing a decrease of $8.96 or 16.8%. The decrease was primarily driven by a decrease in our ad buy expense on our adult social networking websites from $17.6 million in the six months ended June 30, 2010 to $9.0 million in the six months ended June 30, 2011.

Average Lifetime Net Revenue Per Subscriber. Average Lifetime Net Revenue Per Subscriber for the six months ended June 30, 2011 was $84.43 as compared to $70.85 for the six months ended June 30, 2010, representing an increase of $13.58 or 19.2%. The increase was driven by a decrease in the CPGA from $53.43 for the six months ended June 30, 2010 to $44.47 for the six months ended June 30, 2011.

General Audience Social Networking Websites

Subscribers. Subscribers for the six months ended June 30, 2011 were 43,551 as compared to 58,046 for the six months ended June 30, 2010, representing a decrease of 14,495 or 25.0%. The decrease was driven by the reduction in new subscribers additions from 59,741 for the six months ended June 30, 2010 to 45,155 for the six months ended June 30, 2011.

Churn. Churn for the six months ended June 30, 2011 remained flat at 17.2% for the six months ended June 30, 2011 as compared to the same period for 2010. Churn is the most direct measurement of the value our subscribers get for the price we charge. We strive to provide our subscribers with a positive user experience, minimize technical difficulties and provide a competitively priced service. Our activities and efforts seek to lower churn rates as much as possible.

Average Revenue per Subscriber. ARPU for the six months ended June 30, 2011 was $19.44 as compared to $20.84 for the six months ended June 30, 2010, representing a decrease of $1.40 or 6.7%. The primary reason for the decrease is the disproportionate decline in general audience revenue as compared to subscribers.

Cost Per Gross Addition. CPGA for the six months ended June 30, 2011 was $29.36 as compared to $30.77 for the six months ended June 30, 2010, representing a decrease of $1.41 or 4.6%. The decrease was primarily driven by a reduction in our affiliate expense from $1.6 million for the six months ended June 30, 2010 to $0.9 million and for the six months ended June 30, 2011.

Average Lifetime Net Revenue Per Subscriber. Average Lifetime Net Revenue Per Subscriber for the six months ended June 30, 2011 was $83.87 as compared to $90.69 for the six months ended June 30, 2010, representing a decrease of $6.82 or 7.5%. The decrease was primarily driven by the decrease in ARPU described above.

Live Interactive Video Websites

Average Revenue Per Minute. Average Revenue Per Minute for the six months ended June 30, 2011 was $4.46 as compared to $3.80 for the six months ended June 30, 2010, representing an increase of $0.66, or 17.4%. The primary reason for the increase is that the higher value paid users continued to buy our products and services while lower value paid users curtailed spending on the site as a result of the general economic slowdown.

Total Purchased Minutes. Total purchased minutes for the six months ended June 30, 2011 were 9.0 million as compared to 9.6 million for the six months ended June 30, 2010, representing a decrease of 0.6 million or 6.3%. The primary reason for the decrease in purchased minutes was decrease in new members.

Internet Segment Historical Operating Data for the Year Ended December 31, 2010 as Compared to the Year Ended December 31, 2009

Adult Social Networking Websites

Subscribers. Subscribers for the year ended December 31, 2010 were 928,314 as compared to 916,005 for the year ended December 31, 2009, representing an increase of 12,309 or 1.3%. The increase was driven by the decrease in subscriber churn for our adult social networking websites from 16.3% for the year ended December 31, 2009 to 16.0% for the year ended December 31, 2010. Churn is influenced by a combination of factors including the perceived value of the content and quality of the user experience.

Churn. Churn for the year ended December 31, 2010 was 16.0% as compared to 16.3% for the year ended December 31, 2009, representing a decrease of 30 basis points, or a 2.0% decrease. Churn is the most direct measurement of the value our subscribers get for the price we charge. We strive to provide our subscribers with a positive user experience, minimize technical difficulties and provide a competitively priced service. Our activities and efforts seek to lower churn rates as much as possible.

Average Revenue per Subscriber. ARPU for the year ended December 31, 2010 was $20.47 as compared to $20.73 for the year ended December 31, 2009, representing a decrease of $0.26. The numbers declined due to a proportionally larger increase in the average number of subscribers compared to revenue.

Cost Per Gross Addition. CPGA for the year ended December 31, 2010 was $48.43 as compared to $47.24 for the year ended December 31, 2009, representing an increase of $1.19 or 2.5%. The increase was primarily driven by an increase in our affiliate expense on our adult social networking websites from $51.8 million in the year ended December 31, 2009 to $59.3 million in the year ended December 31, 2010 driven by affiliates switching to upfront payment plans.

Average Lifetime Net Revenue Per Subscriber. Average Lifetime Net Revenue Per Subscriber for the year ended December 31, 2010 was $79.45 as compared to $79.64 for the year ended December 31, 2009, representing a decrease of $0.19 or 0.2%. The decrease was driven by an increase in the CPGA from $47.24 for the year ended December 31, 2009 to $48.43 for the year ended December 31, 2010.

General Audience Social Networking Websites

Subscribers. Subscribers for the year ended December 31, 2010 were 53,198 as compared to 57,431 for the year ended December 31, 2009, representing a decrease of 4,233 or 7.4%. The decrease was driven by the increase in new subscribers churn for our general audience social networking websites from 15.5% for the year ended December 31, 2009 to 17.3% for the year ended December 31, 2010.

Churn. Churn for the year ended December 31, 2010 was 17.3% as compared to 15.5% for the year ended December 31, 2009, representing an increase of 170 basis points, or 11.2%. Churn is the most direct measurement of the value our subscribers get for the price we charge. We strive to provide our subscribers with a positive user experience, minimize technical difficulties and provide a competitively priced service. Our activities and efforts seek to lower churn rates as much as possible.

Average Revenue per Subscriber. ARPU for the year ended December 31, 2010 was $20.72 as compared to $18.05 for the year ended December 31, 2009, representing an increase of $2.67 or 14.8%. The primary reason for the increase is the decrease in general audience subscribers coupled with an increase in general audience revenue from $13.7 million for the year ended December 31, 2009 to $13.8 million for the year ended December 31, 2010.

Cost Per Gross Addition. CPGA for the year ended December 31, 2010 was $29.04 as compared to $41.61 for the year ended December 31, 2009, representing a decrease of $12.57 or 30.2%. The decrease was primarily driven by significant reduction in our ad buy expense from $1.5 million for the year ended December 31, 2009 to $0.6 million and for the year ended December 31, 2010.

Average Lifetime Net Revenue Per Subscriber. Average Lifetime Net Revenue Per Subscriber for the year ended December 31, 2010 was $91.02 as compared to $74.71 for the year ended December 31, 2009, representing an increase of $16.31 or 21.8%. The increase was driven by the increase in ARPU and the significant decrease in CPGA described above.

Live Interactive Video Websites

Average Revenue Per Minute. Average Revenue Per Minute for the year ended December 31, 2010 was $3.90 as compared to $3.49 for the year ended December 31, 2009, representing an increase of $0.41, or 11.7%. The primary reason for the increase is that the higher value paid users continued to buy our products and services while lower value paid users curtailed spending on the site as a result of the general economic slowdown.

Total Purchased Minutes. Total purchased minutes for the year ended December 31, 2010 were 19.6 million as compared to 17.3 million for the year ended December 31, 2009, representing an increase of $2.3 million or 13.3%. The primary reason for the increase in purchased minutes was the improvement in our technology and product offering with the expansion of high definition video and improvement in lag times.

Internet Segment Historical Operating Data for the Year Ended December 31, 2009 as Compared to the Year Ended December 31, 2008

Adult Social Networking Websites

Subscribers. Subscribers for the year ended December 31, 2009 were 916,005 as compared to 896,211 for the year ended December 31, 2008, representing an increase of 19,794 or 2.2%. The increase was driven by the decrease in subscriber churn for our adult social networking websites from 2.0 million for the year ended December 31, 2008 to

1.8 million for the year ended December 31, 2009, which was partially offset by a decrease in new subscribers from 1.9 million for the year ended December 31, 2008 to 1.8 million for the year ended December 31, 2009. New subscribers result from marketing activities that drive visitors to our websites, encouraging visitors to become registrants, providing limited services to members and the up-selling of special features including premium content. Churn is influenced by a combination of factors including the perceived value of the content and quality of the user experience.

Churn. Churn for the year ended December 31, 2009 was 16.3% as compared to 17.8% for the year ended December 31, 2008, representing a decrease of 150 basis points, or a 8.0% decrease. Churn is the most direct measurement of the value our subscribers get for the price we charge. We strive to provide our subscribers with a positive user experience, minimize technical difficulties and provide a competitively priced service. Our activities and efforts seek to lower churn rates as much as possible.

Average Revenue per Subscriber. ARPU for the year ended December 31, 2009 was $20.73 as compared to $22.28 for the year ended December 31, 2008, representing a decrease of $1.55, or 7.0%. The primary reason for the decrease was the reduction in net revenue during this period as compared to a increase in the number of subscribers over the same period. For more information regarding our 2008 revenue, adjusted for purchase accounting, see the sections entitled “Prospectus Summary — Certain Non-Financial Operating Data” and “ — Year Ended December 31, 2009 as Compared to the Year Ended December 31, 2008.”

Cost Per Gross Addition. CPGA for the year ended December 31, 2009 was $47.24 as compared to $51.26 for the year ended December 31, 2008, representing a decrease of $4.02 or 7.8%. The decrease was driven by a decrease in our affiliate commission expense from $53.6 million for the year ended December 31, 2008 to $51.8 million for the year ended December 31, 2009 and a decrease in our ad buy expense from $45.8 million for the year ended December 31, 2008 to $32.2 million for the year ended December 31, 2009.

Average Lifetime Net Revenue Per Subscriber. Average Lifetime Net Revenue Per Subscriber for the year ended December 31, 2009 was $79.64 as compared to $74.22 for the year ended December 31, 2008, representing an increase of $5.42 or 7.3%. The increase was driven by a decrease in churn from 17.8% for the year ended December 31, 2008 to 16.3% for the year ended December 31, 2009.

General Audience Social Networking Websites

Subscribers. Subscribers for the year ended December 31, 2009 were 57,431 as compared to 68,647 for the year ended December 31, 2008, representing a decrease of 11,216 or 16.3%. The decline was driven by the decrease in new subscribers to our general audience social networking websites from 174,290 for the year ended December 31, 2008 to 116,608 for the year ended December 31, 2009, which was partially offset by a decrease in terminations of existing subscribers from 191,536 for the year ended December 31, 2008 to 127,824 for the year ended December 31, 2009.

Churn. Churn for the year ended December 31, 2009 is 15.5% as compared to 18.6% for the year ended December 31, 2008, representing a decrease of 310 basis points, or a 16.5% decrease. Churn is the most direct measurement of the value our subscribers get for the price we charge. We strive to provide our subscribers with a positive user experience, minimize technical difficulties and provide a competitively priced service. Our activities and efforts seek to lower churn rates as much as possible.

Average Revenue per Subscriber. ARPU for the year ended December 31, 2009 was $18.05 as compared to $19.21 for the year ended December 31, 2008, representing a decrease of $1.16 or 6.0%. The primary reason for the decrease is the decrease in general audience social networking subscribers from 174,290 for the year ended December 31, 2008 to 116,608 for the year ended December 31, 2009, which was partially offset by a decrease in terminations of existing subscribers from 191,536 for the year ended December 31, 2008 to 127,824 for the year ended December 31, 2009. For more information regarding our 2008 revenue adjusted for purchase accounting, see the sections entitled “Prospectus Summary — Certain Non-Financial Operating Data” and “— Year Ended December 31, 2009 as Compared to Year Ended December 31, 2008.”

Cost Per Gross Addition. CPGA for the year ended December 31, 2009 was $41.61 as compared to $36.68 for the year ended December 31, 2008, representing an increase of $4.93 or 13.4%. The increase was primarily driven by a decrease in new subscribers on our general audience social networking websites from 174,290 for the year ended December 31, 2008 to 116,608 for the year ended December 31, 2009, which was partially offset by a decrease in ad buy expense from $2.6 million for the year ended December 31, 2008 to $1.5 million for the year ended December 31, 2009.

Average Lifetime Net Revenue Per Subscriber. Average Lifetime Net Revenue Per Subscriber for the year ended December 31, 2009 was $74.71 as compared to $66.70 for the year ended December 31, 2008, representing an increase of $8.01 or 12.0%. The increase was caused by a decrease in churn from 18.6% for the year ended December 31, 2008 to 15.5% for the year ended December 31, 2009.

Live Interactive Video Websites

Average Revenue Per Minute. Average Revenue Per Minute for the year ended December 31, 2009 was $3.49 as compared to $2.87 for the year ended December 31, 2008, representing an increase of $0.62 or 21.6%. The primary reason for the increase was the increase in live interactive video websites revenue adjusted for purchase accounting from $54.9 million for the year ended December 31, 2008 to $60.4 million for the year ended December 31, 2009. For more information regarding our 2008 revenue adjusted for purchase accounting, see the sections entitled “Prospectus Summary — Certain Non-Financial Operating Data” and “ — Year Ended December 31, 2009 as Compared to the Year Ended December 31, 2008.” The live interactive video websites are in large part a pay-by-usage service subject to the highly discretionary decisions of our users. As such, the decline in both revenues and number of minutes is in large part a result of the general economic slowdown.

Total Purchased Minutes. Total purchased minutes for the year ended December 31, 2009 were 17.3 million as compared to 19.1 million for the year ended December 31, 2008, representing a decrease of $1.8 million or 9.5%. The primary reason for the decrease was the condition of the overall economy.

Non-GAAP Financial Measures

We believe that certain non-GAAP financial measures of earnings before deducting net interest expense, income taxes, depreciation and amortization, or EBITDA, and adjusted EBITDA are helpful financial measures to be utilized by an investor determining whether to invest in us. First, they eliminate one-time adjustments made for accounting purposes in connection with our Various acquisition in order to provide information that is directly comparable to our historical and current financial statements. For more information regarding our acquisition of Various, please refer to the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Our History.” For example, our depreciation and amortization expense has changed significantly due to the Various acquisition and purchase accounting impact on depreciation and amortization expense, as discussed below. Second, they eliminate adjustments for non-cash impairment charges for goodwill and intangible assets, which we believe will help an investor evaluate our future prospects, without taking into account historical non-cash charges that we believe are not recurring. Finally, they allow the investor to measure our operating performance year over year without taking into account non-recurring items and the wide disparity in the amounts of the interest, depreciation and amortization and tax expense items set forth in the financial statements. For instance, we are highly leveraged and we have had a large varying amount of interest expense. We used the proceeds from our recent IPO to repay a portion of our Old Senior Secured Notes and Old Cash Pay Notes, thereby reducing our interest expense (see Note 8, “ Long-Term Debt,” of our consolidated financial statements included elsewhere in this prospectus ). In addition, we have the benefit of interest deductions and tax loss carryforwards which distorts comparisons of income tax benefit from year to year as interest expense is reduced and tax carryforwards are depleted and we book an income tax expense as opposed to a benefit. We believe analysts, investors and others frequently use EBITDA and adjusted EBITDA in the evaluation of companies in our industry.

These non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate such financial measures differently, particularly as it relates to nonrecurring, unusual items. Our non-GAAP financial measures of EBITDA and adjusted EBITDA are not measurements of financial performance under GAAP and should not be considered as alternatives to cash flow from operating activities or as measures of liquidity or as alternatives to net income or as indications of operating performance or any other measure of performance derived in accordance with GAAP.

The following table reflects the reconciliation of GAAP net loss to the non-GAAP financial measures of EBITDA and adjusted EBITDA for the six months ended June 30 , 2011 and the six months ended June 30 , 201 0 .

Reconciliation of GAAP Net Loss to EBITDA and Adjusted EBITDA

	Six Months Ended June 30,
	2011	2010
	(in thousands) (unaudited)
GAAP net loss	$(15,542)	$(13,200)
Add: Interest expense, net	43,951	46,398
Add (subtract): Income tax provision (benefit)	(5,460)	(147)
Add: Amortization of acquired intangible assets and software	7,846	12,528
Add: Depreciation and other amortization	2,355	2,396
EBITDA	$33,150	$47,975
Add: Broadstream arbitration provision, including related legal fees	7,394	—
Add (subtract): Loss (gain) related to VAT liability not charged to customers	3,887	(3,958)
Add: Loss of extinguishment of debt	7,312	—
Add: Stock Compensation Expense	2,285	—
Adjusted EBITDA	$54,028	$44,017

For the six months ended June 30 , 2011 and 2010, our EBITDA was $ 33.2 million and $ 48.0 million, respectively. For the six months ended June 30 , 2011 and 2010, our adjusted EBITDA was $ 54.0 million and $ 44.0 million, respectively. Management derived adjusted EBITDA for the six months ended June 30 , 2011 and 2010 using the following adjustments.

The following table reflects the reconciliation of GAAP net loss to the non-GAAP financial measures of EBITDA and adjusted EBITDA for the three years ended December 31, 2010.

Reconciliation of GAAP Net Loss to EBITDA and Adjusted EBITDA

	Consolidated Data
	Year Ended December 31,
	2010	2009	2008
	(in thousands)
GAAP net loss	$(43,153)	$(41,216)	$(45,966)
Add: Interest expense, net	88,508	92,139	80,510
Subtract: Income tax benefit	(486)	(5,332)	(18,176)
Add: Amortization of acquired intangible assets and software	24,461	35,454	36,347
Add: Depreciation and other amortization	4,704	4,881	4,502
EBITDA	$74,034	$85,926	$57,217
Add: Deferred revenue purchase accounting adjustment(1)	—	—	19,200
Add: Impairment of goodwill	—	—	9,571
Add: Impairment of other intangible assets	4,660	4,000	14,860
Add: Broadstream arbitration provision	13,000	—	—
Add (subtract): Loss (gain) related to VAT liability not charged to customers	1,683	7,942	(9,456)
Add: Net Loss on extinguishment and modification of debt	7,457	7,240	—
Add: Other finance expenses	4,562	—	—
Subtract: Non-recurring refund by former owner of litigation costs for legacy patent case	—	(2,685)	—
Adjusted EBITDA(2)	$105,396	$102,423	$91,392

(1)	Net revenue for the year ended December 31, 2008 does not reflect $19.2 million due to a non-recurring purchase accounting adjustment that required the deferred revenue at the date of the acquisition of Various to be recorded at fair value. Management believes that it is appropriate to add back the deferred revenue adjustment because the average renewal rate of the subscriptions that were the basis for the deferred revenue was approximately 63%. The renewal rate on subscriptions that had already been renewed at least one time since the acquisition was 78%. Therefore, management believes that historical results of Various are reflective of our future results, including those revenues that were added back to adjusted EBITDA.

(2)	For the year ended December 31, 2008 and for the quarters ended March 31, 2008, June 30, 2008, September 30, 2008, March 31, 2009 and June 30, 2009, we failed to satisfy our EBITDA covenants with respect to our 2006 Notes and 2005 Notes because of operating performance. For the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008 we failed to satisfy our EBITDA covenants with respect to the First Lien Senior Secured Notes and the Second Lien Subordinated Secured Notes due to the liability related to VAT not charged to customers and the purchase accounting adjustment due to the required reduction of the deferred revenue liability to fair value. On October 8, 2009, these events of default were cured. For the quarter ended September 30, 2009, we met our EBITDA covenants with respect to our 2006 Notes and 2005 Notes, each as amended. For the year ended December 31, 2009 and the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010, we met our EBITDA covenants with respect to the First Lien Senior Secured Notes and the Second Lien Subordinated Secured Notes. For more information regarding this and other events of default under our note agreements, see the section entitled “Description of Indebtedness.” The above mentioned debt was paid off with the proceeds of the New Financing. Our new note agreements contain material debt covenants based on our maintaining specified levels of EBITDA (as it is defined in the particular agreement as noted below). Specifically, we are required to maintain the following EBITDA levels for our outstanding debt:

•	For each of the fiscal quarters ending through September 30, 2011, September 30, 2012 and September 30, 2013, our EBITDA (as defined) on a consolidated basis for the four consecutive fiscal quarters ending on such date needs to be greater than $85 million, $90 million and $95 million, respectively. Our EBITDA for the four quarters ended December 31, 2010, as defined in the relevant documents, was $105.4 million.

We met our EBITDA covenant requirements for the quarter and year ended December 31, 2010.

For the year ended December 31, 2010, our EBITDA and adjusted EBITDA were $74.0 million and $105.4 million, respectively. Management derived adjusted EBITDA for the year ended December 31, 2010 using the following adjustments.

There were non-cash impairment charges to intangible assets of $4.7 million related to our entertainment segment in 2010. For the following reasons, management believes it is appropriate to add back a $4.7 million impairment charge to other intangible assets to derive a more meaningful measure of EBITDA for 2010. While we have had impairment charges for previous years relating to the businesses in operation prior to the Various acquisition, with the impairment charges taken in 2008, the goodwill relating to our non-internet business units of the company has been reduced to zero. The non-internet intangible assets have also been written down to reflect the fair value of these assets. Further, management believes that with the acquisition and integration of the Various business, the online business unit that is now operated in conjunction with the internet businesses of Various should not be expected to have further impairment going forward. Management gauges its operating performance without giving effect to the impairment charges taken historically due to its belief that it is unlikely that further impairment charges will be incurred. However, there can be no assurance that there will be no further impairment to the Company’s goodwill or intangible assets.

Management believes that the VAT activity that relates to periods prior to notification from the European Union tax authorities, which we refer to as VAT not charged to customers, should be excluded from adjusted non-GAAP net income (loss) and adjusted EBITDA. After our acquisition of Various, we became aware that Various and its subsidiaries had not collected VAT from subscribers in the European Union nor had Various remitted VAT to the tax jurisdictions requiring it. We have since registered with the tax authorities of the applicable European Union jurisdictions. We began collecting VAT from subscribers in July 2008, and all amounts from July 2008 and beyond are considered current VAT and such costs are presented on a net basis and excluded from revenue in the statement of operations. Since the VAT liabilities not charged to customers, including penalties, interest expense, gains and losses on settlements and foreign exchange gains and losses, is unusual and not representative of our current operations, we have excluded it from adjusted EBITDA.

The Broadstream arbitration provision which the Company expensed in 2010 is added back as it was a non-recurring event regarding the Broadstream litigation. The litigation resulted from certain activities occurring during the Various acquisition. For further information regarding this litigation and the expense, see “Risk Factors” and “Legal Proceedings” located elsewhere in this prospectus. As with the refund by the former owner of litigation costs which is subtracted for 2009, management believes it is appropriate to negate the effect of these items due to their relationship to the Various acquisition and not with the Company’s continuing operations.

T he net loss from the extinguishment of debt and other finance expenses relating to the New Financing were added back as they were items related to the New Financing in 2010 and, as with the loss on modification of debt in 2009, which was also added back, did not relate to the operating performance of the Company but were instead related to financing events.

The loss on extinguishment of debt related to the redemption of approximately $39.5 million of debt in conjunction with proceeds received from our IPO in May 2011. This charge was added back as it was related to our IPO and did not relate to the operating performance of the Company.

Finally, Stock Compensation Expense was added back as it a non-cash item that does not relate to the operating performance of the Company.

Selected Quarterly Financial Data (unaudited)

The following tables set forth our unaudited consolidated quarterly operating results for each of the eight quarters in the two-year period ended December 31, 2010 and the quarter s ended March 31, 2011 and June 30, 2011 . This information is derived from our unaudited financial statements, which in the opinion of management contain all adjustments consisting of only normal recurring adjustments that we consider necessary for a fair statement of such financial data. Operating results for the period s ended March 31, 2011 and June 30, 2011 are not necessarily indicative of the operating results for a full year. Historical results are not necessarily indicative of the results to be expected in future periods. You should read this data together with our consolidated financial statements and the related notes included elsewhere in this prospectus.

	Quarter Ended
	March 31,	June 30,	September 30,	December 31,
	(in thousands, except per share data)
2011
Net revenue	$83,520	$83, 371	—	—
Gross profit	56,759	58,324	—	—
Income from operations	19,675	17,996	—	—
Net loss	(3,681)	(11,861)	—	—
Net loss per common share — basic and diluted	(0.27)	(0.55)	—	—

2010
Net revenue	$86,205	$84,623	$86,663	$88,506
Gross profit	56,563	56,407	59,731	62,806
Income from operations	12,974	15,615	21,714	21,432
Net loss	(8, 269 )	(4,9 31 )	(6, 281 )	(23, 672 )
Net loss per common share — basic and diluted	(0.60)	(0.36)	(0.4 7 )	(1.71)

2009
Net revenue	$84,125	$80,800	$79,514	$83,253
Gross profit	59,146	58,300	58,260	60,289
Income from operations	15,017	14,545	15,839	12,994
Net loss	(3,140)	(17,651)	(6,623)	(13,802)
Net loss per common share — basic and diluted	(0.23)	(1.29)	(0.48)	(1.00)

Liquidity and Capital Resources

On May 16, 2011, we completed our initial public offering and issued 5,000,000 shares of common stock at a price of $10.00 per share, raising proceeds of approximately $43.5 million, net of underwriting discounts and commissions and estimated offering costs. Such net proceeds were used to redeem approximately $39.5 million in principal amount of long term debt.

As of June 30, 2011, we had cash of $40.2 million, including restricted cash of $12.2 million. We generate our cash flows from operations. For the six months ended June 30, 2011, cash flows generated from operations were $21.2 million. We have no working capital line of credit. Our current Old Senior Secured Notes and Old Cash Pay Notes require us to make principal payments equivalent to 75% of Excess Cash Flow, as defined at 102% of principal 35 calendar days after each quarter end. During the six months ended June 30, 2011, principal of such notes was reduced by $24.4 million from excess cash flow. On August 4, 2011 we made an Excess Cash Flow payment which resulted in a principal reduction of $8.4 million and $0.4 million of the Old Senior Secured Notes and Old Cash Pay Notes respectively. Our next Excess Cash Flow payment is scheduled for November 5, 2011.

We also have a payment due to the Broadstream settlement of $5.0 million payable no later than September 29, 2011, and $2.0 million payable no later than January 2, 2012.

On October 27, 2010, the Company completed the New Financing. The First Lien Senior Secured Notes, with an outstanding principal amount of $167.1 million, the Second Lien Subordinated Secured Notes, with an outstanding principal amount of $80.0 million and $32.8 principal amount of Senior Secured Notes were exchanged for, or redeemed with proceeds of, $305.0 million principal amount of the Old Senior Secured Notes. Accrued interest on the First Lien Senior Secured Notes, Second Lien Subordinated Secured Notes and Senior Secured Notes was paid in cash at closing. The remaining $13,502,000 principal amount of Senior Secured Notes were exchanged for $13.8 million of the Old Cash Pay Notes. The Subordinated Convertible Notes and Subordinated Term Notes, with outstanding principal amounts of $180.2 million and $42.8 million respectively, together with accrued interest of $9.5 million were exchanged for $232.5 million principal amount of the Old Non-Cash Pay Notes. The principal amount of the Old Non-Cash Pay Notes at December 31, 2010 included $4.8 million of interest which was paid with the issuance of additional Old Non-Cash Pay Notes.

In December 2007, we acquired Various for approximately $401.0 million. The purchase price of approximately $401.0 million paid to the sellers consisted of approximately (i) $137.0 million in cash, (ii) notes valued at approximately $248.0 million, and (iii) warrants to acquire approximately 2.9 million shares of common stock, subject to adjustment for certain anti-dilution provisions, valued at approximately $16.0 million. The purchase price gives effect to a $61.0 million reduction attributable to a post-closing working capital adjustment which resulted in a $51.0 million reduction in the value of notes issued and a $10.0 million reduction in cash paid which is being held in escrow. This adjustment is the result of our indemnity claim against the sellers relating to the VAT liability. In addition, legal and other acquisition costs totaling approximately $4.0 million were incurred. The cash portion of the purchase price was obtained through the issuance of notes and warrants, including approximately $110.0 million from certain of our stockholders. On October 8, 2009, we settled all indemnity claims against the sellers (whether claims are VAT related or not) by adjusting the original principal amount of the Subordinated Convertible Notes to $156.0 million. In addition, the sellers agreed to make available to us, to pay VAT and certain VAT-related expenses, $10.0 million held in a working capital escrow established at the closing of the Various transaction. As of December 31, 2010, the total of $10.0 million had been released from the escrow to reimburse us for VAT-related expenses already incurred. If the actual costs to us of eliminating the VAT liability are less than $29.0 million, after applying amounts from the working capital escrow, then the principal amount of the Old Non-Cash Pay Notes (which were issued in exchange for the Subordinated Convertible Notes in the New Financing) will be increased by the issuance of additional Old Non-Cash Pay Notes to reflect the difference between $29.0 million and the actual VAT liability, plus interest on such difference.

The total amount of uncollected payments related to VAT not charged to customers as of December 31, 2010 was $39.4 million, including $19.5 million in potential penalties and interest. We are currently negotiating with tax authorities in the applicable European Union jurisdictions to extend the maturity of the payments. We have settled with tax authorities or paid our tax liabilities in full in certain countries. We are in different stages of negotiations with many other jurisdictions, and we are not able to estimate when the rest of the jurisdictions will be settled or paid in full. However, if we were forced to pay the total amount in the next year, it would have a material adverse effect on our liquidity and capital resources since we will not have sufficient cash flow over the next year to pay these obligations and we expect that our ability to borrow funds to pay these obligations would be limited.

Cash Flow

Net cash provided by operations was $42.6 million for the year ended December 31, 2010 compared to $39.7 million for the same period in 2009. The increase was primarily attributable to reduced levels of accounts receivable and prepaid expenses together with reduced amounts of deferred debt and offering costs paid in 2010 as compared with 2009 offset by reductions in accounts payable and lower interest payments and increases in restricted cash for processing reserve requirements. The reduced level of accounts receivable is primarily attributable to a repayment for certain VAT taxes from the United Kingdom in 2010. The reduced level of prepaid expenses is attributable to prepaid commissions and state taxes paid in 2009. Reduced interest payments are attributable to reduction on principal amounts of long-term debt due to prepayments from excess cash flow.

Net cash used in investing activities for the year ended December 31, 2010 was $1.3 million compared to $4.2 million provided by for the same period in 2009. This decrease resulted from cash received from escrow in connection with the Various acquisition.

Net cash used in financing activities for the year ended December 31, 2010 was $29.4 million, compared to $45.0 million for the same period in 2009. The decrease is primarily due to reductions in repayment on our First Lien Senior Secured Notes.

Net cash provided by operations was $39.7 million for the year ended December 31, 2009 compared to $50.9 million for the same period in 2008. The decrease is primarily due to the cash flows generated from our internet segment as a result of the acquisition of Various in December 2007.

Net cash provided by investing activities for the year ended December 31, 2009 was $4.2 million compared to net cash used in investing activities of $9.3 million for the same period in 2008. This increase resulted from cash received from the acquisition escrow and decreased purchases of property and equipment.

Net cash used in financing activities for the year ended December 31, 2009 was $45.0 million compared to $25.3 million for the same period in 2008. The increase is primarily due to required repayments on our First Lien Senior Secured Notes issued in connection with the acquisition of Various. In addition to the required annual amortization, we were required to make quarterly principal payments on the First Lien Senior Secured Notes, in an aggregate amount equal to 90% of the Excess Cash Flow (as defined in the securities purchase agreement governing the First Lien Senior Secured Notes, or the 2007 Securities Purchase Agreement).

Information Regarding EBITDA Covenants

Our prior note agreements contained certain financial covenants regarding EBITDA. For the year ended December 31, 2008 and for the quarters ended March 31, 2008, June 30, 2008, September 30, 2008, March 31, 2009 and June 30, 2009, we failed to satisfy our EBITDA covenants with respect to our 2006 Notes and 2005 Notes because of operating performance. For the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008 we failed to satisfy our EBITDA covenants with respect to the First Lien Senior Secured Notes and the Second Lien Subordinated Secured Notes due to the liability related to VAT not charged to customers and the purchase accounting adjustment due to the required reduction of the deferred revenue liability to fair value. On October 8, 2009, these events of default were cured. For the quarter ended September 30, 2009, we met our EBITDA covenants with respect to our 2006 Notes and 2005 Notes, each as amended. For the year ended December 31, 2009 and the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010, we met our EBITDA covenants with respect to the First Lien Senior Secured Notes and the Second Lien Subordinated Secured Notes. The above mentioned debt was paid off with the proceeds of the New Financing.

Giving effect to the New Financing, we are required to maintain the following levels of EBITDA (as it is defined in the particular agreement as noted below):

•	For the last four quarters for any period ended through September 30, 2011, September 30, 2012 and September 30, 2013, our EBITDA on a consolidated basis for the year ended on such date needs to be greater than $85.0 million, $90.0 million and $95.0 million, respectively. Our EBITDA for the six months ended June 30 , 2011 and the four quarters ended December 31, 2010 was $ 33.2 million and $ 74.0 million, respectively.

We met our EBITDA covenant requirements for the quarter ended June 30 , 2011 and year ended December 31, 2010.

Financing Activities

We are currently highly leveraged and our outstanding Old Notes are secured by substantially all of our assets. Our note agreements and Indentures contain many restrictions and covenants, including financial covenants regarding EBITDA. As disclosed in the risk factor entitled “We breached certain covenants contained in our previously existing note agreements and our Indentures....” above, we breached and subsequently cured a covenant in our Indentures. We are currently in compliance with the covenants under our outstanding Old Notes, including all financial covenants. See the section entitled “ — Information Regarding EBITDA Covenants” above. To the extent that our Old Notes are not fully repaid, we will remain subject to such restrictions and covenants. Interest expense for the six months ended June 30 , 2011 and the year ended December 31, 2010 totaled $ 43.95 million and $88.5 million, respectively.

On October 27, 2010, we completed the New Financing. $305.0 million principal amount of Old Senior Secured Notes due 2013 were co-issued by us and INI of which (a) $200.2 million was exchanged for $130.5 million outstanding principal amount of First Lien Notes, $49.4 million outstanding principal amount of Second Lien Notes and $14.5 million outstanding principal amount of Senior Secured Notes, (b) $91.4 million was issued for cash proceeds of $89.6 million before payment of related fees and expenses of $5.8 million and (c) $13.4 million was used to pay commitment fees to the holders of First Lien Notes and Second Lien Notes. Cash of $86.2 million was used to redeem $36.6 million of First Lien Notes at 102% of principal, $30.6 million of Second Lien Notes (representing the remaining outstanding principal amounts of First and Second Lien Notes) and $18.3 million outstanding principal amount of Senior Secured Notes. Cash was also used to pay $4.1 million of accrued interest on the exchanged and redeemed notes, an $825,000 redemption premium on certain exchanged First Lien Notes and $435,000 in commitment fees to certain noteholders.

The remaining $13.5 million outstanding principal amount of Senior Secured Notes were exchanged for $13.8 million principal amount of Old Cash Pay Notes. Subordinated Convertible Notes and Subordinated Term Notes, with outstanding principal amounts of $180.2 million and $42.8 million, respectively, together with accrued interest of $9.5 million, were exchanged for $232.5 million of Old Non-Cash Pay Notes co-issued by us and INI.

Old Senior Secured Notes

The Old Senior Secured Notes, in the principal amount of $305.0 million, of which approximately $112.0 million principal amount were issued to our stockholders including $7.5 million to entities controlled by certain officers and directors, were issued with an original issue discount of $6.1 million or 2.0%. The Old Senior Secured Notes mature on September 30, 2013 and accrue interest at a rate per annum equal to 14.0%. Interest on the Old Senior Secured Notes is payable quarterly on March 31, June 30, September 30 and December 31 of each year. Principal on the Old Senior Secured Notes is payable quarterly to the extent of 75% of Excess Cash Flow as defined at 102% of principal, subject to pro-rata sharing with the Old Cash Pay Notes. The Old Senior Secured Notes are guaranteed by our domestic subsidiaries and are collateralized by a first-priority lien on all their assets as well as a pledge of our subsidiaries stock. The guarantees are the senior secured obligations of each such subsidiary guarantor. The Old Senior Secured Notes are redeemable prior to maturity at our option in whole but not in part, at 110% of principal, and at principal at maturity on September 30, 2013, plus accrued and unpaid interest. Pursuant to the terms of the Indentures, the net proceeds of the IPO must be used to redeem the Old Senior Secured Notes and Old Cash Pay Notes pro-rata at 110% of principal, plus accrued and unpaid interest. In addition, noteholders have the option of requiring us to repay the Old Senior Secured Notes in full upon a Change of Control, as defined in the Old Senior Secured Notes Indenture, at 110% of principal, plus accrued and unpaid interest. We shall also repay or offer to pay the Old Senior Secured Notes and, in certain circumstances, the Old Cash Pay Notes, with proceeds received from any debt or equity financing (including a secondary offering) and asset sales of $25 million or more at 110% of principal, plus accrued and unpaid interest, other asset sales, insurance claims, condemnation and other extraordinary cash receipts at principal, plus accrued and unpaid interest, subject to certain exceptions.

The Old Senior Secured Notes Indenture contains covenants applicable to us and our subsidiaries, including covenants relating to limitations and requirements with respect to indebtedness, restricted payments, dividends and other payments affecting our subsidiaries, sale-leaseback transactions, consolidations and mergers, asset sales, acquisitions and provision of financial statements and reports.

Old Cash Pay Notes

The Old Cash Pay Notes, in the principal amount of $13.8 million, all of which were issued to entities controlled by stockholders who are also officers and directors, were issued with an original issue discount of $276,000 or 2%, are identical to the terms of the Old Senior Secured Notes except as to matters regarding collateral, subordination, enforcement and voting. The Old Cash Pay Notes are secured by a fully subordinated second lien on substantially all of our assets, parri passu with the Old Non-Cash Pay Notes, and will be included with the Old Senior Secured Notes on a dollar for dollar basis for purposes of determining required consents or waivers on all matters except for matters relating to collateral, liens and enforcement of rights and remedies. As to such matters, the Old Cash Pay Notes will be included with the Old Non-Cash Pay Notes for purposes of determining required consents or waivers.

Old Non-Cash Pay Notes

The Old Non-Cash Pay Notes, in the principal amount of $232.5 million, of which approximately $228.5 million principal amount were issued to our stockholders including $44.4 million to entities controlled by certain officers and directors, mature on April 30, 2014 and bear interest at 11.5%, payable semi-annually on June 30 and December 31, which may be paid in additional Old Non-Cash Pay Notes at our option. While the Old Senior Secured Notes are in place, interest must be paid with additional Old Non-Cash Pay Notes. The Old Non-Cash Pay Notes are guaranteed by our domestic subsidiaries and collateralized by a second priority lien on all of their assets and a pledge of our subsidiaries stock; however, such security interest is subordinate to the prior payment of the Old Senior Secured Notes. The guarantees are the senior secured obligations of each such subsidiary guarantor subordinate only to the first-priority lien granted to the holders of the Old Senior Secured Notes. The Old Non-Cash Pay Notes are redeemable, at our option, in whole but not in part, at 100% of principal, plus accrued and unpaid interest, subject to the rights of the holders of the Old Senior Secured Notes under the intercreditor agreement between the holders of the Old Senior Secured Notes, the holders of the Old Cash Pay Notes and the holders of the Old Non-Cash Pay Notes. This agreement provides that no redemption of the Old Non-Cash Pay Notes may occur until the Old Senior Secured Notes are repaid in full.

Upon the payment in full of the Old Senior Secured Notes, principal on the Old Non-Cash Pay Notes is payable quarterly to the extent of 75% of Excess Cash Flow as defined at 102% of principal subject to pro-rata sharing with the Old Cash Pay Notes. Due to our IPO, if the Old Senior Secured Notes are paid in full, the remaining proceeds must be used to redeem the Old Non-Cash Pay Notes and the Old Cash Pay Notes on a pro-rata basis at 110% of principal, plus accrued and unpaid interest. In addition, noteholders have the option of requiring us to repay the Old Non-Cash Pay Notes in full upon a Change of Control, as defined in the Old Non-Cash Pay Notes Indenture, at 110% of principal, plus accrued and unpaid interest. If the Old Senior Secured Notes are paid in full, we shall repay the remaining Old Non-Cash Pay Notes and the Old Cash Pay Notes on a pro-rata basis with proceeds received from any debt or equity financing (including a secondary offering), and asset sales of over $25 million at 110% of principal, plus accrued and unpaid interest, and other asset sales, insurance claim, condemnation and other extraordinary cash receipts at principal, subject to certain exceptions.

Upon consummation of our IPO on May 16, 2011, the Old Non-Cash Pay Notes became convertible into shares of our common stock. The conversion price of the Old Non-Cash Pay Notes is the per share offering price for shares of our common stock upon consummation of our IPO, or $10.00 per share, provided that such conversion option shall be limited to approximately 21.1% of the fully diluted equity. The $183.7 million principal amount of Old Non-Cash Pay Notes exchanged for outstanding Subordinated Convertible Notes were recorded at the carrying amount for such convertible notes as the exchange was accounted for as if the outstanding convertible notes were not extinguished. The $48.8 million principal amount of Old Non-Cash Pay Notes exchanged for non-convertible Subordinated Term Notes have been recorded at estimated fair value at the date of issuance as the exchange was accounted for as an extinguishment of the Subordinated Term Notes.

The Old Non-Cash Pay Notes Indenture contains covenants applicable to us and our subsidiaries, including covenants relating to limitations and requirements with respect to indebtedness, restricted payments, dividends and other payments affecting our subsidiaries, sale-leaseback transactions, consolidations and mergers, asset sales and acquisitions and provision of financial statements and reports. These covenants are substantially identical to those contained in the Old Senior Secured Notes.

We have determined that the Old Senior Secured Notes are not substantially different from the formerly outstanding First Lien Senior Secured Notes and Second Lien Subordinated Secured Notes for which they were exchanged, nor are the Old Non-Cash Pay Notes substantially different from the formerly outstanding Subordinated Convertible Notes for which they were exchanged, based on the less than 10% differences in present values of cash flows of the respective debt instruments and, accordingly, such exchanges are accounted for as if the formerly outstanding notes were not extinguished. Accordingly, a new effective interest rate has been determined for the outstanding notes based on the carrying amount of such notes and the revised cash flows of the newly issued notes. In connection therewith, commitment fees paid to the note holders, together with an allocable portion of existing unamortized discount, and debt issuance and modification costs will be amortized as an adjustment of interest expense over the remaining term of the new notes using the effective interest method. Private placement fees related to the Old Senior Secured Notes together with legal and other fees aggregating approximately $4.6 million allocated to the exchanges was charged to other finance expense.

We have determined that the Old Senior Secured Notes and Old Cash Pay Notes are substantially different than the outstanding $28.1 million principal amount of 2005 Notes and 2006 Notes for which they were exchanged based on the more than 10% difference in present values of cash flows of the respective debt instruments and, accordingly, the exchanges are accounted for as an extinguishment of the 2005 Notes and 2006 Notes. We recorded a pre-tax loss on debt extinguishment in the quarter ended December 31, 2010 of $10.5 million related to such exchanged 2005 Notes and 2006 Notes and to the 2005 Notes and 2006 Notes, and INI First Lien Senior Secured Notes and Second Lien Subordinated Secured Notes redeemed for cash. The loss includes the writeoff of unamortized costs and fees aggregating $8.6 million related to the notes which were extinguished.

We also determined that the Old Non-Cash Pay Notes are substantially different than the non-convertible Subordinated Term Loan Notes for which they were exchanged based on the conversion feature in the new notes and, accordingly, the exchange was accounted for as an extinguishment of the Subordinated Term Loan Notes. We recorded a gain on extinguishment of $3.0 million.

On May 16, 2011, we completed our IPO and issued 5,000,000 shares of common stock at a price of $10.00 per share, raising proceeds of approximately $43.5 million, net of underwriting discounts and commissions and estimated offering costs. Such net proceeds were used to redeem approximately $39.5 million in principal amount of long term debt.

Registration Rights

We have agreed to consummate the exchange offers pursuant to an effective registration statement to be filed with the SEC to allow the holders of the Old Senior Secured Notes, Old Cash Pay Notes and Old Non-Cash Pay Notes to exchange their notes for a new issue of substantially identical notes. On August 1, 2011, the Company filed a registration statement on Form S-4 with the SEC, relating to these exchange offers. In addition, we have agreed to file, under certain circumstances, a shelf registration statement to cover resales of the Old Senior Secured Notes, Old Cash Pay Notes and Old Non-Cash Pay Notes. We have agreed to use our reasonable best efforts, subject to applicable law, to cause to become effective a registration statement within 210 calendar days and to consummate the exchange offers within 240 days following the consummation of the IPO on May 16, 2011. In the event that we fail to satisfy the registration and/or exchange requirements within the prescribed time periods, the interest rate on the Old Senior Secured Notes, Old Cash Pay Notes and Old Non-Cash Pay Notes will be increased by 3.5%.

Contractual Obligations

The following table sets forth our contractual obligations as of June 30, 2011:

		Payments due by period
	Total	Less Than 1 Year	1-3 Years	3-5 Years	More Than 5 Years
	(in thousands)
Long-term Notes Payable, including current portion:
Old Senior Secured Notes(1)	$243,785	$8,543	$235,242	—	—
Old Cash Pay Notes(1)	11,013	382	10,631	—
Old Non-Cash Pay Notes(1)	250,849	—	250,849	—	—
Sellers Agreements(2)	2,250	1,000	1,250	—	—
Operating Leases(3)	11,851	2,270	6,515	1,202	1,864
Other(4)	5,823	3,318	2,505	—	—
Total(5)	$525,571	$15,513	$506,992	$1,202	$1,864

(1)	We used the net cash proceeds from our initial public offering of our common stock to repay a portion of the Old Senior Secured Notes and Old Cash Pay Notes pro rata at a redemption price of 110%, plus accrued and unpaid interest. The Old Senior Secured and Old Cash Pay Notes mature on September 30, 2013. The Old Non-Cash Pay Notes mature on April 30, 2014.

(2)	Agreements with the former owners of Various recorded at present value of $2.3 million using discount rate of 15%.

(3)	Represents our minimum rental commitments for non-cancellable operating leases of office space.

(4)	Other commitments and obligations are comprised of contracts with software licensing, communications, computer hosting, and marketing service providers. These amounts totaled $3.3 million for less than one year and $2.5 million between one and three years. Contracts with other service providers are for 30 day terms or less.

(5)	Interest expense has been excluded from the Contractual Obligations table above. As of June 30, 2011, the Company had $243.8 million and $11.0 million of Old Senior Secured Notes and Old Cash Pay Notes, respectively, which would result in an annual cash interest expense obligation of $42.6 million before giving effect to required principal reductions from excess cash flow. No cash interest payments are payable in respect of Old Non-Cash Pay Notes.

Off-Balance Sheet Transactions

As of June 30 , 2011 and as of December 31, 2010, we did not have any off-balance sheet arrangements.

Related Party Transactions

There were no material changes to the Com pany’s related party transactions as discussed in the section “Certain Relationships and Related Party Transactions” in the Company’s IPO Prospectus filed with the Securities and Exchange Commission on May 11, 2011, for the year ended December 31, 2010.

Quantitative and Qualitative Disclosures about Market Risk

We are exposed to market risk attributed to interest and foreign currency exchange rates.

Interest Rate Risk

We are not exposed to any interest rate fluctuations.

Foreign Currency Exchange Risk

Our exposure to foreign currency exchange risk is primarily due to our international operations. As of June 30 , 2011 and December 31, 2010, we had a $4 5.0 million and $42.2 million liability, respectively, for VAT denominated in Euros, which represents substantially all of our foreign currency exchange rate exposure. In addition, revenue derived from international websites are paid in advance primarily with credit cards and are denominated in local currencies. As of June 30 , 2011, we had $ 2.5 million of restricted cash denominated in Euros and Pounds held by foreign credit card processors. Substantially all such currencies are converted into U.S. dollars on the dates of the transactions at rates of exchange in effect on such dates and remitted to us and accordingly, is recorded based on the U.S. dollars received by us. As a result, our foreign currency exchange risk exposure is not material and is limited to the amount of foreign exchange rate changes on any individual day on the portion of our net revenue received in other currencies. Accounts receivable due from restricted cash held by foreign credit card processors and VAT liabilities denominated in foreign currencies are converted into U.S. dollars using current exchange rates in effect as of the balance sheet date. Gains and losses resulting from transactions denominated in foreign currencies are recorded in the statement of operations. The potential loss resulting from a hypothetical 10.0% adverse change in quoted foreign currency exchange rates as of June 30 , 2011 and December 31, 2010 was approximately $4.8 million and $4.2 million, respectively. We do not utilize any currency hedging strategies.

Inflation

We are subject to the effects of changing prices. We have, however, generally been able to pass along inflationary increases in our costs by increasing the prices of our products and subscriptions.

Sarbanes-Oxley Compliance and Corporate Governance

As a public company, we are subject to the reporting requirement of the Sarbanes-Oxley Act of 2002. W e are required to establish and regularly evaluate the effectiveness of internal controls over financial reporting. In order to maintain and improve the effectiveness of disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight are required. We also must comply with all corporate governance requirements of NASDAQ, including independence of our audit committee and independence of the majority of our board of directors.

We plan to timely satisfy all requirements of the Sarbanes-Oxley Act and NASDAQ applicable to us. We have taken, and will continue to take, actions designed to enhance our disclosure controls and procedures. We have adopted a Code of Business Conduct and Ethics applicable to all of our directors, officers and employees. We have also adopted a Code of Ethics for the Chairman and Chief Executive Officer and Senior Financial Officers. We will establish a confidential and anonymous reporting process for the receipt of concerns regarding questionable accounting, auditing or other business matters from our employees. We intend for our General Counsel to assist us in the continued enhancement of our disclosure controls and procedures. In addition, we intend to put additional personnel and systems in place which we expect will provide us the necessary resources to be able to timely file the required periodic reports with the SEC as a publicly traded company. We intend for our Chief Financial Officer, Controller and other financial personnel to lead our existing staff in the performance of the required accounting and reporting functions.

On an ongoing basis we intend to conduct a controls evaluation to identify control deficiencies and to confirm that appropriate corrective action, including process improvements, are being undertaken. We expect to conduct this type of evaluation on a quarterly basis so that the conclusions concerning the effectiveness of our controls can be reported in our periodic reports. The overall goals of these evaluation activities will be to monitor our internal controls for financial reporting and our disclosure controls and procedures and to make modifications as necessary. Our intent in this regard is that our internal controls for financial reporting and our disclosure controls and procedures will be maintained as dynamic systems that change, including with improvements and corrections, as conditions warrant.

Our ability to enhance our disclosure controls and procedures, to conduct controls evaluations and to modify controls and procedures on an ongoing basis may be limited by the current state of our staffing, accounting system and internal controls since any enhancements and modifications may require additional staffing and improved systems and controls.

Recent Accounting Pronouncement

In December 2010, the FASB issued new authoritative accounting guidance which provides that entities with reporting units with zero or negative carrying amounts are required to determine an implied fair value of goodwill if management concludes that it is more likely than not that a goodwill impairment exists considering any adverse qualitative factors. For public entities, the new guidance is effective for fiscal years and interim period within those years beginning after December 15, 2010. Early adoption is not permitted. We adopted this guidance effective January 1, 2011. We do not expect adoption to have any impact on our financial statements.

BUSINESS

Company Overview

We are a leading internet and technology company providing services in the rapidly expanding markets of social networking and web-based video sharing. Our business consists of creating and operating technology platforms which run several of the most heavily visited websites in the world. Through our extensive network of more than 4 7 ,000 websites, since our inception, we have built a base of more than 484 million registrants and more than 320 million members in more than 200 countries. We are able to create and maintain, in a cost-effective manner, websites intended to appeal to users of diverse cultures and interest groups. In December 2010, we had more than 196 million unique visitors to our network of websites, according to comScore. We offer our members a wide variety of online services so that they can interact with each other and access the content available on our websites. Our most heavily visited websites include AdultFriendFinder.com, Amigos.com, AsiaFriendFinder.com, Cams.com, FriendFinder.com, BigChurch.com and SeniorFriendFinder.com. For the six months ended June 30 , 2011, we had net revenue, income from operations and net losses of $ 166.9 million, $ 37.7 million and ($ 15.5 ) million, respectively. For the year ended December 31, 2010 we had net revenue, income from operations and net losses of $346.0 million, $71.7 million and ($43.2) million, respectively.

Our revenues to date have been primarily derived from online subscription and paid-usage for our products and services. These products and services are delivered primarily through two highly scalable revenue-generating technology platforms:

•	Social Networking. Approximately 68 % and 70% of our total net revenues for the six months ended June 30 , 2011 and the year ended December 31, 2010, respectively, were generated through our targeted social networking technology platform. Our social networking technology platform provides users who register or purchase subscriptions to one or more of our websites with the ability to communicate and to establish new connections with other users via our personal chat rooms, instant messaging and e-mail applications and to create, post and view content of interest. The content on our social networking sites is generated by our users for our users. Our social networking technology platform is extremely scalable and requires limited incremental cost to add additional users or to create new websites catering to additional unique audiences. As a result, we have been able to rapidly create and seamlessly maintain multiple websites tailored to specific categories or genres and designed to cater to targeted audiences with mutual interests. We believe that our ability to create and operate a diverse network of specific interest websites with unique, user-generated content in a cost-effective manner is a significant competitive differentiator that allows us to implement a subscription-fee based revenue model while many other popular social networking websites rely primarily upon free-access, advertising-based revenue models.

•	Live Interactive Video. Approximately 24 % and 22% of our total net revenues for the six months ended June 30 , 2011 and the year ended December 31, 2010, respectively, were generated through our live interactive video technology platform. Our live interactive video technology platform is a live video broadcast platform that enables models to broadcast from independent studios throughout the world and interact with our users via instant messaging and video. Users are charged on a per-minute basis to interact with models. We pay a percentage of the revenues we generate to the studios that employ the models. We believe our live interactive video platform provides a unique offering including bi-directional and omni-directional video and interactive features that allow models to communicate with and attract users through a variety of mediums including blogs, newsletters and video. As a result, many studios and their models prefer our platform given our audience size and international reach, and our users prefer our platform as a result of the quality and variety of our models, the reliability of our network and the diversity of interactive features our platform provides. In addition, we believe the reliability of our live interactive video technology platform, which had approximately 99.1% uptime during 2010, is a key factor allowing us to maintain a large base of users.

In addition to our revenue-generating technology platforms, we have invested significant time and resources into developing our back-end marketing, analytics and billing technologies. Our marketing, analytics and billing technologies are the result of more than seven years of development work and are a key contributor to the success of our business. During that time, we have developed proprietary systems to allow our marketing affiliates to maximize their revenue for our mutual benefit. These systems include proprietary white-labeling solutions, in which we provide back-end technology solutions to permit affiliates and marketing partners to deliver our products and services while maintaining the affiliate’s and marketing partner’s own branding and style, self-optimizing ad spots, and a robust banner optimization engine that automatically chooses the best possible site and banner to promote in a given ad spot. Our marketing technology has also enabled the creation and continued growth of our network of more than 2 8 0,000 affiliates, which we believe is one of the largest of its kind in the world and a significant barrier to entry to potential and existing competitors. Similarly, our proprietary analytics technology provides us with an advantage relative to less sophisticated competitors by enabling us to estimate future revenue based on short-term response to our advertising campaigns, as well as providing for analysis of key data and metrics in order to optimize our marketing spend and maximize the revenues our websites generate. Our robust billing platform allows our customers to pay using many of the widely-adopted methods of e-commerce, both domestically as well as internationally. In addition, as a result of our size and technical sophistication, we can collect monies from regions and customers that other companies cannot, using payment methods that go beyond traditional credit card billing, like SMS billing.

We categorize our users into five categories: visitors, registrants, members, subscribers and paid users.

•	Visitors. Visitors are users who visit our websites but do not necessarily register. Visitors come to our websites through a number of channels, including by being directed from affiliate websites, keyword searches through standard search engines and by word of mouth. We believe we achieve large numbers of unique visitors because of our focus on continuously enhancing the user experience and expanding the breadth of our services. We had more than 196 million unique worldwide visitors in the month of December 2010, representing a growth of more than 300% from our approximately 46.9 million unique worldwide visitors in January 2009, according to comScore.

•	Registrants. Registrants are visitors who complete a free registration form on one of our websites by giving basic identification information and submitting their e-mail address. For the six months ended June 30 , 2011, we averaged more than 6.0 million new registrations on our websites each month. For the year ended December 31, 2010, we averaged more than 6.4 million new registrations on our websites each month. Some of our registrants are also members, as described below.

•	Members. Members are registrants who log into one of our websites and make use of our free products and services. Members are able to complete their personal profile and access our searchable database of members but do not have the same full-access rights as subscribers. For the six months ended June 30 , 2011, we averaged more than 3.5 million new members on our websites each month. For the year ended December 31, 2010, we averaged more than 3.9 million new members on our websites each month.

•	Subscribers. Subscribers are members who purchase daily, three-day, weekly, monthly, quarterly, annual or lifetime subscriptions for one or more of our websites. Subscribers have full access to our websites and may access special features. For the six months ended June 30 , 2011 we had a monthly average of approximately 900,000 paying subscribers and for the year ended December 31, 2010, we had a monthly average of approximately 1 million paying subscribers.

•	Paid Users. Paid users are members who purchase products or services on a pay-by-usage basis. For the six months ended June 30 , 2011, we averaged approximately 1.5 million purchased minutes by paid users each month. For the year ended December 31, 2010, we averaged approximately 1.6 million purchased minutes by paid users each month.

We focus on the following key business metrics to evaluate the effectiveness of our operating strategies.

•	Average Revenue per Subscriber. We calculate average revenue per subscriber, or ARPU, by dividing net revenue for the period by the average number of subscribers in the period and by the number of months in the period. As such, our ARPU is a monthly calculation. For the six months ended June 30 , 2011, our average monthly revenue per subscriber was $ 20.38 . For the year ended December 31, 2010, our average monthly revenue per subscriber was $20.49. For more information regarding our revenue, see the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Results of Operations — Six Months Ended June 30 , 2011 as Compared to the Six Months Ended June 30 , 2010” and “— Year Ended December 31, 2010 as Compared to the Year Ended December 31, 2009.”

•	Churn. Churn is calculated by dividing terminations of subscriptions during the period by the total number of subscribers at the beginning of that period. Our average monthly churn rate, which measures the rate of loss of subscribers, for the six months ended June 30 , 2011 was approximately 15.9%. Our average monthly churn rate for the year ended December 31, 2010 was 16.1% per month.

•	Cost Per Gross Addition. Cost per gross addition, or CPGA, is calculated by adding affiliate commission expense plus ad buy expenses and dividing by new subscribers during the measurement period. Our CPGA for the six months ended June 30 , 2011 was $ 43.65 . Our CPGA for the year ended December 31, 2010 was $47.25.

•	Average Lifetime Net Revenue Per Subscriber. Average Lifetime Net Revenue Per Subscriber is calculated by multiplying the average lifetime (in months) of a subscriber by ARPU for the measurement period and then subtracting the CPGA for the measurement period. Our Average Lifetime Net Revenue Per Subscriber for the six months ended June 30 , 2011 was $ 8 4.30 . Our Average Lifetime Net Revenue Per Subscriber for the year ended December 31, 2010 was $80.17. While we monitor many statistics in the overall management of our business, we believe that Average Lifetime Net Revenue Per Subscriber and the number of subscribers are particularly helpful metrics for gaining a meaningful understanding of our business as they provide an indication of total revenue and profit generated from our base of subscribers inclusive of affiliate commissions and advertising costs required to generate new subscriptions.

In addition to our social networks and live interactive video platforms, we also offer professionally-generated content through our premium content technology platform, and our non-internet entertainment business. Approximately 1.5 % and 6.4 % of our total net revenues for the six months ended June 30 , 2011 and approximately 1. 4 % and 7.0 % of our total net revenues for the year ended December 31, 2010 were generated via our premium content technology platform and our non-internet entertainment business, respectively. Through websites such as Penthouse.com and HotBox.com, our subscribers and paid users have access to our collection of more than 15,000 hours of professional video, which includes our library of more than 800 standard and high-definition full-length feature films and one million professionally produced images. We began shooting all of our content in 3D in September 2010. By the end of June 2011, we were producing more than 145 hours of content per month. Additionally, subscribers have access to editorial content, chat rooms and other interactive features. In addition to our online products and services, we also have a non-technology legacy entertainment business, in which we produce and distribute original pictorial and video content via traditional distribution channels including licensing and retail DVD channels, license the globally-recognized Penthouse brand to a variety of consumer product companies and entertainment venues and public branded men’s lifestyle magazines.

Our Competitive Strengths

We believe that we have the following competitive strengths that we can leverage to implement our strategy:

•	Proprietary and Scalable Technology Platform.

Our robust, proprietary and highly scalable technology platform supports our social networking, live interactive video and premium content websites. We are able to use our customized back-end interface to quickly and affordably generate new websites, launch new features and target new audiences at a relatively low incremental cost. Our technology platform enables us to rapidly redeploy the architecture underlying our websites with new appearances and themes in order to create additional websites for our users. We believe that our ability to create new websites and provide new features is crucial to cost-effectively maintaining our relationships with existing users and attracting new users. Furthermore, our technology platform has also enabled us to create and continue to expand our affiliate network and to measure and optimize the efficiency of our marketing spend, allowing us to expand the number of visitors to our site in an economical manner.

•	Paid Subscriber-Based Model.

We operate social networking websites that allow our members to make connections with other members with whom they share common interests. Our members are able to post their profiles and other content of interest for free and our subscribers are then able to access this content for a fee. Our paid subscriber-based model of social networking websites is distinctly different from the business models of other free social networking websites whose users access the websites to remain connected to their pre-existing friends and interest groups.

•	Large and Diverse User Base.

We operate some of the most heavily visited social networking websites in the world, currently adding on average more than 6.0 million new registrants and more than 3.5 million new members each month. Since our inception, more than 484 million registrants and more than 320 million members have registered on our websites, with a majority of our members outside of the United States. Our websites are designed to appeal to individuals with a diversity of interests and backgrounds. We believe potential members are attracted to the opportunity to interact with other individuals by having access to our large, diverse user base. We believe that our broad and diverse international user base also represents a valuable asset that will provide opportunities for us to offer targeted online advertising to specific demographic groups and represents a substantial barrier to entry for potential competitors.

•	Large and Difficult to Replicate Affiliate Network and Significant Marketing Spend.

Our marketing affiliates are companies that market our services on their websites, allowing us to market our brand beyond our established user base. These affiliates direct visitor traffic to our websites by using our technology to place banners or links on their websites to one or more of our websites for a fee. As of June 30 , 2011 and December 31, 2010, we had more than 2 8 0,000 participants in our marketing affiliate program from which we derive a substantial portion of our new members and approximately 46% of our net revenues for the six months ended June 30 , 2011 and 45% of our net revenues for the year ended December 31, 2010. For the six months ended June 30 , 2011, we made payments to marketing affiliates of approximately $ 30.7 million, a large portion of which was on a revenue share basis with the Company, as opposed to a pay-per-order basis. In addition, we spent $ 11. 4 million on ad buy expenses during the same time period. We believe that the difficulty in building an affiliate network of this large size, together with our combined affiliate and advertising spend of approximately $ 42.1 million for the six months ended June 30 , 2011, presents a significant barrier to entry for potential competitors.

Our Strategy

Our goal is to enhance revenue opportunities while improving our profitability. We plan to achieve these goals using the following strategies:

•	Convert Visitors, Registrants and Members into Subscribers or Paid Users.

We continually seek to convert visitors, registrants and members into subscribers or paid users. We do this by constantly evaluating, adding and enhancing features on our websites to improve our users’ experience. We also dynamically adjust offers and pricing to users based on a variety of factors such as geography, currency, payment system, country of origin, time of day or calendar date in order to encourage users to become subscribers or paid users.

•	Create Additional Websites and Diversify Offerings.

We are constantly seeking to identify groups of sufficient size who share a common interest in order to create a website intended to appeal to their interests. Our technology provides us with a scalable, low-cost capacity to quickly create and launch additional websites, such as new social networking websites, content-driven websites that serve as portals for user-generated and professional content and complementary FriendFinder branded websites, without substantial additional capital investment. Our extensive user database serves as an existing source of potential members and subscribers for new websites we create.

•	Expand into and Monetize Current Foreign Markets.

In 2010, nearly 71% of our members were outside the United States, but non-U.S. users accounted for less than half of our total net revenues. We seek to expand in selected geographic markets, including Southeast Europe, South America and Asia. Our geographic expansion, in conjunction with growth in alternative payment mechanisms — including credit card and non-credit card payments, such as pre-authorized debiting and mobile phone payments — in our targeted geographic areas should allow us to significantly increase our revenue and EBITDA.

•	Pursue Targeted Acquisitions.

We intend to expand our business by acquiring and integrating additional social networking websites, technology platforms, owners, creators and distributors of content and payment processing and advertising businesses. Our management team possesses significant mergers and acquisitions and integration expertise and regularly screens the marketplace for strategic acquisition opportunities.

•	Generate Online Advertising Revenue.

To date, online advertising revenue has represented less than 0.1 % of our net revenue, averaging approximately $ 7,000 per month during the six months ended June 30 , 2011 and $9,000 per month for the year ended December 31, 2010. With continued worldwide growth in this advertising segment, we see this as a significant growth opportunity. We believe that our broad and diverse user base represents a valuable asset that will provide opportunities for us to offer targeted online advertising to specific demographic groups. We believe we will be able to offer advertisers an opportunity to achieve superior results with advertisements that are well-targeted to their preferred demographic and interest groups. We intend to focus our advertising efforts on our general audience social networking websites and maintain our subscription-based model for our adult social networking websites.

Our Products and Services

Our products and services consist of our social networking, live interactive video and premium content websites and, to a lesser extent, the licensing of our Penthouse brand, the publishing of branded men’s lifestyle magazines and the production and distribution of original video and pictorial content. For a discussion of our financial information for specific geographic areas, see “Note O — Segment Information” in our consolidated financial statements included elsewhere in this prospectus.

Social Networking Websites

The social networking aspect of our business is a cornerstone of our business model and is our largest source of revenue. We believe we are a leading provider of social networking websites in the world. In December 2010, our websites were ranked in the top 15 most-visited websites in the world by comScore. These websites accounted for 68 % and 69.5% of our net revenue in the six months ended June 30 , 2011 and for the year ended December 31, 2010, respectively.

We provide social networking and online personals services for members of diverse cultures, ethnicities and interest groups. Each website is built around a central theme, which often relates to the ethnicity or social interests of its members. These online communities are delivered in the language appropriate to the group targeted by the website, including:

• English	• German	• Portuguese
• Chinese	• Italian	• Spanish
• Dutch	• Japanese	• Swedish
• French	• Korean	• Tagalog

Membership on our social networking websites generally includes access to member-generated content including the ability to post a personal profile and photographs, create a social network, chat and instant message with other members, and search our database of member profiles as well as company-generated features and content such as contests, newsletters and articles as well as the loyalty program we administer. We believe that this variety of revenue-enhancing features encourages visitors to join as members. The ability to initiate communication with other members and subscribers via our e-mail communications platform and view the full profiles of the members in our database requires payment of a subscription fee. Depending on the specific website, subscribers also have access to additional functionality and increased or enhanced levels of services and content. Described below are several of the features that are accessible on many of our websites.

•	Blogs — Blogs are a simple way to create a regularly updated home page where members can express themselves, learn about others, get more noticed and attract new friends. There are numerous blogs, grouped by subject.

•	Chatrooms — Chatrooms are areas where members can discuss a specific topic or join rooms established by region. A private chatroom lets a member host a chat party by invitation only.

•	Contests — Contests are a means of engaging our members by offering rewards for member-generated content. Examples include Best Holiday Greeting Card, Silly Photos with Clever Captions and many more. Prizes include upgraded memberships, free points, DVDs, T-shirts and mugs.

•	Cupid Reports — Once a member has described an ideal match, the member is automatically notified by e-mail when a person matching that description becomes a member.

•	Friends Network — A member can invite specified members into a personal group, keep track of them, share private photos and send personalized bulletins.

•	Get Local — Websites list local events that are geographically targeted according to a member’s location.

•	Groups — Groups are the place to find people who share interests and to develop new friendships. Members search for groups by topics, names or keywords and correspond, exchanging ideas. All groups have their own discussion boards and chatrooms, which facilitate communication and relationship building. Popular groups include “Single again? Let’s get together!,” “Dancing” and “Adventures, Romantic Getaways.”

•	Instant Messaging — Two different types of our instant messaging system are available: a standard service and a faster Flash system, which offers extra options such as live video and sound.

•	Loyalty Program — Our point based loyalty program is designed to increase participation in our websites membership activities, such as participating in blogs and online magazines and creating video introductions as members are awarded points for participating in these activities. Points can be redeemed for other membership services such as upgraded memberships or more prominence of member profiles in online searches.

•	Newsletters — Our most popular websites periodically send newsletters to members, including photos and brief descriptions of other members, advice on enhancing one’s profile to attract more responses from other members and practical tips on dating and relationships.

•	Online Magazine — At magazine pages, members can participate in many ways: read articles with expert advice on dating and relationships, enjoy fiction serials, submit their own articles, vote and comment on their reading, post original polls they have created, give advice and exchange opinions on various subjects, and view archives of articles.

•	Photo, Video and Voice Sharing — Members can post their photographs and create webcam video introductions and voice introductions of themselves, which generates member-to-member contact.

•	Posting Profiles — Members include personal details, such as city of residence and birthday, physical information, such as height and hair color, personal information, such as education, and occupation as well as other information. They describe themselves, specifying hobbies, the type of person they are seeking for a friend or for dating and can present up to 20 photographs. Members are encouraged to make their profiles as unique as possible by including personal details.

•	Search — Members can conduct searches for compatible members according to a substantial list of criteria, including gender, geographical proximity, availability of photos and interests. Search criteria can be saved for repeated use.

Website Data

Below is a list of each of our websites that had more than 100,000 registrants since its inception as of June 30 , 2011. As of the six months ended June 30 , 2011, we had approximately 880,000 subscribers.

Website	Description	Registrants Since Inception (in thousands)
AdultFriendFinder.com	Our most popular adult social networking and dating website.	248,274
Amigos.com	Spanish version of FriendFinder.com, translated into Spanish, Portuguese and English.	56,892
Cams.com	Adult content live interactive video website where members pay per minute to chat with models who broadcast on the website via their webcams.	46,364
AsiaFriendFinder.com	Chinese version of FriendFinder.com, features traditional and simplified Chinese character sets as well as an English interface.	45,427
FriendFinder.com	Website targeted toward singles looking for love, romance and marriage. Also includes many social networking aspects.	17,450
ALT.com	Alternative lifestyle personals website, catering to users with fetish, role-playing and other alternative sexuality interests.	16,009
GetItOn.com	Adult social networking and personals website where members from around the world log on to chat and view each other via their webcams.	13,723
OutPersonals.com	Adult-oriented dating website for gay men.	7,924
Penthouse.com	Premium content-based website with varying levels of access to Penthouse pictorials, articles, videos and live webcams shows with Penthouse Pets.	4,516
GradFinder.com	Alumni directory where members can contact friends from elementary school through college.	3,451
IndianFriendFinder.com	Indian version of FriendFinder.com, where users can narrow their searches by specific criteria, including language, religion, diet, and caste.	3,310
BigChurch.com	Christian dating website with searchable bible passages and daily bible chapter e-mails.	2,535
SeniorFriendFinder.com	Website targeted toward people over 40 years of age.	2,372
FrenchFriendFinder.com	French version of FriendFinder.com, translated into French and English.	2,048
FilipinoFriendFinder.com	Filipino version of FriendFinder.com, translated into Tagalog and English.	2,025
GermanFriendFinder.com	German version of FriendFinder.com, translated into German and English.	1,482

Website	Description	Registrants Since Inception (in thousands)
FastCupid.com	Social networking and personals website for dating, romance and friendship.	1,318
Bondage.com	World’s largest BDSM community .	1,265
GayFriendFinder.com	Dating website for gay men.	1,228
NoStringsAttached.com	Adult discreet relationship site.	1,167
ItalianFriendFinder.com	Italian version of FriendFinder.com, translated into Italian and English.	1,163
KoreanFriendFinder.com	Korean version of FriendFinder.com, translated into Korean and English.	1,053
Millionairemate.com	Dating website targeted toward like-minded people who understand that intelligence, success and drive are key elements to attraction.	934
stripshow.com	Low cost cams site which offers group viewing.	671
JewishFriendFinder.com	Jewish dating website.	633
icams.com	Cams site dedicated to amateur videos .	421
AllPersonals.com	Allows users to join multiple top personal sites at one time .	30 1
Slim.com	Health and wellness website.	148
HotBox.com	Premium content-based website that allows members to search a database of adult movies by favorite actor or by category of movie.	118

Internet Privacy

Our privacy principles represent the continuing evolution of our long-standing commitment to consumer privacy. Our privacy principles related to our internet websites and services provide for consumer notice, choice and data security. Our privacy principles include:

•	Notice. Users are provided meaningful notice about the information collected and used for internet related advertising. Users visiting our websites are provided notice via links to our privacy policies usually located on every one of our web pages and other methods of the types of individual information collected for advertising purposes, the technologies employed to collect such information, and how such information is used, including if applicable that other companies operate on the website and may collect such information.

•	Choice. Users are provided with a choice on how certain information is used. We provide for an opt-out mechanism for e-mail advertising and members of our social networking websites have access to a control panel that allows them to make choices on the type of data that is stored on our servers or made available to the public or other members using our websites.

•	Security. We strive to provide reasonable security for consumer data. Our security methods are based on the sensitivity of the data, the nature of the services provided, the types of risks related to such data and the reasonable protections available to us for practical implementation. We require our business service providers, such as credit card processors, to contractually maintain appropriate information security procedures based upon the sensitivity of the data and industry practices. We also ask registrants and members to provide their age and we review all member-generated content prior to its appearing on our websites.

•	Responsiveness. Users have a readily accessible means to contact us to express concerns and complaints regarding privacy matters and we have a team associated with handling such concerns and complaints. Most of our web pages have a link directly to a web based form for providing complaints to us for processing.

Live Interactive Video Websites

Our live interactive video websites, such as Cams.com, are a broadcast platform that enables models with a camera and a broadband internet connection to broadcast to an audience of users of any size. These websites represented approximately 24.0 % of our net revenue for the six months ended June 30 , 2011. On these websites we offer an interactive webcam service where users can contact models, visually see them and communicate via on-screen text messaging or via webcam to webcam. The models broadcast from independent studios throughout the world to a group of our users. The models interact with a group of users until an individual user requests a private one-on-one experience at which time the per-minute usage charge begins and the screen is blocked to all but the user who is being charged. In some cases, other users are permitted to view the private session for a fee but not interact with the model. In addition to the pay-by-usage service, we offer subscription-based payment options that provide discounts on the pay-per-usage services. The majority of the revenues we generate from these websites are from users who may not be subscribers but provide a credit card for payment under the pay-by-usage plan. For the six months ended June 30 , 2011, we paid approximately 31 % of the revenues derived from these websites to the studios that employ the models.

Premium Content Websites

We operate a number of websites with premium content, such as Penthouse.com and HotBox.com. These websites represented approximately 1. 5 % of our net revenue in the six months ended June 30 , 2011. Premium content is professionally-generated content as opposed to member-generated content. These websites provide subscribers and paid users access to our collection of more than 15,000 hours of professional video, which includes our library of more than 800 standard and high-definition full-length feature films. Our subscribers also have access to our collection of over one million professionally produced images. Additionally, subscribers have access to editorial content, chat rooms and other interactive features.

We believe that we are one of the few companies that produce high quality, high definition video productions available on the internet. In 2010, we averaged 75 high definition productions per calendar quarter using a combination of freelance and contract directors. Our programming is available on television in the United States, Latin America, Europe and Asia.

We derive revenue through third party license agreements for the distribution of our programming in which we may receive a percentage of the subscription fee paid by the customer, a percentage of the single program or title fee purchased by the customer, a fixed fee for the licensed program, or a combination of the above. Our fixed fee contracts may receive a fixed amount of revenue per title, group of titles or for a certain amount of programming during a period of time. Our studio group also realizes revenue through the sale of DVDs. We sell our productions in the retail DVD marketplace through distribution outlets that make DVDs available to retail outlets, internet stores, and mail order. We release an average of one new DVD title every week to the retail marketplace.

Technology Platform

We have developed a robust, highly scalable technology platform over the last ten years, which is supported by approximately 182 architects, programmers and designers as of June 30 , 2011. Our proprietary technology platform operates on more than 2,000 internal network and storage devices and allows us to add new registrants and members and additional websites at a very low incremental cost. In addition, we have developed a wide array of technologies to support our affiliate program, our billing processes, content management and translation and for business analytics.

Our technology platform allows us to collect and sort a variety of data which permits us to monitor all areas of our business and increase the traffic and revenue to our websites. We collect and evaluate information related to the activity of the users on our websites, the nature of our users and the processing of information on our servers.

The data we collect concerning our users’ activities on our websites includes:

• number of users	• number of registrants completing registration
• number of paid subscriptions	• number of messages sent
• number of images uploaded	• number of customer service requests
• number of blogs created	• number of videos uploaded and viewed

The data we collect concerning the nature of our users includes:

• referring link/domain	• referring affiliate/ad buy/traffic source
• country	• language
• gender	• email domain

Statistics monitored on a per-server basis include:

• number of requests served	• time spent per request
• central processing unit utilization	• memory utilization
• disc utilization

We have developed a substantial portfolio of technology-related intellectual property assets. Almost every aspect of our technology, including software code and network architecture, is developed in-house and designed to help optimize our website performance. For example, our content management system enables translation of our websites into a dozen languages or rebranding to address certain target or niche audiences, and our billing software quickly allows the addition of new billing sources.

With respect to marketing technologies, our in-house monitoring systems provide analytical tools during every stage of the “sales funnel” and help us to react quickly to changes in user or potential member behavior. Sophisticated live A-B testing in which we run controlled blind tests in different control groups enables us to determine how a website design element affects our business.

Finally, our in-house developed and maintained software also allows us to provide our third-party advertisers and affiliates with near real-time statistics so that they can monitor their performance and quickly make necessary adjustments. Similarly, we can provide these advertisers with a variety of improved business models based upon the efficiency of their traffic source.

Licensing of Penthouse Brand

We license the Penthouse name, logos, trademarks and artwork for the manufacture, sale and distribution of consumer products. Licensing represented approximately 0.6% of our net revenue in the six months ended June 30 , 2011. We work with our U.S. and international licensees to develop, market and distribute Penthouse-branded products, including books, apparel, accessories, lingerie, shoes and novelties. We have eight international editions of Penthouse magazine and its associated magazines and digests available in 13 countries. We continually seek to expand our licenses and products in new markets and retail categories both domestically and internationally.

We also license our Penthouse brand to 12 upscale gentlemen’s clubs and nightclubs. We actively seek to expand our location-based entertainment business, and we are in negotiations on a number of other locations in the United States, Europe and Asia. Our licensing arrangements require limited capital investment or expense on our part.

Magazine Publishing

Penthouse magazine and its related publications are our branded men’s lifestyle publications offering a combination of pictorials, editorial content and humor. We also publish several other adult-oriented magazines and digests. Magazine Publishing represented approximately 3.0 % of our net revenue in the six months ended June 30 , 2011. We believe that Penthouse magazine plays a key role in driving the continued popularity and recognition of the Penthouse brand. Accordingly, in the past few years we made significant changes to Penthouse magazine in order to appeal to a wider customer base. We softened the magazine’s pictorial content to improve newsstand positioning and attract a wider national advertising base, and we added editorial content covering sports, music, video and gaming in order to attract additional categories of advertisers and new readers, primarily targeting 21 to 39 year old males. This resulted in the magazine re-entering sales channels in retail establishments. Our advertising base has expanded to now include tobacco, liquor, apparel, footwear, toiletries, men’s grooming, consumer products and direct-response companies.

Broadcasting

We produce professionally generated original adult video and pictorial content in high-definition and standard definition formats, which in addition to providing superior quality resolution on our websites, gives us the flexibility to convert the content into different media and market it through a wide range of broadcast distribution channels including cable, satellite, internet protocol television, or IPTV, DVDs and mobile devices. Broadcasting accounted for 2.8 % of our net revenue in the six months ended June 30 , 2011. We operate three high-definition channels by satellite serving Europe and the Middle East. These channels are also available via terrestrial cable and IPTV.

Payment for Our Internet Products and Services

We derive our revenue primarily from subscriptions. Our users can purchase daily, three-day, weekly, monthly, quarterly, annual or lifetime subscriptions that give them access to all members’ full profile information and the ability to contact other members in one-on-one e-mail correspondence. During the years ended December 31, 2010 and 2009, our monthly ARPU across our subscriber base was $20.49 and $20.55, respectively. Monthly subscription fees and ARPU tend to be lower on our non-adult-oriented or general interest websites. All subscriptions are charged in advance and we recognize the revenue over the terms of such subscriptions. Subscribers on a majority of our websites can upgrade their subscription level for an additional cost in order to have access to additional features and content. On average, our subscribers maintain their subscriptions for approximately six months.

On our live interactive video websites, our users are primarily paid users who purchase products and services on a pay-by-usage basis, and some users pay a monthly fee for access to the websites. During the years ended December 31, 2010 and 2009, these websites averaged a usage fee of $3.90 and $3.49 per minute, respectively, and ranged from $0.99 to as high as $9.99 per minute, as determined by the studio producing the video. The paid users purchase minutes in advance of their use and draw down on the available funds as the minutes are used.

Our internet-based business does not carry customer receivables on the balance sheet since our products and services are paid for in advance. Subscribers pay for products and services on our websites using several payment methods including credit card and non-credit card payments, such as preauthorized bank account debiting, regular bank transfers, e-money and mobile phone payments. As of June 30 , 2011, credit card payments represented approximately 94.5 % of our total payments while other payment methods represented 5.5 % of our total payments, which we consider to present a significant opportunity for growth. We have maintained long-standing relationships with merchant banks and have more than 20 merchant bank accounts. Our technology platform includes proprietary anti-fraud measures to protect us against unauthorized use of credit cards and fraudulent activity on our websites. As a result, at June 30 , 2011, our credit card chargeback rate was approximately 0.9 % of the transactions processed and the reserves the banks require us to maintain approximately 2.0 % of our total net revenues.

Internet Product and Feature Development

We believe we are at the leading-edge of creating, implementing and commercializing advanced features and product enhancements to our websites. We continually evaluate and add features to our websites to improve our users’ experience. New features and designs are tested on a statistically significant sample of our user base, and features and designs are released to the entire user base only after satisfactory results are achieved. We believe the release of new features and designs results in new registrants and members, increased member loyalty, the purchase of additional services on our websites, and increased visitation and utilization of our other websites and services.

Marketing

Our marketing primarily consists of our marketing affiliates program and online advertising.

Marketing Affiliates Program

Our marketing affiliates are companies that operate websites that market our services on their websites. Our affiliates’ websites cover a wide range of content and interests. Our affiliates direct visitor traffic to our websites by using our technology to place banners or links on their websites to one or more of our websites. When a visitor to an affiliate’s website clicks on the banner or link, the visitor will be directed to one of our websites. In addition, we maintain more than 4 7,000 private label websites for our affiliates that provide a seamless, turnkey outsourced solution using our technology platform for social networking and live interactive video websites. Many of these websites have the look and feel of the affiliate’s website with the affiliate’s logo and website name but are operated by us. Users who click through the affiliate’s website are tagged with the affiliate’s identifier that tracks the user to calculate the payment due to the affiliate. Private labeling allows our affiliates to preserve their brand while generating revenue for us. Generally our websites have different programs from which our affiliates may derive revenue.

Our affiliates may derive revenue based on:

•	a percentage of revenue generated and collected;

•	per registrant or member; and

•	per subscriber.

With more than 2 8 0,000 participants registered in our affiliate marketing program, we believe our affiliate network is one of the largest in the world and one of the highest paying programs in the industry. We do not typically have exclusive arrangements with our affiliates and some of our affiliates may also be affiliates for our competitors. We provide our affiliates with daily updated statistics, bi-monthly payments and technical support. Our affiliates are required to comply with a strict code of conduct, including a strict prohibition on spam and spyware and mandated compliance with our regulatory restrictions. We believe that as a result of these policies, the quality of our visitor traffic is enhanced.

Online Advertising

Another method we use for marketing our websites is by purchasing prepaid advertising, or ad buys, which consists primarily of pay-per-click keyword advertising on major search engines and advertising on third party websites via banner advertisements and ad networks. Through the use of our technology, we analyze returns and estimate the long-term revenue that a particular advertising program will generate after only a few days of monitoring traffic. This allows us to test different text, formats, placements and graphics relating to marketing programs on a cost effective basis, where we are able to analyze activity, estimate results and quickly and efficiently make changes to the program if necessary.

FriendFinder Ventures Inc.

Our subsidiary FriendFinder Ventures Inc., a startup entity formed in December 2010, focuses on strategic relationships and investment opportunities in online, gaming, mobile and software based companies. In addition to pursuing investment opportunities, FriendFinder Ventures Inc. also focuses on entering into strategic relationships and offering its expertise to companies ranging from those already in operation to new start ups in the areas of revenue enhancement, technology and infrastructure, user experience, recruiting and exploring financial opportunities. No investments have been made to date by FriendFinder Ventures Inc.

Competition

As an internet-based social networking and multimedia entertainment company we operate in several submarkets within a highly competitive but fragmented industry. We compete with a number of large and small companies that provide a range of internet products and services including adult-oriented communities and adult content websites, general audience communities and internet personals websites. We believe that the primary competitive factors in social networking and online communities are functionality, brand recognition, member affinity and loyalty, ease-of-use, quality of service, reliability and critical mass. We believe the primary competitive factors in our entertainment segment is brand recognition, video and pictorial content. While our management does not believe there is another company with whom we compete across all the areas of our business, we tend to compete with companies in four categories, with some overlap among these categories:

•	Social Networking Websites — Unlike most other social networking websites which are free, we have a paid subscription-based business model, which we believe is a significant competitive advantage. Our adult-themed community websites from which the majority of our revenue and earnings are derived, including AdultFriendFinder.com, do not directly compete with other general interest social networking websites because of the adult nature of the content. Our general audience websites, which contribute substantially less of our revenue and earnings, compete with other companies offering social networking websites such as MySpace, Inc., Facebook, Inc. and Friendster, Inc. Our general audience websites provide a wide range of social networking tools including blogs, chatrooms and messaging similar to our competitors. We also believe that a significant advantage to our websites is the ease with which members meet other members who were not known to them prior to joining our network.

•	Internet Personals Websites — We compete with certain elements of the internet personals business provided by companies including Match.com, L.L.C., Yahoo!Personals, a website owned and operated by Yahoo! Inc., Windows Live Profile, run by Microsoft Corporation, eHarmony, Inc., Lavalife Corp., Plentyoffish Media Inc. and Spark Networks Limited websites, including jdate.com, americansingles.com and relationships.com, as well as companies offering adult-oriented internet personals websites such as Cytek Ltd., the operator of SexSearch.com, and Fling Incorporated.

•	Adult Audience Websites — We compete with many adult-oriented and live interactive video websites, such as RedTube.com, Pornhub.com, YouPorn.com, Playboy.com and LiveJasmin.com. These websites are largely distinguished by the quality of the video and the quantity and caliber of the video content. We continue to seek to be at the forefront of video technology by seeking to offer our users the best available experience. As adult content receives wider mainstream acceptance, we expect our websites to benefit from an increased volume of member-generated content that will enhance our large library of adult content which is frequently updated and refreshed.

•	Adult Entertainment Providers — We compete with other publishers of branded men’s lifestyle magazines, such as Maxim and Playboy, and we compete with other producers of adult pictorial and video content, such as Playboy Enterprises Inc., tmc Content Group AG and Total Media Agency.

Intellectual Property

Our Penthouse mark has been in use since 1965 and is a globally recognized brand in the adult entertainment industry. Through continuous and widespread use, we have developed strong trademark rights or brand recognition in numerous trademarks, including Penthouse Forum, Penthouse Variations, Penthouse Letters, the One Key Logo and Three Key Logo, Pet Of The Year, Pet Of The Month and Penthouse Pet, as well as the AdultFriendFinder, FriendFinder, ALT.com, Bondage.com, OutPersonals.com and FriendFinder trademarks used in our internet social networking and online personals business. We have developed the “FriendFinder” service mark and its many variations, including AdultFriendFinder, SeniorFriendFinder, FrenchFriendFinder, Asia FriendFinder and India FriendFinder.

We currently own and maintain approximately 100 U.S. trademark registrations and applications and more than 900 foreign trademark registrations and applications. We have generated very large volumes of written, visual and audiovisual content, including over one million photographic images. We own and maintain hundreds of U.S. copyright registrations covering our magazines and videos. As our intellectual property assets are one of the keys to our continued growth and success, we enforce our rights against infringers as is reasonably prudent. We regularly evaluate and grant requests to license our brands and content and participate in other commercial ventures by contributing trademark and content licenses.

We devote substantial resources to the establishment, protection and enforcement of our trademarks and other proprietary rights. However, our actions to establish, protect and enforce our trademarks and other proprietary rights may not prevent imitation of our products, services or brands or control piracy by others or prevent others from claiming violations of their trademarks and other proprietary rights by us. There are factors outside of our control that pose a threat to our intellectual property rights. For example, effective intellectual property protection may not be available in every country in which our products and services are distributed or made available through the internet. We are, from time to time, subject to claims of infringement of third party patents and trademarks and other violations of third party intellectual property rights. Any infringement or related claims, even if not meritorious, may be costly and time-consuming to litigate, may distract our management from other tasks of operating the business and may result in the loss of significant financial and managerial resources, which could harm our business, financial condition or operating results. If we are not successful in defending against such claims, our financial condition or operating results would be materially adversely affected.

Successful claims against us could also result in us having to seek a license to continue our practices, which may significantly increase our operating burden and expenses, potentially resulting in a negative effect on our business, financial condition and results of operations and such license may not be offered to us at all, which could severely restrict or hinder our business and impact the value of our business.

Employees

As of June 30 , 2011, we had approximately 455 full-time employees and seven part-time employees, none of whom is represented by a collective bargaining agreement. We believe we maintain a satisfactory relationship with our employees.

Properties

Our headquarters are in Boca Raton, Florida. As of June 30 , 2011, our principal offices consisted of the following properties:

Location/Principal Use	Square Feet	Lease Expiration Date
Sunnyvale, California — internet	50,112	October 31, 2015
Los Angeles, California — entertainment	35,400	April 30, 2014
New York, New York — entertainment	16,431	January 31, 2019
Boca Raton, Florida — corporate administrative offices	8,533	December 31, 2015
Las Vegas, Nevada — internet	6,976	December 31, 2012

We believe that our properties are in good operating condition and adequately serve our current business operations. We also anticipate that suitable additional or alternative space, including those under lease options, will be available at commercially reasonable terms for future expansion.

Government Regulation

We are subject to a number of foreign and domestic laws that affect companies conducting business on the internet. In addition, laws relating to user privacy, freedom of expression, content, advertising, information security, internet obscenity and intellectual property rights are being considered for adoption by many countries throughout the world. We face risks from some of this proposed legislation that could be passed in the future.

In the United States, laws relating to the liability of providers of online services for activities of their users and other third parties are currently being tested by a number of claims, which include actions for libel, slander, invasion of privacy and other tort claims, unlawful activity, copyright and trademark infringement and other theories based on the nature and content of the materials searched, the ads posted or the content generated by users. Certain foreign jurisdictions are also testing the liability of providers of online services for activities of their users and other third parties. Any court ruling that imposes liability on providers of online services for activities of their users and other third parties could expose us to liability.

A range of other laws and new interpretations of existing laws could have an impact on our business. For example, the Digital Millennium Copyright Act has provisions that limit, but do not necessarily eliminate, our liability for listing, linking or hosting third-party content that includes materials that infringe copyrights. Portions of the Communications Decency Act are intended to provide statutory protections to online service providers who distribute third-party content. We rely on the protections provided by both the Digital Millennium Copyright Act and Communications Decency Act in conducting our business. Any changes in these laws or judicial interpretations narrowing their protections will subject us to greater risk of liability and may increase our costs of compliance with these laws or limit our ability to operate certain lines of business. The Children’s Online Privacy Protection Act restricts the ability of online services to collect information from children under 13. In the area of data protection, many states have passed laws requiring notification to users when there is a security breach for personal data, such as California’s Information Practices Act. The costs of compliance with these laws may increase in the future as interpretations change. Furthermore, any failure on our part to comply with these laws may subject us to significant liabilities.

Similarly, the application of existing laws prohibiting, regulating or requiring licenses for certain businesses of our advertisers, including, for example, online gambling, distribution of pharmaceuticals, adult content, financial services, alcohol or firearms, can be unclear. Application of these laws in an unanticipated manner could expose us to substantial liability and restrict our ability to deliver services to our users.

We also face risks related to investigations and prosecutions involving our adult content. Current or future government officials may choose to increase enforcement of obscenity laws and government officials could also change or interpret current laws in a manner that is unfavorable to our business. U.S. government officials could amend or construe and seek to enforce more broadly or aggressively the adult content recordkeeping and labeling requirements set forth in 18 U.S.C. Section 2257 and its implementing regulations in a manner that is unfavorable to our business. In addition, court rulings may place additional restrictions on adult content affecting how people interact on the internet, such as mandatory web labeling.

We also face risks relating to government failure to preserve the internet’s basic neutrality as to the services and websites that users can access through their broadband service providers, as governments can arbitrarily choose to block websites. Such a failure to enforce network neutrality could limit the internet’s pace of innovation and the ability of large competitors, small businesses and entrepreneurs to develop and deliver new products, features and services, which could harm our business.

We are also subject to federal, state and foreign laws regarding privacy and protection of user data. We post on our website our privacy policies and practices concerning the use and disclosure of user data. Any failure by us to comply with our posted privacy policies or privacy-related laws and regulations could result in proceedings against us by governmental authorities or others, which could potentially harm our business. In addition, the interpretation of data protection laws, and their application to the internet, in the United States, Europe and other foreign jurisdictions is unclear and in a state of flux. There is a risk that these laws may be interpreted and applied in conflicting ways from country to country and in a manner that is not consistent with our current data protection practices. Complying with these varying international requirements could cause us to incur additional costs and change our business practices. Further, any failure by us to protect our users’ privacy and data could result in a loss of user confidence in our services and ultimately in a loss of users, which could adversely affect our business.

In addition, because our services are accessible worldwide, certain foreign jurisdictions may claim that we are required to comply with their laws, even where we have no local entity, employees or infrastructure.

Legal Proceedings

We are currently a party to several legal proceedings, including the ones discussed below. Management presently believes that the ultimate outcome of these pending proceedings will be favorable to us. However, litigation is subject to inherent uncertainties and unfavorable rulings could occur. An unfavorable ruling could include monetary damages or, in cases for which injunctive relief is sought, an injunction prohibiting us from selling one or more services or conducting enjoined activities. Were an unfavorable ruling to occur, there exists the possibility of a material adverse impact on the business or results of operations for the period in which the ruling occurs or future periods.

On December 28, 2007, Broadstream Capital Partners, Inc., or Broadstream, filed a lawsuit against us in the State Superior Court of California, County of Los Angeles, Central District, and we subsequently removed the case to the Federal District Court for the Central District of California. The complaint alleged, among other matters, breach of contract, breach of covenant of good faith and fair dealing, breach of fiduciary duty and constructive fraud arising out of a document entitled “Non-Disclosure Agreement”. The complaint sought, among other things, that Broadstream entered into a Non-Disclosure Agreement with us that required Broadstream’s prior written consent for us to knowingly acquire Various or any of its subsidiaries and that such consent was not obtained. The complaint sought damages which Broadstream alleged to be in excess of $20.0 million, plus interest, costs and punitive damages. Broadstream later asserted up to $557.0 million in damages plus punitive damages. On July 20, 2009, we entered into an agreement with Broadstream under which, without admitting liability and in addition to paying Broadstream $3.0 million dollars, after January 20, 2011, but no later than January 20, 2012, Broadstream had to choose either to (i) refile its complaint in Federal District Court provided that it first repay us the $3.0 million or (ii) demand arbitration. If Broadstream were to elect arbitration, the parties agreed that there would be an arbitration award to Broadstream of at least $10.0 million but not more than $47.0 million. In December 2010, Broadstream elected arbitration and as a result, we recognized a loss in connection with the matter of $13.0 million as of December 31, 2010. The mediation was held on April 14, 2011 and resulted in an impasse. On July 6, 2011, we entered into a settlement agreement with Broadstream that obligates us to pay Broadstream a total of $15 million, in three installments of $8.0 million, $5.0 million and $2.0 million, which are due on July 13, 2011, September 29, 2011 and January 2, 2012, respectively.

On December 23, 2005, Robert Guccione, our former president, filed an action against us and some of our current officers, among other defendants, in New York State Court for breach of contract, fraud, unjust enrichment, promissory estoppel, failure to pay severance and conspiracy to defraud. The amount of damages requested in the complaint against us is approximately $9.0 million and against the officers is in excess of $10.0 million. Some of the counts in the complaint also demand an unspecified amount of damages. Mr. Guccione filed an amended complaint on June 5, 2007 to include additional claims relating to ownership of certain United Kingdom, Jersey and Guernsey trademarks and added Penthouse Publications Limited, an entity with no current affiliation with us, as party plaintiff. Mr. Guccione agreed to dismiss the count for conspiracy to defraud only. Mr. Guccione filed a second amended complaint on December 14, 2007 adding General Media International, Inc., an entity with no current affiliation with us, as party plaintiff and a new claim for inducement to breach a contract. We filed our motion to dismiss the second amended complaint on January 31, 2008, which was granted in part and denied in part. The court dismissed the claims for unjust enrichment and promissory estoppel. On August 14, 2008, Mr. Guccione filed a voluntary petition for Chapter 7 bankruptcy. Mr. Guccione filed a dismissal of the bankruptcy proceedings on November 4, 2009. The Court dismissed the bankruptcy action on November 9, 2009. The settlement agreement between Mr. Guccione and his judgment creditors assigns all rights to the New York state court action to his judgment creditors. The New York state court action has now resumed. On January 8, 2010, we filed an amended answer with counterclaims against Guccione and Penthouse Publications Limited for conversion, breach of fiduciary duty, declaratory relief and indemnification. No specific amount of damages has been requested in the counterclaims. In January and February 2010, certain defendants filed their answers to Plaintiff’s Second Amended Complaint with cross claims against us for contribution and indemnification. No specific amount of damages has been requested. We filed answers and affirmative defenses to the cross-claims in February and March 2010. Mediation was set for November 2010; however, Mr. Guccione passed away in October 2010. The case is stayed pending substitution of his estate. We and our officers believe that we have meritorious defenses to all claims and intend to vigorously defend the lawsuit and prosecute the counterclaims.

On November 28, 2006, Antor Media Corporation, or Antor, filed a complaint against us, our subsidiary, General Media Communications, Inc., and several non-affiliate media/entertainment defendants in the U.S. District Court for the Eastern District of Texas, Texarkana Division, alleging infringement of U.S. Patent No. 5,734,961 entitled “Method and Apparatus for Transmitting Information Recorded on Information Storage Means from a Central Server to Subscribers via a High Data Rate Digital Telecommunications Network.” No specific amount of damages has been requested, and injunctive relief was sought. We and our subsidiary filed an answer, affirmative defenses and counterclaims. In a separate patent reexamination proceeding before the United States Patent and Trademark Office (“USPTO”) that was filed by third parties sued by Antor, the USPTO issued a non-final office action rejecting Antor’s patent claims. Antor filed a response to the office action which added 83 new claims to the original 29 rejected claims. In August 2008, the USPTO issued its final office action, sustaining the rejection of Plaintiff’s original 29 claims and rejecting the 83 new claims. Antor filed its Petition to Vacate Finality of Office Action, on the grounds it introduced new grounds of rejection. Based on the final office action in the reexamination proceeding, we filed an expedited motion to stay the lawsuit. In December 2008, pursuant to an order granting a second reexamination proceeding filed by a third party, the USPTO issued a non- final office action again rejecting the original 29 claims of the patent and the 83 new claims. The two reexamination proceedings were ultimately merged. In February 2009, Plaintiff filed a response in which it agreed to cancel the 83 new claims previously proposed. On May 11, 2009, the Court entered an Order granting Defendants’ Motion to Stay the lawsuit as modified. On May 22, 2009, the defendants accepted the terms of the Court’s proposed Stipulation regarding the use of prior art at trial and filed their Stipulation. On June 5, 2009, the USPTO issued a Final Office Action in the merged reexamination proceeding, rejecting all of Plaintiff’s claims. Plaintiff filed an appeal in the reexamination proceeding on July 7, 2009 and an appellate brief on October 8, 2009. On October 21, 2010 the USPTO Board of Patent Appeals (the “Board”) entered an order in the reexamination proceeding affirming the rejection of Antor’s claims. On December 21, 2010, Antor filed a request for rehearing before the Board. On March 23, 2011, the Board denied Antor’s request for rehearing. On May 23, 2011, Antor filed its Notice of Appeal of the Board’s October 21, 2010 decision rejecting its claims. The case will remain stayed pending the appeal. We and our subsidiary believe that we have meritorious defenses to all claims and intend to vigorously defend the lawsuit.

On or about November 27, 2006, John Fithian filed a consumer class action arbitration at Judicial Arbitration and Mediation Services, Inc., or JAMS, in San Jose, California, alleging a nationwide class action against our subsidiary Various, Inc. under a variety of legal theories related to, among other things, representations regarding the number of active users on its internet dating websites, causing the appearance of erroneous member profiles, and a failure to adequately remove or account for alleged erroneous member profiles. The claimant is seeking unspecified damages. Claimants moved for class certification on December 6, 2010. We dispute the claims and intend to defend the arbitration vigorously.

After our acquisition of Various, Inc. in December 2007, we became aware that Various, Inc. had not collected VAT from subscribers in the European Union nor had Various, Inc. been paying VAT to the appropriate tax jurisdictions. As of December 31, 2010, the total amount of historical uncollected VAT payments was approximately $39.4 million, including approximately $19.5 million in potential penalties and interest. However, the resulting liability for such omissions has yet to be determined and there can be no assurance that we will reach a favorable outcome with the tax jurisdictions. We have registered effective July 1, 2008 with the tax authorities of the applicable jurisdictions and effective July 29, 2008 have begun collecting VAT from our subscribers in the European Union. We have initiated discussions with most of these tax jurisdictions on resolving the liability and we have come to a resolution with respect to the liability in certain tax jurisdictions but there can be no assurance that we will reach a favorable accommodation with all of these tax jurisdictions. If we are unable to reach a favorable accommodation with these tax jurisdictions, the terms of the payment of these liabilities could adversely affect our financial condition. On June 10, 2009, the United Kingdom taxing authority notified us that it had reversed its previous position and that we are not subject to VAT in the United Kingdom in connection with providing internet services. Certain member states, including the United Kingdom, have ruled that we are not required to register and account for VAT in their jurisdiction. There can be no assurance that the tax authorities of these jurisdictions will not, at some point in the future, revise their current position and require us to register and account for VAT. Our primary recourse to the sellers for any losses suffered by us as a result of such liabilities (VAT-related or otherwise) was to offset the principal amount of the Subordinated Convertible Notes by the amount of any such losses. On October 14, 2008, we made an indemnity claim against these notes under the acquisition agreement for Various in the amount of $64.3 million due to working capital adjustments resulting from the VAT liability which was not disclosed at the closing of the acquisition. The sellers have denied responsibility for the VAT liability. On October 8, 2009, we settled and released all indemnity claims against the sellers (whether claims are VAT related or not) by adjusting the original principal amount of the Subordinated Convertible Notes to $156.0 million. In addition, the sellers agreed to make available to us, to pay VAT and certain VAT-related expenses, $10.0 million held in a working capital escrow established at the closing of the Various transaction. On November 17, 2009, we filed a lawsuit against Grant Thornton LLP and two individuals who worked for Grant Thornton LLP in the Circuit Court of the 15th Judicial Circuit in and for Palm Beach County, Florida, alleging accounting malpractice arising from the defendants’ failure to advise of the VAT issue as part of its provision of pre-acquisition due diligence services conducted on acquisition targets Various, Inc., its subsidiaries and certain affiliates. On August 17, 2010, we filed an Amended Complaint. On December 3, 2010, we filed a Second Amended Complaint. Grant Thornton LLP and the two individuals have moved to dismiss this case. The Court denied portions of Defendants’ Motion to Dismiss on April 1, 2011 and entered its Order on May 9, 2011. On April 25, 2011, the Defendants filed a Motion for Reconsideration.

On June 21, 2011, the Court denied Defendants’ Motion for Reconsideration. The Court has set an evidentiary hearing on the issue of personal jurisdiction on its September/October 2011 trial calendar. On November 17, 2010, we filed a substantially similar lawsuit in the Supreme Court of the State of New York. On August 29, 2011, the Defendants filed their Answer and Affirmative Defenses in the New York lawsuit.

On or about March 26, 2009, Kevin Cammarata filed a complaint against our subsidiary FriendFinder California, Inc. and other defendants in the State Superior Court of California, County of Los Angeles in connection with their advertising on a free adult content website run by a third party known as Bright Imperial Limited. In April 2009, we and our subsidiary Various, Inc. were added as defendants. The complaint alleges that the defendants aided and abetted Bright Imperial Limited in engaging in below cost competition and unlawful use of “loss leaders” in violation of California law by providing free, apparently professionally produced adult content. The plaintiff is seeking $10.0 million in damages, trebled to at least $30.0 million, plus injunctive relief and attorneys’ fees. On May 8, 2009, the Court denied the Plaintiff’s request for an Order to Show Cause concerning its request for preliminary injunction, citing insufficient evidence among other factors. On May 26, 2009, we filed an “Anti-SLAPP” Motion to Strike the Complaint along with a Motion to Dismiss the claims in the Complaint. On or about July 24, 2009, Plaintiff stipulated to the form of an Order on the Anti-SLAPP Motion that finds in favor of us, effectively terminating the case. On August 10, 2009, Plaintiff filed his Notice of Appeal. In January 2011, the Order was affirmed by the appellate court.

On May 19, 2009, representatives for Summit Trading Limited, or Summit, sent a letter to our outside legal counsel, alleging that we, Interactive Brand Development, Inc. (a holder of our Series B common stock) and entities affiliated with Marc Bell and Daniel Staton defrauded Summit of financial compensation for services provided to our predecessor entity, General Media Inc. Among other claims, Summit asserted bad faith breach of contract and fraud by our management and us, and claimed it is owed an equity interest in us, as well as compensatory, punitive and exemplary damages in excess of $500.0 million. No legal action has been taken to date by Summit against us. We believe that the allegations stated in the letter are vague and lack factual basis and merit. Should Summit take legal action, we would vigorously defend the lawsuit.

On November 16, 2010, Patent Harbor, LLC filed a complaint for patent infringement against, among others, Penthouse Digital Media Productions Inc. (“PDMP”), in the U.S. District Court for the Eastern District of Texas. The complaint alleges an infringement of U.S. Patent No. 5,684,514 (the “514 Patent”) issued for an invention entitled “Apparatus and Method for Assembling Content Addressable Video”. No specific amount of damages has been requested. However, on November 16, 2010, we received a settlement demand from Plaintiff in the amount of $800,000, which was lowered to $500,000. On January 28, 2011, we filed an answer, affirmative defenses and counterclaims. On February 25, 2011, Patent Harbor, LLC filed an answer to our counterclaims. On July 27, 2011, we filed an amended answer, affirmative defenses and amended counterclaim. On August 10, 2011, Patent Harbor, LLC filed its Answer and Affirmative Defenses to our amended counterclaim. A Markman Hearing is currently set for October 4, 2011. A Pre-Trial Conference is set for September 20, 2012. Trial is set to commence on October 9, 2012. While this case is at a very early stage, we believe that we have meritorious defenses to all claims and intend to vigorously defend the lawsuit. We have no insurance coverage for patent infringement claims generally or for claims from this lawsuit.

On April 13, 2011, Facebook, Inc., or Facebook, filed a complaint against us and certain of our subsidiaries in the U.S. District Court for the Northern District of California, alleging trademark infringement with regard to the use of the terms “face book of sex”. The Complaint contains causes of action for: trademark dilution, false designation of origin, trademark infringement, violation of the Anti-Cybersquatting Consumer Protection Act, and for unfair competition. The Complaint also seeks a declaratory judgment that Facebook’s use of “friend finder” on its website is a descriptive fair use that does not infringe Various’ trademark rights in the “FRIENDFINDER” mark. No specific amount of damages has been sought. However, the Complaint requests monetary relief, injunctive relief, punitive damages, cancellation of the “FRIENDFINDER” marks, attorneys’ fees, other equitable relief, and costs among other things. On May 23, 2011, the Company, and its subsidiaries, filed their Answer, Affirmative Defenses and Counterclaims to the Complaint. On June 16, 2011, Facebook filed its Answer and Affirmative Defenses to the Counterclaims. The parties are currently engaged in discovery. A case management conference is set for September 29, 2011. We believe that we have meritorious defenses to the claims asserted and intend to vigorously defend this lawsuit and prosecute the Counterclaims against Facebook.

We believe there are currently no litigation or legal or administrative proceedings, including the ones described above, pending against us that are likely to have, individually or in the aggregate, a material adverse effect on our business or our results of operations. As described before, we recognized a loss of $13.0 million in connection with the Broadstream arbitration and ultimately entered into a settlement agreement with Broadstream on July 6, 2011, which obligates us to pay Broadstream a total of $15.0 million. The settlement agreement obligation, however, does not constitute a breach of our covenants under our Old Senior Secured Notes, Old Cash Pay Notes and Old Non-Cash Pay Notes resulting in an event of default.

Our New Financing

On October 27, 2010, we issued new debt to repay our then existing debt, which we refer to as the New Financing. We, along with our wholly-owned subsidiary Interactive Network, Inc., or INI, co-issued $305.0 million principal amount of Old Senior Secured Notes, $13.8 million of Old Cash Pay Notes, and $232.5 million of the Old Non-Cash Pay Notes.

Our Initial Public Offering

On May 16, 2011, we issued 5,000,000 shares of common stock at a price of $10.00 per share and completed our initial public offering. We raised gross proceeds of $50.0 million, less underwriting fees and commissions of 7.25% of the gross proceeds, or $3.6 million, and incurred other offering expenses of $2.9 million to be paid from the proceeds of the offering, resulting in $43.5 million of net proceeds. In addition, we had incurred and paid as of December 31, 2010, $13. 3 million of offering costs, which were included in deferred offering costs in the accompanying balance sheet at December 31, 2010 and written off by a charge to capital in excess of par value in the quarter ended June 30, 2011 .

On May 19, 2011, we redeemed $37,832,000 of our Old Senior Secured Notes and $1,709,000 of our Old Cash Pay Notes for a total of $39,541,000 principal amount of Old Notes redeemed from the net proceeds of our IPO and incurred a loss on extinguishment of debt estimated to be approximately $7.3 million. As of June 30, 2011, the outstanding principal amounts of the Old Senior Secured Notes, Old Cash Pay Notes and Old Non-Cash Pay Notes were $243.8 million, $11.0 million and $250.9 million, respectively.

Recent Developments

In July 2011, we acquired, through one of our subsidiaries, PerfectMatch.com, an online relationship service helping adults seeking successful, lasting connections. We paid approximately $2.5 million in cash and stock to acquire the assets of the website. PerfectMatch.com uses the Duet® Total Compatibility System, a system which analyzes the “whole person” to find friends, taking into account each member’s personality, values and ideals, life and love-style preferences to identify and find the person right for them. The acquisition of this website and related assets adds to our portfolio of general audience social networking websites.

In September 2011, we acquired, through one of our subsidiaries, BDM Global Ventures Ltd., the company which owns the operations of JigoCity. The acquisition was completed pursuant to an Agreement and Plan of Merger entered into on September 7, 2011 among us, JGC Holdings Limited, our wholly-owned subsidiary, BDM Global Ventures Limited, which we refer to as BDM, Global Investment Ventures LLC and Anthony R. Bobulinski, which we refer to as the Merger Agreement. Under the terms of the Merger Agreement, the shareholders of BDM, in exchange for their outstanding shares and options in BDM and its subsidiaries, received merger consideration consisting of 1,555,555, shares of our common stock, 500,000 of which will be held in escrow until no later than December 31, 2012, and warrants exercisable into 6,436,851 shares of our common stock with exercise prices ranging from $5-$18 per share with an expiration date of December 31, 2021. Pursuant to an equity put agreement we entered into, the shareholders of BDM have the option to sell all of the shares of our common stock and warrants issued as merger consideration back to us in exchange for the return of 70% of the equity in BDM if the volume-weighted average price of our common stock fails to equal or exceed $12.00 per share during any 10 trading day period principally between the closing date and the later of June 30, 2014 and the date upon which our current indentures are fully discharged. Additionally, if the shareholders of BDM exercise the put right, we have the right to pay them in our common stock and/or cash, having a combined value as of the later of the above dates equal to the product of (i) 2,209,414 shares of common stock (subject to dilutive adjustment) and (ii) the difference between the highest 10 day volume-weighted average price attained by our common stock during such period and $12.00, in which case the put right terminates. Pursuant to a registration rights agreement, we also granted demand registration rights under certain circumstances, with respect to the shares of our common stock and warrants issued as merger consideration. JigoCity is a global social commerce organization committed to providing members with high quality daily deals that are relevant to their individual lifestyles. The acquisition of JigoCity adds to our portfolio a social commerce company and what we believe will be an additional avenue to monetize our foreign markets.

Our Corporate Information

Our executive offices are located at 6800 Broken Sound Parkway, Suite 200, Boca Raton, Florida 33487 and our telephone number is (561) 912-7000. Our website address is www.ffn.com. The information contained in, or accessible through, our website is not part of this prospectus.

DESCRIPTION OF OTHER INDEBTEDNESS

In connection with the restructuring of Subordinated Convertible Notes issued in connection with the acquisition of Various, the Company agreed to pay $3.2 million of fees to the former owners of Various of which $1 million is payable in each of 2010 through 2012 and $250,000 is payable in the first quarter of 2013. The obligation was recorded at a present value of $2.3 million using a discount rate of 15%.

DESCRIPTION OF NOTES

General

In this “Description of Notes” section, (1) the Old Senior Secured Notes and the New Senior Secured Notes are referred to collectively as the “Senior Secured Notes,” (2) the Old Cash Pay Notes and the New Cash Pay Notes are referred to collectively as the “Cash Pay Notes,” (3) the Old Non-Cash Pay Notes and the New Non-Cash Pay Notes are referred to collectively as the “Non-Cash Pay Notes,” (4) the Old Senior Secured Notes, the Old Cash Pay Notes and the Old Non-Cash Pay Notes are referred to collectively as the “Old Notes,” (5) the New Senior Secured Notes, the New Cash Pay Notes and the New Non-Cash Pay Notes are referred to collectively as the “New Notes,” and (6) the indentures governing the Old Notes and the New Notes are referred to collectively as the “Indentures”). As used in this “Description of Notes” section, (i) the terms “we,” “our” and “us” each refer to Interactive Network, Inc. (“INI”), FriendFinder Networks Inc. (“FFN”) and their respective subsidiaries; and (ii) the term “Issuers” refers only to INI and FFN and not any of their subsidiaries.

On October 27, 2010, the Issuers co-issued $305.0 million principal amount of Old Senior Secured Notes, $13.8 million of Old Cash Pay Notes and $232.5 million of Old Non-Cash Pay Notes.

The terms of the New Notes are identical in all material respects to the terms of the Old Notes, except the New Notes will not contain transfer restrictions.

The Exchange Offers are being made to satisfy the Issuers’ obligations under the registration rights provisions of the Indentures. The Trustee will authenticate and deliver New Notes for original issue only in exchange for a like principal amount of Old Notes. Any Old Notes that remain outstanding after the consummation of the Exchange Offers, together with the New Notes, will be treated as a single class of securities under the Indentures. Accordingly, all references in this section to specified percentages in aggregate principal amount of outstanding New Notes shall be deemed to mean, at any time after the Exchange Offers are consummated, such percentage in aggregate principal amount of the Old Notes and the New Notes outstanding.

The New Notes

The following is a summary of the material provisions of the Indentures and the New Notes and does not purport to be complete. We urge you to read the Indentures because they, not this description, define your rights as holders of the New Notes and describe the terms of the New Notes in more detail. The Indentures are incorporated by reference into the Registration Statement of which this prospectus forms a part.

The New Senior Secured Notes, the New Cash Pay Notes and the New Non-Cash Pay Notes are three separate series of New Notes, including for purposes of, among other things, payments of principal and interest, Events of Default and consents to amendments to the applicable Indentures and the applicable New Notes.

Principal of, premium, if any, and interest on the New Notes will be payable, and the New Notes may be exchanged or transferred, at the office or agency designated by the Issuers (which initially shall be the principal corporate trust office of the Trustee).

The New Notes will be issued only in fully registered form, without coupons, in minimum denominations of $50,000, and any integral multiple of $1.00 in excess thereof. No service charge will be made for any registration of transfer or exchange of New Notes, but the Issuers may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

Senior Secured Notes

The Old Senior Secured Notes were issued, and the New Senior Secured Notes will be issued, with an original issue discount of $6.1 million or 2.0%. The Senior Secured Notes mature on September 30, 2013 and accrue interest at a rate per annum equal to 14.0%, subject to a default premium of 3.5% per annum. Interest on the Senior Secured Notes is payable quarterly on March 31, June 30, September 30 and December 31 of each year. Principal on the Senior Secured Notes is payable quarterly to the extent of 75% of Excess Cash Flow at 102% of principal (“Cash Flow Sweep”), subject to pro-rata sharing with the Cash Pay Notes. The Senior Secured Notes are guaranteed by all of the Issuers’ existing and future domestic subsidiaries and are collateralized by a first-priority lien on all of the assets of FFN and its direct and indirect domestic subsidiaries, including without limitation receivables, inventory, furniture, fixtures, equipment, trademarks, copyrights and other intangibles, real property and capital stock of subsidiaries, including a pledge of substantially all of the stock owned by the Issuers. The guarantees are the senior secured obligations of each such subsidiary guarantor. The Senior Secured Notes are senior in right of payment to the Non-Cash Pay Notes and any future subordinated indebtedness and pari passu with the Cash Pay Notes with respect to interest and certain mandatory prepayments. The Senior Secured Notes are redeemable prior to maturity at the Issuers’ option in whole but not in part, at 110% of principal, plus accrued and unpaid interest. As a result of the initial public offering of FFN’s common stock, or IPO, the net proceeds from the IPO were used to redeem $37,832,000 of principal plus $721,000 of unpaid accrued interest under the Senior Secured Notes, resulting in a remaining principal balance of $243,785,000. Noteholders have the option of requiring the Issuers to repurchase the Senior Secured Notes in full upon a Change of Control, at 110% of principal, plus accrued and unpaid interest to the purchase date. The Issuers shall also repay or offer to pay the Senior Secured Notes and, in certain circumstances, the Cash Pay Notes, with proceeds received from any debt or equity financing and asset sales of $25 million or more at 110% of principal, plus accrued and unpaid interest, other asset sales, insurance claims, condemnation, litigation settlement and other extraordinary cash receipts in excess of $1 million at principal, plus accrued and unpaid interest, subject to certain exceptions.

The Senior Secured Notes held by Andrew Conru, Lars Mapstead or their respective affiliates (the “Conru/Mapstead Notes”) have identical terms to all other Senior Secured Notes except that, with respect to voting, there are significant limitations on the Conru/Mapstead Notes. The Cash Pay Notes will vote on a dollar for dollar basis with the Senior Secured Notes, which are not Conru/Mapstead Notes, on all matters put to a vote except for matters relating to collateral, liens and enforcement of rights and remedies. Upon the sale of Conru/Mapstead Notes to a person who is not an affiliate of INI, FFN or any initial Conru/Mapstead Notes holder or family member such Conru/Mapstead Notes shall no longer be subject to the aforesaid limitations.

Cash Pay Notes

The Old Cash Pay Notes, were issued, and the New Cash Pay Notes will be issued, with an original issue discount of $276,000 or 2%. The Cash Pay Notes are identical to the terms of the Senior Secured Notes, exclusive of the Conru/Mapstead Notes, except as to matters regarding collateral, subordination, enforcement and voting, with regards to which they will be contractually subordinated to the Senior Secured Notes. The Cash Pay Notes are secured by a fully subordinated second lien on substantially all of our assets, parri passu with the Non-Cash Pay Notes, and will be included with the Senior Secured Notes on a dollar for dollar basis for the purposes of determining required consents and waivers on all matters except for matters relating to collateral, liens and enforcement of rights and remedies. As to such matters, the Cash-Pay Notes will be included with the Non-Cash Pay Notes for the purposes of determining required consents and waivers.

As a result of the initial public offering of FFN’s common stock, or IPO, the net proceeds from the IPO were used to redeem $1,709,000 of principal plus $33,000 of unpaid accrued interest under the Cash Pay Notes, resulting in a remaining principal balance of $11,012,000.

The Issuers shall also, in certain circumstances and subject to prior full repayment of the Senior Secured Notes, repay or offer to pay the Senior Secured Notes (if not previously repaid) and the Cash Pay Notes, with proceeds received from any debt or equity financing and asset sales of $25 million or more at 110% of principal, plus accrued and unpaid interest, other asset sales, insurance claims, condemnation and other extraordinary cash receipts in excess of $1 million at principal, plus accrued and unpaid interest, subject to certain exceptions.

The Cash Pay Notes will be considered a single class with the Non-Cash Pay Notes in a bankruptcy. If the Cash Pay Notes are considered to be a separate class in a bankruptcy, the holders thereof will agree to vote as directed by the majority of the Senior Secured Note holders, in the manner provided in the intercreditor agreement between the holders of the Senior Secured Notes, the holders of the Cash Pay Notes and the holders of the Non-Cash Pay Notes, dated as of October 27, 2010 (the “Senior Intercreditor Agreement”).

Non-Cash Pay Notes

The Non-Cash Pay Notes mature on April 30, 2014 and, subject to a default premium of 3.5%, bear interest at 11.5% per annum, payable semi-annually on June 30 and December 31 of each year. While the Senior Secured Notes are in place, interest must be paid in kind with additional Non-Cash Pay Notes and after the Senior Secured Notes have been repaid in full, the Issuers may pay interest in cash or with additional Non-Cash Pay Notes. The Non-Cash Pay Notes are fully subordinate in all respects to the Senior Secured Notes (including, without limitation, in right of payment, security, exercise of remedies and turnover), but rank equal in priority as to security with the Cash Pay Notes. The Non-Cash Pay Notes are guaranteed by our domestic subsidiaries and collateralized by a second priority lien on all of their assets and a pledge of the domestic subsidiaries’ stock; however, such security interest is subordinate to the prior payment of the Senior Secured Notes. The guarantees are the senior secured obligations of each such subsidiary guarantor subordinate only to the first-priority lien granted to the holders of the Senior Secured Notes. The Non-Cash Pay Notes are redeemable, at the Issuers’ option in whole but not in part, at 100% of principal, plus accrued and unpaid interest, subject to the rights of the holders of the Senior Secured Notes under the Senior Intercreditor Agreement, which provides that no redemption of the Non-Cash Pay Notes may occur until the Senior Secured Notes are repaid in full.

Upon the payment in full of the Senior Secured Notes, principal on the Non-Cash Pay Notes is payable quarterly to the extent of 75% of Excess Cash Flow at 102% of principal subject to pro-rata sharing with the Cash Pay Notes. Noteholders have the option of requiring the Issuers to repurchase the Non-Cash Pay Notes in full upon a Change of Control occurring after the Senior Secured Notes are paid in full at 110% of principal, plus accrued and unpaid interest. If the Senior Secured Notes are paid in full, the Issuers shall repay the remaining Non-Cash Pay Notes and the Cash Pay Notes on a pro-rata basis with proceeds received from any debt or equity financing and asset sales of over $25 million at 110% of principal, plus accrued and unpaid interest, and other asset sales, insurance claims, condemnation and other extraordinary cash receipts in excess of $1 million at principal, subject to certain exceptions.

As a result of the IPO, the Non-Cash Pay Notes became convertible into shares of FFN’s common stock, solely at the option of the holders. Conversion rights commenced upon the consummation of the IPO and expire at the close of business on the date prior to the date the Non-Cash Pay Notes are paid in full. The conversion price of the Old Non-Cash Pay Notes was set at $10.00 per share (based on the offering price for shares of FFN’s common stock upon consummation of the IPO) provided that such conversion option is limited to approximately 21.1% of FFN’s fully diluted equity as of the close of business on the date our IPO was consummated (the “Conversion Limit”). The Non-Cash Pay Notes, or any portion of the principal amount thereof which is $1,000 or an integral multiple of $1.00 may be converted at the principal amount thereof, or of such portion thereof, into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100 of a share) of FFN voting common stock, at the conversion price determined as in effect at the time of conversion. The Non-Cash Pay Notes have been recorded at estimated fair value at the date of issuance on the Issuers’ December 31, 2010 balance sheet.

In order to exercise the conversion right with respect to any certificated Non-Cash Pay Note, the holder shall surrender such Note, duly endorsed or assigned to FFN or in blank, at any office or agency of FFN maintained for that purpose, accompanied by written notice in the form attached to the certificated Note to FFN at such office or agency that the holder elects to convert such Note. In order to exercise the conversion right with respect to any other Non-Cash Pay Notes, the holder must complete the appropriate instruction form for conversion pursuant to the applicable book-entry conversion program, furnish appropriate endorsements and transfer documents if required by FFN or the Trustee or conversion agent, and pay the funds and any transfer taxes if required pursuant to the applicable Indenture terms. So long as the requested conversion does not violate the Conversion Limit, and except as qualified if the amount of Non-Cash Pay Notes which a holder desires to convert in such exercise of conversion exceeds 50% of the then applicable Conversion Limit which has not been utilized, Non-Cash Pay Notes shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Notes for conversion in accordance with the foregoing provisions, and at such time the rights of such Persons as the holders of such Notes shall cease, and the Persons entitled to receive the FFN voting common stock issuable upon conversion shall be treated for all purposes as the record holders of such FFN voting common stock at such time. If the amount of Non-Cash Pay Notes which a holder desires to convert exceeds 50% of the then applicable Conversion Limit which has not been utilized, the Trustee will give notice to the holders of the Non-Cash Pay Notes that a holder desires to convert notes exceeding 50% of the then applicable Conversion Limit and that each such holder may elect to participate on a pro rata basis in such a conversion by submitting an election to participate. The conversion price shall be subject to adjustment in the event FFN shall (1) effect a subdivision of the outstanding shares of FFN voting common stock into a greater number of shares, (2) effect a combination of the outstanding shares of FFN voting common stock into a smaller number of shares, or (3) issue to the holders of its FFN voting common stock a dividend or distribution payable in, or otherwise issue a dividend or other distribution on any class of its capital stock payable in, shares of FFN voting common stock.

Set forth below are certain defined terms used in the Indentures. Reference is made to the Indentures for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“Broadstream Matter” means a dispute between Broadstream Capital Partners, Inc., on the one hand, and FFN, or any other Obligor, on the other hand, relating to, arising from or otherwise in connection with the acquisition of Various, Inc. or the business of INI by FFN.

“Change of Control” means the occurrence of any of the following:

(a)     the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of FFN and its Subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)) other than the Permitted Holders or an entity in which the Permitted Holders are the Beneficial Owners, directly or indirectly, of more than 50% of the Voting Stock of FFN, measured by voting power rather than number of shares;

(b)     the adoption of a plan relating to the liquidation or dissolution of any Issuer;

(c)     the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any Person (including any “person” (as defined above)) other than the Permitted Holders becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of any Issuer, measured by voting power rather than number of shares;

(d)     the first day on which a majority of the members of the Board of Directors of any Issuer are not Continuing Directors;

(e)     the first day on which, except as permitted by the applicable indenture, the Issuers shall cease to have beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of at least the same percentage of the aggregate Voting Stock of each Guarantor that the Issuers, respectively, had as of the Issue Date, free and clear of all Liens (other than any Liens granted under the Indentures and Permitted Liens); or

(f)     the first day that the Permitted Holders shall fail to hold at least 10,000,000 shares of the Voting Stock of FFN, such number to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction as reasonably determined by the Required Holders); provided, however, this clause (f) was no longer applicable upon consummation of a Qualified Initial Public Offering so long as the First Lien Debt Ratio of FFN and its Subsidiaries is equal to or less than 2.25:1.0 for the immediately prior four Fiscal Quarters.

“Consolidated EBITDA” means, with respect to any period, Consolidated Net Income for such period increased (without duplication), to the extent deducted in calculating such Consolidated Net Income, by (a) Consolidated Income Tax Expense for such period; (b) Consolidated Interest Expense for such period without regard to any related proviso relating to reduction of Consolidated Interest Expense for Subsidiaries that are not Wholly Owned Subsidiaries of any Issuer; (c) depreciation, amortization and any other non-cash items for such period; (d) any amount accrued by FFN in its financial statements as a reserve in connection with the Broadstream Matter during such period; (e) costs and expenses incurred by FFN or accrued by FFN in its financial statements during such period in connection with a Qualified Initial Public Offering; (f) reasonable and customary out of pocket costs and expenses incurred by FFN or accrued by FFN (other than in favor of Affiliates) in its financial statements during such period in connection with the redemption of the FFN and INI prior debt refinanced with the Old Notes; and (g) all cash and non-cash VAT Liability items deducted in determining Consolidated Net Income for such period that relate to activities of Various, Inc. or its Subsidiaries prior to July 1, 2008, less any non-cash items to the extent they increase Consolidated Net Income (including the partial or entire reversal of reserves taken in prior periods) for such period, of each Issuer and their respective Subsidiaries, including without limitation, amortization of capitalized debt issuance costs for such period, all of the foregoing determined on a consolidated basis for each Issuer and their respective Subsidiaries in accordance with GAAP; provided that, if any Subsidiary is not a Wholly Owned Subsidiary of any Issuer, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of Consolidated EBITDA attributable to such Subsidiary multiplied by (B) the percentage ownership interest in such Subsidiary not owned on the last day of such period by any Issuer or any of their respective Subsidiaries.

“Consolidated Coverage Ratio” means, with respect to the Issuers and the other Obligors, on any Determination Date, the ratio of:

(a)	Consolidated EBITDA for the applicable Measurement Period, to

(b)	Annualized Consolidated Interest Expense;

provided that the Consolidated Coverage Ratio shall be calculated giving pro forma effect, as of the beginning of the Measurement Period or three calendar month period, as applicable, to any acquisition, incurrence, permanent repayment or redemption of Indebtedness (including the Securities), issuance or redemption of Disqualified Stock, acquisition, Asset Sale, or purchases of assets that were previously leased, at any time during or subsequent to such Measurement Period or three calendar month period, as applicable, but on or prior to the applicable Determination Date.

For purposes of calculating Consolidated EBITDA of the Issuers and the other Obligors for the applicable Measurement Period,

(a)	any Person that is a Subsidiary on such Determination Date (or would become a Subsidiary on such Determination Date in connection with the transaction that requires the determination of the Consolidated Coverage Ratio) shall be deemed to have been a Subsidiary at all times during such Measurement Period,

(b)	any Person that is not a Subsidiary on such Determination Date (or would cease to be a Subsidiary on such Determination Date in connection with the transaction that requires the determination of the Consolidated Coverage Ratio) will be deemed not to have been a Subsidiary at any time during such Measurement Period,

(c)	if any Obligor shall have in any manner (i) acquired (including through an asset acquisition or the commencement of activities constituting such operating business), or (ii) disposed of (including by way of an Asset Sale or the termination or discontinuance of activities constituting such operating business) any operating business during such Measurement Period or after the end of such Measurement Period and on or prior to the Determination Date, such calculation shall be made on a pro forma basis in accordance with GAAP as if, in the case of an asset acquisition or the commencement of activities constituting such operating business, all such transactions had been consummated on the first day of such Measurement Period and, in the case of an Asset Sale or termination or discontinuance of activities constituting such operating business, all such transactions had been consummated prior to the first day of such Measurement Period; provided, however, that such pro forma adjustment shall not give effect to the Consolidated EBITDA of any acquired Person to the extent that such Person’s net income would be excluded pursuant to clauses (a) through (g) of the definition of Consolidated Net Income; and

(d)	any Indebtedness incurred and proceeds thereof received and applied as a result of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio will be deemed to have been so incurred, received and applied on the first day of such Measurement Period.

“Consolidated Interest Expense” means for any period the consolidated interest expense included in the consolidated income statement of FFN and its Subsidiaries for such period calculated on a consolidated basis in accordance with GAAP, including without limitation or duplication (or, to the extent not so included, with the addition of), (i) the amortization of debt discounts; (ii) any payments or fees with respect to letters of credit, bankers’ acceptances or similar facilities; (iii) fees (net of any amounts received) with respect to any Hedging Agreement; (iv) interest on Indebtedness guaranteed by FFN and its Subsidiaries, to the extent paid by any Issuer or any such Subsidiary; and (v) the portion of any Capitalized Lease Obligation allocable to interest expense; provided, that, if any Subsidiary is not a Wholly Owned Subsidiary of FFN, Consolidated Interest Expense shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of Consolidated Interest Expense attributable to such Subsidiary multiplied by (B) the percentage ownership interest in such Subsidiary not owned on the last day of such period by FFN or its Subsidiaries.

“Consolidated Net Income” for any period means the consolidated net income (or loss) of FFN and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded therefrom:

(a)	the net income (or loss) of any Person that is not a Subsidiary of FFN except to the extent of the amount of dividends or other distributions actually paid to FFN or such Subsidiary by such Person during such period,

(b)	gains or losses on Asset Sales by FFN or its Subsidiaries,

(c)	all extraordinary gains and extraordinary losses, including such gains and losses derived from Extraordinary Receipts,

(d)	the cumulative effect of changes in accounting principles,

(e)	any net income of any Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, by contract, operation of law, pursuant to its charter or otherwise on the payment of dividends or the making of distributions by such Subsidiary to such Person except that:

(i)	such Person’s equity in the net income of any such Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been paid or distributed during such period to such Person as a dividend or other distribution (provided that such ability is not due to a waiver of such restriction), and

(ii)	such Person’s equity in a net loss of any such Subsidiary for such period shall be included in determining such Consolidated Net Income regardless of any such restriction,

(f)	in the case of a successor to such Person by consolidation or merger or as a transferee of such Person’s assets, any net income or loss of the successor corporation prior to such consolidation, merger or transfer of assets; and

(g)	the tax effect of any of the items described in clauses (a) through (f) above.

“Continuing Directors” means, as of any date of determination, any member of the board of directors of FFN or INI, as applicable, who: (1) was a member of such Board of Directors on the date of the applicable Indenture; or (2) was nominated for election or elected to such Board of Directors with the approval of one or more Permitted Holders or a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Excess Cash Flow” means, with respect to any Person for any period, (a) the sum of (i) Consolidated EBITDA of such Person and its Subsidiaries for such period plus (ii) the cash portion of Operating Lease Obligations made by such Person and its Subsidiaries during such period to the extent permitted to be made under the Indentures in excess of $3,000,000 during any fiscal year of FFN, less (b) the sum of (i) all Consolidated Interest Expense to the extent paid or payable in cash during such period, (ii) the cash portion of Capital Expenditures made by such Person and its Subsidiaries during such period up to $5,000,000 during any fiscal year provided that the portion of such Capital Expenditures constituting Capitalized Lease Obligations shall not exceed the amount set forth in the applicable financial covenant of the Indentures, and (iii) to the extent deducted in calculating Consolidated Net Income and added in the calculation of Consolidated EBITDA, income taxes paid in cash by such Person and its Subsidiaries for such period.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Guarantors” means each Subsidiary of FFN (other than INI) party to the Indentures, and also include any persons becoming guarantors after the date of the Indentures.

“Permitted Acquisition” means any acquisition satisfying each of the following conditions:

(a)	the aggregate amounts payable in connection with, and other consideration for (in each case, including all transaction costs and all Indebtedness, liabilities and Contingent Obligations incurred or assumed in connection therewith or otherwise reflected in a consolidated balance sheet of any Obligor and the proposed acquisition target and including any “earnout” or similar payment obligations), any acquisition, whether in one transaction or a series of related transactions, shall not exceed $20,000,000;

(b)	if such acquisition is of Capital Stock in any Person, the acquisition shall be of 100% of the Capital Stock of such Person;

(c)	the Holders (including Holders of Conru/Mapstead Definitive Securities) shall have received (i) reasonable advance notice of such acquisition including a reasonably detailed description thereof at least 15 days prior to the consummation of such acquisition, (ii) substantially final drafts of the acquisition agreement and related documents at least 5 Business Days prior to the consummation of such acquisition and (iii) on or prior to the date of such acquisition, copies of the final acquisition agreement and related documents certified by an Authorized Officer as being true, correct and complete copies thereof and any other information reasonably requested by the Required Holders; provided, however, no Obligor shall be required to comply with this clause (c) upon the consummation of a Qualified Initial Public Offering or if the value of the acquisition, whether in one transaction or a series of related transactions, and calculated in accordance with clause (a) above does not exceed $500,000; and

(d)	as of the date of consummation of such acquisition and after giving effect to all transactions to occur on such date as part of such acquisition, (i) the representations and warranties set forth in each Note Document shall be true and correct in all material respects on and as of such date or, to the extent such representations and warranties expressly relate to an earlier date, on and as of such earlier date and (ii) no Default or Event of Default shall be continuing.

“Permitted Holders” means (a) Marc H. Bell and his Affiliates and, upon his death, his spouse, lineal descendants and any trust or entity owned, controlled by or established for the benefit of, or the estate of, any of the foregoing (including trustees, officers, directors, managers or members of any such trust or entity) and (b) Daniel Staton and his Affiliates and, upon his death, his spouse, lineal descendants and any trust or entity owned, controlled by or established for the benefit of, or the estate of, any of the foregoing (including trustees, officers, directors, managers or members of any such trust or entity).

“Person” means an individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or other enterprise or entity or Governmental Authority.

Senior Intercreditor Agreement

The Senior Intercreditor Agreement provides for (i) for the full subordination of the Non-Cash Pay Notes to the Senior Secured Notes in priority of payment, priority of liens and enforcement, including, without limitation, a complete standstill in exercise of remedies by the holders of the Non-Cash Pay Notes until all obligations in respect of the Senior Secured Notes have been satisfied in full and (ii) the full subordination of the Cash Pay Notes to the Senior Secured Notes in priority of liens and enforcement (but not payment, unless the funds result from an enforcement action against the collateral), including, without limitation, a complete standstill in exercise of remedies by the holders of the Cash Pay Notes until all obligations in respect of the Senior Secured Notes have been satisfied in full.

The Non-Cash Pay Notes and the documents entered into in connection therewith shall not be amended without the prior written consent of a majority of the holders of the Senior Secured Notes, exclusive of the Conru/Mapstead Notes.

The Senior Secured Notes and the documents entered into in connection therewith may be amended without the consent of the holders of the Non-Cash Pay Notes; provided, however, (a) if the Conru/Mapstead Notes are no longer outstanding, Andrew Conru, in his capacity as a holder of the Non-Cash Pay Notes, shall have the right to consent to any change to the Senior Secured Notes Cash Flow Sweep provision that would reduce the Cash Flow

Sweep until such date that he and his affiliates hold at any one time less than $50.0 million of the principal amount of the Non-Cash Pay Notes and (b) any refinancing of the Senior Secured Notes described below shall be subject to the terms set forth in those notes.

The Non-Cash Pay Notes may not be refinanced without the consent of the holders of the Senior Secured Notes.

The prior written consent of the majority holders of the Non-Cash Pay Notes shall be required to refinance the Senior Secured Notes if (i) the maturity date of such refinancing debt extends beyond the maturity date of the Non-Cash Pay Notes or any refinancing of those notes or (ii) the aggregate principal amount of the refinancing indebtedness exceeds the sum of (a) the aggregate principal amount of the Senior Secured Notes then outstanding plus an additional 10% of that principal amount to pay prepayment premium, (b) unpaid and accrued interest and (c) reasonable and customary fees and expenses incurred in connection with the refinancing, including, without limitation, fees and expenses of counsel, investment banks and other advisors; provided that so long as Andrew Conru, Lars Mapstead or their respective affiliates hold at least a majority of the outstanding principal amount of the Non-Cash Pay Notes following the refinancing, any fees (excluding optional pre-payment premiums) payable to the holders refinancing the Senior Secured Notes shall only be paid if commensurate fees are payable to the holders refinancing the Non-Cash Pay Notes in a refinancing that is concurrent with the Senior Secured Notes refinancing. For the avoidance of doubt, the immediately preceding proviso shall not apply to any underwriting fees or any other fees that are not generally payable to the holders of the refinancing debt as a class. The sole remedy of the holders of the Non-Cash Pay Notes due to any such refinancing debt exceeding the permitted amount set forth above shall be that such excess debt shall be subordinate in priority to the Non-Cash Pay Notes.

The Cash Pay Notes will vote with the Senior Secured Notes, exclusive of the Conru/Mapstead Notes, on a dollar for dollar basis on all matters put to a vote to the holders of the Senior Secured Notes except for matters relating to collateral, liens and enforcement of rights and remedies. The Cash Pay Notes will vote with the Non-Cash Pay Notes on a dollar for dollar basis on all matters put to a vote to the holders of the Non-Cash Pay Notes relating to collateral, liens and enforcement of rights and remedies. If the Cash Pay Notes are considered to be a separate class in a bankruptcy, the holders of those notes will agree to vote as directed by the majority of the Senior Secured Note holders, in the manner provided in the Senior Intercreditor Agreement.

Second Lien Intercreditor Agreement

Pursuant to the terms of the intercreditor agreement between the holders of the Cash Pay Notes and the holders of the Non-Cash Pay Notes dated as of October 27, 2010, the holders of the Cash Pay Notes agreed to subordinate their right to take enforcement action against the collateral under their security and collateral agreements until the prior payment in full of the Non-Cash Pay Notes. Until the Non-Cash Pay Notes are paid in full, the liens on collateral securing the Cash Pay Notes and the Non-Cash Pay Notes are equal in priority and the security and collateral documents for the Non-Cash Pay Notes additionally secure the Cash Pay Notes, with all proceeds of collateral enforcement actions relating to the Non-Cash Pay Notes to be distributed on a pari passu basis to the holders of the Cash Pay Notes and the holders of the Non-Cash Pay Notes in accordance with their pro rata share at that time.

Financial and Other Covenants

The New Notes are subject to affirmative, negative and financial covenants relating to limitations and requirements applicable to us, including without limitation:

•	Minimum EBITDA. We shall not permit our Consolidated EBITDA to be less than the amount specified for the applicable period below:

Period	Minimum Consolidated EBITDA
Four Fiscal Quarters Ending:
December 31, 2010	$85,000,000
March 31, 2011	$85,000,000
June 30, 2011	$85,000,000
September 30, 2011	$85,000,000

Period	Minimum Consolidated EBITDA
December 31, 2011	$90,000,000
March 31, 2012	$90,000,000
June 30, 2012	$90,000,000
September 30, 2012	$90,000,000
December 31, 2012	$95,000,000
March 31, 2013	$95,000,000
June 30, 2013	$95,000,000
September 30, 2013	$95,000,000

•	Minimum Liquidity. Our unrestricted cash that is on deposit in accounts that are subject to account control agreements in favor of the Trustee shall not be less than $10,000,000 at any time.

•	Maximum Senior Leverage. Our ratio of outstanding principal under the Senior Secured Notes to Consolidated EBITDA shall not be greater than the amount specified for the applicable period below:

Four Fiscal Quarters Ending:	Senior Leverage Ratio
December 31, 2010	3.5:1.0
March 31, 2011	3.5:1.0
June 30, 2011	3.3:1.0
September 30, 2011	3.3:1.0
December 31, 2011	3.0:1.0
March 31, 2012	3.0:1.0
June 30, 2012	2.8:1.0
September 30, 2012	2.8:1.0
December 31, 2012	2.5:1.0
March 31, 2013	2.5:1.0
June 30, 2013	2.2:1.0
September 30, 2013	2.2:1.0

•	Maximum Total Leverage. Our ratio of total indebtedness to Consolidated EBITDA shall not be greater than the amount specified for the applicable period below:

Four Fiscal Quarters Ending:	Total Leverage Ratio
December 31, 2010	6.5:1.0
March 31, 2011	6.5:1.0
June 30, 2011	6.5:1.0
September 30, 2011	6.5:1.0
December 31, 2011	6.1:1.0
March 31, 2012	6.1:1.0
June 30, 2012	6.1:1.0
September 30, 2012	6.1:1.0
December 31, 2012	5.7:1.0
March 31, 2013	5.7:1.0
June 30, 2013	5.7:1.0
September 30, 2013	5.7:1.0

•	Minimum Coverage Ratio. We shall not permit our ratio of Consolidated EBITDA to Annualized Consolidated Interest Expense to be less than the amount specified for the applicable period below:

Period	Consolidated Coverage Ratio
Four Fiscal Quarters Ending:
December 31, 2010	1.9:1.0
March 31, 2011	1.9:1.0
June 30, 2011	2.0:1.0
September 30, 2011	2.0:1.0
December 31, 2011	2.2:1.0
March 31, 2012	2.2:1.0
June 30, 2012	2.3:1.0
September 30, 2012	2.3:1.0
December 31, 2012	2.7:1.0
March 31, 2013	2.7:1.0
June 30, 2013	2.9:1.0
September 30, 2013	2.9:1.0

•	Maximum Operating Lease Obligations. Our operating lease obligations shall not, in the aggregate, exceed $4,000,000 annually.

•	Maximum Capitalized Lease Obligations. We shall not incur new capitalized lease obligations that, in the aggregate, exceed $800,000 annually; provided, however the amortization of the capitalized lease obligations shall count against the $4,000,000 basket for operating lease obligations.

•	Limitations on Loans, Advances, Capital Expenditures and Investments. None of us shall make any loan, advance, guarantee, other extension of credit, capital contribution or investment, except for certain specified exceptions, including, without limitation, (1) listed existing investments, (2) loans and advances in the ordinary course of business by any Issuer to any wholly owned subsidiary and by any such subsidiary to any Issuer, (3) any acquisition not exceeding $20,000,000 and otherwise satisfying specified conditions, and (4) specified permitted investments, including, without limitation, investment in any Issuer or a wholly owned subsidiary of any Issuer, aggregate investments in any Person not exceeding $1,000,000 and investments in foreign subsidiaries up to $100,000 in the aggregate.

•	Limitations on Indebtedness and Liens. None of us shall create, assume, guarantee or allow to exist any lien or indebtedness, except for Permitted Liens and Permitted Indebtedness, including, without limitation, listed existing indebtedness and liens, hedging agreements for up to $5,000,000, liens imposed by law in the ordinary course of business and purchase money liens.

•	Limitations on Dividends and other Restricted Payments. None of us shall make any of various specified restricted payments, including, without limitation, dividends or other distributions, redemptions or sinking fund payments, compensation to any affiliate or employee, and payments or prepayments on subordinated debt, all subject to certain described exceptions, including, without limitation, in-kind interest payments on the Non-Cash Pay Notes and certain specified payments on the Cash Pay Notes.

•	Limitations on Transactions with Affiliates. None of us shall enter into any transaction with or for the benefit of any affiliate, except for certain specified transactions, including, without limitation, those in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of our business, for fair consideration and on terms no less favorable than would be obtainable in a comparable arm’s length transaction with a non-affiliated Person.

•	Limitations on Sale-Leaseback Transactions. None of us shall incur any obligations as lessee in connection with any sale and leaseback transaction.

•	Limitations on Consolidations, Mergers, Acquisitions and Dispositions of Assets. None of us shall liquidate or dissolve, or merge or consolidate with any Person, or conduct any sale with respect to our business, property or assets, or purchase or otherwise acquire the assets of any Person, except for (1) assets acquired in the ordinary course of business, (2) mergers and consolidations between FFN and its wholly owned subsidiaries satisfying certain conditions, (3) specified permitted acquisitions, (4) dispositions of obsolete or worn-out equipment in the ordinary course of business, and (5) liquidation or dissolution of any subsidiary that has no material assets or liabilities.

•	Reporting requirements. The Issuers are required to file with the Securities and Exchange Commission or make publicly available all information required under Rule 144(c) of the Securities Act of 1933 and comply with Section 314 of the Trust Indenture Act of 1939. In addition, we are required to provide the Trustee and the holders of the New Notes with (1) periodic compliance certificates, (2) notice of any change of name, structure or jurisdiction of organization for any of us, (3) notice of default, material adverse change or material action, suit or proceeding, (4) copies of all information which any of us provides to holders of its debt or securities or to any securities exchange, and (5) notice of any material development with respect to value added tax liability.

Events of Default.

The Events of Default include, without limitation (1) failure to timely make any of the payments required in connection with the New Notes or related documents when due or within 10 calendar days of the due date, (2) any representations or warranties made in connection with the New Notes or related documents were incorrect in any material respect when made or deemed made, (3) failure, in any material respect, to comply with the terms of the Indentures or other documents related to the New Notes, (4) default under other indebtedness in excess of $500,000, (5) the institution of bankruptcy, insolvency, liquidation or dissolution proceedings or proceedings seeking the appointment of a receiver or other similar official, (6) any lien securing the New Notes is contested or ceases to be valid, (7) entry of a final judgment exceeding $1,000,000, and (8) occurrence of an event or development which could reasonably be expected to have a material adverse effect.

Amendments

The Trustee and we may agree to certain specified amendments or supplements to the New Notes, the Indentures and related documents without notice to or consent of any holder of the New Notes including to cure any ambiguity, omission, defect or inconsistency, to add guarantees or release a guarantor in accordance with the Indentures, to pledge or grant a security interest as additional security, to add to the covenants for the benefit of the holders, to make any change that does not adversely affect the legal rights of any holder and to add additional events of default. However, except with respect to other specified amendments or waivers requiring particular additional consents, no other amendment or waiver of any provision of the Indentures, the New Notes and the related documents, and no consent to any departure from those provisions, shall be effective unless the same shall be in writing and signed by (a) the Issuers, (b) the “Required Holders” as specified in the applicable New Indenture or by the Trustee with the consent of the Required Holders and (c) as applicable, the Guarantors.

Trustee

If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by the Indentures; provided that the Trustee and the collateral agent will be under no obligation to exercise any of the rights or powers under the Indentures, the New Notes or the related documents or at the request or direction of any holders of the New Notes unless such holders have offered the Trustee or the collateral agent indemnity or security reasonably satisfactory to each of them in their sole discretion against loss, liability or expense. The Issuers shall pay to the Trustee from time to time reasonable compensation for its services under the Indentures and under the New Notes and related documents as the Issuers and the Trustee shall from time to time agree to in writing. The Issuers shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it. The Issuers shall indemnify the Trustee against any and all loss, liability, damages, claims or expense incurred by it without willful misconduct, negligence or bad faith on its part in connection with the administration of its trust and the performance of its duties under the Indentures and under the New Notes and related documents.

Book-Entry Form

The book-entry provisions apply only to uncertificated New Notes deposited with the Trustee, as custodian for The Depository Trust Company (“DTC”). Subject to certain specified exceptions, each of the uncertificated New

Notes initially shall (x) be registered in the name of DTC or the nominee of DTC, (y) be delivered to the Trustee as custodian for DTC and (z) bear certain required legends. Except as specified in certain exceptions, transfers of those New Notes (but not a beneficial interest in those notes) will be limited to transfers of those notes in whole, but not in part, to the depositary. Any holder of an uncertificated New Note shall, by acceptance of such note, agree that transfers of beneficial interests in such note may be effected only through a book-entry system maintained by (a) the holder of such note (or its agent) or (b) any holder of a beneficial interest in such note, and that ownership of a beneficial interest in such note shall be required to be reflected in a book entry.

DESCRIPTION OF CAPITAL STOCK

General

The following is a summary of the rights of our common stock, preferred stock, warrants and related provisions of our articles of incorporation and our bylaws. For more detailed information see our articles of incorporation and our bylaws, copies of which are listed as Exhibit 3.4 and 3.5 to this registration statement, respectively.

Our authorized capital stock consists of 125,000,000 shares of common stock, $0.001 par value per share, 12,500,000 of which are designated Series B common stock, and 22,500,000 shares of preferred stock, $0.001 par value per share, 2,500,000 shares of which are designated Series A Convertible Preferred Stock and 10,000,000 shares of which are designated Series B Convertible Preferred Stock.

Common Stock

Common Stock

As of September 12 , 2011, there were 31,186,679 shares of our common stock issued and outstanding. Except as otherwise provided by our articles of incorporation or Nevada law, the holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders and any corporate action, other than the election of directors, requires a majority of the votes cast by holders entitled to vote. Subject to preferences that may be applicable to any outstanding preferred stock and except as otherwise provided by our articles of incorporation or Nevada law, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The common stock has no preemptive rights, redemption, conversion or other subscription rights under Nevada law. The outstanding shares of common stock are fully paid and non-assessable. The rights, preferences and privileges of holders of common stock are subject to the rights of the holders of shares of our preferred stock.

Series B Common Stock

As of August 31 , 2011, there were 32,965 shares of Series B common stock outstanding. The holders of the Series B common stock have the same rights, preferences and privileges as the holders of the common stock, except that the holders of the Series B common stock do not have the right to vote on matters that come before the stockholders, unless otherwise required by Nevada law. The outstanding shares of Series B common stock are fully paid and non-assessable. Upon the consummation of our IPO on May 16, 2011, the holders of Series B common stock had the right to exchange all shares of their Series B common stock for a like number of shares of common stock.

Preferred Stock

Series A Convertible Preferred Stock

We previously had issued and outstanding shares of Series A Convertible Preferred Stock of which 378,579 outstanding shares were converted into 428,668 shares of common stock upon consummation of our initial public offering, and 1,388,124 outstanding shares were converted into 1,571,784 shares of common stock subsequently.

The following is a summary of the terms that would apply to any shares of Series A Convertible Preferred Stock that may be issued in the future. Our Series A Convertible Preferred Stock ranks senior to our common stock and on parity with our Series B Convertible Preferred Stock. Series A Convertible Preferred Stock may be converted at the holder’s option at any time into shares of our common stock at the initial rate of one share of common stock for each share of Series A Convertible Preferred Stock, subject to adjustment for certain dilution events. The 2007 issuance of warrants in connection with the Various acquisition triggered certain anti-dilution provisions relating to the Series A Convertible Preferred Stock, resulting in a downward adjustment of the conversion price for the Series A Convertible Preferred Stock. As of July 1, 2008, the Series A Convertible Preferred Stock was convertible at the holder’s option into shares of common stock at the rate of 1.13 shares of common stock for each share of Series A Convertible Preferred Stock. Shares of Series A Convertible Preferred Stock carry voting rights on all matters to be voted upon by our stockholders, and on any particular matter each holder of Series A Convertible Preferred Stock is entitled to the number of votes equal to the number of whole shares of common stock into which such holder’s Series A Convertible Preferred Stock shares would be convertible as of the record date for determining the stockholders entitled to vote on the matter. Shares of our Series A Convertible Preferred Stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors. Each share of Series A Convertible Preferred Stock has a liquidation preference equal to the greater of (x) the “original issue price” (as defined in our articles of incorporation) for such share (currently $11.89 per share), plus declared and accrued but unpaid dividends, and (y) such amount as would have been payable had such share been converted into common stock immediately prior to the liquidation, dissolution or winding up. On January 25, 2010, the certificate of designation for our Series A Convertible Preferred Stock was amended and restated, eliminating our obligation to obtain the consent of certain holders of the Series A Convertible Preferred Stock (or an affiliate of such holders) before taking certain actions, including, among other things, purchasing or acquiring any of our capital stock, effecting a change of control, or declaring or paying dividends. In addition, among other things, redemption payments in the event of a change of control or a qualified IPO and redemption rights were eliminated.

Series B Convertible Preferred Stock

We previously had issued and outstanding shares of Series B Convertible Preferred Stock, all of which were converted to common stock upon consummation of our initial public offering.

The following is a summary of the terms that would apply to any share of Series B Convertible Preferred Stock that may be issued in the future. Our Series B Convertible Preferred Stock ranks senior to our common stock and on parity with our Series A Convertible Preferred Stock. Series B Convertible Preferred Stock may be converted at the holder’s option at any time into shares of our common stock at the initial rate of one share of common stock for each share of Series B Convertible Preferred Stock, subject to adjustment for certain dilution events. Shares of Series B Convertible Preferred Stock carry voting rights on all matters to be voted upon by stockholders, and on any particular matter each holder of Series B Convertible Preferred Stock is entitled to the number of votes equal to the number of whole shares of common stock into which such holder’s Series B Convertible Preferred Stock shares would be convertible as of the record date for determining the stockholders entitled to vote on the matter. Shares of our Series B Convertible Preferred Stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors. Each share of Series B Convertible Preferred Stock has a liquidation preference equal to the greater of (x) the “original issue price” (as defined in our articled of incorporation) for such share (currently $0.59208 per share), plus declared and accrued but unpaid dividends, and (y) such amount as would have been payable had such share been converted into common stock immediately prior to the liquidation, dissolution or winding up. On January 25, 2010, the certificate of designation for our Series B Convertible Preferred Stock was amended and restated to, among other changes, eliminate redemption payments in the event of a change of control or a qualified IPO and also eliminate preemptive rights.

Undesignated Preferred Stock

Subject to certain approval rights of the holders of our preferred stock, our board of directors has the authority, without action by the holders of the common stock, to designate and issue preferred stock in one or more series and to designate the rights, preferences and privileges of each series, which may be greater than the rights of the common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of the common stock until the board of directors determines the specific rights of the holders of such preferred stock. However, the effects might include, among other things:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; or

•	delaying or preventing a change in control of us without further action by the stockholders.

Warrants

As of September 12 , 2011, there were a total of 285,621 warrants to purchase shares of our common stock outstanding with an exercise price of $0.0002 per share. Our warrants with an exercise price of $0.0002 per share, which were originally issued in connection with certain of our debt offerings, expired upon the consummation of our IPO on May 16, 2011 if they were not exercised at that time, except with respect to the warrants that were extended, as described below.

In August 2005, we issued 732,310 warrants (including 25,090 warrants issued as part of the placement agent’s fee) pursuant to the transactions under the 2005 Securities Purchase Agreement. The holders of these warrants were entitled to purchase one share of our common stock at a purchase price of $6.20 per share at any time prior to August 16, 2015 or the consummation of our IPO on May 16, 2011. The number of shares which could be purchased upon the exercise of these warrants and the purchase price for these shares were subject to adjustment in certain events. In August 2006, as consideration for the waiver by the holders of the warrants of certain defaults by us under the 2005 Securities Purchase Agreement, we amended the terms of 243,287 of these warrants to reduce the exercise price to $0.0002 per share.

In August 2006, we issued 441,474 warrants in connection with our offering of $5.0 million in principal amount of our 2006 Notes. The holders of these warrants were entitled to purchase one share of our common stock at a purchase price of $0.0002 per share at any time prior to the earlier to occur of August 27, 2016 or the consummation of our IPO on May 16, 2011.

In December 2007, we issued 2,250,994 warrants to 15 holders of our Series A Convertible Preferred Stock, warrants, 2006 Notes and 2005 Notes in lieu of the application of the conversion price adjustment provided for in the certificate of designation of the Series A Convertible Preferred Stock and the anti-dilution provisions in the warrants triggered by the issuance of the Series B Convertible Preferred Stock, as well as in consideration for their waivers of certain events of default under such notes. The holders of such warrants outstanding were entitled to purchase one share of our common stock at a purchase price of $0.0002 per share at any time prior to the earlier to occur of December 6, 2017 or upon the consummation of our IPO on May 16, 2011.

On October 8, 2009, we entered into an agreement with certain of our stockholders pursuant to which such stockholders agreed not to exercise any warrants or convert any convertible securities subsequently acquired by such stockholders such that the stockholders would at any time be deemed to own more than 4.99% of our shares of common stock (as determined in accordance with Rule 13d-3 promulgated under Section 13(d) of the Securities Exchange Act of 1934), as amended. The stockholders agreed to exercise, simultaneously with the consummation of our IPO on May 16, 2011, that number of warrants beneficially owned by such stockholders on or simultaneously with the IPO such that the stockholders would beneficially own 4.75% of our shares of common stock immediately prior to the consummation of the IPO. In doing so, the stockholders had to first exercise or let expire that number of $6.20 warrants held by such stockholders that would have to be exercised in order for the stockholders to own 4.75% of our common stock. Any $6.20 warrants that the stockholders allowed to expire rather than exercise would be deemed exercised for purposes of meeting the 4.75% ownership requirement. The stockholders had to then exercise that number of $0.0002 warrants held by such stockholders that would have to be exercised, if any, in order for such stockholders to own 4.75% of our common stock. On October 8, 2009, we amended the 1,373,859 warrants with an exercise price of $0.0002 held by such stockholders on the date of the agreement such that the consummation of our initial public offering would no longer trigger the expiration of such warrants, and we agreed to amend any remaining $6.20 warrants held by such stockholders remaining after the stockholders reach 4.75% ownership in a similar fashion. Upon consummation of our IPO on May 16, 2011, the amended warrants have more limited adjustments pursuant to such warrants’ anti-dilution provisions.

All of the warrants were subject to adjustment immediately prior to the closing of our IPO on May 16, 2011 in the event that we had issued fewer than 1,343,997 shares (or options, warrants or rights) pursuant to an equity incentive or benefits plan prior to the occurrence of our IPO. The number of shares of common stock for which each warrant is exercisable was adjusted such that one such share will represent the same proportion of the fully-diluted equity of the company that such share would have represented on the date of issuance of the warrant had the actual number of shares (or options, warrants or rights) issued under an equity plan (rather than 1,343,997 shares) been deemed issued on the date of issuance of the warrant.

In September 2011, in connection with our acquisition of BDM Global Ventures Ltd. we issued 6,436,851 warrants to purchase shares of our common stock with exercise prices ranging from $5-$18 per share with an expiration date of December 31, 2021.

Registration Rights

Pursuant to the 2005 Security Holders Agreement, the holders of the Series A Convertible Preferred Stock were entitled to piggyback registration rights for registration under the Securities Act of the shares of common stock issuable upon the conversion of the Series A Convertible Preferred Stock or the exercise of certain warrants held by such security holders. Additionally, beginning six months after the consummation of our IPO, the holders of a majority of the shares of our common stock owned by certain of our stockholders (including common stock issuable upon the conversion of the Series A Convertible Preferred Stock or the exercise of the warrants), will be entitled to demand registration rights on behalf of such funds for the shares of common stock issuable upon the conversion of the Series A Convertible Preferred Stock or the exercise of the warrants. We are not required to effect more than three registrations pursuant to the demand registration rights. The piggyback and demand rights are subject to conditions and limitations, among them the right of an underwriter of an offering to limit the number of shares of common stock underlying the Series A Convertible Preferred Stock and the warrants for inclusion in the registration. The warrants issued in connection with the 2006 Notes and the 2005 Notes are also subject to this agreement and have registration rights thereunder. We are generally required to bear all of the expenses of all such registrations except for underwriting discounts and commissions.

On December 6, 2007, we entered into a Registration Rights Agreement, as amended, with the sellers granting the holders of the warrants issued along with the Old Senior Secured Notes certain piggyback registration rights for the registration under the Securities Act of the shares of our common stock issuable upon the conversion of the warrants. Additionally, beginning four months after the consummation of our IPO, holders of the warrants representing at least 51% of the total common stock issuable upon conversion of all such warrants are entitled to demand registration rights for the shares of common stock issuable upon the conversion of the warrants, but we are not required to effect any demand registration until 180 days after our IPO. We are not required to effect more than three registrations pursuant to the demand registration rights. The piggyback and demand rights are subject to conditions and limitations, among them the right of an underwriter of an offering to limit the number of shares of common stock underlying the warrants for inclusion in the registration. We are generally required to bear all of the expenses of all such registrations except for underwriting discounts and commissions.

On September 7, 2011, concurrently with entering into the Merger Agreement relating to our acquisition of BDM Global Ventures Ltd., the Company entered into a registration rights agreement with Global Investment Ventures LLC and Anthony R. Bobulinski which grants demand registration rights with respect to our shares of common stock and the shares of common stock issuable upon the exercise of the warrants issued in the transaction, which we refer to as the Registrable Securities. If, at any time on or after the date we are required to file our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 with the Securities and Exchange Commission, Global Investment Ventures LLC, Mr. Bobulinski and/or their assigns are not able to sell all of the common stock and warrants owned by them pursuant to Rule 144 (or any successor thereto) promulgated under the Securities Act free of volume and holding period restrictions set forth therein, Mr. Bobulinski, or if Mr. Bobulinski no longer holds any Registrable Securities, the holders of a majority of the Registrable Securities may request that we register under the Securities Act, the resale of all or any portion of the Registrable Securities on Form S-3 (or the then appropriate form for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act). We are not required to effect more than one registration pursuant to the demand registration rights. The demand registration rights are subject to conditions and limitations, among them the right of an underwriter of an offering to limit the number of shares for inclusion in the registration. We are generally required to bear all of the expenses of all such registrations except for underwriting discounts and commissions.

We have agreed to consummate an exchange offer pursuant to this registration statement, upon being declared effective by the SEC, to allow the holders of the Old Senior Secured Notes, Old Cash Pay Notes and Old Non-Cash Pay Notes to exchange their Old Notes for a new issue of substantially identical New Notes. In addition, we have agreed to file, under certain circumstances, a shelf registration statement to cover resales of the Old Senior Secured Notes, Old Cash Pay Notes and Old Non-Cash Pay Notes. We have agreed to use our reasonable best efforts, subject to applicable law, to cause to become effective a registration statement within 210 calendar days and to consummate an exchange offer within 240 days following the consummation of our IPO. In the event that we fail to satisfy the registration and/or exchange requirements within the prescribed time periods, the interest rate on the Old Senior Secured Notes, Old Cash Pay Notes and Old Non-Cash Pay Notes will be increased by 3.5%.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company. The address of the transfer agent is 59 Maiden Lane, Plaza Level, New York, New York 10038.

Listing

Our common stock is listed on NASDAQ under the symbol “FFN”.

Nevada Anti-Takeover Laws and Certain Articles and Bylaws Provisions

Provisions of Nevada law and our articles of incorporation and bylaws could make the following more difficult:

•	acquisition of us by means of a tender offer;

•	acquisition of us by means of a proxy contest or otherwise; or

•	removal of our incumbent officers and directors.

These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors.

Requirements for Advance Notification of Stockholder Nominations and Proposals. Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.

Stockholder Meetings. Our bylaws provide that special meetings of the stockholders may be called by our Chairman of the Board or our President, and must be called by certain of our officers upon the written request of the holders of not less than 75% of the voting power of our capital stock.

No Action by Written Consent. Our bylaws provide that stockholders may only take action at an annual or special meeting of stockholders and may not act by written consent, except as specifically required by our articles of incorporation or the Nevada Revised Statutes.

No Cumulative Voting. Our articles of incorporation and bylaws do not provide for cumulative voting in the election of directors.

Undesignated Preferred Stock. The authorization of undesignated preferred stock in our articles of incorporation makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of us.

In addition, the Nevada Revised Statutes contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These laws provide generally that any person that acquires 20% or more of the outstanding voting shares of certain Nevada corporations in the secondary public or private market must follow certain formalities before such acquisition or they may be denied voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. These laws will apply to us if we have 200 or more stockholders of record, at least 100 of whom have addresses in Nevada, unless our articles of incorporation or bylaws in effect on the tenth day after the acquisition of a controlling interest provide otherwise. These laws provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the Nevada Revised Statutes, would enable that person to exercise (1) one-fifth or more, but less than one-third, (2) one-third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply. These laws may have a chilling effect on certain transactions if our articles of incorporation or bylaws are not amended to provide that these provisions do not apply to us or to an acquisition of a controlling interest, or if our disinterested stockholders do not confer voting rights in the control shares.

Nevada law also provides that if a person is the “beneficial owner” of 10% or more of the voting power of certain Nevada corporations, such person is an “interested stockholder” and may not engage in any “combination” with the corporation for a period of three years from the date such person first became an interested stockholder, unless the combination or the transaction by which the person first became an interested stockholder is approved by the board of directors of the corporation before the person first became an interested stockholder. Another exception to this prohibition is if the combination is approved by the affirmative vote of the holders of stock representing a majority of the outstanding voting power not beneficially owned by the interested stockholder at a meeting called for that purpose, no earlier than three years after the date that the person first became an interested stockholder. These laws generally apply to Nevada corporations with 200 or more stockholders of record, but a Nevada corporation may elect in its articles of incorporation not to be governed by these particular laws. We have made such an election in our amended and restated articles of incorporation.

Nevada law also provides that directors may resist a change or potential change in control if the directors determine that the change is opposed to, or not in the best interest of, the corporation.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

TO COMPLY WITH TREASURY DEPARTMENT CIRCULAR 230, INVESTORS ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF U.S. FEDERAL TAX ISSUES CONTAINED OR REFERRED TO IN THIS PROSPECTUS AND RELATED MATERIALS IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED BY INVESTORS, FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON INVESTORS UNDER THE CODE; (B) ANY SUCH DISCUSSION IS BEING USED IN CONNECTION WITH THE PROMOTION OR MARKETING BY THE COMPANY OF THE MATTERS DESCRIBED HEREIN; AND (C) INVESTORS CONSIDERING THE PURCHASE OF THE NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

The following is a discussion of certain U.S. federal income tax considerations relating to the exchange offers (as described under the heading “The Exchange Offers”). This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, U.S. Treasury regulations promulgated or proposed thereunder and administrative and judicial interpretations thereof, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect. This discussion does not address all of the U.S. federal income tax considerations that may be relevant to specific Holders (as defined below) in light of their particular circumstances or to Holders subject to special treatment under U.S. federal income tax law (such as banks, insurance companies, dealers in securities or other Holders that generally mark their securities to market for U.S. federal income tax purposes, tax-exempt entities, retirement plans, regulated investment companies, real estate investment trusts, certain former citizens or residents of the United States, Holders that hold the Notes as part of a straddle, hedge, conversion or other integrated transaction or U.S. Holders that have a “functional currency” other than the U.S. dollar). This discussion does not address any U.S. state or local or non-U.S. tax considerations or any U.S. federal estate, gift or alternative minimum tax considerations. As used in this discussion, the term “Holder” means a beneficial owner of a Note.

The exchange of an Old Note for a New Note pursuant to the exchange offers will not result in a taxable exchange to a Holder of such Old Note. Accordingly, a Holder of an Old Note will not recognize any gain or loss upon the exchange of an Old Note for a New Note pursuant to the exchange offers. Such Holder’s holding period for such New Note will include the holding period for such Old Note, and such Holder’s adjusted tax basis in such New Note will be the same as such Holder’s adjusted tax basis in such Old Note. The U.S. federal income tax considerations relating to the Old Notes will generally continue to apply to the New Notes. Similarly, there will be no U.S. federal income tax consequences to a Holder of an Old Note that does not participate in the exchange offers.

INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE AND LOCAL AND ANY OTHER TAX CONSIDERATIONS TO THEM RELATING TO THE NOTES, INCLUDING THE TAX CONSEQUENCES OF EXCHANGING OLD NOTES FOR NEW NOTES PURSUANT TO THE EXCHANGE OFFERS OR NOT PARTICIPATING IN THE EXCHANGE OFFERS.

LEGAL MATTERS

Certain legal matters in connection with the issuance of the New Notes will be passed upon for us by Akerman Senterfitt, Miami, Florida. The validity of the shares of common stock issuable upon conversion of the New Non-Cash Pay Notes will be passed upon for us by Brownstein Hyatt Farber Schreck, LLP, Las Vegas, Nevada.

EXPERTS

The consolidated financial statements and schedules of FriendFinder Networks Inc. at December 31, 2010 and 2009 and for each of the three years in the period ended December 31, 2010 appearing in this registration statement have been audited by EisnerAmper LLP, an independent registered public accounting firm as set forth in their reports thereon, appearing elsewhere herein, and are included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-4 with the SEC relating to the exchange offers provided by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance we refer you to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. For further information with respect to our company and the common stock offered by this prospectus, we refer you to the registration statement, exhibits, and schedules.

We file annual, quarterly and special reports, proxy statements and other information with the Commission. Our Commission filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You also may read and copy any document we file at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our common stock is listed and traded on NASDAQ under the trading symbol “FFN.”

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
FRIENDFINDER NETWORKS INC. AND SUBSIDIARIES

FriendFinder Networks Inc. and Subsidiaries
Unaudited Financial Statements as of June 3 0 , 2011 and the Six Months Ended June 3 0 , 2011 and 2010
Consolidated Balance Sheets as of June 30 , 2011 and December 31, 2010 (Audited)	F-2
Consolidated Statements of Operations for the Six Months Ended June 30 , 2011 and 2010	F-3
Consolidated Statement of Changes in Stockholders’ Deficiency for the Six Months Ended June 30, 2011	F-4
Consolidated Statements of Cash Flows for the Six Months Ended June 30 , 2011 and 2010	F- 5
Notes to Consolidated Financial Statements	F- 6
FriendFinder Networks Inc. and Subsidiaries
Audited Financial Statements as of December 31, 2010 and 2009 and the Three Years ended December 31, 2010, 2009 and 2008
Report of Independent Registered Public Accounting Firm	F-2 2
Consolidated Balance Sheets as of December 31, 2010 and 2009	F-2 3
Consolidated Statements of Operations for the years ended December 31, 2010, 2009 and 2008	F-2 4
Consolidated Statements of Changes in Redeemable Preferred Stock and Stockholders’ Deficiency	F-2 5
Consolidated Statements of Cash Flows for the years ended December 31, 2010, 2009 and 2008	F-2 6
Notes to Consolidated Financial Statements	F-2 8

FRIENDFINDER NETWORKS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	June 30, 2011	December 31, 2010
	(unaudited)
ASSETS
Current assets:
Cash	$28,005	$34,585
Restricted cash	12,238	7,385
Accounts receivable, less allowance for doubtful accounts of $2,018 and $2,236, respectively	9,817	9,886
Inventories	722	1,028
Prepaid expenses	4,726	4,534
Deferred tax asset	6,968	5,522
Total current assets	62,476	62,940
Film costs, net	4,204	4,312
Property and equipment, net	7,399	6,666
Goodwill	326,540	326,540
Domain names	55,939	55,890
Trademarks	9,213	9,213
Other intangible assets, net	21,288	29,134
Unamortized debt costs	15,636	22,336
Deferred offering costs	—	13,267
Other assets	2,641	2,519
	$505,336	$532,817
LIABILITIES
Current liabilities:
Current installment of long-term debt, net of unamortized discount of $393 and $744, respectively	$9,442	$15,009
Accounts payable	6,316	9,481
Accrued expenses and other liabilities	75,910	65,420
Deferred revenue	45,334	48,302
Total current liabilities	137,002	138,212
Deferred tax liability	31,922	30,275
Long-term debt, net of unamortized discount of $40,280 and $31,935, respectively	457,783	510,551
Liability related to warrants	—	3,559
Total liabilities	626,707	682,597
Contingencies (Note 15)

STOCKHOLDERS’ DEFICIENCY
Preferred stock, $0.001 par value — authorized 22,500,000 shares; issued and outstanding no shares in 2011 and 10,211,556 shares in 2010,
Series A Convertible Preferred Stock, $0.001 per share — authorized 2,500,000 shares; issued and outstanding, 0 in 2011, 1,766,703 shares in 2010 (liquidation preference $21,000)	—	2
Series B Convertible Preferred Stock, $0.001 per share — authorized 10,000,000 shares; issued and outstanding, 0 in 2011, 8,444,853 shares in 2010 (liquidation preference $5,000)	—	8
Common stock, $0.001 par value — authorized 125,000,000 shares in 2011 and 2010
Common stock voting — authorized 112,500,000 shares, issued and outstanding 29,504,829 shares in 2011 and 6,517,746 shares in 2010	29	6
Series B common stock non-voting — authorized 12,500,000 shares; issued and outstanding 32,965 shares in 2011 and 1,839,825 shares in 2010
	—	2
Capital in excess of par value	124,763	80,823
Accumulated deficit	(246,163)	(230,621)
Total stockholders’ deficiency	(121,371)	(149,780)
	$505,336	$532,817

See notes to consolidated financial statements (unaudited)

FRIENDFINDER NETWORK S INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Six Months Ended June 30,
	2011	2010
Net revenue
Service	$157,208	$161,371
Product	9,683	9,457
Total	166,891	170,828
Cost of revenue
Service	44,280	51,648
Product	7,613	6,210
Total	51,893	57,858
Gross profit	114,998	112,970
Operating expenses:
Product development	8,056	6,040
Selling and marketing	14,400	23,166
General and administrative	44,671	40,251
Amortization of acquired intangibles and software	7,846	12,528
Depreciation and other amortization	2,355	2,396
Total operating expenses	77,328	84,381
Income from operations	37,670	28,589
Interest expense	(43,951)	(46,398)
Interest related to VAT liability not charged to customers	(934)	(1,076)
Foreign exchange (loss) gain, principally related to VAT liability not charged to customers	(2,953)	5,034
Gain on liability related to warrants	391	484
Loss on extinguishment of debt	(7,312)	—
Other non-operating (expense) income net	(3,913)	20
Loss before income tax (benefit)	(21,002)	(13,347)
Income tax (benefit)	$(5,460)	$(147)
Net loss	$(15,542)	$(13,200)
Net loss per common share — basic and diluted	$(0.88)	$(0.96)
Weighted average shares outstanding — basic and diluted	17,580	13,735

See notes to consolidated financial statements (unaudited)

FRIENDFINDER NETWORKS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN
STOCKHOLDERS’ DEFICIENCY
FOR THE SIX MONTHS ENDED JUNE 30, 2011
(IN THOUSANDS, EXCEPT SHARE DATA)
(UNAUDITED)

	Preferred Stock
	Series A Convertible		Series B Convertible		Common Stock
					Voting		Series B Non-Voting
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital in Excess of Par Value	Accumulated Deficit	Total
Balance at December 31, 2010	1,766,703	$2	8,444,853	$8	6,517,746	$6	1,839,825	$2	$80,823	$(230,621)	$(149,780)
Conversion of Series A convertible preferred stock into common stock at ratio of 1:13 to 1:00	(1,766,703)	(2)			2,000,452	2
Conversion of Series B convertible preferred stock into common stock			(8,444,853)	(8)	8,444,853	8
Exchange of Series B common stock into common stock					1,806,860	2	(1,806,860)	(2)
Exercise of common stock purchase warrants					5,560,672	6			(6)
Issuance of common stock in initial public offering					5,000,000	5			49,995		50,000
Costs related to initial public offering									(19,992)		(19,992)
Beneficial conversion feature on Non-Cash Pay Second Lien Notes recorded in connection with initial public offering net of $5.7 million of related deferred taxes									8,490		8,490
Reclassification of warrant liability due to exercise of stock warrants					174,246				3,168		3,168
Recognition of stock option compensation expense upon initial public offering									2,285		2,285
Net Loss										(15,542)	(15,542)
Balance at June 30, 2011	0	$0	0	$0	29,504,829	$29	32,965	$0	$124,763	$(246,163)	$(121,371)

See notes to consolidated financial statements (unaudited)

FRIENDFINDER NETWORK S INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)
(UNAUDITED)

	Six Months Ended June 30,
	2011	2010
Cash flows from operating activities
Net loss	$(15,542)	$(13,200)
Adjustment to reconcile net loss to net cash provided by operating activities:
Amortization of acquired intangibles and software	7,846	12,528
Depreciation and other amortization	2,355	2,396
Amortization of film costs	1,773	1,884
Deferred income tax benefit	(5,460)	(387)
Non-cash interest, including amortization of discount and debt costs	22,842	25,109
Provision for doubtful accounts	215	188
Gain on warrant liability	(391)	(485)
Loss on extinguishment of debt	7,312	—
Stock option compensation expense	2,285	—
Other	373	236
Changes in operating assets and liabilities:
Restricted cash	(4,852)	(636)
Accounts receivable	(147)	2,376
Inventories	306	175
Prepaid expenses	(192)	1,536
Film costs	(1,665)	(1,782)
Deferred offering costs	—	(3,109)
Deferred debt costs	—	(3,512)
Other assets	(122)	(1,582)
Accounts payable	(3,165)	(967)
Accrued expenses and other liabilities	10,490	(9,991)
Deferred revenue	(2,968)	4,747
Net cash provided by operating activities	21,293	15,524
Cash flows from investing activities:
Cash received from escrow in connection with acquisition	—	1,312
Purchases of property and equipment	(3,461)	(1,667)
Other	(49)	(79)
Net cash (used in) investing activities	(3,510)	(434)
Cash flows from financing activities:
Gross proceeds from sale of common stock voting from initial public offering	50,000	—
Payment of underwriter discount and other offering costs in connection with initial public offering	(6,724)	—
Recovery of debt issuance costs	296	—
Repayment of long-term debt	(67,935)	(14,728)
Net cash (used in) financing activities	(24,363)	(14,728)
Net (decrease) increase in cash	(6,580)	362
Cash at beginning of period	34,585	22,600
Cash at end of period	$28,005	$22,962
Supplemental disclosures of cash flow information:
Cash Paid for:
Interest paid	$20,676	$21,235
Estimated income taxes paid	30	—
Non-Cash Investing and Financing Activities:
Accrued fee in connection with debt restructuring	—	2,658
Recording of beneficial conversion feature on Non-Cash Pay Second Lien Notes in connection with initial public offering, net of $5,660 of related deferred taxes	8,490	—
Deferred offering costs written off to capital in excess of par value	13,267	—
Conversion of Series A and B convertible preferred stock and series B common stock to common stock	12	—

See notes to consolidated financial statements (unaudited)

FRIENDFINDER NETWORKS INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

1. DESCRIPTION OF BUSINESS

FriendFinder Networks Inc. (“FriendFinder”), together with its subsidiaries (hereinafter referred to as the “Company”), is an internet and technology company providing services in the rapidly expanding markets of social networking and web-based video sharing. The business consists of creating and operating technology platforms which run several worldwide websites in the world appealing to users of diverse cultures and interest groups. The Company is also engaged in entertainment activities consisting of publishing, licensing and studio production and distribution. The Company publishes PENTHOUSE and other adult-oriented magazines and digests. Additionally, the Company licenses the PENTHOUSE name for international publication of adult magazines and for use on various products and provides various adult-oriented multimedia entertainment products and services, including content for DVD, pay-per-view programming and telephone services.

2. INTERIM FINANCIAL STATEMENTS

The consolidated interim financial statements included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) for reporting on the Quarterly Report on Form 10-Q. The information and note disclosures normally included in complete financial statements prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) have been condensed or omitted pursuant to such rules and regulations. The interim financial statements should be read in conjunction with the audited financial statements and notes thereto for the year ended December 31, 2010, which are included in the Company’s Prospectus filed pursuant to Rule 424(b) under the Securities and Exchange Act, as amended (the “Securities Act”) with the SEC on May 11, 2011, which forms part of the registration statement on Form S-1.

The Company’s management is responsible for this interim financial information. In the opinion of management, the accompanying unaudited consolidated financial statements contain all adjustments, which are of a normal and recurring nature, necessary to present fairly the Company’s financial position as of June 30, 2011 and the results of its operations and cash flows for the six months ended June 30, 2011 and 2010. Interim results may not be indicative of the results that may be expected for the year.

3. LIQUIDITY

Since emerging from bankruptcy protection in October 2004, FriendFinder has incurred substantial net losses and used substantial amounts of cash in its operating activities. On December 6, 2007, FriendFinder acquired Various, Inc. (“Various”), an operator of social networking and interactive multimedia websites, which has provided the cash flow necessary to fund FriendFinder’s operations. Notes issued to finance the Various acquisition restricted distributions to FriendFinder to amounts required to make interest payments on FriendFinder’s Senior Secured Notes in addition to limited amounts for operating expenses, including fees and expenses related to an initial public offering (“IPO”) of FriendFinder’s securities.

Subsequent to the acquisition, the Company had been attempting to raise funds through the sale of common stock in an IPO and use the net proceeds to repay its debt which was scheduled to mature in 2010 and 2011. In February 2010, due to market conditions, the Company suspended the offering. In July 2010, the maturity date of $46.3 million of outstanding Senior Secured Notes payable by FriendFinder scheduled to mature on July 31, 2010 was extended to January 1, 2011. On October 27, 2010, the Company completed a debt restructuring which consolidated substantially all of its debt into three tranches with maturities in 2013 and 2014 (see Note 8).

On May 16, 2011, the Company completed its IPO and issued 5,000,000 shares of common stock resulting in $43.5 million of net proceeds. On May 19, 2011, the Company redeemed $39,541,000 principal amount of long-term notes from the net proceeds of the IPO at 110% of principal (see Notes 10 and 8(b)).

FRIENDFINDER NETWORKS INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

4. NEW ACCOUNTING PRONOUNCEMENTS

In December 2010, the Financial Accounting Standards Board issued new authoritative accounting guidance which provides that entities with reporting units with zero or negative carrying amounts are required to determine an implied fair value of goodwill if management concludes that it is more likely than not that a goodwill impairment exists considering any adverse qualitative factors. For public entities, the new guidance is effective for fiscal years and interim periods within those years beginning after December 15, 2010. The Company adopted this guidance effective January 1, 2011 and does not expect adoption to have any impact on its financial statements.

5. FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts of cash, receivables and payables approximate their fair values due to the short-term nature of these financial instruments. The liability related to warrants was carried at fair value based on unobservable inputs (see Note 9). As of June 30, 2011, the carrying value of long-term debt was $467,225,000 compared to its estimated fair value of $502,927,000. As of December 31, 2010, the carrying value of long-term debt was $525,560,000 compared to its estimated fair value of $550,082,000. The fair value is estimated by discounting the projected cash flows using the estimated rates at which similar amounts of debt could be borrowed at such date and through third party pricing information.

6. PER SHARE DATA

Basic and diluted net loss per common share is based on the weighted average number of shares of outstanding common stock and Series B common stock including shares underlying common stock purchase warrants which are exercisable at the nominal price of $0.0002 per share. Convertible participating securities are included in the computation of basic earnings per share using the two-class method. Inasmuch as the Series B common stock participates in any dividends and shares in the net loss on a pro rata basis with the common stock based on the total number of common shares outstanding, the net loss per common share, basic and diluted, as presented in the Company’s statements of operations is consistent with the two-class method.

Weighted average shares outstanding — basic and diluted is comprised of the following (in thousands):

	Six Months Ended June 30,
	2011	2010
Common Stock	12,049	6,518
Series B common stock	1,398	1,840
Common stock purchase warrants	4,133	5,377
	17,580	13,735

In computing diluted loss per share, no effect has been given to the common shares issuable at the end of the period upon conversion or exercise of the following anti-dilutive securities that could potentially dilute basic earnings per share in future periods (in thousands):

	Six Months Ended June 30,
	2011	2010
Series A Convertible Preferred Stock	—	2,000
Series B Convertible Preferred Stock	—	8,445
Warrants	—	502
Convertible Non Cash pay Second Lien Notes	8,311	—
Employee stock options	612	—
Total common shares issuable	8,923	10,947

FRIENDFINDER NETWORKS INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

6. PER SHARE DATA (Continued)

The Series A and Series B preferred stock were convertible participating securities which were converted into common stock during the six months ended June 30, 2011; however, as there was no contractual obligation for the holders of such shares to share in the losses of the Company, the preferred shares are not included in the computation of basic and diluted net loss per share (see Note 10).

For the six months ended June 30, 2011 the above table includes 8,310,763 shares of common stock issuable on conversion of Non-Cash Pay Second Lien Notes, and 612,000 shares of common stock underlying outstanding stock options granted under the 2008 Stock Option Plan, as such notes became convertible and the stock options were considered granted for accounting purposes with consummation of the IPO in May 2011.

For the six months ended June 30, 2010, no shares are included in the above table with respect to the conversion of the Subordinated Convertible Notes, as the number of common shares into which the notes are convertible is based upon an IPO price which was not determinable on June 30, 2010. In addition, no shares are included in the above table with respect to agreements to grant options to acquire 667,250 shares of common stock outstanding at June 30, 2010, under the 2008 Stock Option Plan as, for accounting purposes, the grant date will occur upon consummation of an IPO.

7. VAT LIABILITIES

Effective July 1, 2003, as a result of a change in the law in the European Union, Various was required to collect VAT from customers in connection with their use of internet services in the European Union provided by Various and remit the VAT to the taxing authorities in the various European Union countries. As Various did not separately charge its customers for, or remit, the VAT, a liability has been recorded at the date of acquisition to reflect the estimated VAT which should have been collected and remitted on Various’ revenue derived from the various European Union countries since July 1, 2003 or other local implementation date. In addition, a liability has been recorded at the date of acquisition for interest and penalties related to the unremitted VAT and failure to file tax returns. Effective July 2008, the Company registered with the European Union and on July 29, 2008 began separately charging VAT to its customers. The aggregate liability included in accrued expenses and other liabilities, which is denominated in Euros, amounted to $44,969,000 and $42,235,000 at June 30, 2011 and December 31, 2010, respectively, and includes VAT ($23,097,000 and $22,740,000), interest ($12,976,000 and $11,334,000) and penalties ($8,896,000 and $8,161,000). The consolidated statements of operations for the three and six months ended June 30, 2011 and 2010 respectively, include foreign currency transaction (loss) gain of $(718,000) and $(2,953,000) and $2,980,0000 and $5,034,000 related to the liability, and interest related to VAT of $434,000, $934,000 and $519,000 and $1,076,000, respectively. As of June 30, 2011 the Company has reached settlement with the taxing authority of certain European Union countries related to VAT for periods prior to July 1, 2008 and has not yet reached settlement or has reached partial settlement, with the taxing authority in the following European Union countries: Cyprus, France, Germany, Italy, Luxembourg, Netherlands, Portugal and Sweden. The liability as of June 30, 2011 includes $13,679,000 for which settlements of $4,158,000 were reached with certain countries and $2,658,000 related to current VAT charged to customers. Settlements have not been reached for the $28,632,000 balance of the VAT liability.

On October 8, 2009, the Company agreed that if the costs of eliminating the pre-acquisition VAT liabilities are less than $29 million, then the principal of the Subordinated Convertible Notes issued to the former owners of Various would be increased for the unused portion of the $29 million plus interest on such difference. Gain on settlement of VAT liabilities will be recognized upon the Company satisfying the conditions of the settlement and to the extent the aggregate carrying amount of settled VAT liabilities exceeds the agreed settlement amounts and the then potential maximum increase in the principal of the Subordinated Convertible Notes. In October 2010, the Subordinated Convertible Notes were exchanged for Non-Cash Pay Second Lien Notes and in connection therewith, the Company agreed that the principal increase would apply to the Non-Cash Pay Second Lien Notes.

FRIENDFINDER NETWORKS INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

7. VAT LIABILITIES (Continued)

Various has been notified that the German tax authorities and the Office of the District Attorney in Bonn have been investigating Various’ former Chief Executive Officer for alleged intentional evasion of VAT on revenue collected from customers located in Germany commencing in 2003. Various negotiated a settlement with the German authorities to drop criminal charges against a current officer by payment of approximately $2.6 million which represents a portion of the total amount of the uncollected German VAT liability. The settlement was paid in six equal monthly installments of approximately $430,000 commencing on April 1, 2009. In connection with the settlement the Company paid a fine of e25,000 to a charitable organization. On April 18, 2008, a court in Germany granted authorities a search and seizure order that allowed them to seize documents from Various’ office located in Germany in order to determine the amount of revenue subject to VAT. The German tax authority has attempted unsuccessfully to freeze assets in bank accounts maintained by subsidiaries of Various in Germany, but did freeze assets in the amount of e610,343 held by Various’ credit card processor located in the Netherlands to secure the VAT estimated by the revenue tax authorities to be due from Various from revenue from internet websites in Germany. At June 30, 2011 and December 31, 2010, the frozen Euros are included in restricted cash in the approximate amount of $878,000 and $818,000 respectively.

8. LONG-TERM DEBT

Long-term debt consists of the following (in thousands):

	June 30, 2011		December 31, 2010
	Principal	Unamortized Discount	Principal	Unamortized Discount
Debt issued by FriendFinder and INI on October 27, 2010(a)
14% New First Lien Notes due 2011–2013(b)(e)	$243,785	$7,426	$305,000	$10,974
14% Cash Pay Second Lien Notes due 2013(c)(e)	11,013	183	13,778	262
11.5% Non-Cash Pay Second Lien Notes, due 2014 (d)(e)	250,849	32,757	237,211	20,986
Other (f)	2,250	306	2,250	457
	$507,897	$40,672	$558,239	$32,679
Less: unamortized discount	(40,672)		(32,679)
Less: current installment of long-term debt, net of unamortized discount $393 and $744, respectively	(9,442)		(15,009)
	$457,783		$510,551

(a)	On October 27, 2010, $305,000,000 principal amount of 14% Senior Secured Notes due 2013 were co-issued by FriendFinder and its wholly-owned subsidiary Interactive Network, Inc (“INI”), the parent of Various, (the “New First Lien Notes”) of which (a) $200,185,000 was exchanged for $130,485,000 outstanding principal amount of the former First Lien Notes, $49,361,000 outstanding principal amount of the former Second Lien Notes and $14,551,000 outstanding principal amount of the former Senior Secured Notes, (b) $91,400,000 was issued for cash proceeds of $89,572,000 before payment of related fees and expenses of $5,834,000 and (c) $13,415,000 was issued to pay commitment fees to the holders of the former First and Second Lien Notes. Cash of $86,237,000 was used to redeem $36,608,000 outstanding principal amount of the former First Lien Notes at 102% of principal, $30,639,000 outstanding principal amount of former Second Lien Notes (representing the remaining outstanding principal amounts of First and Second Lien Notes) and $18,258,000 outstanding principal amount of former Senior Secured Notes. Cash was also used to pay $4,132,000 of accrued interest on the exchanged and redeemed notes, an $825,000 redemption premium on certain exchanged First Lien Notes and $435,000 in commitment fees to certain noteholders.

FRIENDFINDER NETWORKS INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

8. LONG-TERM DEBT (Continued)

The remaining $13,502,000 outstanding principal amount of former Senior Secured Notes were exchanged for $13,778,000 principal amount of 14% Cash Pay Second Lien Notes due 2013 co-issued by FriendFinder and INI (the “Cash Pay Second Lien Notes”). Subordinated Convertible Notes and Subordinated Term Notes, with outstanding principal amounts of $180,184,000 and $42,811,000 respectively, together with accrued interest of $9,462,000, were exchanged for $232,457,000 principal amount of 11.5% Non-Cash Pay Second Lien Notes due 2014 co-issued by FriendFinder and INI (the “Non-Cash Pay Second Lien Notes”).

The Company determined that the New First Lien Notes were not substantially different from the outstanding First Lien and Second Lien Notes for which they were exchanged, nor were the Non-Cash Pay Second Lien Notes substantially different from the outstanding Subordinated Convertible Notes for which they were exchanged, based on the less than 10% difference in present values of cash flows of the respective debt instruments and, therefore, such exchanges were accounted for as if the outstanding notes were not extinguished. Accordingly, a new effective interest rate was determined for the outstanding notes based on the carrying amount of such notes and the revised cash flows of the newly issued notes. In connection therewith, commitment fees paid to the note holders, together with an allocable portion of existing unamortized discount, debt issuance and debt modification costs will be amortized as an adjustment of interest expense over the remaining term of the new notes using the effective interest method.

The effective interest rate on the New First Lien Notes and on the Non-Cash Pay Second Lien Notes which were exchanged for the Subordinated Convertible Notes is 19.0% and 14.3% respectively. Private placement fees related to the New First Lien Notes together with legal and other fees aggregating $4,562,000 allocated to the exchanges were charged to other finance expenses.

The Company determined that the New First Lien Notes and Cash Pay Second Lien Notes were substantially different than the outstanding $28,053,000 principal amount of Senior Secured Notes for which they were exchanged based on the more than 10% difference in present values of cash flows of the respective debt instruments and, accordingly, the exchanges were accounted for as an extinguishment of the Senior Secured Notes. The Company recorded a pre-tax loss on debt extinguishment of $10.5 million related to such exchanged Senior Secured Notes and to the Senior Secured Notes and First and Second Lien Notes redeemed for cash. The loss is based on the excess of the fair value of the new notes issued, which was determined to be their issue price of $28,053,000 and cash paid on redemption over the carrying amounts of the extinguished notes. In addition, the loss included the write-off of unamortized costs and fees aggregating $8,646,000 related to the notes which were extinguished.

The Company also determined that the Non-Cash Pay Second Lien Notes were substantially different than the non-convertible Subordinated Term Notes for which they were exchanged based on the conversion feature in the new notes and, accordingly, the exchange was accounted for as an extinguishment of the Subordinated Term Notes. The Company determined that the estimated fair value of the $48,760,000 principal amount of Non-Cash Pay Second Lien Notes exchanged was $45,726,000, resulting in an approximate effective interest rate of 11.9%, and discount of $3,034,000 which resulted in debt extinguishment gain of $3,034,000.

(b)	The New First Lien Notes, approximately $79,930,000 principal amount of which are held by a more than 10% stockholder at June 30, 2011, were issued with an original issue discount of $6,100,000, or 2.0%. The notes mature on September 30, 2013 and accrue interest at a rate per annum equal to 14.0%. Interest on the notes is payable quarterly on March 31, June 30, September 30 and December 31 of each year. Principal on the New First Lien Notes is payable quarterly to the extent of 75% of Excess Cash Flow, as defined, at 102% of principal, subject to the pro-rata sharing with the Cash Pay Second Lien Notes. Principal of $23.4 million was paid on the New First Lien Notes from excess cash flow in the quarters prior to our IPO in May 2011, of which $14.1 million was paid in the quarter ended March 31, 2011 and $9.3 million was paid in May 2011. An additional $8.5 million of principal was redeemed in August 2011 with excess cash flow in the quarter

FRIENDFINDER NETWORKS INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

8. LONG-TERM DEBT (Continued)

ended June 30, 2011. The New First Lien Notes are guaranteed by domestic subsidiaries of FriendFinder and INI and are collateralized by a first-priority lien on all of the Company’s assets as well as a pledge of stock of subsidiaries. The New First Lien Notes are redeemable prior to maturity at the option of the Company, in whole but not in part, at 110% of principal, plus accrued and unpaid interest. Noteholders have the option of requiring the Company to repay the New First Lien Notes and Cash Pay Second Lien Notes in full upon a Change of Control, as defined, at 110% of principal. The Company shall also repay the New First Lien Notes and, in certain circumstances, the Cash Pay Second Lien Notes, with proceeds received from any debt or equity financing (including a secondary offering) and asset sales of more than $25 million at 110% of principal, and with proceeds from other asset sales, insurance claims, condemnation and other extraordinary cash receipts at principal, subject to certain exceptions

On May 19, 2011, the Company redeemed $37,832,000 principal amount of New First Lien notes and $1,709,000 principal amount of Cash Pay Second Lien notes from the net proceeds of the IPO and incurred a loss on extinguishment of debt of approximately $7.3 million consisting of a redemption premium of $3.9 million and write-off of discount and deferred offering costs of $3.4 million.

(c)	The Cash Pay Second Lien Notes, all of which were issued to entities controlled by stockholders who are also officers and directors, were issued with an original issue discount of $276,000, or 2%, mature on September 30, 2013 and have identical terms to those of the New First Lien Notes, except as to matters regarding collateral, subordination, enforcement and voting. Principal of $1.1 million was paid on the Cash Pay Second Lien Notes from excess cash flow in the quarters prior to our IPO in May 2011, of which $0.6 million was paid in the quarter ended March 31, 2011 and $0.5 million was paid in May 2011. An additional $0.4 million of principal was redeemed in August 2011 with Excess Cash Flow from the quarter ended June 30, 2011. The Cash Pay Second Lien Notes are collateralized by a fully subordinated second lien on substantially all of the assets of the Company, pari passu with the Non-Cash Pay Second Lien Notes, and will vote with the New First Lien Notes on a dollar for dollar basis on all matters except for matters relating to collateral, liens and enforcement of rights and remedies. As to such matters, the Cash Pay Second Lien Notes will vote with the Non-Cash Pay Second Lien Notes.

(d)	The Non-Cash Pay Second Lien Notes, approximately $200,101,000 principal amount of which are held by more than 10% stockholders and affiliates, including $1,869,000 to entities controlled by certain officers and directors at June 30, 2011, mature on April 30, 2014 and bear interest at 11.5%, payable semi-annually on June 30 and December 31, which may be paid in additional notes at the Company’s option. While the New First Lien Notes are in place, interest must be paid with additional notes. During 2010 and 2011, interest amounting to $4,752,000 and $13,640,000, respectively, was paid through the issuance of additional Non-Cash Pay Second Lien Notes. The Non-Cash Pay Second Lien Notes are guaranteed by the domestic subsidiaries of FriendFinder and INI and collateralized by a second priority lien on all of the Company’s assets and a pledge of the stock of subsidiaries; however, such security interest is subordinate to the prior payment of the New First Lien Notes. The Non-Cash Pay Second Lien Notes are redeemable, at the option of the Company, in whole but not in part, at 100% of principal plus accrued and unpaid interest. Upon the payment in full of the New First Lien Notes, principal on the Non-Cash Pay Second Lien Notes is payable quarterly to the extent of 75% of Excess Cash Flow, as defined, at 102% of principal subject to pro-rata sharing with the Cash Pay Second Lien Notes. Upon an IPO, if the New First Lien Notes are paid in full, the net proceeds must be used to redeem the Non-Cash Pay Second Lien Notes and Cash Pay Second Lien Notes on a pro-rata basis at 110% of principal plus accrued and unpaid interest. In addition, noteholders have the option of requiring the Company to repay the Non-Cash Pay Second Lien Notes in full upon a Change of Control, as defined, at 110% of principal plus accrued and unpaid interest. If the New First Lien Notes are paid in full, the Company shall repay the Non-Cash Pay Second Lien Notes and Cash Pay Second Lien Notes on a pro-rata basis with proceeds received from any debt or equity financing (including a secondary offering), and asset sales of more than $25 million at 110%

FRIENDFINDER NETWORKS INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

8. LONG-TERM DEBT (Continued)

of principal plus accrued and unpaid interest and with proceeds of other asset sales, insurance claims, condemnation and other extraordinary cash receipts at principal, subject to certain exceptions.

As a result of the consummation of the IPO in May 2011, the Non-Cash Pay Second Lien Notes became convertible into 8,310,763 shares of common stock at an IPO price of $10.00 per share. As a result thereof, a beneficial conversion feature of $14,150,000 related to the Non-Cash Pay Second Lien Notes was recognized and recorded as a discount on the notes with a corresponding increase to additional paid-in capital. In addition, a related deferred tax liability of approximately $5.7 million resulting from the difference between the carrying value of the notes and their tax basis attributable to recording the note discount was recognized with a corresponding reduction to additional paid-in capital. The beneficial conversion feature was measured based on the difference, on the deemed issuance date of the notes, between (a) the adjusted conversion price of the notes, calculated based on the fair value of the notes (which was less than stated principal) and (b) the estimated fair value of the Company’s common stock, multiplied by the 8,310,763 shares obtainable on conversion.

As described in Note 7, if the costs of eliminating the pre-acquisition VAT liabilities is less than $29 million, exclusive of costs paid from an escrow fund which was set up in connection with the acquisition, then the principal amount of the Non-Cash Pay Second Lien Notes will be increased by the issuance of additional such notes for the unused portion of the $29 million, plus interest at 6% on the increased principal from the date of acquisition.

(e)	The New First Lien Notes, the Cash Pay Second Lien Notes and Non-Cash Pay Second Lien Notes (1) require the Company to maintain minimum specified levels of EBITDA and liquidity and financial ratios, including debt and coverage ratios, all as defined; (2) provides for certain limitations including limits on indebtedness, lease obligations, VAT payments and investments; and (3) prohibits dividends and other payments with respect to the Company’s equity securities.

As described above, the New First Lien Notes, the Cash Pay Second Lien Notes and the Non-Cash Pay Second Lien Notes were co-issued by Friend Finder and its wholly-owned subsidiary INI and guaranteed by their domestic subsidiaries. Friend Finder and INI are holding companies and have no independent assets or operations. The subsidiary guarantees are full and unconditional and joint and several and any subsidiaries of Friend Finder other than the subsidiary guarantors are minor.

The Company has agreed to consummate exchange offers pursuant to an effective registration statement to be filed with the SEC to allow the holders of the New First Lien Notes, Cash Pay Second Lien Notes and Non-Cash Pay Second Lien Notes to exchange their notes for a new issue of substantially identical notes with identi cal guarantees. In addition, the Company has agreed to file, under certain circumstances, a shelf registration statement to cover resales of the New First Lien Notes, Cash Pay Second Lien Notes and Non-Cash Pay Second Lien Notes. The Company has further agreed to use its reasonable best efforts, subject to applicable law, to cause to become effective a registration statement within 210 calendar days and to consummate an exchange offer within 240 days following the consummation of the Company’s IPO on May 16, 2011. In the event that the Company fails to satisfy the registration and/or exchange requirements within the prescribed time periods, the interest rate on the New First Lien Notes, Cash Pay Second Lien Notes and Non-Cash Pay Second Lien Notes will be increased by 3.5%. On August 1, 2011, the company filed a registration statement with the SEC relating to the exchange offer.

(f)	In connection with the restructuring of Subordinated Convertible Notes issued in connection with the acquisition of Various, the Company agreed to pay $3.2 million of fees to the former owners of Various of which $1 million is payable in each of 2010 through 2012 and $250,000 is payable in the first quarter of 2013. The obligation was recorded at a present value of $2.3 million using a discount rate of 15%.

FRIENDFINDER NETWORKS INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

8. LONG-TERM DEBT (Continued)

Principal of long-term debt outstanding at June 30, 2011, matures as follows (in thousands):

Twelve months ending June 30,
2012	$9,835
2013	1,250
2014	496,812
Total	$507,897

As described above, principal payments on the New First Lien Notes and Cash Pay Second Lien Notes may be accelerated depending on the excess cash flows of the Company. On August 4, 2011 the Company repaid an aggregate of approximately $8.9 million of principal on the New First Lien Notes and Cash Pay Second Lien Notes under such excess cash flow repayment calculation related to excess cash flow generated in the quarter ended June 30, 2011, which principal amounts are included in the 2012 maturities in the above table.

9. LIABILITY RELATED TO WARRANTS

In conjunction with its August 2005 issuance of Senior Secured Notes, the Company issued warrants to purchase 501,663 shares of the Company’s common stock (of which 476,573 were exercisable at $6.20 per share and 25,090 were exercisable at $10.25 per share) that contained a provision that required a reduction of the exercise price if certain equity events occur. Under the provisions of authoritative accounting guidance which became effective for the Company at January 1, 2009, such a reset provision no longer makes the warrants eligible for equity classification and as such, effective January 1, 2009, the Company classified these warrants as a liability measured at fair value with changes in fair value reflected in operations. In connection therewith, the statement of operations for the six months ended June 30, 2011 and 2010, reflects a gain of $441,000 and $484,000, respectively, on re-measurement of the liability.

The Company’s warrants were measured at fair value based on the binomial options pricing model using valuation inputs which are based on management’s internal assumptions (which are not readily observable) at May 16, 2011 and December 31, 2010 respectively as follows: 1) dividend yield of 0% and 0%; 2) volatility of 43.2%; and 43.3%, 3) risk-free interest rate of 2.3%; and 1.9%; and 4) expected life of 4.25 years and 4.50 years.

The warrants, which were exercisable until August 2015, provided that they would terminate if not exercised concurrently with the consummation of an IPO. On May 16, 2011, concurrently with the consummation of the Company’s IPO, warrants to issue 457,843 shares of common stock at $6.20 per share were net settled, whereby 174,246 shares of common stock were issued upon exercise, equivalent to the intrinsic value of the warrants based on the IPO price of $10 per share, and the Company did not receive any cash proceeds. In addition, warrants to acquire 24,104 common shares at $10.25 per share were terminated as they were not exercised. Accordingly, in May 2011, the liability related to the warrants was eliminated with the carrying value of $3,168,000 related to the exercised warrants transferred to capital in excess of par value and the carrying value of $119,000 related to the terminated warrants recorded as non-operating income.

10. CAPITAL STOCK

On May 16, 2011, the Company issued 5,000,000 shares of common stock at a price of $10.00 per share and completed its IPO. The Company raised gross proceeds of $50.0 million, less underwriting fees and commissions of 7.25% of the gross proceeds, or $3.6 million, and incurred other offering expenses of $2.9 million to be paid from the proceeds of the offering, resulting in $43.5 million of net proceeds. In addition, the Company had incurred and paid as of December 31, 2010, $13.3 million of offering costs, which are included in deferred offering costs in the accompanying balance sheet at December 31, 2010. In connection with the completion of the IPO, all offering costs were written off to capital in excess of par value.

FRIENDFINDER NETWORKS INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

10. CAPITAL STOCK (Continued)

In connection with the consummation of the IPO (i) 378,579 outstanding shares of Series A Convertible Preferred Stock were converted into 428,668 shares of common stock (ii) all of the outstanding shares of Series B Convertible Preferred Stock were converted into 8,444,853 shares of common stock (iii) 1,806,860 shares of Series B Common Stock were exchanged for 1,806,860 shares of common stock and (iv) 5,734,918 shares of common stock were issued upon exercise of outstanding warrants. Subsequent to the IPO, 1,388,124 outstanding shares of Series A Convertible Preferred Stock were converted into 1,571,784 shares of common stock.

11. WARRANTS

As of June 30, 2011, outstanding warrants to purchase voting common stock of the Company are as follows:

Expiration Date(1)	Exercise Price	Number of Shares	Number of Shares as Adjusted Based on IPO(2) (3)	Shares Exercised	Shares Outstanding
August 2015	$6.20	476,573	457,843	457,843	—
August 2015	$10.25	25,090	24,104	24,104	—
August 2015	$0.0002	243,287	233,726	204,135	29,591
August 2016	$0.0002	441,474	424,120	370,427	53,693
December 2017	$0.0002	4,692,996	5,188,509	4,986,172	202,337
		5,879,420	6,328,302	6,042,681	285,621

(1)	Except for warrants to purchase 1,373,859 shares of common stock at $0.0002 per share, which were amended on October 8, 2009, all warrants would have terminated if not exercised concurrently with the consummation of the IPO.

(2)	The number of shares of common stock for which each warrant was exercisable, except for warrants exercisable at $10.25, were decreased immediately prior to the closing of the IPO as the Company has issued prior to such IPO fewer than 1,343,997 shares or options pursuant to an equity incentive or benefit plan. The adjustment provision for warrants exercisable at $10.25 was triggered as the Company had issued fewer than 588,890 shares or options pursuant to an equity incentive or benefit plan prior to the closing of the IPO.

(3)	With respect to warrants to acquire 2,441,989 common shares at $0.0002 per share, in order to maintain the warrant holders’ percentage of fully diluted equity, the number of shares of common stock for which such warrants were exercisable was increased by 680,034 immediately prior to the closing of the IPO based on the number of shares of common stock into which the Non-Cash Pay Second Lien Notes which were exchanged for Subordinated Convertible Notes issued to selling stockholders in the acquisition of Various, were convertible based on the IPO price.

Concurrently with the consummation of the IPO on May 16, 2011, 5,734,918 common shares were issued on exercise of 6,018,577 warrants and warrants to acquire 24,104 common shares at $10.25 per share were terminated.

As of June 30, 2011, warrants to purchase 285,621 shares of common stock at $0.0002 per share, which expire in December 2017, remained outstanding.

12. STOCK COMPENSATION EXPENSE

On April 3, 2008, the Company’s Board of Directors adopted the 2008 Stock Option Plan (the “Plan”), which was amended and restated and approved by our stockholders on February 1, 2010. The maximum number of shares for which stock options may be granted under the Plan is 1,343,997 shares, subject to adjustment. Stock options may be issued to employees, directors and consultants, selected by a committee of the Board of Directors. Under the terms of the Plan, the options granted will expire no later than 10 years from the date of grant and will vest 20% on the first anniversary of the grant date and 20% on each succeeding four anniversaries of the grant date,

FRIENDFINDER NETWORKS INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

12. STOCK COMPENSATION EXPENSE (Continued)

provided, however, that an optionee may exercise the vested portion of a stock option only after that date which is 18 months after the date of the Company’s IPO on May 16, 2011. The exercise price of an option shall be the closing price of the common stock on a national securities exchange on the date immediately preceding the date of grant. The exercise price per share of any stock option agreement issued prior to May 16, 2011 was set at $10.00 per share, representing the price per share that the Company’s common stock was sold to the public pursuant to the IPO on May 16, 2011.

From adoption through December 31, 2010 and the six months ended June 30, 2011, the Company issued agreements to grant options to purchase a total of 777,500 and 3,000 shares of the Company’s common stock, respectively to employees, non-employee directors as well as to one board advisor under the Plan. In addition, through December 31, 2010, and the six months ended June 30, 2011, options for 225,500 and 18,000 shares, respectively, under such agreements were deemed forfeited. On July 7, 2008, the board of directors authorized the execution of agreements covering the grant of options to each of the two former owners of Various at the consummation of an IPO to each purchase 37,500 shares of our common stock pursuant to our 2008 Stock Option Plan. These options were issued in May, 2011. The exercise price of these options was the share price offered to the public at the time of the Company’s IPO.

Upon the successful completion of the IPO on May 16, 2011, compensation cost was accrued for each vesting tranche over the requisite service period commencing on the date the options were granted and ending on the later of the vesting date or 18 months after the date of the IPO. Accordingly, in the quarter ended June 30, 2011, a cumulative adjustment of approximately $2 million was made to record compensation cost which accrued prior to May 16, 2011, based on the fair value of the options on the IPO date.

As of June 30, 2011, there were outstanding options to acquire 612,000 common shares under the plan having a weighted average remaining contractual life of 6.5 years with a weighted average grant date fair value of $8.38. Of such options, 241,750 were vested and none were exercisable. Outstanding stock options had no intrinsic value as of June 30, 2011. As of June 30, 2011 there was approximately $456,000 of unrecognized compensation cost related to outstanding stock options which will be recognized over a weighted average period of 3.1 years.

13. INCOME TAXES

The income tax (benefit) expense computed based on the Company’s estimated annual effective tax rate, except for the discrete tax benefit described below, consists of the following (in thousands):

	For the Six Months Ended June 30,
	2011	2010
Current:
Federal	$—	$53
State	—	187
	$—	$240
Deferred:
Federal	$(4,778)	$(334)
State	(682)	(53)
	(5,460)	(387)
Total tax (benefit)	$(5,460)	$(147)

The Company records a valuation allowance when it is more likely than not that some portion or all of the deferred tax assets will not be realized. The tax benefit in the six month period ended June 30, 2011, relates to a reduction in the valuation allowance resulting from the recording of an approximately $5.7 million deferred tax liability related

FRIENDFINDER NETWORKS INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

13. INCOME TAXES (Continued)

to a beneficial conversion feature which was charged to additional paid-in capital in the six month period ended June 30, 2011 (see Note 8(d)). Of such benefit, $4.9 million, which relates to the reversal in future years of debt discount arising from the beneficial conversion feature, has been recognized as a discrete event in the six month period. The remaining benefit of $0.8 million resulting from the reduction in the valuation allowance which relates to the reversal of debt discount in the current year, is being accounted for as an adjustment to the estimated annual effective tax rate and is being allocated to the current and subsequent interim periods in 2011. As the Company anticipates that its net deferred tax assets at December 31, 2011 will be fully offset by a valuation allowance, no additional tax benefit has been recognized for the six months ended June 30, 2011.

The tax benefit recognized for the six months ended June 30, 2010 was limited based on the Company anticipating that its net deferred tax assets at December 31, 2010 would be offset by a valuation allowance.

14. SEGMENT INFORMATION

The Company’s reportable segments consist of Internet and Entertainment. For the six months ended June 30, 2011 and 2010, respectively, the Entertainment Segment recorded revenue of $178,000 and $409,000, respectively from advertising services provided to the Internet segment. Certain corporate expenses and interest expense are not allocated to segments. Segment assets include intangible, fixed, and all others identified with each segment. Unallocated corporate assets consist primarily of cash, certain prepaid items related to indebtedness and deferred tax assets not assigned to one of the segments.

Information for the Company’s segments is as follows (in thousands):

	June 30, 2011	December 31, 2010
Assets:
Internet	$478,804	$506,297
Entertainment	17,678	17,739
Unallocated corporate	8,854	8,781
Total	$505,336	$532,817

	For the Six Months Ended June 30,
	2011	2010
Net revenue from external customers:
Internet	$156,172	$160,030
Entertainment	10,719	10,798
Total	$166,891	$170,828
Income from operations:
Internet	$42,693	$30,297
Entertainment	(44)	1,180
Total segment income	$42,649	$31,477
Unallocated corporate	(4,979)	(2,888)
Total	$37,670	$28,589

For the six months ended June 30, 2011 and 2010, included in income from operations are amortization of acquired intangibles and software of $6,264,000 and $12,528,000, respectively, and depreciation and other amortization of $1,188,000 and $2,396,000 respectively, all of which were incurred by the Internet segment.

FRIENDFINDER NETWORKS INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

14. SEGMENT INFORMATION (Continued)

Net revenues by service and product are as follows (in thousands):

	Six Months Ended June 30,
	2011	2010
Internet:
Subscription based service	$116,221	$123,381
Pay by usage service	39,951	36,625
Advertising	—	24
	156,172	160,030
Entertainment
Magazine	$5,043	$5,921
Video entertainment	4,593	3,535
Licensing	1,083	1,342
	10,719	10,798
Total revenue	$166,891	$170,828

The Company derives revenue from international websites and other foreign sources. Revenues by geographical area based on where the customer is located or the subscription originates are as follows (in thousands):

	Six Months Ended June 30,
	2011	2010
Net revenue:
United States	$89,673	$89,482
Europe	44,277	50,096
Canada	8,859	8,349
Other	24,082	22,901
Total	$166,891	$170,828

Principally all long-lived assets are located in the United States.

15. CONTINGENCIES

(a)	On December 28, 2007, Broadstream Capital Partners, Inc. (“Broadstream”) filed a lawsuit against the Company in the State Superior Court of California, County of Los Angeles, Central District, and the Company subsequently removed the case to the Federal District Court for the Central District of California. The complaint alleged breach of contract, breach of covenant of good faith and fair dealing, breach of fiduciary duty and constructive fraud arising out of a document titled “Non-Disclosure Agreement.” The complaint alleged, among other things, that Broadstream entered into a Non-Disclosure Agreement with the Company that required Broadstream’s prior written consent for the Company to knowingly acquire Various or any of its subsidiaries and that such consent was not obtained. On April 7, 2008, Broadstream filed its First Amended Complaint, which added a new cause of action for intentional interference with prospective economic advantage. On February 20, 2009, Broadstream filed its Third Amended Complaint, which dismisses the allegations of breach of fiduciary duty and constructive fraud. The complaint seeks damages which plaintiff alleges to be in excess of $20 million, plus interest, costs and punitive damages. Broadstream later asserted up to $557 million in damages plus punitive damages. On July 20, 2009, the Company entered into an agreement with Broadstream under which, without admitting liability, the Company agreed to pay Broadstream $3.0 million in $1.0 million installments due no later than July 2009, January 2010 and July 2010. Such payments were timely made. The agreement provides that upon the earlier of twelve months after the Company

FRIENDFINDER NETWORKS INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

15. CONTINGENCIES (Continued)

has securities registered under Section 12(b) of the Securities Exchange Act of 1934, as amended, or eighteen months after the effective date of the agreement, but not later than twelve months following such earlier date, Broadstream must choose either to (i) refile its complaint in Federal District Court provided that it first repay the Company the $3.0 million or (ii) demand arbitration. If Broadstream elects arbitration, the parties have agreed that there will be an arbitration award to Broadstream of at least $10.0 million but not more than $47.0 million. Giving consideration of the limitation of the arbitration award in relation to damages sought in litigation, management had not concluded that it was probable that Broadstream would demand arbitration. Accordingly, no loss had been provided for as a result of entering into the agreement. In the event that Broadstream elected arbitration, at such time the Company would recognize a loss in connection with the matter of $13.0 million to $50.0 million.

In December 2010, Broadstream elected arbitration. Accordingly, at December 31, 2010 the Company recognized a loss in connection with the matter of $13.0 million and recorded a liability to Broadstream of $10.0 million (included in accrued expenses and other liabilities). In the event that the liability exceeds $15.0 million (exclusive of $3.0 million the Company already paid to Broadstream), it would constitute an event of default under the agreements governing the New First Lien Notes, Cash Pay Second Lien Notes and Non-Cash Pay Second Lien Notes.

On July 6, 2011, the Company entered into a settlement agreement with Broadstream pursuant to which the arbitration and related litigation and all claims asserted therein were agreed to be dismissed and the Company agreed to pay Broadstream $15 million of which $8 million was paid on July 13, 2011, $5 million is payable no later than September 29, 2011 and $2 million is payable no later than January 2, 2012. As a result of the settlement, the Company recognized an additional loss of $5 million (included in other non-operating expense) in the quarter ended June 30, 2011.

(b)	On December 23, 2005, Robert Guccione, our former president, filed an action against the Company and some of its officers, among other defendants, in New York State Court for breach of contract, fraud, unjust enrichment, promissory estoppel, failure to pay severance and conspiracy to defraud. The amount of damages requested in the complaint against the Company is approximately $9.0 million and against the officers is in excess of $10.0 million. Some of the counts in the complaint also demand an unspecified amount of damages. Guccione filed an amended complaint on June 5, 2007 to include additional claims relating to ownership of certain United Kingdom, Jersey and Guernsey trademarks and added as a party Penthouse Publications Limited, an entity with no current affiliation with the Company, as party plaintiff. Guccione agreed to dismiss the count for conspiracy to defraud only. Guccione filed a Second Amended Complaint on December 14, 2007 adding General Media International, Inc. (an entity with no current affiliation with the Company) as party plaintiff and a new claim for inducement to breach of contract. The Company filed its motion to dismiss the Second Amended Complaint on January 31, 2008, which was granted in part and denied in part. The court dismissed the claims for unjust enrichment and promissory estoppel. The Company filed its Answer and Affirmative Defenses to the Second Amended Complaint on June 25, 2009. On August 14, 2008, Guccione filed a voluntary petition for Chapter 7 Bankruptcy. Guccione filed a dismissal of the bankruptcy proceedings on November 4, 2009. The Court dismissed the bankruptcy action on November 9, 2009. The settlement agreement between Guccione and his judgment creditors assigns all rights to the New York state court action to his judgment creditors. On January 8, 2010, the Company filed an Amended Answer with counterclaims against Guccione and Penthouse Publications Limited for conversion, breach of fiduciary duty, declaratory relief and indemnification. No specific amount of damages has been requested in the counterclaims. On January 27, 2010, Plaintiffs filed a Reply to the Company’s counterclaims. In January and February 2010, certain defendants filed Answers to Plaintiffs’ Second Amended Complaint with cross-claims against the Company for contribution and indemnification. No specific amount of damages has been requested. In February and March 2010, the Company filed its Answer and Affirmative Defenses to the cross-claims. On October 20, 2010, Guccione passed away. As such, the case is stayed pending substitution of his estate as a party. The Company believes it has meritorious defenses to all claims and intends to vigorously defend the lawsuit.

FRIENDFINDER NETWORKS INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

15. CONTINGENCIES (Continued)

(c)	On or about November 27, 2006, a claimant filed a consumer class action arbitration at Judicial Arbitration and Mediation Services, Inc. or JAMS in San Jose, California, alleging a nationwide class action against Various under a variety of legal theories related to, among other things, representations regarding the number of active users on its internet dating websites, causing the appearance of erroneous member profiles, and a failure to adequately remove or account for alleged erroneous member profiles. The claimantis seeking unspecified damages. Various disputes the claims and intends to defend the arbitration vigorously.

(d)	On November 28, 2006, Antor Media Corporation (“Antor”) filed a complaint against FriendFinder, its subsidiary, General Media Communications, Inc. (“GMCI”), and several non-affiliate media/entertainment defendants in the U.S. District Court for the Eastern District of Texas, Texarkana Division, for infringement of a Patent titled “Method and Apparatus for Transmitting Information Recorded on Information Storage Means from a Central Server to Subscribers via a High Data Rate Digital Telecommunications Network.” No specific amount of damages has been requested. Injunctive relief is also sought. The Company and its subsidiary filed an Answer, Affirmative Defenses and Counterclaims. The United States Patent and Trademark Office (“USPTO”) issued a non-final office action rejecting Antor’s patent claims. Antor filed a response to the office action which added 83 new claims to the original 29 rejected claims. In August 2008, the USPTO issued its final office action sustaining its rejection of the original 29 claims and rejecting the 83 new claims. Antor filed its Petition to Vacate Finality of Office Action on the grounds it introduced new grounds for the rejection. Based on the final office action, the Company, GMCI and all other defendants filed an expedited motion to stay the case. In December 2008, pursuant to an order granting a re-examination proceeding, the USPTO issued a non-final office action again rejecting the original 29 claims and the new 83 claims. In February 2009, Antor filed a response in which it agreed to cancel the 83 new claims previously proposed. On May 11, 2009, the Court entered an Order granting Defendants’ Motion to Stay as modified. On May 22, 2009, the defendant accepted the terms of the Court’s proposed Stipulation regarding the use of prior art at trial and filed their Stipulation. On June 5, 2009, the USPTO issued a Final Office Action rejecting all of the Plaintiff’s claims. Plaintiff filed an appeal on July 7, 2009 and an appellate brief on October 8, 2009. On February 18, 2010, the USPTO filed an answer brief. On October 21, 2010, the USPTO Board of Patent Appeals entered an order affirming the rejection of Antor’s claims. On December 21, 2010, Antor filed a request for rehearing which was denied in March 2011. On May 23, 2011, Antor filed its notice of appeal. The case will remain stayed pending the appeal.

(e)	Effective July 1, 2008, Various registered in the European Union and on July 29, 2008, began separately charging VAT to its customers. For periods prior thereto, Various recorded a liability for VAT and related interest and penalties in connection with revenue from internet services derived from its customers in the various European Union countries. Various reduced its VAT liability for periods prior to July 1, 2008 in the countries where the liability was either paid in full or payments were made pursuant to settlement and payment plans or where determinations were made that payments were not due. Various continues to negotiate settlements of the liabilities or challenge the liability related to VAT for periods prior to July 1, 2008 (see Note 7).

(f)	On May 19, 2009 representatives for Summit Trading Limited (“Summit”) sent a letter to the Company’s outside legal counsel, alleging that the Company, Interactive Brand Development, Inc., (an owner of the Company’s Series B Common Stock) and entities affiliated with two of the Company’s principal stockholders defrauded Summit of financial compensation for services provided to the Company’s predecessor entity, General Media, Inc. Among the claims, Summit asserted bad faith, breach of contract and fraud by the Company’s management and the Company, and claimed that it is owed an equity interest in the Company, as well as compensatory, punitive and exemplary damages in excess of $500 million. Management believes that the allegations stated in the letter are vague and lack factual basis and merit. Summit has not taken any legal action against the Company. Should Summit take legal action, the Company would vigorously defend the lawsuit.

On November 16, 2010, Patent Harbor, LLC filed a Complaint for patent infringement against, among others, Penthouse Digital Media Productions Inc. (PDMP), in the United States District Court for the Eastern District

FRIENDFINDER NETWORKS INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

15. CONTINGENCIES (Continued)

of Texas. The Complaint alleges an infringement of a U.S. Patent titled “Apparatus and Method for Assembling Content Addressable Video”. No specific amount of damages has been requested. However, on November 16, 2010, the Company received a settlement demand from plaintiff in the amount of $800,000. Plaintiff later lowered its demand to $500,000 and on July 11, 2011, the Company received a settlement demand from Plaintiff in the amount of $82,500. On January 28, 2011, the Company filed an Answer, Affirmative Defenses and Counterclaims. On February 25, 2011, plaintiff filed its Answer to the Counterclaims. On July 27, 2011, the Company filed its Amended Answer, Affirmative Defenses and Amended Counterclaims. On August 10, 2011, Plaintiffs filed its Answer to the Amended Counterclaim. Trial is set to commence in October, 2012. The Company has no insurance coverage for patent infringement claims. The Company disputes the allegations and believes it has meritorious defenses, and plans to vigorously defend the allegations.

(g)	On April 13, 2011, Facebook, Inc., or Facebook, filed a complaint against FriendFinder and certain of its subsidiaries in the U.S. District Court for the Northern District of California, alleging trademark infringement with regard to the use of the terms “facebook of sex” and Facebook’s use of the “FRIENDFINDER” mark. The Complaint contains causes of action for: trademark dilution, false designation of origin, trademark infringement, violation of the Anti-Cybersquating Consumer Protection Act, and for unfair competition. The Complaint also seeks a declaratory judgment that Facebook’s use of “friend finder” is a descriptive fair use that does not infringe Various’ trademark rights in the “FRIENDFINDER” mark. No specific amount of damages has been sought. However, the Complaint requests monetary relief, injunctive relief, punitive damages, cancellation of the “FRIENDFINDER” marks, attorneys’ fees, other equitable relief, and costs amongst other things. On May 23, 2011, the Company, and its subsidiaries, filed their Answer, Affirmative Defenses and Counterclaims to the Complaint. On June 16, 2011, Facebook filed its Answer and Affirmative Defenses to the Counterclaims. The parties are currently engaged in discovery. The Company believes that it has meritorious defenses to the claims asserted and intends to vigorously defend this lawsuit and prosecute the Counterclaims against Facebook.

The Company currently is a party to other legal proceedings and claims. While management presently believes that the ultimate outcome of these proceedings, including the ones discussed above, individually and in the aggregate, will not have a material adverse effect on the Company’s financial position, cash flows, or overall trends in results of operations, litigation and arbitration is subject to inherent uncertainties and unfavorable rulings could occur. An unfavorable ruling could include monetary damages or, in cases for which injunctive relief is sought, an injunction prohibiting the Company from selling one or more products or services. Were an unfavorable ruling to occur, there exists the possibility of a material adverse impact on the business or results of operations for the period in which the ruling occurs or future periods. Other than as disclosed above, the Company is unable to estimate the possible loss or range of loss which may result from pending legal proceedings or claims.

16. SUBSEQUENT EVENTS

(a)	On July 12, 2011, the Company acquired substantially all the assets of PerfectMatch.com from Matrima, Inc. for $2,000,000 in cash and $500,000 in common shares, the number of which will be calculated based upon the 10 day trailing closing price average ending two days prior to the closing of the transaction. PerfectMatch.com is an online relationship service helping adults seeking successful lasting connections. The impact of the acquisition on the Company’s financial statements is not material.

(b)	On September 7, 2011, pursuant to a merger agreement, a newly-formed wholly-owned subsidiary of FriendFinder acquired the assets and assumed the liabilities of BDM Global Ventures Limited (“BDM”), a British Virgin Islands limited company which owns and operates JigoCity, a global social commerce organization committed to providing members with high quality daily deals that are relevant to their individual lifestyles. As consideration therefore, FriendFinder issued to the shareholders of BDM 1,555,555 shares of FriendFinder’s common stock and warrants exercisable for 6,436,851 shares of FriendFinder’s common stock.

FRIENDFINDER NETWORKS INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

16. SUBSEQUENT EVENTS (Continued)

The warrants, which expire on December 31, 2021, have exercise prices ranging from $5.00 to $18.00 per share of which warrants to acquire approximately 2 million shares have exercise prices between $5.00 and $10.00 per share and warrants to acquire approximately 4.4 million shares have exercise prices between $11.00 and $18.00 per share. Of the merger consideration, 500,000 shares of FriendFinder common stock are to be held in escrow until December 31, 2012, subject to release on a quarterly basis, to satisfy any potential indemnification claims under the merger agreement.

Concurrently with entering into the merger agreement, FriendFinder entered into an equity put agreement with the former shareholders of BDM pursuant to which such shareholders have the option to sell all of their shares of common stock and warrants received as consideration in the merger back to FriendFinder in exchange for the return of 70% of the equity in BDM if the volume-weighted average price of FriendFinder’s stock fail s to equal or exceed $12.00 per share during any 10 trading day period between the closing date of the merger and the later of June 30, 2014 and the date upon which FriendFinder’s current indentures are fully discharged, or if an “indenture modification” is made, as defined under the equity put agreement, the later of June 30, 2014 and the date that the indenture modification takes place. Additionally, pursuant to the equity put agreement, if the shareholders exercise the put right, FriendFinder has a right to pay them in common stock and/or cash, having a combined value as of the later of the above dates equal to the product of (i) 2,209,414 shares of common stock (subject to dilutive adjustment) and (ii) the difference between the highest 10 day volume-weighted average price attained by FriendFinder common stock during such period and $12.00, in which case the put right terminates.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
FriendFinder Networks Inc.

We have audited the accompanying consolidated balance sheets of FriendFinder Networks Inc. and subsidiaries (the “Company”) as of December 31, 2010 and 2009, and the related consolidated statements of operations, changes in redeemable preferred stock and stockholders’ deficiency, and cash flows for each of the three years in the period ended December 31, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of FriendFinder Networks Inc. and subsidiaries at December 31, 2010 and 2009 and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2010, in conformity with United States generally accepted accounting principles.

/s/ EisnerAmper LLP

New York, New York
March 15, 2011, except for Notes Q(l) and T and the last paragraph of Note Q(a) as to which the dates are April 13, 2011, May 19, 2011, and July 6, 2011, respectively

FRIENDFINDER NETWORKS INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	December 31,
	2010	2009
ASSETS
Current assets:
Cash	$34,585	$22,600
Restricted cash	7,385	6,295
Accounts receivable, less allowance for doubtful accounts of $2,236 and $2,152, respectively	9,886	12,142
Inventories	1,028	1,339
Prepaid expenses	4,534	7,980
Deferred tax asset	5,522	11,366
Total current assets	62,940	61,722
Film costs, net	4,312	4,526
Property and equipment, net	6,666	13,812
Goodwill	326,540	326,540
Domain names	55,890	55,491
Trademarks	9,213	13,873
Other intangible assets, net	29,134	48,183
Deferred debt costs, net	22,336	12,318
Deferred offering costs	13,267	9,050
Receivable from escrow fund	—	2,679
Other assets	2,519	3,687
	$532,817	$551,881
LIABILITIES
Current liabilities:
Current installment of long-term debt, net of unamortized discount of $744 and $1,931, respectively	15,009	56,116
Accounts payable	9,481	12,612
Accrued expenses and other liabilities	65,420	69,727
Deferred revenue	48,302	46,046
Total current liabilities	138,212	184,501
Deferred tax liability	30,275	37,397
Long-term debt, net of unamortized discount of $31,935 and $44,118, respectively	510,551	432,028
Liability related to warrants	3,559	3,597
Total liabilities	682,597	657,523
Commitments and contingencies (Notes P and Q)
REDEEMABLE PREFERRED STOCK
Series A Convertible Preferred Stock, $0.001 per share — authorized 2,500,000 shares; issued and outstanding 1,766,703 shares in 2009 (at liquidation preference)	—	21,000
Series B Convertible Preferred Stock, $0.001 per share — authorized 10,000,000 shares; issued and outstanding 8,444,853 shares in 2009 (at liquidation preference)	—	5,000
STOCKHOLDERS’ DEFICIENCY
Preferred stock, $0.001 par value — authorized 22,500,000 shares; issued and outstanding 10,211,556 shares in 2010 and redeemable shares in 2009, shown above
Series A Convertible Preferred Stock $0.001 per share — authorized 2,500,000 shares; issued and outstanding 1,766,703 shares in 2010 (liquidation preference $21,000)	2	—
Series B Convertible Preferred Stock $0.001 per share — authorized 10,000,000 shares; issued and outstanding 8,444,853 shares in 2010 (liquidation preference $5,000)	8	—
Common stock, $0.001 par value — authorized 125,000,000 shares in 2010 and 2009
Common stock voting — authorized 112,500,000 shares, issued and outstanding 6,517,746 in 2010 and 2009.	6	6
Series B common stock non-voting — authorized 12,500,000 shares; issued and outstanding 1,839,825 shares in 2010 and 2009	2	2
Capital in excess of par value	80,823	55,818
Accumulated deficit	(230,621)	(187,468)
Total stockholders’ deficiency	(149,780)	(131,642)
	$532,817	$551,881

See notes to consolidated financial statements

FRIENDFINDER NETWORKS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Year Ended December 31,
	2010	2009	2008
Net revenue
Service	$324,211	$309,033	$309,388
Product	21,786	18,659	21,629
Total	345,997	327,692	331,017
Cost of revenue
Service	97,959	78,627	81,815
Product	12,531	13,070	14,699
Total	110,490	91,697	96,514
Gross profit	235,507	235,995	234,503
Operating expenses:
Product development	12,834	13,500	14,553
Selling and marketing	37,258	42,902	59,281
General and administrative	79,855	76,863	88,280
Amortization of acquired intangibles and software	24,461	35,454	36,347
Depreciation and other amortization	4,704	4,881	4,502
Impairment of goodwill	—	—	9,571
Impairment of other intangible assets	4,660	4,000	14,860
Total operating expenses	163,772	177,600	227,394
Income from operations	71,735	58,395	7,109
Interest expense, net of interest income	(88,508)	(92,139)	(80,510)
Other finance expenses	(4,562)	—	—
Interest and penalties related to VAT liability not charged to customers	(2,293)	(4,205)	(8,429)
Net loss on extinguishment and modification of debt	(7,457)	(7,240)	—
Foreign exchange gain (loss), principally related to VAT liability not charged to customers	610	(5,530)	15,195
Gain on settlement of VAT liability not charged to customers	—	232	2,690
Gain on elimination of liability for United Kingdom VAT not charged to customers	—	1,561	—
Gain on liability related to warrants	38	2,744	—
Other non-operating expenses, net	(13,202)	(366)	(197)
Loss before income tax benefit	(43,639)	(46,548)	(64,142)
Income tax benefit	(486)	(5,332)	(18,176)
Net loss	$(43,153)	$(41,216)	$(45,966)
Net loss per common share — basic and diluted	$(3.14)	$(3.00)	$(3.35)
Weighted average shares outstanding — basic and diluted	13,735	13,735	13,735

See notes to consolidated financial statements

FRIENDFINDER NETWORKS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN REDEEMABLE PREFERRED STOCK AND
STOCKHOLDERS’ DEFICIENCY
YEARS ENDED DECEMBER 31, 2010, 2009 and 2008
(IN THOUSANDS, EXCEPT SHARE DATA)

	Redeemable Preferred Stock				Stockholders’ Deficiency
	Series A Convertible		Series B Convertible		Preferred Stock		Common Stock
							Voting		Series B Non-Voting
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital in Excess of Par Value	Accumulated Deficit	Total
Balance at January 1, 2008	1,766,703	$21,000	8,444,853	$5,000	0	$0	3,561,127	$4	1,839,825	$2	$60,576	$(98,701)	$(38,119)
Exercise of warrants							1,686,700	1			(1)
Net loss												(45,966)	(45,966)
Balance at December 31, 2008	1,766,703	21,000	8,444,853	5,000	0	0	5,247,827	5	1,839,825	2	60,575	(144,667)	(84,085)
Classification of warrants as a liability											(4,756)	(1,585)	(6,341)
Exercise of warrants							1,269,919	1			(1)
Net loss												(41,216)	(41,216)
Balance at December 31, 2009	1,766,703	21,000	8,444,853	5,000	0	0	6,517,746	6	1,839,825	2	55,818	(187,468)	(131,642)
Transfer of preferred stock from temporary equity to stockholders’ deficiency	(1,766,703)	(21,000)	(8,444,853)	(5,000)	10,211,556	10					25,990		26,000
Other											(985)		(985)
Net loss												(43,153)	(43,153)
Balance at December 31, 2010	0	$0	0	$0	10,211,556	$10	6,517,746	$6	1,839,825	$2	$80,823	$(230,621)	$(149,780)

See notes to consolidated financial statements

FRIENDFINDER NETWORKS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)

	Year Ended December 31,
	2010	2009	2008
Cash flows from operating activities:
Net loss	$(43,153)	$(41,216)	$(45,966)
Adjustments to reconcile net loss to net cash provided by operating activities:
Deferred income tax benefit	(1,278)	(5,332)	(18,550)
Impairment of intangibles	4,660	4,000	24,431
Net loss on extinguishment and modification of debt	7,457	7,240	—
Amortization of acquired intangibles and software	24,461	35,454	36,347
Depreciation and other amortization	4,702	4,881	4,502
Amortization of film costs	3,763	4,001	3,899
Non-cash interest, including amortization of discount	45,148	47,139	30,725
Provision for doubtful accounts	839	249	1,505
Gain on elimination of liability for United Kingdom VAT not charged to customers	—	(1,561)	—
Gain on settlement of VAT liability not charged to customers	—	(232)	(2,690)
Gain on warrant liability	(38)	(2,744)	—
Other	504	209	32
Changes in operating assets and liabilities:
Restricted cash	(1,090)	1,566	8,480
Accounts receivable	1,417	(3,050)	5,101
Inventories	311	288	88
Prepaid expenses	3,446	(1,652)	(2,820)
Film costs	(3,549)	(3,705)	(4,461)
Deferred debt costs	(4,265)	(5,594)	—
Deferred offering costs	(4,217)	(6,974)	(2,076)
Other assets	1,169	(1,133)	(864)
Accounts payable	(3,132)	3,579	(2,775)
Accrued expenses and other liabilities	3,230	1,034	440
Deferred revenue	2,255	3,232	15,600
Net cash provided by operating activities	42,640	39,679	50,948
Cash flows from investing activities:
Cash received from escrow in connection with acquisition	2,679	7,321	—
Purchases of property and equipment	(3,530)	(3,542)	(9,161)
Reduction of goodwill attributable to reimbursement from prior owners of Various	—	915	—
Other	(399)	(490)	(128)
Net cash (used in) provided by investing activities	(1,250)	4,204	(9,289)
Cash flows from financing activities:
Debt issuance costs	(5,834)	—	—
Repayment of long-term debt	(25,921)	(44,987)	(25,336)
Redemption of long-term debt	(86,237)	—	—
Issuance of New First and Second Lien Notes	89,572	—	—
Other	(985)	—	—
Net cash (used in) financing activities	(29,405)	(44,987)	(25,336)
Net increase (decrease) in cash	11,985	(1,104)	16,323
Cash at beginning of period	22,600	23,704	7,381
Cash at end of period	$34,585	$22,600	$23,704

See notes to consolidated financial statements

FRIENDFINDER NETWORKS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)

	Year Ended December 31,
	2010	2009	2008
Supplemental disclosures of cash flow information:
Cash paid for:
Interest paid	$43,541	$45,531	$53,592
Income taxes	—	1,343	17
Non-cash investing and financing activities:
Reduction of Subordinated Convertible Notes and goodwill for bonus indemnification from former stockholders of Various	—	$1,202	$1,074
Accrual and issuance of notes for debt modification costs	—	$6,041	—
Effect of elimination of United Kingdom VAT liability:
Reduction in accrued expenses and other liabilities	—	$39,520	—
Increase in Subordinated Convertible Notes payable	—	$28,989	—
Reduction of goodwill	—	$5,381	—
Increase in deferred tax liability	—	$3,587	—
Exchange of New First Lien Notes for outstanding First ($126,124) and Second ($48,275) Lien Notes	$174,399	—	—
Issuance of New First Lien Notes for commitment fees	$13,146	—	—
Exchange of New First Lien Notes and Cash Pay Second Lien Notes for Senior Secured Notes	$28,053	—	—
Exchange of Non-Cash Pay Second Lien Notes for outstanding Subordinated Convertible Notes ($161,560) plus $3,514 of accrued interest	$165,074	—	—
Exchange of Non-Cash Pay Second Lien Notes for $42,811 of Subordinated Term Notes plus $5,949 of accrued interest	$45,726	—	—

See notes to consolidated financial statements

FRIENDFINDER NETWORKS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A — DESCRIPTION OF BUSINESS

On July 1, 2008, Penthouse Media Group Inc. changed its name to FriendFinder Networks Inc. (“FriendFinder”). FriendFinder together with its subsidiaries (hereinafter referred to as the “Company”) is an international social networking and multimedia entertainment company that operates social networking, live interactive video and premium content adult websites and is also engaged in entertainment activities consisting of publishing, licensing and studio production and distribution. The Company publishes PENTHOUSE and other adult-oriented magazines and digests. Additionally, the Company licenses the PENTHOUSE name for international publication of adult magazines and for use on various products and provides various adult-oriented multimedia entertainment products and services, including content for DVD, pay-per-view programming and telephone services.

NOTE B — LIQUIDITY

Since emerging from bankruptcy protection in October 2004, FriendFinder has incurred substantial net losses and used substantial amounts of cash in its operating activities. On December 6, 2007, FriendFinder acquired Various, Inc. (“Various”), an operator of social networking and interactive multimedia websites, which has provided the cash flow necessary to fund FriendFinder’s operations. Notes issued to finance the Various acquisition restricted distributions to FriendFinder to amounts required to make interest payments on FriendFinder’s Senior Secured Notes in addition to limited amounts for operating expenses, including fees and expenses related to an initial public offering of FriendFinder’s securities.

Subsequent to the acquisition, the Company has been attempting to raise funds through the sale of common stock in an IPO and use the net proceeds to repay its debt which was scheduled to mature in 2010 and 2011. In February 2010, due to market conditions, the Company suspended the offering. In July 2010, the maturity date of $46.3 million of outstanding Senior Secured Notes payable by FriendFinder scheduled to mature on July 31, 2010 was extended to January 1, 2011. On October 27, 2010, the Company completed a debt restructuring which consolidated substantially all of its debt into three tranches with maturities in 2013 and 2014 (see Note J). In May 2011, the Company completed its IPO (see Note T).

NOTE C — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

1.	Principles of consolidation:

The consolidated financial statements include the accounts of FriendFinder and its subsidiaries, all of which are wholly owned. Intercompany accounts and transactions have been eliminated in consolidation.

2.	Stock splits:

On January 25, 2010, the Company effected 1-for-20 reverse splits of each class and series of the Company’s authorized capital stock, including all designated classes and series of common and preferred stock, and a corresponding and proportionate decrease in the number of outstanding shares of each such class and series. In addition, following the effectiveness of the reverse stock splits, the Company’s articles of incorporation were amended and restated on January 25, 2010 to reflect a total of 125 million shares of authorized common stock and 22.5 million shares of authorized preferred stock and a change in the par value of such shares from $0.01 par value to $0.001 par value. Retroactive effect has been given to the change in authorized shares and split in the accompanying financial statements and notes and all share and per share amounts have been adjusted to reflect the reverse stock splits.

3.	Use of estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FRIENDFINDER NETWORKS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE C — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

4.	Cash and cash equivalents:

Cash and cash equivalents include all cash balances and highly liquid investments having original maturities of three months or less when purchased. As of December 31, 2010 and 2009, there were no cash equivalents.

5.	Restricted cash:

The credit card processors used by Various regularly withhold deposits and maintain balances which are recorded as restricted cash.

6.	Accounts receivable:

Accounts receivable is principally comprised of credit card payments owed to Various for membership fees, which are pending collection from the credit card processors. An allowance for doubtful accounts is estimated based on past experience. In addition, an estimated liability is recorded by Various based on historical trends of chargeback levels from credit card processing banks and credits from customers for disputed charges. The chargeback and credit liability as of December 31, 2010 and 2009, which is included in accrued expenses and other liabilities, was approximately $1,137,000 and $860,000, respectively. Chargebacks and credits charged to revenue for the years ended December 31, 2010, 2009 and 2008 were approximately $21,872,000, $15,988,000 and $11,916,000, respectively.

7.	Inventories:

Inventories, which consist principally of paper and printing costs, are valued at the lower of cost (first-in, first-out method) or market.

8.	Property and equipment:

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the related assets. Computer hardware and software are depreciated over three years and leasehold improvements are amortized over the shorter of the life of the lease or the estimated useful life of the improvements.

9.	Software costs:

Costs related to developing or obtaining internal-use software incurred during the preliminary project and post-implementation stages of an internal use software project are expensed as incurred and certain costs incurred in the project’s application development stage are capitalized as property and equipment.

The Company expenses costs related to the planning and operating stages of a website. Direct costs incurred in the website’s development stage are capitalized. Costs associated with minor enhancements and maintenance for the website are included in expenses as incurred.

10.	Film costs:

Film costs consist of direct costs of production of adult entertainment video content. Such costs are being amortized using the straight-line method over thirty-six months, which represents the estimated period during which substantially all revenue from the content will be realized. Film cost amortization is included in cost of revenue.

11.	Goodwill, trademarks and other intangibles:

Goodwill and trademarks, which are deemed to have an indefinite useful life, were recorded in connection with the adoption of fresh start reporting upon the Company’s emergence from bankruptcy proceedings. Additionally, goodwill was recorded in connection with the acquisition of Various and other business

FRIENDFINDER NETWORKS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE C — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

combinations, representing the excess of the purchase price over the fair value of the identifiable net assets acquired. These assets, together with domain names that were recorded in the Various acquisition and were also deemed to have an indefinite useful life based primarily on the Company’s plans for continued indefinite use, are not amortized, but are tested for impairment annually or more frequently if events or changes in circumstances indicate that the asset might be impaired. The impairment test for indefinite-lived trademarks and domain names consists of a comparison of their fair value with their carrying amount. See Notes G and H with respect to impairment of goodwill and trademarks, respectively.

Other intangible assets are deemed to have finite useful lives and are amortized over periods ranging from two to five years. The Company evaluates the recoverability of such assets by comparing their carrying amount to the expected future undiscounted cash flows to be generated from such assets when events or circumstances indicate that impairment may have occurred. If the carrying amount exceeds such cash flow, an impairment loss would be recognized to the extent such carrying amount exceeds the fair value of the impaired assets based upon their discounted future cash flows.

12.	Deferred debt costs:

Debt issuance costs and waiver, amendment and commitment fees paid to debt holders are deferred and amortized by the effective interest method over the remaining term of the related debt instrument. Approximately $13.2 million of such costs and fees were written off when the Company completed a debt restructuring in 2010 of which $8.6 million was included in loss on extinguishment of debt and $4.6 million was classified as other finance expenses (see Note J). Accumulated amortization amounted to approximately $10.0 million and $2.7 million at December 31, 2010 and 2009, respectively.

13.	Deferred offering costs:

Incremental costs incurred in connection with an IPO of the Company’s common stock filed with the Securities and Exchange Commission (“SEC”) are classified as deferred offering costs in the consolidated balance sheets. In February 2010, the IPO was suspended. If the offering is completed, the deferred costs will be offset against the proceeds of the offering and charged to capital in excess of par value. If the offering is aborted, the deferred costs will be charged to operations.

14.	Revenue recognition:

a)	Internet:

Revenues from subscription fees are recognized ratably over the subscription period, including anticipated free promotional periods for which no additional amounts are charged, beginning when there is persuasive evidence of an arrangement, delivery has occurred (access has been granted) and the fees are fixed and determinable. Collection is reasonably assured as subscribers pay in advance, primarily by using a credit card, and all purchases are final and nonrefundable. Free promotional periods are earned based on the level of a subscribers monthly activity, are dependant to the length and level of the subscription, and range from one to six months. Fees collected in advance are deferred and recognized as revenue using the straight-line method over the term of the subscription, which ranges from one to eighteen months.

Revenues on a pay-by-usage basis are recognized when access has been granted. Revenues for banner advertising on websites are recognized ratably over the period that the advertising appears. Commission revenue from the shipment of products (i.e., adult novelty items and videos) from online stores, which are operated by a third party, are recognized upon receipt of notification of the commission owed the Company from the online store operator.

FRIENDFINDER NETWORKS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE C — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The Company estimates the amount of chargebacks that will occur in future periods to offset current revenue. The Company’s revenue is primarily collected through online credit card transactions. As such, the Company is subject to chargebacks by consumers generally up to 90 days subsequent to the original sale date. The Company accrues chargebacks based on historical trends relative to sales levels by website.

b)	Entertainment:

Revenues from the sale of magazines at newsstands are recognized on the on-sale date of each issue based on an estimate of the total sale through, net of estimated returns. The amount of estimated revenue is adjusted in subsequent periods as sales and returns information becomes available. Revenues from the sale of magazine subscriptions are recognized ratably over their respective terms which range from one to two years. The unrecognized portion of magazine subscriptions is shown as deferred revenue. Revenues from advertising in magazines are recognized on the on-sale date of each issue in which the advertising is included.

For agreements that involve the distribution of video content, revenue is recognized upon notification from the customer of amounts due. For agreements that provide for a flat fee payable with respect to multiple films (including films not yet produced or completed) the fees are allocated based on the relative fair values of the films with the fees allocated to films not yet completed based on the amount refundable to the customer should the Company not ultimately complete and deliver the films.

Revenues from the licensing of the PENTHOUSE name for use (i) in the publication of magazines in foreign countries and the sale of consumer products are recognized in the period of sale as reported by the licensee and (ii) in connection with licensed nightclubs are recognized ratably over the term of the license agreement for up-front payments and in the period of sale as reported by the licensee on food, beverages and other sales.

15.	Cost of revenue:

Cost of service revenue includes commissions paid to websites having direct links to the Company’s websites resulting in new subscribers, costs for online models and studios and amortization of capitalized website development costs.

Cost of product revenue includes the costs of printing and distributing of magazines and amortization of production costs of videos containing adult entertainment content. Shipping and handling costs are also included and amounted to approximately $2,105,000, $2,538,000 and $3,256,000 for the years ended December 31, 2010, 2009 and 2008, respectively.

16.	Product development:

Costs related to the planning and post-implementation stages of the Company’s website development efforts are recorded as product development expense. Direct costs incurred in the development stage are capitalized and amortized over the website’s estimated useful life of three years as charges to cost of service revenue.

17.	Advertising:

Advertising costs are expensed as incurred. For the years ended December 31, 2010, 2009 and 2008, the Company incurred advertising costs, included in selling and marketing expense, amounting to approximately $32,301,000, $36,794,000 and $52,619,000, respectively. Costs consist principally of payments to internet search engines for key words searches to generate traffic to the Company’s websites.

FRIENDFINDER NETWORKS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE C — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

18.	Loyalty program:

The Company operates a point-based loyalty program designed to increase participation in its assorted membership activities. These points are earned through activities such as, but not limited to, participating in sponsored blogs and online magazines, as well as by increasing the uniqueness of a member profile through the addition of photographs and other assorted items. Points may be redeemed for other membership services such as upgraded memberships or highlighting of member profiles in online searches. As the incremental cost of providing these additional membership services is minimal, no liabilities are recorded in connection with point redemptions.

19.	Stock-based compensation:

Cost of stock-based compensation arrangements, including stock options, is measured based on the fair value of the equity instrument issued at the date of grant and is expensed over the vesting period.

20.	Income taxes:

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are recorded for net operating loss carryforwards and for the difference between the tax bases of assets and liabilities and their respective financial reporting amounts at enacted tax rates in effect for the years in which the temporary differences are expected to reverse. A valuation allowance is recorded if it is more likely than not that some portion or all of the deferred tax assets will not be realized in future periods.

21.	Value added taxes:

Value added taxes (“VAT”) are presented on a net basis and are excluded from revenue.

22.	Foreign currency transactions:

Revenue derived from international websites is paid in advance primarily with credit cards and is denominated in local currencies. Substantially all such currencies are converted into U.S. dollars on the dates of the transactions at rates of exchange in effect on such dates and remitted to the Company. Accordingly, foreign currency revenue is recorded based on the U.S. dollars received by the Company. Accounts receivable due from, and restricted cash held by, foreign credit card processors, certain cash balances and VAT liabilities denominated in foreign currencies are translated into U.S. dollars using current exchange rates in effect as of the balance sheet date. Gains and losses resulting from transactions denominated in foreign currencies are recorded in the statements of operations.

23.	Concentration of credit risk:

The Company’s cash and accounts receivable are potentially subject to concentrations of credit risk. Cash is placed with financial institutions that management believes are of high credit quality. The Company’s accounts receivable are derived from revenue earned from customers located in the U.S. and internationally. At December 31, 2010 and 2009, accounts receivable balances are due principally from credit card processors and are settled upon processing of credit card transactions. As of December 31, 2010, two credit card processors accounted for 28% and 21% of accounts receivable and, as of December 31, 2009, two credit card processors accounted for 38%, and 11% of accounts receivable. During the years ended December 31, 2010, 2009 and 2008, no customer accounted for more than 10% of net revenue.

24.	Fair value of financial instruments:

The carrying amounts of cash, receivables and payables approximate their fair values due to the short-term nature of these financial instruments. The liability related to warrants is carried at fair value determined based

FRIENDFINDER NETWORKS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE C — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

on unobservable inputs (see Note K). As of December 31, 2010, the carrying value of long-term debt was $525,560,000 compared to its estimated fair value of $550,082,000. As of December 31, 2009, the carrying amount of long-term debt was $488,144,000 compared to its estimated fair value of $420,638,000. The fair value is estimated by discounting the projected cash flows using the estimated rates at which similar amounts of debt could be borrowed at such date and through third party pricing information.

25.	Per share data:

Basic and diluted net loss per common share is based on the weighted average number of shares of outstanding common stock and Series B common stock including shares underlying common stock purchase warrants which are exercisable at the nominal price of $0.0002 per share. Convertible participating securities are included in the computation of basic earnings per share using the two-class method. Inasmuch as the Series B common stock participates in any dividends and shares in the net loss on a pro rata basis with the common stock based on the total number of common shares outstanding, the net loss per common share, basic and diluted, as presented in the Company’s statements of operations is consistent with the two-class method.

Weighted average shares outstanding — basic and diluted is comprised of the following (in thousands):

	Year Ended December 31,
	2010	2009	2008
Common stock	6,518	6,518	5,248
Series B common stock	1,840	1,840	1,840
Common stock purchase warrants	5,377	5,377	6,647
	13,735	13,735	13,735

In computing diluted loss per share, no effect has been given to the common shares issuable upon conversion or exercise of the following anti-dilutive securities (in thousands):

	Year Ended December 31,
	2010	2009	2008
Series A Convertible Preferred Stock	2,000	2,000	2,000
Series B Convertible Preferred Stock	8,445	8,445	8,445
Warrants	502	502	502
Total common shares issuable	10,947	10,947	10,947

The Series A and Series B preferred stock are convertible participating securities; however, as there is no contractual obligation for the holders of such shares to share in the losses of the Company, the preferred shares are not included in the computation of basic and diluted net loss per share.

No shares are included in the above table with respect to the conversion of Non-Cash Pay Second Lien Notes in 2010 and Subordinated Convertible Notes in 2009 and 2008 as the number of common shares into which the notes are or were convertible is based upon an IPO price which is not presently determinable. In addition, no shares are included in the above table with respect to agreements to grant options to acquire 552,000 and 647,000 shares of common stock outstanding at December 31, 2010 and 2009, respectively, under the 2008 Stock Option Plan as, for accounting purposes, the grant date will occur upon consummation of an IPO (see Note M).

26.	Reclassifications

Certain reclassifications have been made to prior year amounts to conform to the 2010 presentation.

FRIENDFINDER NETWORKS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE D — INVENTORY

The components of inventory were as follows (in thousands):

	December 31,
	2010	2009
Paper and printing costs	$693	$804
Editorials and pictorials	335	535
	$1,028	$1,339

NOTE E — FILM COSTS

Film costs activity consists of the following (in thousands):

	Year Ended December 31,
	2010	2009	2008
Opening balance	$4,526	$4,822	$4,260
Content produced	3,549	3,705	4,461
Amortization	(3,763)	(4,001)	(3,899)
Ending balance	$4,312	$4,526	$4,822

Substantially all of the capitalized film costs at December 31, 2010 and 2009 represent completed and released content. Management estimates that amortization charges for the completed and released content, as of December 31, 2010, will be $2,472,000, $1,410,000 and $366,000 for the years ending December 31, 2011, 2012, and 2013, respectively.

NOTE F — PROPERTY AND EQUIPMENT

Property and equipment consists of the following (in thousands):

	December 31,
	2010	2009
Property and equipment:
Leasehold improvements	$1,004	$757
Computer hardware and software	39,318	36,035
	40,322	36,792
Less accumulated depreciation and amortization	33,656	22,980
	$6,666	$13,812

Depreciation and amortization expense amounted to approximately $10,113,000, $10,922,000 and $10,255,000 for the years ended December 31, 2010, 2009 and 2008, respectively. Computer hardware and software above includes $17.3 million that relates to the acquisition of Various in December 2007. Amortization expense of the acquired software amounted to approximately $5,379,000, $5,767,000 and $5,767,000 for each of the years ended December 31, 2010, 2009, and 2008, respectively, and is included in amortization of acquired intangibles and software in the accompanying statements of operations.

FRIENDFINDER NETWORKS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE G — GOODWILL

There were no changes in the carrying amount of goodwill in 2010. Changes in the carrying amount of goodwill by segment for the year ended December 31, 2009 are as follows (in thousands):

	Internet	Entertainment	Total
Balance as of December 31, 2008	$334,037	$—	$334,037
Reduction for elimination of VAT liability (see Note J(f))	(5,380)	—	(5,380)
Reduction for reimbursement from sellers of Various	(915)	—	(915)
Reduction for indemnification from sellers of Various (see Note J(f))	(1,202)	—	(1,202)
Balance as of December 31, 2009 and 2010	$326,540	$—	$326,540

In 2009, a former owner of Various, pursuant to a claim for indemnification provided for by the terms of the Various acquisition agreement, paid the Company approximately $3.5 million as reimbursement of a portion of amounts paid by Various, including related legal fees, in connection with the settlement of litigation pending at the date of acquisition. Of such amount, approximately $2.5 million, related primarily to legal fees incurred by Various subsequent to the acquisition, was credited to general and administrative expenses and approximately $1 million, related to amounts accrued at the date of acquisition related to the litigation, was credited to goodwill.

Impairment of goodwill is required to be tested at least annually. Impairment is tested by comparing the fair values of the applicable reporting units with the carrying amount of their net assets, including goodwill. If the carrying amount of the reporting unit’s net assets exceeds the unit’s fair value, an impairment loss would be recognized in an amount equal to the excess of the carrying amount of goodwill over its implied fair value. The implied fair value of goodwill is determined in the same manner as the amount of goodwill recognized in a business combination with the fair value of the reporting unit deemed to be the purchase price paid.

In December 2010, the Financial Accounting Standards Board issued new authoritative accounting guidance which provides that entities with reporting units with zero or negative carrying amounts are required to determine an implied fair value of goodwill if management concludes that it is more likely than not that a goodwill impairment exists considering any adverse qualitative factors. For public entities, the new guidance is effective for fiscal years and interim periods within those years beginning after December 15, 2010. Early adoption is not permitted. The Company will adopt this guidance effective January 1, 2011 and does not expect adoption to have any impact on its financial statements.

The fair value of each reporting unit was determined at December 31, 2010, 2009 and 2008 by weighting a combination of the present value of the Company’s discounted anticipated future operating cash flows and values based on market multiples of revenue and earnings before interest, taxes, depreciation and amortization (“EBITDA”) of comparable companies. Such valuations resulted in the Company recording a goodwill impairment loss of approximately $9.6 million for the year ended December 31, 2008, of which $6.8 million related to the Internet segment and $2.8 million related to the Entertainment segment. Such losses were attributable to downward revisions of earnings forecasted for future years and an increase in the discount rate due to operating results that were worse than anticipated.

The impairment charge with respect to the Internet segment was solely due to impairment in the online reporting unit of the Internet segment. The online reporting unit, launched in 1995, consists of branded websites, including Penthouse.com and Danni.com. It does not contain any of the assets acquired in the Various transaction, which are contained in the dating reporting unit and the Streamray reporting unit of the Internet segment. Due to a significant reduction in the Company’s forecasts of revenue and profitability for the online reporting unit, the fair value of the unit was determined to be less than its carrying value. Discounted anticipated future operating cash flows used to determine the fair value of the online reporting unit were based upon assumptions with respect to future growth and trends, discount rates and other variables. Key assumptions used were a discount rate of 16%, and an expected long-term growth rate of 3%. In addition, in calculating the implied fair value of goodwill, a royalty rate of 7%

FRIENDFINDER NETWORKS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE G — GOODWILL (Continued)

was derived from analysis of comparable companies in order to determine the value of trademarks utilized by the online reporting unit.

Management believes that the assumptions used in performing the impairment analysis are reasonable; however, they are inherently uncertain. A 1% change in any of the above three key assumptions could result in an impairment charge ranging from $6.2 million to $7.5 million.

NOTE H — INTANGIBLE ASSETS

Other intangible assets consist of the following (in thousands):

	December 31,
	2010		2009
	Gross Amount	Accumulated Amortization	Gross Amount	Accumulated Amortization	Estimated Useful Lives (Years)
Amortizable intangible assets:
Non-compete agreements	$10,600	$10,600	$10,600	$7,305	3
Customer lists	23,626	23,280	28,666	27,988	2–4
Service contracts	72,800	44,782	72,800	30,185	3–5
Studio contracts	3,300	2,530	3,300	1,705	4
Other	2,840	2,840	2,840	2,840	3
	$113,166	$84,032	$118,206	$70,023

For the years ended December 31, 2010, 2009 and 2008, aggregate amortization expense amounted to $19,050,000, $29,690,000 and $30,581,000, respectively. Estimated future amortization expense is as follows: $15,612,000 (2011) and $13,522,000 (2012). Amortization of the acquired intangibles amounted to approximately $19,018,000, $29,661,000 and $30,581,000 for the years ended December 31, 2010, 2009 and 2008, respectively, and is included in amortization of acquired intangibles and software in the accompanying statements of operations.

Trademarks relate to publishing, licensing and studio operations which are included in the Entertainment segment. The Company recognized a trademark impairment loss of $4,660,000, $4,000,000 and $14,860,000 for the years ended December 31, 2010, 2009 and 2008, respectively. Such loss resulted due to the estimated fair value of the trademarks being less than their carrying value. The fair value of trademarks related to publishing is estimated based on an income approach using the relief-from-royalty method. This methodology assumes that, in lieu of ownership, a firm would be willing to pay a royalty in order to exploit the related benefits of these types of assets. This approach is dependent on a number of factors, including estimates of future growth and trends, royalty rates in the category of intellectual property, discount rates and other variables. The fair value of trademarks related to licensing is based on an income approach using the present value of discounted anticipated operating cash flows. The Company bases its fair value estimates on assumptions it believes to be reasonable, but which are unpredictable and inherently uncertain. The impairment of trademarks mainly resulted from declines in projected operating results and cash flows related to publishing and licensing.

FRIENDFINDER NETWORKS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE I — ACCRUED EXPENSES AND OTHER LIABILITIES

Accrued expenses and other liabilities consist of the following (in thousands):

	December 31,
	2010	2009
Accrued liability related to VAT	$42,235	$45,719
Chargeback reserve	1,137	860
Compensation and benefits	1,273	1,193
Accrued marketing	$1,148	$1,328
Legal and related expenses	510	1,055
Accrued interest	—	7,538
Accrued commissions to third party websites	3,147	2,774
Accrued waiver fees	—	2,613
Accrued loss related to claim in arbitration (see Note Q (a))	10,000	—
Other	5,970	6,647
	$65,420	$69,727

Effective July 1, 2003, as a result of a change in the law in the European Union, Various was required to collect VAT from customers in connection with their use of internet services in the European Union provided by Various and remit the VAT to the taxing authorities in the various European Union countries. As Various did not separately charge its customers for, or remit, the VAT, a liability has been recorded at the date of acquisition to reflect the estimated VAT which should have been collected and remitted on Various’ revenue derived from the various European Union countries since July 1, 2003 or other local implementation date. In addition, a liability has been recorded at the date of acquisition for interest and penalties related to the unremitted VAT and failure to file tax returns. Effective July 2008, the Company registered with the European Union and on July 29, 2008 began separately charging VAT to its customers. The aggregate liability included in accrued expenses and other liabilities, which is denominated in Euros, amounted to $42,235,000 and $45,719,000 at December 31, 2010 and 2009, respectively, and includes VAT ($22,740,000 and $27,259,000), interest ($11,334,000 and $9,665,000) and penalties ($8,161,000 and $8,795,000). The consolidated statements of operations for the years ended December 31, 2010, 2009 and 2008, respectively, include foreign currency transaction gain (loss) of $2,913,000, ($5,075,000) and $15,195,000 related to the liability, and interest and, in 2008, penalties related to VAT of $2,293,000, $4,205,000 and $8,429,000. In addition, in 2008, VAT of $8,083,000 not separately charged to customers related to revenue earned during such year was offset against net revenue. As the allocation period to determine the fair value of the VAT obligation had ended, the 2008 results of operations included a $2,690,000 gain related to settlement of pre-acquisition VAT liability with certain of the European Union countries. As of December 31, 2010, the Company has reached settlement with the taxing authority of certain European Union countries related to VAT for periods prior to July 1, 2008 and has not yet reached settlement or has reached partial settlement, with the taxing authority in the following European Union countries: Cyprus, France, Germany, Italy, Luxembourg, Netherlands, Portugal, and Sweden. The liability as of December 31, 2010, includes $14,137,000 for which settlements of $5,305,000 were reached with certain countries and $2,842,000 related to current VAT charged to customers. Settlements have not been reached for the $25,231,000 balance of the VAT liability.

On June 10, 2009, the United Kingdom taxing authority notified the Company that it had reversed its previous position and that the Company was not subject to VAT in the United Kingdom in connection with providing internet services and therefore the corresponding VAT liability has been eliminated. On October 8, 2009, the Company subsequently released the former owners of Various from indemnity claims relating to VAT liabilities and other matters and increased the recorded principal balance of the Subordinated Convertible Notes issued to the former owners. Such increase included approximately $38 million, representing the principal reduction previously recorded as of the date of the acquisition for a post-closing working capital adjustment related to the United Kingdom VAT. The difference between such increase and the approximately $39.5 million balance related to United Kingdom VAT,

FRIENDFINDER NETWORKS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE I — ACCRUED EXPENSES AND OTHER LIABILITIES (Continued)

including accrued interest and penalties, included in the accrued VAT liability at June 10, 2009 (exclusive of VAT charged to customers), has been recorded as a gain in the amount of $1,561,000 in the consolidated statement of operations for the year ended December 31, 2009, and the liability balance has been eliminated.

On October 8, 2009, the Company further agreed that if the costs of eliminating the pre-acquisition VAT liabilities are less than $29 million, then the principal of the Subordinated Convertible Notes issued to the former owners of Various would be increased for the unused portion of the $29 million plus interest on such difference. Gain on settlement of VAT liabilities will be recognized upon the Company satisfying the conditions of the settlement and to the extent the aggregate carrying amount of settled VAT liabilities exceeds the agreed settlement amounts and the then potential maximum increase in the principal of the Subordinated Convertible Notes. As disclosed in Note J, in October 2010, the Convertible Subordinated Notes were exchanged for Non-Cash Pay Second Lien Notes and in connection therewith, the Company agreed that the principal increase would apply to the Non-Cash Pay Second Lien Notes.

Various had been previously notified that the German tax authorities and the Office of the District Attorney in Bonn had been investigating Various’ former Chief Executive Officer for alleged intentional evasion of VAT on revenue collected from customers located in Germany commencing in 2003. Various negotiated a settlement with the German authorities to drop criminal charges against a current officer by payment of approximately $2.6 million which represents a portion of the total amount of the uncollected German VAT liability. The settlement was paid in six equal monthly installments of approximately $430,000 commencing on April 1, 2009. In connection with the settlement the Company paid a fine of e25,000 to a charitable organization. On April 18, 2008, a court in Germany granted authorities a search and seizure order that allowed them to seize documents from Various’ office located in Germany in order to determine the amount of revenue subject to VAT. The German tax authority has attempted unsuccessfully to freeze assets in bank accounts maintained by subsidiaries of Various in Germany, but did freeze assets in the amount of e610,343, held by Various’ credit card processor located in the Netherlands to secure the VAT estimated by the revenue tax authorities to be due from Various from revenue from internet websites in Germany. At December 31, 2010 and 2009, the frozen Euros are included in restricted cash in the approximate amount of $818,000 and $875,000, respectively.

NOTE J — LONG-TERM DEBT

Long-term debt consists of the following (in thousands):

	December 31,
	2010		2009
	Principal	Unamortized Discount	Principal	Unamortized Discount
Debt issued by FriendFinder and INI on October 27, 2010 (a):
First Lien Notes due 2011–2013, including principal of $112,020 ($108,154 net of discount) issued to Company’s stockholders (b)(e)	$305,000	$10,974	—	—
Cash Pay Second Lien Notes due 2013 issued to entities controlled by stockholders who are officers and directors (c)(e)	13,778	262	—	—
Non-Cash Pay Second Lien Notes, due 2014, including principal of $233,191 ($212,560 net of discount) issued to Company stockholders, including $45,310 ($41,302 net of discount) to entities controlled by certain officers and directors(d)(e)	237,211	20,986	—	—

FRIENDFINDER NETWORKS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE J — LONG-TERM DEBT (Continued)

	December 31,
	2010		2009
	Principal	Unamortized Discount	Principal	Unamortized Discount
Debt issued by INI in connection with the acquisition of Various:
First Lien Senior Secured Notes due 2009–2011, including principal of $75,722 ($70,715 net of discount) issued to selling stockholders (f)	—	—	$189,014	$12,497
Second Lien Subordinated Secured Notes due 2011 issued to selling stockholders (f)	—	—	80,000	3,300
Subordinated Convertible Notes due 2011 issued to selling stockholders (g)	—	—	169,807	28,265
Other (h)	2,250	457	6,250	1,142
Senior Secured Notes of FriendFinder due 2010 (i)	—	—	46,311	845
Subordinated Term Notes of FriendFinder due 2011 (j)	—	—	42,811	—
	$558,239	$32,679	$534,193	$46,049
Less unamortized discount	(32,679)		(46,049)
Less current installment of long-term debt, net of unamortized discount of $744 and $1,931, respectively	(15,009)		(56,116)
	$510,551		$432,028

(a)	On October 27, 2010, $305,000,000 principal amount of 14% Senior Secured Notes due 2013 were co-issued by FriendFinder and its wholly-owned subsidiary Interactive Network, Inc (“INI”), the parent of Various (the “New First Lien Notes”), of which (a) $200,185,000 was exchanged for $130,485,000 outstanding principal amount of First Lien Notes, $49,361,000 outstanding principal amount of Second Lien Notes and $14,551,000 outstanding principal amount of Senior Secured Notes, (b) $91,400,000 was issued for cash proceeds of $89,572,000 before payment of related fees and expenses of $5,834,000 and (c) $13,415,000 was issued to pay commitment fees to the holders of First Lien Notes and Second Lien Notes. Cash of $86,237,000 was used to redeem $36,608,000 outstanding principal amount of First Lien Notes at 102% of principal, $30,639,000 outstanding principal amount of Second Lien Notes (representing the remaining outstanding principal amounts of First Lien Notes and Second Lien Notes) and $18,258,000 outstanding principal amount of Senior Secured Notes. Cash was also used to pay $4,132,000 of accrued interest on the exchanged and redeemed notes, an $825,000 redemption premium on certain exchanged First Lien Notes and $435,000 in commitment fees to certain noteholders.

The remaining $13,502,000 outstanding principal amount of Senior Secured Notes were exchanged for $13,778,000 principal amount of 14% Cash Pay Second Lien Notes due 2013 co-issued by FriendFinder and INI (the “Cash Pay Second Lien Notes”). Subordinated Convertible Notes and Subordinated Term Notes, with outstanding principal amounts of $180,184,000 and $42,811,000, respectively, together with accrued interest of $9,462,000, were exchanged for $232,457,000 principal amount of 11.5% Non-Cash Pay Second Lien Notes due 2014 co-issued by FriendFinder and INI (the “Non-Cash Pay Second Lien Notes”).

The Company has determined that the New First Lien Notes are not substantially different from the outstanding First Lien Notes and Second Lien Notes for which they were exchanged, nor are the Non-Cash Pay Second Lien Notes substantially different from the outstanding Subordinated Convertible Notes for which they were exchanged, based on the less than 10% difference in present values of cash flows of the respective debt instruments and, therefore, such exchanges are accounted for as if the outstanding notes were not extinguished. Accordingly, a new effective interest rate has been determined for the outstanding notes based on the carrying amount of such notes and the revised cash flows of the newly issued notes. In connection therewith,

FRIENDFINDER NETWORKS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE J — LONG-TERM DEBT (Continued)

commitment fees paid to the note holders, together with an allocable portion of existing unamortized discount, debt issuance and modification costs will be amortized as an adjustment of interest expense over the remaining term of the new notes using the effective interest method. The effective interest rate on the New First Lien Notes and on the Non-Cash Pay Second Lien Notes which were exchanged for the Subordinated Convertible Notes is 19.0% and 14.3%, respectively. Private placement fees related to the New First Lien Notes, together with legal and other fees aggregating $4,562,000 allocated to the exchanges, were charged to other finance expenses in the accompanying consolidated statement of operations.

The Company has determined that the New First Lien Notes and Cash Pay Second Lien Notes are substantially different than the outstanding $28,053,000 principal amount of Senior Secured Notes for which they were exchanged based on the more than 10% difference in present values of cash flows of the respective debt instruments and, accordingly, the exchanges are accounted for as an extinguishment of the Senior Secured Notes. The Company recorded a net pre-tax loss on debt extinguishment of $10.5 million related to such exchanged Senior Secured Notes and to the Senior Secured Notes and First Lien Notes and Second Lien Notes redeemed for cash. The loss is based on the excess of the fair value of the new notes issued, which was determined to be their issue price of $28,053,000 and cash paid on redemption over the carrying amounts of the extinguished notes. In addition, the loss includes the writeoff of unamortized costs and fees aggregating $8,646,000 related to the notes which were extinguished.

The Company has also determined that the Non-Cash Pay Second Lien Notes are substantially different than the non-convertible Subordinated Term Notes for which they were exchanged based on the conversion feature in the new notes and, accordingly, the exchange is accounted for as an extinguishment of the Subordinated Term Notes. The Company determined that the estimated fair value of the $48,760,000 principal amount of Non-Cash Pay Second Lien Notes exchanged was $45,726,000, resulting in an approximate effective interest rate of 11.9%, and discount of $3,034,000 which resulted in debt extinguishment gain of $3,034,000.

(b)	The New First Lien Notes, of which approximately $112,020,000 principal amount were issued to the Company’s stockholders, including $7,460,000 to entities controlled by certain officers and directors, were issued with an original issue discount of $6,100,000, or 2.0%. The notes mature on September 30, 2013 and accrue interest at a rate per annum equal to 14.0%. Interest on the notes is payable quarterly on March 31, June 30, September 30 and December 31 of each year. Principal on the New First Lien Notes is payable quarterly to the extent of 75% of Excess Cash Flow, as defined, at 102% of principal, subject to pro-rata sharing with the Cash Pay Second Lien Notes. The New First Lien Notes are guaranteed by domestic subsidiaries of FriendFinder and INI and are collateralized by a first-priority lien on all of the Company’s assets as well as a pledge of stock of subsidiaries. The New First Lien Notes are redeemable prior to maturity at the option of the Company, in whole but not in part, at 110% of principal, plus accrued and unpaid interest. In the event of an IPO, the net proceeds must be used to redeem the New First Lien Notes and Cash Pay Second Lien Notes pro-rata at 110% of principal plus accrued and unpaid interest. In addition, noteholders have the option of requiring the Company to repay the New First Lien Notes and Cash Pay Second Lien Notes in full upon a Change of Control, as defined, at 110% of principal. The Company shall also repay the New First Lien Notes and, in certain circumstances, the Cash Pay Second Lien Notes, with proceeds received from any debt or equity financing (including a secondary offering) and asset sales of more than $25 million at 110% of principal, and with proceeds from other asset sales, insurance claims, condemnation and other extraordinary cash receipts at principal, subject to certain exceptions.

(c)	The Cash Pay Second Lien Notes, all of which were issued to entities controlled by stockholders who are also officers and directors, were issued with an original issue discount of $276,000, or 2%, mature on September 30, 2013 and have identical terms to those of the New First Lien Notes, except as to matters regarding collateral, subordination, enforcement and voting. The Cash Pay Second Lien Notes are collateralized by a fully subordinated second lien on substantially all of the assets of the Company, pari passu with the Non-Cash Pay Second Lien Notes, and will vote with the New First Lien Notes on a dollar for dollar basis on all matters

FRIENDFINDER NETWORKS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE J — LONG-TERM DEBT (Continued)

except for matters relating to collateral, liens and enforcement of rights and remedies. As to such matters, the Cash Pay Second Lien Notes will vote with the Non-Cash Pay Second Lien Notes.

(d)	The Non-Cash Pay Second Lien Notes, of which approximately $228,519,000 principal amount were issued to the Company’s stockholders, including $44,402,000 to entities controlled by certain officers and directors, mature on April 30, 2014 and bear interest at 11.5%, payable semi-annually on June 30 and December 31, which may be paid in additional notes at the Company’s option. While the New First Lien Notes are in place, interest must be paid with additional notes. During 2010, interest amounting to $4,752,000 was paid through the issuance of additional Non-Cash Pay Second Lien Notes. The Non-Cash Pay Second Lien Notes are guaranteed by the domestic subsidiaries of FriendFinder and INI and collateralized by a second priority lien on all of the Company’s assets and a pledge of the stock of subsidiaries; however, such security interest is subordinate to the prior payment of the New First Lien Notes. The Non-Cash Pay Second Lien Notes are redeemable, at the option of the Company, in whole but not in part, at 100% of principal plus accrued and unpaid interest. Upon the payment in full of the New First Lien Notes, principal on the Non-Cash Pay Second Lien Notes is payable quarterly to the extent of 75% of Excess Cash Flow, as defined, at 102% of principal subject to pro-rata sharing with the Cash Pay Second Lien Notes. Upon an IPO, if the New First Lien Notes are paid in full, the net proceeds must be used to redeem the Non-Cash Pay Second Lien Notes and Cash Pay Second Lien Notes on a pro-rata basis at 110% of principal plus accrued and unpaid interest. In addition, noteholders have the option of requiring the Company to repay the Non-Cash Pay Second Lien Notes in full upon a Change of Control, as defined, at 110% of principal plus accrued and unpaid interest. If the New First Lien Notes are paid in full, the Company shall repay the Non-Cash Pay Second Lien Notes and Cash Pay Second Lien Notes on a pro-rata basis with proceeds received from any debt or equity financing (including a secondary offering), and asset sales of more than $25 million at 110% of principal plus accrued and unpaid interest and with proceeds of other asset sales, insurance claims, condemnation and other extraordinary cash receipts at principal, subject to certain exceptions. The Non-Cash Pay Second Lien Notes will become convertible into shares of the Company’s common stock upon or after an IPO solely at the option of the holders. The conversion price of the notes will be at the per share offering price for the Company’s common stock upon consummation of the IPO provided that such conversion option shall be limited to approximately 21.1% of the Company’s fully diluted equity.

As described in Note I, if the costs of eliminating the pre-acquisition VAT liabilities is less than $25 million, exclusive of costs paid from the escrow fund, then the principal amount of the Non-Cash Pay Second Lien Notes will be increased by the issuance of additional such notes for the unused portion of the $29 million, plus interest at 6% on the increased principal from the date of acquisition.

(e)	The New First Lien Notes, the Cash Pay Second Lien Notes and Non-Cash Pay Second Lien Notes (1) require the Company to maintain minimum specified levels of EBITDA and liquidity and financial ratios, including debt and coverage ratios, all as defined, (2) provides for certain limitations including limits on indebtedness, lease obligations, VAT payments and investments and (3) prohibits dividends and other payments with respect to the Company’s equity securities.

As described above, the New First Lien Notes, the Cash Pay Second Lien Notes and the Non-Cash Pay Second Lien Notes were co-issued by FriendFinder and its wholly-owned subsidiary INI and guaranteed by their domestic subsidiaries. FriendFinder and INI are holding companies and have no independent assets or operations. The subsidiary guarantees are full and unconditional and joint and several and any subsidiaries of FriendFinder other than the subsidiary guarantors are minor.

The Company has agreed to consummate exchange offers pursuant to an effective registration statement to be filed with the SEC to allow the holders of the New First Lien Notes, Cash Pay Second Lien Notes and Non-Cash Pay Second Lien Notes to exchange their notes for a new issue of substantially identical notes with identical guarantees . In addition, the Company has agreed to file, under certain circumstances, a shelf

FRIENDFINDER NETWORKS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE J — LONG-TERM DEBT (Continued)

registration statement to cover resales of the New First Lien Notes, Cash Pay Second Lien Notes and Non-Cash Pay Second Lien Notes. The Company has further agreed to use its reasonable best efforts, subject to applicable law, to cause to become effective a registration statement within 210 calendar days and to consummate the exchange offers within 240 days following the consummation of an IPO of its common stock. In the event that the Company fails to satisfy the registration and/or exchange requirements within the prescribed time periods, the interest rate on the New First Lien Notes, Cash Pay Second Lien Notes and Non-Cash Pay Second Lien Notes will be increased by 3.5%.

(f)	The First Lien Senior Secured Notes (“First Lien Notes”), of which approximately $110,000,000 principal amount were issued to the Company’s stockholders including $10,000,000 to entities controlled by certain officers and directors, were issued with an original issue discount of $7,720,000, or approximately 3.0%, were to mature on June 30, 2011, and accrued interest at a rate per annum equal to the sum of the greater of three month LIBOR (0.25% at December 31, 2009) or 4.5%, plus 8.0%. Interest on the notes was payable quarterly on March 31, June 30, September 30 and December 31 of each year. Principal on the First Lien Notes was payable quarterly to the extent of 90% of Excess Cash Flow, as defined, subject to minimum amounts.

The First Lien Notes were guaranteed by Various and its subsidiaries and were collateralized by a first-priority lien on all of their assets as well as a pledge of the Various stock and a lien on any rights to indemnification and other rights under the purchase agreement with the former stockholders of Various. In addition, FriendFinder and each of FriendFinder’s subsidiaries guaranteed INI’s obligations under the notes. The guarantees were collateralized by the assets of the guarantors; however, such security interest was subordinate to the security interest of holders of FriendFinder’s Senior Notes.

The Second Lien Subordinated Secured Notes (“Second Lien Notes”) were to mature on December 6, 2011, bore interest at 15% payable quarterly in cash, were guaranteed by Various and its subsidiaries and were collateralized by a second-priority lien on all of their assets and a pledge of the Various stock. The notes were also guaranteed by FriendFinder and its subsidiaries which guarantees were collateralized by the assets of the guarantors; however, such security interest were subordinate to those holders of FriendFinder’s Senior Notes and the First Lien Notes.

The Company issued to the purchasers of the First Lien Notes and Second Lien Notes detachable warrants to purchase 4,210,623 and 1,187,980 shares of the Company’s common stock, respectively, at an exercise price of $0.0002 per share. The warrants expire in December 2017, or, if earlier, upon the consummation of an underwritten public offering of the Company’s common stock. The aggregate warrant value of $30,120,000, which was credited to capital in excess of par value, was recorded as a discount of $23,492,000 on the First Lien Notes and $6,628,000 on the Second Lien Notes and was being amortized as interest expense (by use of the interest method) over the term of the respective notes. The Company has granted the holders of the warrants piggyback and up to three demand registration rights to register the shares of common stock issuable upon exercise of the warrants. In addition, certain principal stockholders of the Company granted to former owners of Various in connection with their holdings of First Lien Notes fully vested options to purchase 1,019,064 shares of the Company’s common stock owned by the principal stockholders at an exercise price of $0.20 per share. The options are exercisable at any time until the consummation of a Qualified IPO, as defined. The fair value of the options, amounting to $5,706,000, was credited to capital in excess of par value and recorded as a discount on the First Lien Notes.

The First Lien Notes and Second Lien Notes required INI and its subsidiaries to maintain specified levels of EBITDA and other financial ratios and limited their capital expenditures and indebtedness. In addition, the First Lien Notes and Second Lien Notes provided that INI could distribute to FriendFinder up to 10% of INI’s Excess Cash Flow, as defined, each quarter for the purpose of making interest payments on FriendFinder’s Senior Notes provided no defaults exist or would result therefrom. INI was also allowed to distribute to FriendFinder not more than $6 million ($5 million of which was to be used for general corporate purposes)

FRIENDFINDER NETWORKS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE J — LONG-TERM DEBT (Continued)

during the first quarter of fiscal 2008 and an additional $3 million during fiscal 2008, at the rate of $1 million each subsequent quarter, which was limited to actual fees and expenses of third parties incurred in connection with an IPO. The Company required a modification of the note agreements or waivers thereof to receive additional distributions for IPO expenses or general corporate purposes for periods subsequent to December 31, 2008. During 2008 amounts distributed from INI for payment of IPO expenses were used for general corporate purposes. In addition, in January, April and July 2009, INI distributed additional funds to pay expenses to be incurred during the first, second and third quarters of 2009. These transactions constituted a breach of covenants under the note agreements.

Events of default occurred with respect to the First Lien Notes and Second Lien Notes relating to certain representations and warranties having been materially incorrect when made. In addition, during 2008 and 2009, the Company had not performed or complied with certain conditions, covenants and agreements, including the restricted payment covenant referred to above, a financial covenant to achieve a minimum consolidated annualized EBITDA and other affirmative and negative covenants during each of the quarters ended March 31, June 30, and September 30, 2008.

On October 8, 2009, the Company received waivers of existing events of default under the note agreements from holders of its First and Second Lien Notes and Senior Secured Notes. In addition, certain covenants in the First Lien Note and Second Lien Note agreements were amended or added relating to, among other matters, consolidated EBITDA, total debt ratios, consolidated coverage ratios, limits to total permitted VAT payments and permitted payments from INI to FriendFinder for interest on Senior Secured Notes, general corporate purposes and IPO expenses. Certain of such amendments cured existing events of default with respect to certain financial and other covenants, including restricted payments to FriendFinder. In consideration for the amendments, waivers and consents relating to the Company’s changes in capitalization and other matters, the Company paid the holders of the First Lien Notes and Second Lien Notes an amendment fee of approximately $5,594,000, equal to 2% of the outstanding principal amount of their respective notes. In addition, on March 31, 2010, the Company paid a waiver fee of $2,613,000.

From June 28, 2010 through September 30, 2010, the Company received commitments from the holders of First Lien Notes and Second Lien Notes having an aggregate outstanding principal balance of $234.4 million, to exchange their notes for new first lien notes which will mature in 3 years from the date of issuance. In connection with, and in partial consideration for such commitments, the Company paid a cash commitment fee of $2,231,000 and issued additional first lien notes of $13,415,000 to such lenders on the consummation of the restructuring.

(g)	The Subordinated Convertible Notes (“Convertible Notes”) were to mature on December 6, 2011 and bore interest at 6% which was paid in additional Convertible Notes at INI’s option. The notes had been recorded at estimated fair value at the date of issuance, resulting in an effective interest rate of approximately 13% and discount of $24,977,000, which was being amortized as interest expense (by use of the interest method) over the term of the notes. During 2008, interest amounting to $6,892,000 was paid through issuance of additional Convertible Notes. The notes were the unsecured obligation of INI and were guaranteed by FriendFinder. The notes were subordinate in right of payment to the First Lien Notes and Second Lien Notes. The guarantee was subordinate to the prior payment of FriendFinder’s Senior Notes and the guarantee of the First Lien Notes and Second Lien Notes and pari passu in right of payment with FriendFinder’s Subordinated Term Notes. The notes which had an original principal amount of $170,000,000 were subject to reduction to the extent certain post-closing bonuses of up to $3.5 million were paid by Various over a three-year period and for a post-closing working capital adjustment. During 2009 and 2008, respectively, as a result of payment of $1.3 and $1.4 million in bonuses which were charged to expense, the principal amount of the notes was reduced and the carrying value of the notes was reduced by $1.1 and $1.1 million, respectively, with a corresponding reduction in goodwill. The post-closing working capital adjustment determined by the Company resulted in an indemnity

FRIENDFINDER NETWORKS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE J — LONG-TERM DEBT (Continued)

claim which has been reflected as a reduction of $64,279,357 in the principal amount of the notes and a $10,000,000 receivable from an escrow fund set up in connection with the acquisition.

Until the First Lien Notes and Second Lien Notes and FriendFinder’s Senior Secured Notes were repaid in full, no payments of principal or interest (other than interest payable through issuance of additional notes) could be made on the Convertible Notes. The Convertible Notes were convertible into shares of FriendFinder’s common stock, in whole or in part, at either the holder’s or the Company’s option, at any time after the later to occur of (i) the one-year anniversary of the date of their issuance and (ii) the consummation of an IPO. The conversion price was to be the per share offering price in the IPO. If converted at the holder’s option, the aggregate number of shares issuable upon the conversion of the notes was to be the number of shares not to exceed 17% of the fully diluted equity of the Company calculated at the time of the first such conversion.

In June 2009, as a result of the elimination the United Kingdom VAT liability (see Note I), the principal balance of the Convertible Notes was increased by approximately $38 million, representing the principal reduction previously recorded at the date of acquisition for the post-closing working capital adjustment described above related to United Kingdom VAT liability at such date. In connection therewith, a discount of approximately $9 million was recorded on the notes to reflect an effective interest rate of approximately 13% representing the rate used at the date of acquisition to record the notes at estimated fair value. The discount was accounted for as a reduction in purchase price resulting in a reduction of approximately $5.4 million in goodwill, net of a $3.6 million increase in the liability for deferred taxes attributable to the discount.

On October 8, 2009, agreements were entered into with the former owners of Various, pursuant to which the principal amount of Convertible Notes was fixed at $156 million (which includes approximately $7 million of accrued interest from January 1, 2009 through June 30, 2009) and the Company released the former owners from any indemnity claims relating to VAT liabilities or any other matter relating to the acquisition. Interest at 6%, payable in additional notes, accrues on the increased principal from the date of the Various acquisition. In addition, the notes were amended to eliminate the Company’s option to convert the notes into common stock. Further, the former owners agreed to allow the $10 million escrow fund set up in connection with the acquisition to be used to pay pre-acquisition VAT liabilities and related expenses. To the extent such payments are less than $10 million, any balance then remaining in the fund was to be released to the former owners. As of December 31, 2010, the escrow fund balance had been fully expended. If the costs of eliminating the pre-acquisition VAT liabilities was less than $29 million, exclusive of costs paid from the escrow fund, then the principal of the Convertible Notes was to be increased by the issuance of additional Convertible Notes for the unused portion of the $29 million, plus interest at 6% on the increased principal from the date of acquisition. The agreements further provide, among other matters, for the Company to pay fees to the former owners aggregating $3.2 million during the period from 2010 to the first quarter of 2013, subject to payment in full of the First Lien Notes and the Senior Secured Notes and also pay a consent fee in an amount equivalent to the amount paid to the Company’s Chairman and the Company’s Chief Executive Officer subject to the same terms and conditions described in the fourth paragraph of Note R.

During 2009, interest amounting to $15,155,000, including $4,364,000 on the increased principal from the date of acquisition, was paid through the issuance of additional Convertible Notes. In addition, interest expense includes $4,051,000 of amortization of discount recorded in connection with the increased principal. Of the total interest expense charged to operations in 2009, including amortization of discount attributable to the increased principal, approximately $6,600,000 relates to periods through December 31, 2008. During 2010 interest amounting to $10,377,000 was paid through the issuance of additional Convertible Notes.

The modification to eliminate the Company’s option to convert the Convertible Notes into common stock is considered to result in an exchange of debt instruments with substantially different terms thereby requiring the Company to account for the modification like an extinguishment of the existing Convertible Notes and the creation of new Convertible Notes. This modification resulted in the Company recording a charge for the

FRIENDFINDER NETWORKS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE J — LONG-TERM DEBT (Continued)

extinguishment of debt of approximately $7.2 million attributable to the excess of the fair value of the modified notes over the carrying value of the existing notes plus the $2.3 million present value of the $3.2 million of fees described above. The new notes were valued at $140 million, net of discount of approximately $31 million based on an effective interest rate of approximately 15%.

On August 20, 2010, the Company received commitments from the holders of the Convertible Notes to exchange their notes for new Non-Cash Pay Second Lien Notes. No additional consideration was paid for these commitments.

(h)	In connection with the acquisition of Various, INI issued a non-interest bearing obligation with a principal balance of $5.0 million to a former owner. In each of 2009 and 2008, $1.0 million of the notes were paid and 3.0 million was paid in 2010. The obligation was recorded at a present value of $3.6 million using a discount rate of 15%.

As described in (g) above, in connection with the restructuring of the Convertible Notes, the Company agreed to pay $3.2 million of fees to the former owners of Various of which $1 million was paid in December 2010, $1 million is payable in each of 2011 and 2012 and $250,000 is payable in the first quarter of 2013. The obligation was recorded at a present value of $2.3 million using a discount rate of 15%.

(i)	The Senior Secured Notes were scheduled to mature on July 31, 2010 and bore interest at 15% payable quarterly in cash. The notes were collateralized by a first-priority security interest in all of the Company’s assets, other than those of INI and its subsidiaries for which a third-priority secured interest had been granted.

On October 8, 2009, certain covenants in the Senior Secured Notes were amended relating to, among other matters, maintaining minimum consolidated coverage ratios and consolidated EBITDA. Such amendments cured existing events of default with respect to quarterly financial covenants through June 30, 2009. Additional covenants relating to total permitted VAT payments and required liquidity levels were added. In consideration for the amendments and waivers, the Company issued approximately $1.8 million of additional notes to the holders of the Senior Secured Notes, equal to 4% of the outstanding principal amount.

On June 28, 2010, an agreement was entered into between FriendFinder and the holders of the Senior Secured Notes which granted FriendFinder in exchange for a fee of approximately $463,000, an option to require the note holders to extend the maturity date of the notes to January 1, 2011. On July 7, 2010, FriendFinder exercised the option. Additionally, on June 28, 2010, the Company received commitments from holders of $32.8 million of outstanding Senior Secured Notes to exchange such notes for, or acquire for cash, $37.3 million of new first lien notes which will mature in 3.5 years from the date of issuance. In addition, the Company received commitments from holders of $13.5 million of outstanding Senior Secured Notes, who are principal stockholders as well as officers and directors of the Company and their affiliates, to exchange their notes for new second lien notes which pay interest in cash and will mature in 3.5 years from the date of issuance. In connection with, and in partial consideration for such commitments, the Company paid cash fees to lenders of $2,862,000.

(j)	The Subordinated Term Notes, which were held by entities controlled by certain principal stockholders of the Company who are also officers and directors, were to mature on October 1, 2011 and bore interest at 13% payable annually principally through the issuance of additional subordinated notes. The Subordinated Term Notes were collateralized by a second priority security interest in all assets of the Company other than those held by INI and its subsidiaries and were subordinate to the notes issued by INI as well as the Senior Secured Notes issued by FriendFinder.

On October 8, 2009, certain covenants in the Subordinated Term Notes were waived in consideration for which, in addition to previous waivers received, the Company paid an approximately $1.6 million amendment fee equal to 4% of the outstanding principal balance of such notes by issuing additional like kind notes to the note holders.

FRIENDFINDER NETWORKS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE J — LONG-TERM DEBT (Continued)

On June 28, 2010, the Company received commitments from the holders of $37.3 million of outstanding Subordinated Term Notes to exchange their notes for Non-Cash Pay Second Lien Notes for no additional consideration.

Principal of long-term debt outstanding at December 31, 2010 matures as follows (in thousands):

Year	Amount
2011	$15,753
2012	1,000
2013	304,275
2014	237,211
$558,239

As described above, principal payments on the New First Lien Notes and Cash Pay Second Lien Notes may be accelerated depending on the excess cash flows of the Company. On February 4, 2011 and March 2, 2011, the Company repaid an aggregate of approximately $14.8 million of principal on the New First Lien Notes and Cash Pay Second Lien Notes under such excess cash flow repayment calculation related to excess cash flow through December 31, 2010, which principal amount is included in the 2011 maturities in the above table.

NOTE K — LIABILITY RELATED TO WARRANTS

In conjunction with its August 2005 issuance of Senior Secured Notes, the Company issued warrants to purchase 501,663 shares of the Company’s common stock (of which 476,573 are exercisable at $6.20 per share and 25,090 are exercisable at $10.25 per share) that contained a provision that required a reduction of the exercise price if certain equity events occur. Under the provisions of authoritative guidance which became effective for the Company at January 1, 2009, such a reset provision no longer makes the warrants eligible for equity classification and as such, effective January 1, 2009, the Company classified these warrants as a liability at a fair value of $6,341,000 with a corresponding increase of $1,585,000 to accumulated deficit and a $4,756,000 reduction to capital in excess of par value. The liability is measured at fair value with changes in fair value reflected in operations. In connection therewith, for the years ended December 31, 2009 and 2010, a gain of $2,744,000 and $38,000, respectively, on remeasurement of the liability is included in the accompanying consolidated statement of operations.

The Company’s warrants were measured at fair value based on a binomial options pricing model using valuation inputs which are based on management’s internal assumptions (which are not readily observable) at December 31, 2009 and December 31, 2010, respectively, as follows: 1) dividend yield of 0% and 0%; 2) volatility of 54.7% and 43.3%; 3) risk-free interest rate of 2.7% and 1.9%; and 4) expected life of 5.5 years and 4.75 years.

NOTE L — PREFERRED STOCK, COMMON STOCK AND WARRANTS

On November 13, 2007, FriendFinder’s articles of incorporation were amended to authorize it to issue 62,500,000 shares of common stock having a par value of $0.01 per share, of which 12,500,000 shares were designated as Series B common stock non-voting; and 12,500,000 shares of preferred stock having a par value of $0.01 per share, of which 2,500,000 shares were designated as Series A Convertible Preferred Stock (“Series A Preferred”) and 10,000,000 shares were designated as Series B Convertible Preferred Stock (“Series B Preferred”).

Other than voting, the rights of the common stock and the Series B common stock are identical. In general, the Series B common stock can be exchanged for a like number of shares of common stock immediately prior to the earliest to occur of (i) a consummation of a sale of all or substantially all of the assets or capital stock of the Company to any unaffiliated third party or with certain exceptions, the merger, consolidation or combination of the Company with any third party or (ii) the consummation of an underwritten IPO of securities of the Company or the reverse merger of the Company with or into a publicly traded company.

FRIENDFINDER NETWORKS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE L — PREFERRED STOCK, COMMON STOCK AND WARRANTS (Continued)

Series B Preferred ranks senior to FriendFinder’s common stock and on parity with the Series A Preferred. Series B Preferred may be converted at the holder’s option at any time into shares of FriendFinder’s voting common stock at the initial rate of one share of voting common stock for each share of Series B Preferred, subject to adjustment for certain dilutive events. Series B Preferred shares carry voting rights on all matters to be voted upon by the stockholders, and on any particular matter each holder of Series B Preferred is entitled to the number of votes equal to the number of whole shares of voting common stock into which such holder’s Series B Preferred shares would be convertible as of the record date for determining the stockholders entitled to vote on the matter. Series B Preferred shares are entitled to receive ratably such dividends, if any, as may be declared by the board of directors. Dividends are not cumulative. Each share of Series B Preferred has a liquidation preference equal to the greater of (x) the original issue price for such share (approximately $0.59 per share), plus declared and accrued but unpaid dividends, and (y) such amount as would have been payable had such share been converted into voting common stock immediately prior to the liquidation, dissolution or winding up of the Company (“Liquidation Preference Amount”). Subject to certain conditions, the holders of the Series B Preferred have preemptive rights on any sale by FriendFinder of any shares of, or any securities convertible into or exercisable for shares of, any class of FriendFinder’s capital stock. Such preemptive rights expire immediately prior to an IPO.

Series A Preferred ranks senior to FriendFinder’s common stock and on parity with the Series B Preferred. Series A Preferred may be converted at the holder’s option at any time into shares of FriendFinder’s voting common stock at the initial rate of one share of voting common stock for each share of Series A Preferred, subject to adjustment for certain dilutive events. As a result of a dilutive issuance of warrants in connection with the acquisition of Various, each share of Series A Preferred is convertible into approximately 1.13 shares of voting common stock. Series A Preferred shares carry voting rights on all matters to be voted upon by the stockholders, and on any particular matter each holder of Series A Preferred is entitled to the number of votes equal to the number of whole shares of voting common stock into which such holder’s Series A Preferred shares would be convertible as of the record date for determining the stockholders entitled to vote on the matter. Under certain circumstances, the written consent of certain holders of Series A Preferred (or an affiliate of such holders) was required to take certain actions, including, for example, to amend FriendFinder’s articles of incorporation, effect a change of control, and declare any dividend or make any distribution on any of FriendFinder’s capital stock. Series A Preferred shares are entitled to receive ratably such dividends, if any, as may be declared by the board of directors. Dividends are not cumulative. Each share of Series A Preferred has a liquidation preference equal to the greater of (x) the original issue price for such share ($11.89 per share), plus declared and accrued but unpaid dividends, and (y) such amount as would have been payable had such share been converted into voting common stock immediately prior to the liquidation, dissolution or winding up of the Company (“Liquidation Preference Amount”). Subject to certain conditions, the holders of the Series A Preferred have preemptive rights on any sale by FriendFinder of any shares of, or any securities convertible into or exercisable for shares of, any class of FriendFinder’s capital stock. Such preemptive rights expire immediately prior to an IPO.

No dividend may be declared or paid on shares of common stock unless holders of Series A Preferred and Series B Preferred first or simultaneously receive a per share dividend equivalent to that payable on common shares into which the Series A and Series B Preferred are then convertible. All accrued but unpaid dividends must be included in the liquidation preference of the preferred stock payable upon a liquidation, dissolution or winding up of the Company.

On January 25, 2010, the Company amended and restated the certificate of designation for the Series A Preferred to eliminate the Company’s obligation to obtain the consent of certain holders of the Series A Preferred (or an affiliate of such holders) before taking certain actions, including, among other things, purchasing or acquiring any capital stock of the Company, effecting a change of control, or declaring or paying dividends. In addition, among other changes, redemption payments, in the event of a change of control or a qualified IPO, and preemptive rights were eliminated. In addition, on January 25, 2010, the Company also amended and restated the certificate of designation

FRIENDFINDER NETWORKS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE L — PREFERRED STOCK, COMMON STOCK AND WARRANTS (Continued)

for the Series B Preferred to, among other changes, eliminate redemption payments in the event of a change of control or a qualified IPO and also eliminate preemptive rights.

As of December 31, 2009, upon a change of control, as defined, or a qualified IPO, as defined, the holders of both Series A Preferred and Series B Preferred were entitled to be paid out of the assets of the Company an amount per share equal to their respective Liquidation Preference Amount in exchange for their preferred shares. As a result, the Series A Preferred and Series B Preferred are classified for accounting purposes as “temporary equity” in the accompanying balance sheet at December 31, 2009 as the Company could have been required to redeem the preferred stock for cash. As the preferred stock was not currently redeemable at December 31, 2009, it is being carried at its original issue price, which represents the minimum redemption amount at such dates. In January 2010, as a result of the amendments and restatements of the certificates of designation for the convertible preferred stocks described above, the carrying amount of the preferred stock was reclassified to permanent equity.

On December 6, 2007, the Company’s principal stockholders granted a holder of common and preferred shares a fully vested option to purchase from the principal stockholders an aggregate of 128,900 shares of the Company’s common stock at an exercise price of $0.20 per share as a result of the dilutive effect of the 1,343,997 common shares issuable under the Company’s 2008 stock option plan (see Note M). On January 22, 2010, this option was exercised.

Subject to certain conditions and limitations, FriendFinder has granted the holders of Series A Preferred piggyback and demand registration rights to register the shares of common stock issuable upon conversion of the Series A Preferred or the exercise of related warrants.

As of December 31, 2010, outstanding warrants to purchase voting common stock of the Company are as follows:

Expiration Date(1)	Exercise Price		Number of Shares(2)
August 2015	$6.20	(4)	476,573	(4)
August 2015	$10.25	(4)	25,090
August 2015	$0.0002		243,287
August 2016	$0.0002		441,474
December 2017	$0.0002		4,692,996	(3)
			5,879,420

(1)	Except for warrants to purchase 1,373,859 shares of common stock at $0.0002 per share which were amended on October 8, 2009, warrants terminate if not exercised concurrently with the consummation of an IPO, if earlier than their stated expiration date.

(2)	The number of shares of common stock for which each warrant is exercisable will be decreased immediately prior to the closing of an IPO in the event that the Company has issued prior to such IPO fewer than 1,343,997 shares or options pursuant to an equity incentive or benefit plan except for the warrants exercisable at $10.25. The adjustment provision for such warrants is triggered if the Company has issued fewer than 588,890 shares or options pursuant to an equity incentive or benefit plan prior to the closing of an IPO.

(3)	With respect to warrants to acquire 2,441,989 common shares, in order to maintain the warrant holders’ percentage of fully diluted equity, the number of shares of common stock for which each such warrant is exercisable shall be increased immediately prior to the closing of an IPO based on the number of shares of common stock into which the Non-Cash Pay Second Lien Notes which were exchanged for Convertible Notes issued to selling stockholders in the acquisition of Various, will be convertible based on the IPO price.

(4)	Adjusted for subsequent dilutive issuances of equity securities.

On May 18, 2008, certain of the Company’s stockholders exercised warrants issued in connection with the First Lien Notes having an exercise price of $0.0002 (see Note J(f)) for an aggregate of 1,686,700 shares of its voting

FRIENDFINDER NETWORKS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE L — PREFERRED STOCK, COMMON STOCK AND WARRANTS (Continued)

common stock, resulting in a transfer of $1,350 from capital in excess of par value to common stock for the par value of the shares.

On July 13, 2009, warrants issued in connection with the First Lien Notes having an exercise price of $0.0002 were exercised for an aggregate of 81,812 shares of the Company’s voting common stock resulting in a transfer of $66 from capital in excess of par value to common stock for the par value of the shares.

On December 10, 2009, warrants issued in connection with the First Lien Notes having an exercise price of $0.0002 were exercised for an aggregate of 1,188,107 shares of the Company’s voting common stock, resulting in a transfer of $950 from capital in excess of par value to common stock for the par value of the shares.

In August 2009, the Company received an informal demand from an existing holder of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock claiming a right to warrants exercisable at $0.0002 per share for approximately 800,000 shares of common stock in satisfaction of the conversion price adjustment with respect to its Series A Convertible Preferred Stock in connection with the Company’s issuance of Series B Convertible Preferred Stock. On October 27, 2010, this potential claim was resolved as the parties entered into a Settlement and Mutual Release pursuant to which the Company made a cash payment of $985,000 which was charged to capital in excess of par value.

NOTE M — STOCK OPTIONS

On April 3, 2008, the Company’s Board of Directors adopted the 2008 Stock Option Plan (the “Plan”). The maximum number of shares for which stock options may be granted under the Plan is 1,343,997 shares, subject to adjustment. Stock options may be issued to employees, directors and consultants, selected by a committee of the Board of Directors.

Under the terms of the Plan, the options granted will expire no later than 10 years from the date of grant and will vest 20% on the first anniversary of the grant date and 20% on each succeeding four anniversaries of the grant date, provided, however, that an optionee may exercise the vested portion of a stock option only after that date which is 18 months after the date of an IPO of the Company’s common stock. The exercise price of an option shall be the closing price of the common stock on a national securities exchange on the date immediately preceding the date of grant, or if the common stock is not traded on a national securities exchange, its fair value as determined in good faith by the board of directors. Notwithstanding the foregoing, the exercise price per share of any stock option agreement issued prior to an IPO will be the price per share of the Company’s common stock to be sold pursuant to an IPO.

In 2008, 2009 and 2010, the Company issued agreements to grant options to purchase a total of 708,550 shares, 25,500 shares and 43,250 shares, respectively, of the Company’s common stock to employees, non employee directors as well as to one board advisor under the Plan. In addition, in 2008, 2009 and 2010, respectively, options for 20,250 shares, 66,750 shares and 138,500 shares under such agreements were forfeited. As of December 31, 2010, there were outstanding agreements to grant options to acquire 551,750 common shares. The exercise price of these options will be set at the price per share that the Company’s common stock is sold to the public pursuant to an IPO.

As a successful completion of an IPO is necessary in order for an option to be exercised, no compensation cost will be recognized until the occurrence of such event. Consequently, the Company has not recognized any compensation related to these options during the years ended December 31, 2008, 2009 and 2010. Upon successful completion of an IPO, compensation cost will be accrued for each vesting tranche over the requisite service period commencing on the date the options were granted and ending on the later of the vesting date or 18 months after the date of the IPO. Accordingly, the date the IPO is completed, a cumulative adjustment will be made to record compensation cost which accrued prior to such date, based on the fair value of the options on the IPO date.

FRIENDFINDER NETWORKS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE M — STOCK OPTIONS (Continued)

Estimated stock-based compensation to be recognized subsequent to completion of this offering for options outstanding at December 31, 2010 will be approximately $2.4 million, based upon an initial price of $10.00 per share, which is expected to be recognized over a weighted-average period of two years. Of such amount a cumulative adjustment to compensation expense of approximately $2.0 million will be realized upon completion of this offering.

NOTE N — INCOME TAXES

FriendFinder and its subsidiaries file a consolidated federal income tax return.

The components of the income tax benefit are as follows (in thousands):

	2010	2009	2008
Current:
Federal	$162	$—	$374
State	630	—	—
	792	—	374
Deferred:
Federal	(1,118)	(4,688)	(13,615)
State	(160)	(644)	(4,935)
	(1,278)	(5,332)	(18,550)
Total tax benefit	$(486)	$(5,332)	$(18,176)

A reconciliation between the benefit computed at the U.S. federal statutory rate on the pre-tax loss to the tax benefit included in the consolidated statements of operations follows (in thousands):

	Year Ended December 31,
	2010	2009	2008
Tax benefit at federal statutory rate (35%)	$15,274	$16,292	$22,450
State taxes, net of federal effect	1,552	435	3,208
Impairment of goodwill	—	—	(3,350)
Net operating loss for which no tax benefit is recognized	(16,679)	(4,881)	(4,842)
Non-deductible penalties including related foreign exchange gain	—	97	1,119
Write off of deferred tax asset related to United Kingdom VAT liability which was eliminated (see Note I)	—	(7,785)	—
Gain on warrant liability	14	960	—
Other	$326	$214	$(409)
Tax benefit	$486	$5,332	$18,176

The components of deferred tax assets and liabilities are as follows (in thousands):

	December 31,
	2010	2009
Deferred tax assets:
Net operating loss carryforwards	$27,424	$30,430
Allowance for doubtful accounts	894	861
Accrued liability related to VAT	12,264	13,733
Accrued loss related to claim in arbitration	5,200	—
Other	590	427
Gross deferred tax assets	46,372	45,451
Less valuation allowance	(28,627)	(11,948)
Net deferred tax assets	17,745	33,503

FRIENDFINDER NETWORKS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE N — INCOME TAXES (Continued)

	December 31,
	2010	2009
Deferred tax liabilities:
Trademarks and domain names not subject to amortization	(23,794)	(25,644)
Intangible assets subject to amortization	(11,654)	(19,273)
Long-term debt	(5,875)	(10,634)
Property and equipment, including software	(217)	(3,222)
Other	(958)	(761)
	(42,498)	(59,534)
Net deferred tax liabilities	$(24,753)	$(26,031)

Amounts recognized in the consolidated balance sheets consist of (in thousands):

	December 31,
	2010	2009
Deferred tax asset — current	$5,522	$11,366
Deferred tax liability — non-current	(30,275)	(37,397)
Net deferred tax liability	$(24,753)	$(26,031)

At December 31, 2010, the Company had net operating loss carryforwards for federal income tax purposes of approximately $69.0 million available to offset future taxable income which expire at various dates from 2024 through 2028. The Company’s ability to utilize approximately $9.0 million of such carryforwards related to the periods prior to the Company’s exit from Chapter 11 reorganization is limited due to changes in the Company’s ownership, as defined by federal tax regulations. In addition, utilization of the remainder of the carryforwards may be limited upon the occurrence of certain further ownership changes, including as a result of an IPO. Realization of the deferred tax assets is dependent on the existence of sufficient taxable income within the carryforward period, including future reversals of taxable temporary differences. The taxable temporary difference related to indefinite-lived trademarks and domain names, which have no tax basis, will reverse when such assets are disposed of or impaired. Because such period is not determinable and, based on available evidence, management was unable to determine that realization of the deferred tax assets was more likely than not, the Company has recorded a valuation allowance against a portion of its deferred tax assets at December 31, 2010 and 2009. As of both dates, approximately $4.8 million of the valuation allowance relates to pre-reorganization and acquired C corporation entities’ net operating loss carryforwards.

The valuation allowance increased $16.7 million in 2010, $2.3 million in 2009 and $4.8 million in 2008.

Effective January 1, 2007, the Company applied the “more-likely-than-not” recognition threshold to all uncertain tax positions which resulted in no unrecognized tax benefits in the accompanying financial statements. As at December 31, 2010, unrecognized tax benefits were not material.

To the extent incurred, the Company classifies interest and penalties accrued on the underpayment of income taxes as interest expense and other expense, respectively.

The Company is no longer subject to federal, state, and local income tax examinations by tax authorities for years ending before 2007. However, to the extent utilized in the future, the Company’s net operating loss carryforwards originating in such years remain subject to examination.

FRIENDFINDER NETWORKS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE O — SEGMENT INFORMATION

The Company’s reportable segments consist of Internet and Entertainment. Internet offers features and services that include social networking, online personals, premium content, live interactive videos and other services. Entertainment consists of publishing, licensing and studio production and distribution of original pictorial and video content. For the years ended December 31, 2010, 2009 and 2008, respectively, the Entertainment segment recorded revenue of $741,000, $651,000 and $616,000 from advertising services provided to the Internet segment. Additionally, through December 31, 2008, the Entertainment segment provided the Internet segment with video and pictorial content for which no intersegment revenue was recorded. Effective January 1, 2009, the Entertainment segment provided the Internet segment with video and pictorial content for which $1,560,000 was charged to the Internet segment, correspondingly increasing the revenue of the Entertainment segment for the year ended December 31, 2009. No such content was provided in 2010. Certain corporate expenses and interest expense are not allocated to segments. Segment assets include intangible, fixed, and all others identified with each segment. Unallocated corporate assets consist primarily of cash, certain prepaid items related to indebtedness and deferred tax assets not assigned to one of the segments. Information for the Company’s segments is as follows:

	Year Ended December 31,
	2010	2009	2008
Assets:
Internet	$506,297	$522,179	$568,999
Entertainment	22,399	23,520	26,724
Unallocated corporate	4,121	6,182	4,190
Total	$532,817	$551,881	$599,913

Net revenue from external customers:
Internet	$321,605	$306,213	$306,129
Entertainment	24,392	21,479	24,888
Total	$345,997	$327,692	$331,017

Income from operations:
Internet	$76,142	$64,962	$34,345
Entertainment	1,140	(439)	(17,748)
Total segment income from operations	77,282	64,523	16,597
Unallocated corporate	(5,547)	(6,128)	(9,488)
Total	$71,735	$58,395	$7,109

Amortization of acquired intangibles and software (included in income from operations):
Internet	$24,461	$35,454	$36,347
Entertainment	—	—	—
Unallocated corporate	—	—	—
Total	$24,461	$35,454	$36,347

Depreciation and other amortization (included in income from operations):
Internet	$4,527	$4,587	$4,052
Entertainment	177	294	450
Unallocated corporate	—	—	—
Total	$4,704	$4,881	$4,502

FRIENDFINDER NETWORKS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE O — SEGMENT INFORMATION (Continued)

	Year Ended December 31,
	2010	2009	2008
Impairment of goodwill and other assets (included in income from operations):
Internet	$—	$—	$6,829
Entertainment	4,660	4,000	17,602
Total	$4,660	$4,000	$24,431

Net revenues by service and product is as follows (in thousands):

	Year Ended December 31,
	2010	2009	2008
Internet:
Subscription based service	$245,174	$245,015	$246,978
Pay by usage service	76,321	60,434	56,729
Advertising	110	764	2,422
	321,605	306,213	306,129

Entertainment:
Magazine	10,894	12,218	15,581
Video entertainment	10,892	6,441	6,048
Licensing	2,606	2,820	3,259
	24,392	21,479	24,888
Total revenues	$345,997	$327,692	$331,017

The Company derives revenue from international websites and other foreign sources. Revenues by geographical area based on where the customer is located or the subscription originates are as follows (in thousands):

	Year Ended December 31,
	2010	2009	2008
Net revenue:
United States	$178,873	$177,753	$192,102
Europe	103,224	97,317	86,797
Canada	17,200	15,364	16,381
Other	46,700	37,258	35,737
Total	$345,997	$327,692	$331,017

Principally all long-lived assets are located in the United States.

NOTE P — COMMITMENTS

Future minimum rental commitments for noncancellable operating leases of office space as of December 31, 2010, are as follows (in thousands):

Year	Operating Leases
2011	$2,076
2012	2,125
2013	2,125
2014	2,070

FRIENDFINDER NETWORKS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE P — COMMITMENTS (Continued)

Year	Operating Leases
2015	$1,800
Thereafter	2,217
Total	$12,413

The above amounts do not include taxes and property operating costs on certain leases. Rent expense amounted to approximately $2,127,000, $2,151,000, and $2,226,000 for the years ended December 31, 2010, 2009, and 2008, respectively.

NOTE Q — CONTINGENCIES

(a)	On December 28, 2007, Broadstream Capital Partners, Inc. (“Broadstream”) filed a lawsuit against the Company in the State Superior Court of California, County of Los Angeles, Central District, and the Company subsequently removed the case to the Federal District Court for the Central District of California. The complaint alleged breach of contract, breach of covenant of good faith and fair dealing, breach of fiduciary duty and constructive fraud arising out of a document entitled “Non-Disclosure Agreement.” The complaint alleged, among other things, that Broadstream entered into a Non-Disclosure Agreement with the Company that required Broadstream’s prior written consent for the Company to knowingly acquire Various or any of its subsidiaries and that such consent was not obtained. On April 7, 2008, Broadstream filed its First Amended Complaint, which added a new cause of action for intentional interference with prospective economic advantage. On February 20, 2009, Broadstream filed its Third Amended Complaint, which dismisses the allegations of breach of fiduciary duty and constructive fraud. The complaint seeks damages which plaintiff alleges to be in excess of $20 million, plus interest, costs and punitive damages. Broadstream later asserted up to $557 million in damages plus punitive damages. On July 20, 2009, the Company entered into an agreement with Broadstream under which, without admitting liability, the Company agreed to pay Broadstream $3.0 million in $1.0 million installments due no later than July 2009, January 2010 and July 2010. Such payments were timely made. The agreement provides that upon the earlier of twelve months after the Company has securities registered under Section 12(b) of the Securities Exchange Act of 1934, as amended, or eighteen months after the effective date of the agreement, but not later than twelve months following such earlier date, Broadstream must choose either to (i) refile its complaint in Federal District Court provided that it first repay the Company the $3.0 million or (ii) demand arbitration. If Broadstream elects arbitration, the parties have agreed that there will be an arbitration award to Broadstream of at least $10.0 million but not more than $47.0 million. Giving consideration of the limitation of the arbitration award in relation to damages sought in litigation, management had not concluded that it was probable that Broadstream would demand arbitration. Accordingly, no loss had been provided for as a result of entering into the agreement. In the event that Broadstream elected arbitration, at such time the Company would recognize a loss in connection with the matter of $13.0 million to $50.0 million.

In December 2010, Broadstream elected arbitration. Accordingly, at December 31, 2010 the Company recognized a loss in connection with the matter of $13.0 million which is included in other non-operating expense, net in the accompanying 2010 consolidated statement of operations. In connection with providing for the loss, the Company recorded a liability to Broadstream of $10.0 million (see Note I). In the event that the liability exceeds $15.0 million (exclusive of $3.0 million the Company already paid to Broadstream), it would constitute an event of default under the agreements governing the New First Lien Notes, Cash Pay Second Lien Notes and Non-Cash Pay Second Lien Notes.

On July 6, 2011, the Company entered into a settlement agreement with Broadstream pursuant to which the arbitration and related litigation and all claims asserted therein were agreed to be dismissed and the Company agreed to pay Broadstream $15 million payable as follows: $8 million no later than July 13, 2011, $5 million

FRIENDFINDER NETWORKS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE Q — CONTINGENCIES (Continued)

no later than September 29, 2011 and $2 million no later than January 2, 2012. As a result of the settlement, the Company will recognize an additional loss of $5 million in the quarter ending June 30, 2011.

(b)	On December 23, 2005, Robert Guccione, our former president, filed an action against the Company and some of its officers, among other defendants, in New York State Court for breach of contract, fraud, unjust enrichment, promissory estoppel, failure to pay severance and conspiracy to defraud. The amount of damages requested in the complaint against the Company is approximately $9.0 million and against the officers is in excess of $10.0 million. Some of the counts in the complaint also demand an unspecified amount of damages. Guccione filed an amended complaint on June 5, 2007 to include additional claims relating to ownership of certain United Kingdom, Jersey and Guernsey trademarks and added as a party Penthouse Publications Limited, an entity with no current affiliation with the Company, as party plaintiff. Guccione agreed to dismiss the count for conspiracy to defraud only. Guccione filed a Second Amended Complaint on December 14, 2007 adding General Media International, Inc. (an entity with no current affiliation with the Company) as party plaintiff and a new claim for inducement to breach of contract. The Company filed its motion to dismiss the Second Amended Complaint on January 31, 2008, which was granted in part and denied in part. The court dismissed the claims for unjust enrichment and promissory estoppel. The Company filed its Answer and Affirmative Defenses to the Second Amended Complaint on June 25, 2009. On August 14, 2008, Guccione filed a voluntary petition for Chapter 7 Bankruptcy. Guccione filed a dismissal of the bankruptcy proceedings on November 4, 2009. The Court dismissed the bankruptcy action on November 9, 2009. The settlement agreement between Guccione and his judgment creditors assigns all rights to the New York state court action to his judgment creditors. On January 8, 2010, the Company filed an Amended Answer with counterclaims against Guccione and Penthouse Publications Limited for conversion, breach of fiduciary duty, declaratory relief and indemnification. No specific amount of damages has been requested in the counterclaims. On January 27, 2010, Plaintiffs filed a Reply to the Company’s counterclaims. In January and February 2010, certain defendants filed Answers to Plaintiffs’ Second Amended Complaint with cross-claims against the Company for contribution and indemnification. No specific amount of damages has been requested. In February and March 2010, the Company filed its Answer and Affirmative Defenses to the cross-claims. On October 20, 2010, Guccione passed away. As such, the case is stayed pending substitution of his estate as a party. The Company believes it has meritorious defenses to all claims and intends to vigorously defend the lawsuit.

(c)	On November 28, 2006, Antor Media Corporation (“Antor”) filed a complaint against the Company, its subsidiary, General Media Communications, Inc. (“GMCI”), and several non-affiliate media/entertainment defendants in the U.S. District Court for the Eastern District of Texas, Texarkana Division, for infringement of a Patent entitled “Method and Apparatus for Transmitting Information Recorded on Information Storage Means from a Central Server to Subscribers via a High Data Rate Digital Telecommunications Network.” No specific amount of damages has been requested. Injunctive relief is also sought. The Company and its subsidiary filed an Answer, Affirmative Defenses and Counterclaims. The United States Patent and Trademark Office (“USPTO”) issued a non-final office action rejecting Antor’s patent claims. Antor filed a response to the office action which added 83 new claims to the original 29 rejected claims. In August 2008, the USPTO issued its final office action sustaining its rejection of the original 29 claims and rejecting the 83 new claims. Antor filed its Petition to Vacate Finality of Office Action on the grounds it introduced new grounds for the rejection. Based on the final office action, the Company, GMCI and all other defendants filed an expedited motion to stay the case. In December 2008, pursuant to an order granting a re-examination proceeding, the USPTO issued a non-final office action again rejecting the original 29 claims and the new 83 claims. In February 2009, Antor filed a response in which it agreed to cancel the 83 new claims previously proposed. On May 11, 2009, the Court entered an Order granting Defendants’ Motion to Stay as modified. On May 22, 2009, the defendants accepted the terms of the Court’s proposed Stipulation regarding the use of prior art at trial and filed their Stipulation. On June 5, 2009, the USPTO issued a Final Office Action rejecting all of the Plaintiff’s claims. Plaintiff filed an appeal on July 7, 2009 and an appellate brief on October 8, 2009. On February 18, 2010, the USPTO filed an answer brief. On October 21, 2010, the USPTO Board of Patent Appeals

FRIENDFINDER NETWORKS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE Q — CONTINGENCIES (Continued)

entered an order affirming the rejection of Antor’s claims. On December 21, 2010, Antor filed a request for rehearing which was denied in March 2011. The case will remain stayed pending the appeal.

(d)	On or about November 27, 2006, a claimant filed a consumer class action arbitration at Judicial Arbitration and Mediation Services, Inc. or JAMS in San Jose, California, alleging a nationwide class action against Various under a variety of legal theories related to, among other things, representations regarding the number of active users on its internet dating websites, causing the appearance of erroneous member profiles, and a failure to adequately remove or account for alleged erroneous member profiles. The claimant is seeking unspecified damages. Various disputes the claims and intends to defend the arbitration vigorously.

(e)	In or about March 2009, a complaint was filed against the Company’s subsidiary FriendFinder California, Inc. and other defendants in the State Superior Court of California, County of Los Angeles in connection with their advertising on a free adult content website run by a third party known as Bright Imperial Limited. In April 2009, Various and the Company were added as defendants. The complaint alleges that the defendants aided and abetted Bright Imperial Limited in engaging in below cost competition and unlawful use of “loss leaders” in violation of California law by providing free, apparently professionally produced adult content. The plaintiff is seeking $10.0 million in damages, trebled to at least $30.0 million, plus injunctive relief and attorneys’ fees. On May 8, 2009, the Court denied the plaintiff’s request for an Order to Show Cause concerning its request for preliminary injunction, citing insufficient evidence among other factors. On May 26, 2009, the Company filed an “Anti-SLAPP” Motion to Strike the Complaint along with a Motion to Dismiss the claims in the Complaint. On or about July 24, 2009, after the Court granted the Anti-SLAPP motion the plaintiff then stipulated to the form of an Order on the Anti-SLAPP motion that finds in favor of the Company, effectively terminating the case. On August 10, 2009, plaintiff filed his Notice of Appeal to the California Court of Appeal. On January 26, 2011, the California Appellate Court affirmed the trial court’s ruling in the Company’s favor.

(f)	On November 4, 2008, Balthaser Online, Inc. filed a lawsuit for patent infringement against the Company among other defendants, in the U.S. District Court for the Eastern District of Texas, Texarkana Division, seeking unspecified monetary damages as well as injunctive relief. The complaint alleged infringement of Patent entitled “Methods, Systems, and Processes for the Design and Creation of Rich-Media Applications via the Internet.” The plaintiff filed a first amended complaint naming Various, Inc., FriendFinder California Inc. and Global Alphabet, Inc. as defendants on January 15, 2009. On or about August 28, 2009, pursuant to local rule, the Company served its invalidity contentions. On September 15, 2009, the Court granted the Company’s motion to transfer the case to the U.S. District Court for the Northern District of California. The lawsuit was settled on November 30, 2010 for an immaterial amount and the action was dismissed with prejudice.

(g)	In or about December 2007, Spark Network Services, Inc. served Various with a complaint for patent infringement seeking unspecified monetary damages as well as injunctive relief. The complaint alleges infringement of a U.S. Patent entitled “System for Data Collection and Matching Compatible Profiles.” Various moved for a stay of the federal case due to the USPTO’s re-examination of the patent at issue and the Federal Court granted the stay. The USPTO issued a final rejection of the patent at issue on September 18, 2009, and the plaintiff filed a notice of appeal on December 17, 2009. In March 2010, the parties entered into a settlement agreement resolving the case and the Federal action was dismissed with prejudice. The settlement did not have a material effect on the Company’s financial statements.

(h)	On November 5, 2009, Joao Control and Monitoring Systems of Texas, LLC filed a patent infringement lawsuit in the United States District Court for the Eastern District of Texas against the Company and its indirect wholly-owned subsidiary Streamray Inc., and a number of other unrelated adult entertainment companies, alleging infringement of a patent entitled “Monitoring Apparatus and Method” and seeking unspecified monetary damages as well as injunctive relief. The lawsuit was served on the Company and Streamray Inc. on November 12, 2009. In or about June 2010 the Company filed a motion related to the propriety of the forum

FRIENDFINDER NETWORKS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE Q — CONTINGENCIES (Continued)

and Streamray Inc. answered the complaint. On or around July 2010, the parties entered into a settlement agreement resolving the case and the action was dismissed with prejudice. The settlement did not have a material effect on the Company’s financial statements.

(i)	Effective July 1, 2008, Various registered in the European Union and on July 29, 2008, began separately charging VAT to its customers. For periods prior thereto, Various recorded a liability for VAT and related interest and penalties in connection with revenue from internet services derived from its customers in the various European Union countries. Various reduced its VAT liability for periods prior to July 1, 2008 in the countries where the liability was either paid in full or payments were made pursuant to settlement and payment plans or where determinations were made that payments were not due. Various continues to negotiate settlements of the liabilities or challenge the liability related to VAT for periods prior to July 1, 2008 (see Note I).

(j)	On May 19, 2009 representatives for Summit Trading Limited (“Summit”) sent a letter to the Company’s outside legal counsel, alleging that the Company, Interactive Brand Development, Inc., (an owner of the Company’s Series B Common Stock) and entities affiliated with two of the Company’s principal stockholders defrauded Summit of financial compensation for services provided to the Company’s predecessor entity, General Media, Inc. Among the claims, Summit asserted bad faith, breach of contract and fraud by the Company’s management and the Company, and claimed that it is owed an equity interest in the Company, as well as compensatory, punitive and exemplary damages in excess of $500 million. Management believes that the allegations stated in the letter are vague and lack factual basis and merit. Summit has not taken any legal action against the Company. Should Summit take legal action, the Company would vigorously defend the lawsuit.

(k)	On November 16, 2010, Patent Harbor, LLC filed a Complaint for patent infringement against, among others, Penthouse Digital Media Productions Inc. (PDMP), in the United States District Court for the Eastern District of Texas. The Complaint alleges an infringement of a U.S. Patent entitled “Apparatus and Method for Assembling Content Addressable Video”. No specific amount of damages has been requested. However, on November 16, 2010, the Company received a settlement demand from plaintiff in the amount of $800,000. Plaintiff later lowered its demand to $500,000. On January 28, 2011, the Company filed an Answer, Affirmative Defenses and Counterclaims. On February 25, 2011, plaintiff filed its Answer to the Counterclaims. The Company has no insurance coverage for patent infringement claims. The Company disputes the allegations and believes it has meritorious defenses, and plans to vigorously defend the allegations.

(l)	On April 13, 2011, Facebook, Inc., or Facebook, filed a complaint against the Company and certain of its subsidiaries in the U.S. District Court for the Northern District of California, alleging trademark infringement with regard to the use of the terms “face book of sex”. The Complaint contains causes of action for: trademark dilution, false designation of origin, trademark infringement, violation of the Anti-Cybersquatting Consumer Protection Act, and for unfair competition. The Complaint also seeks a declaratory judgment that Facebook’s use of “friend finder” on its website is a descriptive fair use that does not infringe Various’ trademark rights in the “FRIENDFINDER” mark. No specific amount of damages has been sought. However, the Complaint requests monetary relief, injunctive relief, punitive damages, cancellation of the “FRIENDFINDER” marks, attorneys’ fees, other equitable relief, and costs among other things. The Company intends to vigorously defend the lawsuit.

The Company currently is a party to other legal proceedings and claims. While management presently believes that the ultimate outcome of these proceedings, including the ones discussed above, individually and in the aggregate, will not have a material adverse effect on the Company’s financial position, cash flows, or overall trends in results of operations, litigation and arbitration is subject to inherent uncertainties and unfavorable rulings could occur. An unfavorable ruling could include monetary damages or, in cases for which injunctive relief is sought, an injunction prohibiting the Company from selling one or more products or services. Were an unfavorable ruling to occur there exists the possibility of a material adverse impact on the business or results

FRIENDFINDER NETWORKS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE Q — CONTINGENCIES (Continued)

of operations for the period in which the ruling occurs or future periods. Other than as disclosed above, the Company is unable to estimate the possible loss or range of loss which may result from pending legal proceedings or claims.

NOTE R — RELATED PARTY TRANSACTIONS

In October 2004, the Company entered into a separate management agreement with an entity controlled by the Company’s principal stockholders whereby certain management services are to be performed by these principal stockholders as designated by the board of directors of the Company. The agreement was for a term of five years with an annual fee of $500,000. In October 2009, the management agreement was amended to extend the term until the consummation of an IPO and the annual fee was increased to $1,000,000 effective November 1, 2010. In addition, the agreement provides that the managers may participate in the Company’s future bonus pool and stock option plans. Management fees, which are included in general and administrative expenses, amounted to approximately $583,000, $500,000 and $500,000 for the years ended December 31, 2010, 2009 and 2008 respectively.

The Company has also entered into a lease agreement for rental of office space from a company controlled by the Company’s principal stockholders. The lease, which commenced on January 1, 2005, was for a period of five years and provided for annual rent of approximately $58,000 plus operating expenses. On December 18, 2009, the lease was extended through June 2010 at approximately $5,000 per month. On December 1, 2010 a new lease agreement was entered for a period of five years providing for annual rent of approximately $61,000 per year with the annual base rent and expenses not to exceed $150,000 per year. Total rent expense under this lease agreement was approximately $161,000, $120,000 and $118,000 for the years ended December 31, 2010, 2009 and 2008, respectively.

In September 2007, the Company entered into consulting agreements with two entities controlled by two of the Company’s stockholders who were former owners of Various. The agreements specify payments of approximately $19,000 per month to each entity. Both agreements were for one year and thereafter renewed automatically each month until either party terminated the agreement. As of October 27, 2010, the agreements were amended so that the Company could not terminate the agreements prior to March 31, 2013. For each of the years ended December 31, 2010, 2009 and 2008, the Company paid an aggregate of approximately $462,000, under such agreements which is included in general and administrative expenses.

On October 8, 2009, the Company agreed to pay compensation to the Company’s Chairman and the Company’s Chief Executive Officer for options granted by such executives to the former owners of Various and to a holder of common and preferred shares on an aggregate of 1,147,964 of the Company’s common shares owned by the executives (see Note J(f) and L). Subject to the consummation of a public or private offering of any equity or debt securities of the Company which occurs after an IPO, each executive is to receive compensation equal to 37.5% of the IPO price times 573,982, representing the number of common shares on which options were granted. Subject to the trading price of the Company’s stock, as defined, being equal to or greater than 50% of the IPO price, the Company shall pay one-third of the total compensation on the first business day of the first full calendar quarter following the consummation of the equity or debt offering referred to above, and one-third of the compensation on the first business day of each of the next two calendar quarters. In the event of a Change in Control Event, as defined, the Company shall pay any remaining unpaid amount.

NOTE S — EMPLOYEE BENEFIT PLANS

FriendFinder has a defined contribution plan that combines an employee deferred compensation 401(k) plan with a profit-sharing plan under which FriendFinder may make contributions solely at its own discretion. Substantially all employees may participate in the plan. FriendFinder did not make any contributions to the plan for the years ended December 31, 2010, 2009 and 2008.

FRIENDFINDER NETWORKS INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE S — EMPLOYEE BENEFIT PLANS (Continued)

Various has a defined contribution plan under Section 401(k) of the Internal Revenue Code covering all full-time employees which provides for matching contributions by Various, as defined in the plan. Contributions made by Various to the plan for the years ended December 31, 2010, 2009 and 2008 were approximately $597,000, $579,000 and $491,000 respectively.

On March 23, 2009, the Company’s board of directors approved a 2009 Restricted Stock Plan (the “Plan”) which becomes effective upon the consummation of an IPO. The aggregate number of shares of restricted stock that may be granted under the Plan is limited to one percent of the fully-diluted equity of the Company on the date that an IPO is consummated. The compensation committee of the board of directors is charged with administering the Plan and all directors, employees and consultants of FriendFinder or of any subsidiary are eligible to receive restricted stock under the Plan. Restricted stock granted under the Plan will generally vest on the third anniversary of the grant date, subject to the recipient’s continued service. Restricted shares will also vest prior to the third anniversary of the grant date if the recipient’s employment has been terminated under certain conditions. Upon the termination of a recipient’s employment, unvested shares of restricted stock will be subject to repurchase by the Company at a price of $2.00 per share. Prior to vesting, the restricted shares may not be sold, assigned, transferred or pledged by the recipient.

NOTE T — INITIAL PUBLIC OFFERING (“IPO”) AND RELATED EVENTS

On May 16, 2011, the Company issued 5,000,000 shares of common stock at a price of $10.00 per share and completed its IPO. The Company raised gross proceeds of $50.0 million, less underwriting fees and commissions of 7.25% of the gross proceeds, or $3.6 million, and incurred other offering expenses of $2.9 million to be paid from the proceeds of the offering, resulting in $43.5 million of net proceeds.

In connection with the consummation of the IPO (i) 378,579 outstanding shares of Series A Convertible Preferred Stock were converted into 428,668 shares of common stock (ii) all of the outstanding shares of Series B Convertible Preferred Stock were converted into 8,444,853 shares of common stock (iii) 1,806,860 shares of Series B Common Stock were exchanged for 1,806,860 shares of common stock (iv) 5,734,918 shares of common stock were issued upon exercise of outstanding warrants, and (v) the Non-Cash Pay Second Lien Notes became convertible into 8,310,763 shares of common stock at the IPO price of $10 per share.

As described in Note J(b), in the event of an IPO, the net proceeds must be used to redeem the New First Lien Notes and Cash Pay Second Lien Notes pro rata at 110% of principal plus accrued and unpaid interest. On May 19, 2011, the Company redeemed $39,541,000 principal amount of notes from the net proceeds of the IPO and incurred a loss on extinguishment of debt.

Offer to Exchange
up to $2 35,331,887 aggregate principal amount
of our 14% Senior Secured Notes Due 2013
that have been registered under the Securities Act of 1933
for
a like amount of our outstanding, privately-placed
14% Senior Secured Notes Due 2013

Offer to Exchange
up to $1 0,630,667 aggregate principal amount of our
14% Cash Pay Secured Notes Due 2013
that have been registered under the Securities Act of 1933
for
a like amount of our outstanding, privately-placed
14% Cash Pay Secured Notes Due 2013

Offer to Exchange
up to $250,848,125 aggregate principal amount of our
11.5% Convertible Non-Cash Pay Secured Notes Due 2014
that have been registered under the Securities Act of 1933
for
a like amount of our outstanding, privately-placed
11.5% Convertible Non-Cash Pay Secured Notes Due 2014

PROSPECTUS

                   , 2011

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Registrants incorporated as corporations in Nevada

Section 78.7502 of the Nevada Revised Statutes empowers a Nevada corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person (i) is not liable for breaching his or her duties as a director or officer of the corporation, where such breach involved intentional misconduct, fraud or a knowing violation of law or (ii) acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. A Nevada corporation may indemnify any person against expenses (including attorneys’ fees) in connection with the defense or settlement of an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where a director, officer, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director actually and reasonably incurred in connection with the defense.

FriendFinder Networks Inc.

Our amended and restated bylaws contain a provision providing for indemnification of our officers and directors. Our amended and restated bylaws further require us to pay advance expenses as incurred by an officer or director in connection with proceedings against them for which they may be indemnified.

We have entered into indemnification agreements with our directors and certain officers. Under the terms of the indemnification agreements, we are required to indemnify the directors against specified liabilities arising out of their services to us. The indemnification agreements require us to indemnify each director and officer to the fullest extent permitted by law and to advance certain expenses incurred by the directors and officers. The indemnification agreements provide limitations on the directors’ and officers’ rights to indemnification in certain circumstances.

In addition, we have obtained directors’ and officers’ insurance that covers our directors and officers for specific liabilities, including for coverage for public securities matters.

Interactive Network, Inc. and FriendFinder Ventures Inc.

The bylaws of Interactive Network, Inc. and the bylaws of FriendFinder Ventures Inc. each provide that the corporation shall indemnify its officers and directors under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary, and that the corporation is required to advance expenses to its officers and directors as incurred in connection with proceedings against them for which they may be indemnified.

Streamray Inc.

The bylaws of Streamray Inc. provide for the indemnification of its directors and officers against legal expenses, claims and liabilities, except with respect to an action by or in the right of the corporation. Indemnification pursuant to Streamray Inc.’s bylaws must be authorized in the specific case upon a determination made by (i) the stockholders, (ii) a majority vote of a quorum of directors not party to the relevant action, suit or proceeding, or (iii) under certain specified circumstances, independent legal counsel. No specific provision is made for the advancement of expenses as they are incurred.

Registrants incorporated as corporations in Delaware

Section 145(a) of the Delaware General Corporation Law (the “DGCL”) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Further subsections of DGCL Section 145 provide that:

•	to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection therewith;

•	the indemnification and advancement of expenses provided for pursuant to Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise; and

•	the corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

As used in this Item 20, the term “proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether or not by or in the right of Registrant, and whether civil, criminal, administrative, investigative or otherwise.

Section 145 of the DGCL makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors of each of the registrants incorporated in Delaware under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the “Act”). Each of the registrants incorporated in Delaware may, in their discretion, similarly indemnify their employees and agents. Under Section 102(b)(7) of the DGCL, a corporation may relieve its directors from personal liability to such corporation or its stockholders for monetary damages for any breach of their fiduciary duty as directors except (i) for a breach of the duty of loyalty, (ii) for failure to act in good faith, (iii) for intentional misconduct or knowing violation of law, (iv) for willful or negligent violations of certain provisions in the DGCL imposing certain requirements with respect to stock repurchases, redemptions and dividends, or (v) for any transactions from which the director derived an improper personal benefit.

Argus Payments Inc.

The bylaws of Argus Payments Inc. provide that Argus Payments Inc. shall indemnify and hold harmless, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of Argus Payments Inc. or, while a director or officer of Argus Payments Inc., is or was serving at the request of Argus Payments Inc. as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity or any other capacity while serving as a director, officer, employee or agent. Argus Payments Inc. shall pay the expenses (including attorneys’ fees) incurred by such person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by such person to repay all amounts advanced if it should be ultimately determined that such person is not entitled to be indemnified. Argus Payments Inc.’s bylaws further provide that such right of indemnification shall not be exclusive of any right to which any such person may be entitled as a matter of law.

Blue Hen Group Inc.

The bylaws of Blue Hen Group Inc. provide that Blue Hen Group Inc. shall indemnify and hold harmless, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of Blue Hen Group Inc. or, while a director or officer of Blue Hen Group Inc., is or was serving at the request of Blue Hen Group Inc. as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity or any other capacity while serving as a director, officer, employee or agent. Blue Hen Group Inc. shall pay the expenses (including attorneys’ fees) incurred by such person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by such person to repay all amounts advanced if it should be ultimately determined that such person is not entitled to be indemnified. Blue Hen Group Inc.’s bylaws further provide that such right of indemnification shall not be exclusive of any right to which any such person may be entitled as a matter of law.

Flash Jigo Corp.

The bylaws of Flash Jigo Corp. provide that Flash Jigo Corp. shall indemnify and hold harmless, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of Flash Jigo Corp. or, while a director or officer of Flash Jigo Corp., is or was serving at the request of Flash Jigo Corp. as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity or any other capacity while serving as a director, officer, employee or agent. Flash Jigo Corp. shall pay the expenses (including attorneys’ fees) incurred by such person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by such person to repay all amounts advanced if it should be ultimately determined that such person is not entitled to be indemnified. Flash Jigo Corp.’s bylaws further provide that such right of indemnification shall not be exclusive of any right to which any such person may be entitled as a matter of law.

General Media Art Holding, Inc.

The bylaws of General Media Art Holding, Inc. provide that it shall indemnify any director, officer, employee or agent of the corporation to the fullest extent permitted by applicable law.

Giant Swallowtail Inc.

The bylaws of Giant Swallowtail Inc. provide that Giant Swallowtail Inc. shall indemnify and hold harmless, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of Giant Swallowtail Inc. or, while a director or officer of Giant Swallowtail Inc., is or was serving at the request of Giant Swallowtail Inc. as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity or any other capacity while serving as a director, officer, employee or agent. Giant Swallowtail Inc. shall pay the expenses (including attorneys’ fees) incurred by such person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by such person to repay all amounts advanced if it should be ultimately determined that such person is not entitled to be indemnified. Giant Swallowtail Inc.’s bylaws further provide that such right of indemnification shall not be exclusive of any right to which any such person may be entitled as a matter of law.

GMI On-Line Ventures, Ltd.

The bylaws of GMI On-Line Ventures, Ltd. provide that it shall indemnify all persons to the fullest extent permitted, and in the manner provided, by the DGCL.

Goldenrod Spear Inc.

The bylaws of Goldenrod Spear Inc. provide that Goldenrod Spear Inc. shall indemnify and hold harmless, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of Goldenrod Spear Inc. or, while a director or officer of Goldenrod Spear Inc., is or was serving at the request of Goldenrod Spear Inc. as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity or any other capacity while serving as a director, officer, employee or agent. Goldenrod Spear Inc. shall pay the expenses (including attorneys’ fees) incurred by such person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by such person to repay all amounts advanced if it should be ultimately determined that such person is not entitled to be indemnified. Goldenrod Spear Inc.’s bylaws further provide that such right of indemnification shall not be exclusive of any right to which any such person may be entitled as a matter of law.

Magnolia Blossom Inc.

The bylaws of Magnolia Blossom Inc. provide that Magnolia Blossom Inc. shall indemnify and hold harmless, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of Magnolia Blossom Inc. or, while a director or officer of Magnolia Blossom Inc., is or was serving at the request of Magnolia Blossom Inc. as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity or any other capacity while serving as a director, officer, employee or agent. Magnolia Blossom Inc. shall pay the expenses (including attorneys’ fees) incurred by such person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by such person to repay all amounts advanced if it should be ultimately determined that such person is not entitled to be indemnified. Magnolia Blossom Inc.’s bylaws further provide that such right of indemnification shall not be exclusive of any right to which any such person may be entitled as a matter of law.

PMGI Holdings Inc.

The bylaws of PMGI Holdings Inc. provide that PMGI Holdings Inc. shall indemnify its officers and directors under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary, and PMGI Holdings Inc. is required to advance expenses to its officers and directors as incurred in connection with proceedings against them for which they may be indemnified.

Registrants incorporated as a corporation in California

Section 317 of the California General Corporation Law (“CAGCL”) authorizes a court to award, or a California corporation to grant, indemnity to officers, directors and other agents for reasonable expenses incurred in connection with the defense or settlement of an action by or in the right of the corporation or in a proceeding by reason of the fact that the person is or was an officer, director, or agent of the corporation. Indemnity is available where the person who was or is a party to a proceeding or action acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and its shareholders and, with respect to criminal actions, had no reasonable cause to believe his conduct was unlawful. To the extent a corporation’s officer, director or agent is successful on the merits in the defense of any proceeding or any claim, issue or related matter described in Section 317(b) or (c) of the CAGCL, that person shall be indemnified against expenses actually and reasonably incurred. Under Section 317 of the CAGCL, expenses incurred in defending any proceeding may be advanced by the corporation prior to the final disposition of the proceeding upon receipt of any undertaking by or on behalf of the officer, director, employee or agent to repay that amount if it is ultimately determined that the person is not entitled to be indemnified. Indemnifications are to be made by a majority vote of a quorum of disinterested directors, by written opinion of independent legal counsel if a quorum of disinterested directors is not obtainable, or by approval of the shareholders with the shares owned by persons to be indemnified not being entitled to vote thereon, or by the court in which such proceeding is or was pending upon application made by either the corporation, the agent, the attorney, or other person rendering services in connection with the defense. The indemnification provided by Section 317 is not exclusive.

Pursuant to Section 204 of the CAGCL, a corporation may set forth a provision in its articles of incorporation authorizing the indemnification of agents in excess of that expressly permitted by Section 317 of the CAGCL for such agents’ breach of duty to the corporations and its stockholders, provided, however, that the provision may not provide for indemnification of any agent for any acts or omissions or transactions from which a director may not be relieved of liability as set forth in Section 204(a) or as to circumstances in which indemnity is expressly prohibited by Section 317 of the CAGCL.

Big Ego Games Inc.

The bylaws of Big Ego Games Inc. provide that Big Ego Games Inc. has power to indemnify any person who is or was a director, officer, employee, or other agent of the corporation or of its predecessor, or is or was serving as such of another corporation, partnership, joint venture, trust or other enterprise, at the request of the corporation against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any threatened, pending, or completed action or proceeding, whether civil, criminal or administrative, as provided in Section 317 of the CAGL.

Big Island Technology Group, Inc.

The bylaws of Big Island Technology Group, Inc. provide that Big Island Technology Group, Inc. has power to indemnify any person who is or was a director, officer, employee, or other agent of the corporation or of its predecessor, or is or was serving as such of another corporation, partnership, joint venture, trust or other enterprise, at the request of the corporation against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any threatened, pending, or completed action or proceeding, whether civil, criminal or administrative, as provided in Section 317 of the CAGL.

Confirm ID, Inc.

The bylaws of Confirm ID, Inc. provide that Confirm ID, Inc. has power to indemnify any person who is or was a director, officer, employee, or other agent of the corporation or of its predecessor, or is or was serving as such of another corporation, partnership, joint venture, trust or other enterprise, at the request of the corporation against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any threatened, pending, or completed action or proceeding, whether civil, criminal or administrative, as provided in Section 317 of the CAGL.

Danni Ashe, Inc.

The bylaws of Dannie Ashe, Inc. provide that the corporation shall, to the maximum extent and in the manner permitted in the CAGCL, indemnify each of its directors and officers against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the corporation. A “director” or an “officer” of the corporation is defined as: (i) any person who is or was a director or officer of the corporation; (ii) who is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise; or (iii) who was a director or officer of the corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation. The expenses incurred in defending any civil or criminal action or proceeding for which indemnification is mandated pursuant to the bylaws shall be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined that the indemnified party is not entitled to be indemnified as authorized by the bylaws.

Fastcupid, Inc.

The bylaws of Fastcupid, Inc. provide that Fastcupid, Inc. has power to indemnify any person who is or was a director, officer, employee, or other agent of the corporation or of its predecessor, or is or was serving as such of another corporation, partnership, joint venture, trust or other enterprise, at the request of the corporation against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any threatened, pending, or completed action or proceeding, whether civil, criminal or administrative, as provided in Section 317 of the CAGL.

FriendFinder California Inc.

The bylaws of FriendFinder California Inc. provide that the corporation shall, to the maximum extent and in the manner specified in the CAGCL, indemnify each of its directors against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was a director of the corporation. The corporation shall have the power to advance expenses incurred in defending any proceeding prior to the disposition of the proceeding upon receipt of an undertaking by or on behalf of the director to repay the amount if it shall be ultimately determined that the person is not entitled to indemnification under the CAGL. The corporation shall also, to the extent and in the manner specified in the CAGL, have the power to indemnify each of its agents (other than directors for whom indemnification is mandatory as described above) against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the corporation. The corporation shall have the power to advance expenses incurred in defending any proceeding prior to the disposition of the proceeding upon receipt of an undertaking by or on behalf of the agent to repay that amount if it shall be determined that the person is not entitled to indemnification under the CAGL. The indemnification provided in the bylaws of the corporation are not deemed to be exclusive of any additional rights to which an agent may be entitled under any law, agreement, vote of shareholders, or disinterested directors.

FRNK Technology Group

The bylaws of FRNK Technology Group provide that FRNK Technology Group shall indemnify the directors and officers of the corporation to the fullest extent not prohibited by the CAGL.

Global Alphabet, Inc.

The bylaws of Global Alphabet, Inc. provide that Global Alphabet, Inc. has power to indemnify any person who is or was a director, officer, employee, or other agent of the corporation or of its predecessor, or is or was serving as such of another corporation, partnership, joint venture, trust or other enterprise, at the request of the corporation against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any threatened, pending, or completed action or proceeding, whether civil, criminal or administrative, as provided in Section 317 of the CAGL.

Medley.com Incorporated

The bylaws of Medley.com Incorporated provide that Medley.com Incorporated has power to indemnify any person who is or was a director, officer, employee, or other agent of the corporation or of its predecessor, or is or was serving as such of another corporation, partnership, joint venture, trust or other enterprise, at the request of the corporation against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any threatened, pending, or completed action or proceeding, whether civil, criminal or administrative, as provided in Section 317 of the CAGL.

NAFT News Corporation

The bylaws of NAFT News Corporation provide that NAFT News Corporation has power to indemnify any person who is or was a director, officer, employee, or other agent of the corporation or of its predecessor, or is or was serving as such of another corporation, partnership, joint venture, trust or other enterprise, at the request of the corporation against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any threatened, pending, or completed action or proceeding, whether civil, criminal or administrative, as provided in Section 317 of the CAGL.

Playtime Gaming Inc.

The bylaws of Playtime Gaming Inc. provide that Playtime Gaming Inc. has power to indemnify any person who is or was a director, officer, employee, or other agent of the corporation or of its predecessor, or is or was serving as such of another corporation, partnership, joint venture, trust or other enterprise, at the request of the corporation against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any threatened, pending, or completed action or proceeding, whether civil, criminal or administrative, as provided in Section 317 of the CAGL.

PPM Technology Group, Inc.

The bylaws of PPM Technology Group, Inc. provide that PPM Technology Group, Inc. has power to indemnify any person who is or was a director, officer, employee, or other agent of the corporation or of its predecessor, or is or was serving as such of another corporation, partnership, joint venture, trust or other enterprise, at the request of the corporation against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any threatened, pending, or completed action or proceeding, whether civil, criminal or administrative, as provided in Section 317 of the CAGL.

Sharkfish, Inc.

The bylaws of Sharkfish, Inc. provide that Sharkfish, Inc. has power to indemnify any person who is or was a director, officer, employee, or other agent of the corporation or of its predecessor, or is or was serving as such of another corporation, partnership, joint venture, trust or other enterprise, at the request of the corporation against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any threatened, pending, or completed action or proceeding, whether civil, criminal or administrative, as provided in Section 317 of the CAGL.

Streamray Studios Inc.

The bylaws of Streamray Studios Inc. provide that Streamray Studios Inc. has power to indemnify any person who is or was a director, officer, employee, or other agent of the corporation or of its predecessor, or is or was serving as such of another corporation, partnership, joint venture, trust or other enterprise, at the request of the corporation against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any threatened, pending, or completed action or proceeding, whether civil, criminal or administrative, as provided in Section 317 of the CAGL.

Tan Door Media Inc.

The bylaws of Tan Door Media Inc. provide that Tan Door Media Inc. has power to indemnify any person who is or was a director, officer, employee, or other agent of the corporation or of its predecessor, or is or was serving as such of another corporation, partnership, joint venture, trust or other enterprise, at the request of the corporation against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any threatened, pending, or completed action or proceeding, whether civil, criminal or administrative, as provided in Section 317 of the CAGL.

Traffic Cat, Inc.

The bylaws of Traffic Cat, Inc. provide that Traffic Cat, Inc. has power to indemnify any person who is or was a director, officer, employee, or other agent of the corporation or of its predecessor, or is or was serving as such of another corporation, partnership, joint venture, trust or other enterprise, at the request of the corporation against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any threatened, pending, or completed action or proceeding, whether civil, criminal or administrative, as provided in Section 317 of the CAGL.

Transbloom, Inc.

The bylaws of Transbloom, Inc. provide that Transbloom, Inc. has power to indemnify any person who is or was a director, officer, employee, or other agent of the corporation or of its predecessor, or is or was serving as such of another corporation, partnership, joint venture, trust or other enterprise, at the request of the corporation against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any threatened, pending, or completed action or proceeding, whether civil, criminal or administrative, as provided in Section 317 of the CAGL.

Various, Inc.

The bylaws of Various, Inc. provide that Various, Inc. has power to indemnify any person who is or was a director, officer, employee, or other agent of the corporation or of its predecessor, or is or was serving as such of another corporation, partnership, joint venture, trust or other enterprise, at the request of the corporation against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any threatened, pending, or completed action or proceeding, whether civil, criminal or administrative, as provided in Section 317 of the CAGL.

Video Bliss, Inc.

The bylaws of Video Bliss, Inc. provide that Video Bliss, Inc. may indemnify any director, officer, agent or employee as to those liabilities and on those terms and conditions as are specified in Section 317 of the CAGL.

West Coast Facilities Inc.

The bylaws of West Coast Facilities Inc. provide that the corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that such person is or was an agent of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with such proceedings, if the agent acted in good faith and in a manner the agent reasonably believed to be in the best interests of the corporation. If there are criminal charges, the agent must have had no reasonable cause to believe that his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the agent did not act in good faith and in a manner that the agent reasonably believed to be in the best interests of the corporation, or that the agent had reasonable cause to believe that his or her conduct was unlawful.

The bylaws further provide that the corporation shall have the power to indemnify any person who was, is, or threatened to be made a party by reason of the fact that that person is or was an agent of the corporation, to any threatened, pending or completed legal action by or under the rights of the corporation to procure a judgment in its favor, against expenses actually and reasonably incurred by the agent in connection with the defense or settlement of that action, if the agent acted in good faith, in a manner the agent believed to be in the best interests of the corporation and its shareholders, and with such care, including reasonably inquiry, as an ordinarily prudent person would use under similar circumstances. However, the corporation shall not indemnify:

1.	any amount paid with respect to a claim, issue or matter for which the agent has been adjudged liable to the corporation and its shareholders in the performance of his or her duty, except for any expenses (exclusive of judgment or settlement amount) specifically authorized by the court in which the proceeding is or was pending in accordance with statutory requirements;

2.	any amount paid by the agent in settling or otherwise disposing of a threatened or pending lawsuit by the corporation, with or without court approval; and

3.	any expenses incurred in defending a threatened or pending action that is settled or otherwise disposed of without court approval.

The bylaws further provide that if an agent is successful on the merits, the corporation shall indemnify the agent for expenses actually and reasonably incurred. Unless indemnification is mandatory because of the agent’s successful defense on the merits, the bylaws set forth the manner in which to determine whether indemnification is proper, that is because the agent has met the applicable standard of conduct, and indemnification is authorized by one of the following: (i) majority vote of the board with a quorum of consisting of directors who are not parties to the proceeding; (ii) independent legal counsel in a written opinion if a quorum of directors who are not parties to the proceeding is not available; (iii) the affirmative vote of a majority of the outstanding shares entitled to vote and present or represented at a duly held meeting at which a quorum is present or by the written consent of a majority of the outstanding shares entitled to vote (without counting shares owned by the person seeking indemnification as either outstanding or entitled to vote); or (iv) the court in which the proceeding is or was pending, upon application by the corporation, the agent, the agent’s attorney, or other person rendering services in connection with the defenses, regardless of whether the corporation opposes the application.

The corporation shall also have the power to advance expenses incurred in defending any proceeding prior to the disposition of the proceeding upon receipt of an undertaking by or on behalf of the director to repay the amount if it shall be ultimately determined that the person is not entitled to indemnification under the CAGCL.

Registrants incorporated as a corporation in New York

Section 722 of the New York Business Corporation Law (“NYBCL”) provides that a New York corporation may indemnify any person made, or threatened to be made, a party to an action or proceeding (other than one by or in the right of the corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

Section 722 further provides that a New York corporation may indemnify any person made, or threatened to be made, a party to an action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation of any type or kind, domestic or foreign, of any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys’ fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation, except that no indemnification under this paragraph shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

General Media Communications, Inc.

The bylaws of General Media Communications, Inc. provide that the corporation shall, to the fullest extent permitted by the NYBCL, indemnify those of its officers, directors, employees, agents and others as shall be entitled to indemnification for their service to or at the direction of the corporation as shall be permitted by, and pursuant to the procedures set forth in, the NYBCL.

General Media Entertainment, Inc.

The bylaws of General Media Entertainment, Inc. provide that the corporation shall, to the fullest extent permitted by the NYBCL, indemnify those of its officers, directors, employees, agents and others as shall be entitled to indemnification for their service to or at the direction of the corporation as shall be permitted by, and pursuant to the procedures set forth in the NYBCL.

GMCI Internet Operations, Inc.

The bylaws of GMCI Internet Operations, Inc. provide that the corporation shall advance the expenses of each person to the full extent permitted by the NYBCL.

Penthouse Digital Media Productions Inc.

The bylaws of Penthouse Digital Media Productions Inc. provide that the corporation shall indemnify any person made, or threatened to be made, a party to an action or proceeding, civil or criminal (including an action by or in the right of the corporation or by or in the right of any other corporation of any type or kind, domestic or foreign, or of any partnership, joint venture, trust, employee benefit plan or other enterprise which any director or officer of the corporation served in any capacity at the request of the corporation) by reason of the fact that he, his testator or intestate is or was a director or officer of the corporation (or served the corporation or such other enterprise in any capacity) against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees actually and necessarily incurred as a result of such action or proceeding and expenses incurred by such person in defending or settling such action or proceeding. The corporation may indemnify, and make advancements to, any person made, or threatened to be made, a party to any such action or proceeding by reason of the fact that he, his testator or intestate, is or was an agent or employee (other than a director or officer of the corporation or served another enterprise at the request of the corporation in any capacity), on such terms, to such extent, and subject to such conditions, as the Board of Directors shall determine.

Penthouse Images Acquisitions, Ltd.

The bylaws of Penthouse Images Acquisitions, Ltd provide that the corporation shall, to the fullest extent permitted by the NYBCL, indemnify those of its officers, directors, employees, agents and others as shall be entitled to indemnification for their service to or at the direction of the corporation as shall be permitted by, and pursuant to the procedures set forth in, the NYBCL.

Pure Entertainment Telecommunications, Inc.

The bylaws of Pure Entertainment Telecommunications, Inc. provide that the corporation shall, to the fullest extent permitted by the NYBCL, indemnify those of its officers, directors, employees, agents and others as shall be entitled to indemnification for their service to or at the direction of the corporation as shall be permitted by, and pursuant to the procedures set forth in, the NYBCL.

Registrants organized as a limited liability company in Texas

Section 101.402 of the Texas Business Organizations Code permits a Texas limited liability company to:

1.	indemnify a person;

2.	pay in advance or reimburse expenses incurred by a person; and

3.	purchase or procure or establish and maintain insurance or another arrangement to indemnify or hold harmless a person.

Snapshot Productions, LLC

The operating agreement of Snapshot Productions, LLC provides that the company shall indemnify, hold harmless, protect and defend each of the members and managers and may indemnify, hold harmless, protect and defend each of the officers, employees and agents, if any, of the company (each, an “Indemnitee”), against any losses, claims, damages or liabilities, including, without limitation, legal or other expenses incurred in investigating or defending against any such loss, claim, damages or liability and any amounts expended in settlement of any claim, to which any Indemnitee may become subject by reason of any act or omission (even if negligent or grossly negligent) performed or omitted to be performed on behalf of the company or by reason of the fact that such Indemnitee was a member or manager, officer, employee, or agent of the company or is or was serving at the request of the company as a director, trustee, manager, officer, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise, provided however, that no indemnification may be made to or on behalf of any Indemnitee if a judgment or other final adjudication adverse to such Indemnitee establishes (a) that his or her acts were committed in bad faith or involved intentional misconduct or knowing violation of law or (b) that he or she personally gained through such an act or omission a financial profit or other advantage to which he or she was legally entitled. The provisions of this section of Snapshot Productions, LLC’s operating agreement shall continue to afford protection to each Indemnitee regardless of whether such Indemnitee remains a member or manager, officer, employee or agent, if applicable, of the company. Any indemnity should be paid out of the company’s assets only.

Item 21. Exhibits and Financial Statement Schedules.

(a)	Exhibits Required by Item 601 of Regulation S-K.

Exhibit Number	Description
2.1
Agreement and Plan of Merger, dated as of September 7, 2011, by and among FriendFinder Networks Inc., JGC Holdings Limited, BDM Global Ventures Limited, Global Investment Ventures LLC and Anthony R. Bobulinski.(2)

3.4	Amended and Restated Articles of Incorporation of FriendFinder Networks Inc., which became effective on January 25, 2010(1)
3.5	Amended and Restated Bylaws of FriendFinder Networks Inc.(1)
4.1	Specimen of Common Stock Certificate (1)

Exhibit Number	Description
4.20	Intercreditor and Subordination Agreement, dated as of October 27, 2010, by and among INI and the Company as Co-Issuers, the Guarantors party thereto, and U.S. Bank, N.A. as Trustee.(1)
4.21	Second Lien Intercreditor Agreement, dated as of October 27, 2010, by and among INI and the Company as Co-Issuers, the Guarantors party thereto, and U.S. Bank, N.A. as Trustee.(1)
4.35	Form of 14% Senior Secured Note, Series A, Due 2013 (filed with Exhibit 4.66)
4.36	Form of 14% Senior Secured Note, Series B, Due 2013 (filed with Exhibit 4.66)
4.37	Form of Cash Pay Secured Note, Series A, Due 2013 (filed with Exhibit 4.68)
4.38	Form of Cash Pay Secured Note, Series B, Due 2013 (filed with Exhibit 4.68)
4.66
Indenture, dated as of October 27, 2010, by and among INI and the Company as Co-Issuers, the Guarantors party thereto, and U.S. Bank, N.A. as Trustee relating to the 14% Senior Secured Notes due 2013(1)

4.67
Indenture, dated as of October 27, 2010, by and among INI and the Company as Co-Issuers, the Guarantors party thereto, and U.S. Bank, N.A. as Trustee relating to the 11.5% Convertible Non-Cash Pay Secured Notes due 2014(1)

4.68
Indenture, dated as of October 27, 2010, by and among INI and the Company as Co-Issuers, the Guarantors party thereto, and U.S. Bank, N.A. as Trustee relating to the 14% Cash Pay Secured Notes due 2013(1)

4.69	Security and Pledge Agreement(1)
4.70	Second Lien Cash Pay Security and Pledge Agreement(1)
4.71	Form of Non-Cash Pay Secured Note, Series A, Due 2014 (filed with Exhibit 4.67)
4.72	Form of Non-Cash Pay Secured Note, Series B, Due 2014 (filed with Exhibit 4.67)
5.1	Opinion of Akerman Senterfitt*
5.2	Opinion of Brownstein Hyatt Farber Schreck, LLP as to matters of Nevada law*
5.3	Opinion of Brownstein Hyatt Farber Schreck, LLP as to matters of California law*
9.1	Voting Agreement dated July 6, 2005, by and among Barry Florescue, Marc H. Bell and Daniel C. Staton(1)
10.1	Form of Indemnification Agreement between FriendFinder Networks Inc. and its Directors and Officers(1)
10.2	Amended and Restated Management Agreement, dated as of November 1, 2010, by and between the Company and Bell & Staton, Inc.(1)
10.3	Form of Employment Agreement, dated March , 2011, by and between FriendFinder Networks Inc. and Daniel C. Staton to be effective upon closing of this offering(1)
10.4	Form of Employment Agreement, dated March , 2011, by and between FriendFinder Networks Inc. and Marc H. Bell to be effective upon closing of this offering(1)
10.5	Securities Purchase Agreement dated July 6, 2005, by and among Penthouse Media Group Inc., PET Capital Partners II LLC and Absolute Return Europe Fund(1)
10.6	Note Exchange Agreement dated August 17, 2005, by and among Penthouse Media Group Inc., PET Capital Partners LLC and Absolute Return Europe Fund(1)
10.7	Securities Purchase Agreement dated August 10, 2006, by and between Penthouse Media Group Inc. and PET Capital Partners II LLC(1)
10.8	Securities Purchase Agreement dated July 23, 2007, by and among Penthouse Media Group Inc. and the Investors named therein(1)
10.9	Escrow Agreement dated July 23, 2007, by and among Penthouse Media Group Inc., the Investors named therein and Moses & Singer LLP as the Escrow Agent(1)
10.10	Letter to Absolute Return Europe Fund re: Penthouse Media Group Inc. Series B Offering(1)
10.11	Letter to Florescue Family Corporation re: Penthouse Media Group Inc. Series B Offering(1)
10.12	Letter to Mr. Russell H. Frye re: Penthouse Media Group Inc. Series B Offering(1)
10.13	Assignment Agreement dated December 6, 2007, concerning Stock Purchase Agreement dated September 21, 2007(1)

Exhibit Number	Description
10.14	Independent Contractor Agreement dated September 21, 2007, by and between Hinok Media Inc. and Various, Inc.(1)
10.15	Amendment to Independent Contractor Agreement dated May 12, 2008, by and between Hinok Media Inc. and Various, Inc.(1)
10.16	Amendment No. 2 to Independent Contractor Agreement, Assignment and Limited Waiver dated October 8, 2009, by and between Hinok Media Inc., YouMu, Inc. and Various, Inc.(1)
10.17	Amendment to Letter Agreement, dated October 8, 2009 by and among the Company, Andrew B. Conru Trust Agreement, Mapstead Trust and Messrs. Conru, Mapstead, Bell and Staton(1)
10.18	Letter Agreement relating to confirmation of certain consent and exchange fees, by and between the Company and Andrew B. Conru Trust Agreement dated October 27, 2010(1)
10.19	Letter Agreement relating to confirmation of certain consent and exchange fees, by and between the Company and Mapstead Trust dated October 27, 2010(1)
10.20	Subscription Agreement for Non-Cash Pay Secured Notes due 2014, dated as of October 27, 2010(1)
10.21	Employee Proprietary Information Agreement dated September 21, 2007, by and between Andrew B. Conru and Various, Inc.(1)
10.22	Independent Contractor Agreement dated September 21, 2007, by and between Legendary Technology Inc. and Various, Inc.(1)
10.23	Amendment No. 1 to Independent Contractor Agreement dated October 8, 2009, by and between Legendary Technology Inc. and Various, Inc.(1)
10.24	Employee Proprietary Information Agreement dated September 21, 2007, by and between Lars Mapstead and Various, Inc.(1)
10.25	Employment Agreement dated September 6, 2007, by and between Penthouse Media Group Inc. and Ezra Shashoua(1)
10.26	Consulting Agreement dated September 11, 2007, by and between Penthouse Media Group Inc. and Ezra Shashoua(1)
10.27	Amended and Restated Employment Agreement, dated July 8, 2008, by and between Penthouse Media Group Inc. and Ezra Shashoua(1)
10.28	Second Amended and Restated Employment Offer, dated as of April 1, 2010, by and between the Company and Ezra Shashoua(1)
10.29	Form of Employment Agreement, effective as of March , 2011, by and between the Company and Anthony Previte(1)
10.30	Employment Agreement, effective as of January 1, 2011, by and between the Company and Robert Brackett(1)
10.31	Bonus Award Agreement dated November 13, 2007 by and between Various, Inc. and Robert Brackett(1)
10.32	Amendment to Bonus Award Agreement dated December 5, 2007, by and between Various, Inc. and Robert Brackett(1)
10.33	Employee Proprietary Information Agreement dated November 9, 2007, by and between Various, Inc. and Robert Brackett(1)
10.34	Consulting Agreement dated December 11, 2006, by and between Penthouse Media Group Inc. and Starsmith LLC(1)
10.35	Fourth Amendment to Lease, dated November 1, 2010, by and between 6800 Broken Sound LLC and FriendFinder Networks Inc.(1)
10.36	Lease dated May 6, 2008 by and between 20 Broad Company LLC and Penthouse Media Group Inc.(1)
10.37	Lease dated April 24, 2009 by and between NBP Partners I, LLC and Streamray Studios, Inc.(1)
10.38	Lease dated April 21, 2005 by and between KNK Properties, LLC and Streamray Inc.(1)

Exhibit Number	Description
10.39	Modification of Lease, dated September 1, 2005, by and between KNK Properties, LLC and Streamray Inc.(1)
10.40	Modification of Lease, dated April 1, 2007, by and between KNK Properties, LLC and Streamray Inc.(1)
10.41	Modification of Lease, dated May 1, 2009, by and between KNK Properties, LLC and Streamray Inc.(1)
10.42	Modification of Lease, dated October 14, 2009, by and between KNK Properties, LLC and Streamray, Inc.(1)
10.43	Lease dated May 9, 2008, between Batton Associates, LLC, Lessor and Various, Inc., Lessee(1)
10.44	Commercial Lease Agreement dated December 14, 2009 by and between Escondido Partners II, LLC and Steamray Inc.(1)
10.45	Amended and Restated FriendFinder Networks Inc. 2008 Stock Option Plan(1)
10.46	Form of FriendFinder Networks Inc. Stock Option Agreement for Employees(1)
10.47	Form of FriendFinder Networks Inc. Stock Option Agreement Non-ISO(1)
10.48	Form of FriendFinder Networks Inc. Stock Option Agreement for Directors(1)
10.49	Form of FriendFinder Networks Inc. Stock Option Agreement for Consultants(1)
10.50	Form of FriendFinder Networks Inc. Stock Option Agreement for Board Consultants(1)
10.51	FriendFinder Networks Inc. 2009 Restricted Stock Plan(1)
10.52	Form of FriendFinder Networks Inc. 2009 Restricted Stock Plan Restricted Stock Grant Agreement(1)
10.53	Agreement, dated as of December 17, 2009, by and between Daniel C. Staton and FriendFinder Networks Inc.(1)
10.54	Agreement, dated as of December 17, 2009, by and between Marc H. Bell and FriendFinder Networks Inc.(1)
10.55	Agreement, dated as of December 17, 2009, by and between Andrew B. Conru Trust Agreement and FriendFinder Networks Inc.(1)
10.56	Agreement, dated as of December 17, 2009, by and between Mapstead Trust, created on April 16, 2002 and FriendFinder Networks Inc.(1)
10.57	Equity Put Agreement, dated as of September 7, 2011, by and among FriendFinder Networks Inc., the Shareholders and Anthony R. Bobulinski, in his capacity as the Shareholders’ representative.(2)
10.58	Registration Rights Agreement, dated as of September 7, 2011, by and among FriendFinder Networks Inc., Global Investment Ventures LLC and Anthony R. Bobulinski(2)
12.1	Statement re Computation of Ratios*
21.1	List of Subsidiaries*
23.1	Consent of EisnerAmper LLP*
23.2	Consent of Akerman Senterfitt (included in Exhibit 5.1)*
23.3	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.2)*
23.4	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.3)*
24.1	Powers of Attorney (included on signature pages)* *
25.1	Statement of Eligibility of Trustee* *
25.2	Statement of Eligibility of Trustee* *
25.3	Statement of Eligibility of Trustee* *
99.1	Form of Letter of Transmittal for the 14% Senior Secured Notes due 2013*
99.2	Form of Notice of Guaranteed Delivery for the 14% Senior Secured Notes due 2013*
99.3	Form of Letter to Brokers for the 14% Senior Secured Notes due 2013*
99.4	Form of Letter to Clients for the 14% Senior Secured Notes due 2013*
99.5	Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for the 14% Senior Secured Notes due 2013*

Exhibit Number	Description
99.6	Form of Letter of Transmittal for the 11.5% Convertible Non-Cash Pay Secured Notes due 2014*
99.7	Form of Notice of Guaranteed Delivery for the 11.5% Convertible Non-Cash Pay Secured Notes due 2014*
99.8	Form of Letter to Brokers for the 11.5% Convertible Non-Cash Pay Secured Notes due 2014*
99.9	Form of Letter to Clients for the 11.5% Convertible Non-Cash Pay Secured Notes due 2014*
99.10	Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for the 11.5% Convertible Non-Cash Pay Secured Notes due 2014*
99.11	Form of Letter of Transmittal for the 14% Cash Pay Secured Notes due 2013*
99.12	Form of Notice of Guaranteed Delivery for the 14% Cash Pay Secured Notes due 2013*
99.13	Form of Letter to Brokers for the 14% Cash Pay Secured Notes due 2013*
99.14	Form of Letter to Clients for the 14% Cash Pay Secured Notes due 2013*
99.15	Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for the 14% Cash Pay Secured Notes due 2013*

*	Filed herewith.

**	Filed with registration statement on Form S-4 (File No. 333-175928), on August 1, 2011.

(1)	Incorporated by reference to the exhibit with the corresponding number filed with the Form S-1 (File No. 333-156414) or any of the amendments filed thereto.

(2)	Incorporated by reference to Exhibits 2.1, 10.1 and 10.2 filed with the Form 8-K on September 12, 2011.

(b)	Financial Statement Schedules required by Regulation S-X and Item 14(e), Item 17(a) or Item 17(b)(9).

Description of Financial Statement Schedules	Page Number
Schedule II — Valuation and Qualifying Accounts	II-1 6

Other financial statement schedules have been omitted because the required information is either not applicable, not deemed material or is shown in the respective financial statements or in the notes thereto.

(c)	Not applicable.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
FriendFinder Networks Inc.

We have audited the consolidated financial statements of FriendFinder Networks Inc. and subsidiaries (the “Company”) as of December 31, 2010 and 2009, and for each of the three years in the period ended December 31, 2010 and have issued our report thereon dated March 15, 2011 , except for Notes Q(l) and T and the last paragraph of Note Q(a) as to which the dates are April 13, 2011, May 19, 2011, and July 6, 2011, respectively, included elsewhere in this Registration Statement. Our audits also included the financial statement schedule listed in Item 21(b) of this Registration Statement. This schedule is the responsibility of the Company’s management. Our responsibility is to express an opinion on this schedule based on our audits.

In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects, the information set forth therein.

/s/ EisnerAmper LLP
New York, New York
March 15, 2011

FRIENDFINDER NETWORKS INC.
YEARS ENDED DECEMBER 31, 2010, 2009, AND 2008
VALUATION AND QUALIFYING ACCOUNTS
(IN THOUSANDS)

	Balance at Beginning of Period	Additions Charged to Costs and Expenses	Deductions Charged to Other Accounts		Deductions		Balance at End of Period
Description
Year Ended December 31, 2008:
Allowance for doubtful accounts	$1,368	$1505	$—		$363	(a)	$2,510
Deferred tax asset valuation allowance	4,782	4,842	—		—		9,624
Year Ended December 31, 2009:
Allowance for doubtful accounts	2,510	249	—		607	(a)	2,152
Deferred tax asset valuation allowance	9,624	4,881	2,557	(b)	—		11,948
Year Ended December 31, 2010:
Allowance for doubtful accounts	2,152	839	—		755	(a)	2,236
Deferred tax asset valuation allowance	11,948	16,679	—		—		28,627

Notes:

(a)	Accounts receivable amounts considered uncollectible and removed from accounts receivable by reducing the allowance for doubtful accounts

(b)	Reduction of the valuation allowance and corresponding increase in deferred tax liability due to elimination of United Kingdom VAT liability.

Item 22. Undertakings.

Each undersigned registrant hereby undertakes:

(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)     That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)     That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

Each undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)     Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)     The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)     Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Each undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

Each undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment No. 1 to the R egistration S tatement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on September 16 , 2011.

FRIENDFINDER NETWORKS INC.

By:	/s/ Marc H. Bell Name: Marc H. Bell Title: Chief Executive Officer, President & Director

Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Marc H. Bell Marc H. Bell	Chief Executive Officer, President & Director (Principal Executive Officer)	September 16, 2011
/s/ Ezra Shashoua Ezra Shashoua	Chief Financial Officer (Principal Financial & Accounting Officer)	September 16, 2011
* /s/ Daniel C. Staton Daniel C. Staton	Chairman of the Board	September 16, 2011
* /s/ Barry W. Florescue Barry W. Florescue	Director	September 16, 2011
* /s/ Robert B. Bell Robert B. Bell	Director	September 16, 2011
* /s/ James LaChance James LaChance	Director	September 16, 2011
* /s/ Jason Smith Jason Smith	Director	September 16, 2011
* /s/ Toby E. Lazarus Toby E. Lazarus	Director	September 16, 2011
*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment No. 1 to the R egistration S tatement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on September 16, 2011.

INTERACTIVE NETWORK, INC.

By:	/s/ Marc H. Bell Name: Marc H. Bell Title: Chief Executive Officer, President & Director

Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Marc H. Bell Marc H. Bell	Chief Executive Officer, President & Director (Principal Executive Officer)	September 16, 2011
/s/ Ezra Shashoua Ezra Shashoua	Chief Financial Officer (Principal Financial & Accounting Officer)	September 16, 2011
* /s/ Daniel C. Staton Daniel C. Staton	Director	September 16, 2011
*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment No. 1 to the R egistration S tatement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on September 16, 2011.

ARGUS PAYMENTS INC.

By:	/s/ Marc H. Bell Name: Marc H. Bell Title: Chief Executive Officer, President & Director

Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Marc H. Bell Marc H. Bell	Chief Executive Officer, President & Director (Principal Executive Officer)	September 16, 2011
/s/ Ezra Shashoua Ezra Shashoua	Chief Financial Officer (Principal Financial & Accounting Officer)	September 16, 2011
* /s/ Daniel C. Staton Daniel C. Staton	Director	September 16, 2011
*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment No. 1 to the R egistration S tatement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on September 16, 2011.

BIG EGO GAMES INC.

By:	* /s/ Anthony Previte Name: Anthony Previte Title: Chief Executive Officer, President & Director

Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
* /s/ Anthony Previte Anthony Previte	Chief Executive Officer, President & Director (Principal Executive Officer)	September 16, 2011
/s/ Ezra Shashoua Ezra Shashoua	Treasurer (Principal Financial & Accounting Officer)	September 16, 2011
*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment No. 1 to the R egistration S tatement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on September 16, 2011.

BIG ISLAND TECHNOLOGY GROUP, INC.

By:	/s/ Marc H. Bell Name: Marc H. Bell Title: Chief Executive Officer & Director

Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Marc H. Bell Marc H. Bell	Chief Executive Officer & Director (Principal Executive Officer)	September 16, 2011
/s/ Ezra Shashoua Ezra Shashoua	Chief Financial Officer (Principal Financial and Accounting Officer)	September 16, 2011
* /s/ Daniel C. Staton Daniel C. Staton	Director	September 16, 2011
*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment No. 1 to the R egistration S tatement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on September 16, 2011.

BLUE HEN GROUP INC.

By:	/s/ Marc H. Bell Name: Marc H. Bell Title: Chief Executive Officer, President & Director

Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Marc H. Bell Marc H. Bell	Chief Executive Officer, President and Director (Principal Executive Officer)	September 16, 2011
/s/ Ezra Shashoua Ezra Shashoua	Chief Financial Officer (Principal Financial and Accounting Officer)	September 16, 2011
* /s/ Daniel C. Staton Daniel C. Staton	Director	September 16, 2011
*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment No. 1 to the R egistration S tatement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on September 16, 2011.

CONFIRM ID, INC.

By:	* /s/ David Bloom Name: David Bloom Title: Chief Executive Officer & Director

Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
* /s/ David Bloom David Bloom	Chief Executive Officer & Director (Principal Executive Officer)	September 16, 2011
/s/ Ezra Shashoua Ezra Shashoua	Chief Financial Officer (Principal Financial & Accounting Officer)	September 16, 2011
*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment No. 1 to the R egistration S tatement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on September 16, 2011.

DANNI ASHE, INC.

By:	* /s/ Paul Asher Name: Paul Asher Title: Chief Executive Officer, President & Director

Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
* /s/ Paul Asher Paul Asher	Chief Executive Officer, President & Director (Principal Executive Officer)	September 16, 2011
/s/ Ezra Shashoua Ezra Shashoua	Chief Financial Officer (Principal Financial & Accounting Officer)	September 16, 2011
*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment No. 1 to the R egistration S tatement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on September 16, 2011.

FASTCUPID, INC.

By:	/s/ Marc H. Bell Name: Marc H. Bell Title: Chief Executive Officer & Director

Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Marc H. Bell Marc H. Bell	Chief Executive Officer & Director (Principal Executive Officer)	September 16, 2011
/s/ Ezra Shashoua Ezra Shashoua	Chief Financial Officer (Principal Financial & Accounting Officer)	September 16, 2011
* /s/ Daniel C. Staton Daniel C. Staton	Director	September 16, 2011
*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on September 16, 2011.

FLASH JIGO CORP.

By:	/s/ Anthony R. Bobulinski Name: Anthony R. Bobulinski Title: President & Sole Director

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ezra Shashoua and Paul Asher his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement and any related Rule 462(b) registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or his substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Anthony R. Bobulinski Anthony R. Bobulinski	President & Sole Director (Principal Executive Officer)	September 16, 2011
/s/ Matt Brennan Matt Brennan	Treasurer (Principal Financial & Accounting Officer)	September 16, 2011

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment No. 1 to the R egistration S tatement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on September 16, 2011.

FRIENDFINDER CALIFORNIA INC.

By:	/s/ Marc H. Bell Name: Marc H. Bell Title: Chief Executive Officer & Director

Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Marc H. Bell Marc H. Bell	Chief Executive Officer & Director (Principal Executive Officer)	September 16, 2011
/s/ Ezra Shashoua Ezra Shashoua	Chief Financial Officer (Principal Financial & Accounting Officer)	September 16, 2011
* /s/ Daniel C. Staton Daniel C. Staton	Director	September 16, 2011
*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment No. 1 to the R egistration S tatement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on September 16, 2011.

FRIENDFINDER VENTURES INC.

By:	/s/ Marc H. Bell Name: Marc H. Bell Title: President & Director

Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Marc H. Bell Marc H. Bell	President & Director (Principal Executive Officer)	September 16, 2011
/s/ Ezra Shashoua Ezra Shashoua	Chief Financial Officer (Principal Financial & Accounting Officer)	September 16, 2011
* /s/ Daniel C. Staton Daniel C. Staton	Director	September 16, 2011
*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment No. 1 to the R egistration S tatement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on September 16, 2011.

FRNK TECHNOLOGY GROUP

By:	* /s/ David Bloom Name: David Bloom Title: Chief Executive Officer & Director

Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
* /s/ David Bloom David Bloom	Chief Executive Officer & Director (Principal Executive Officer)	September 16, 2011
/s/ Ezra Shashoua Ezra Shashoua	Chief Financial Officer (Principal Financial & Accounting Officer)	September 16, 2011
*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment No. 1 to the R egistration S tatement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on September 16, 2011.

GENERAL MEDIA ART HOLDING, INC.

By:	/s/ Marc H. Bell Name: Marc H. Bell Title: Chief Executive Officer, President & Director

Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Marc H. Bell Marc H. Bell	Chief Executive Officer, President & Director (Principal Executive Officer)	September 16, 2011
/s/ Ezra Shashoua Ezra Shashoua	Chief Financial Officer (Principal Financial & Accounting Officer)	September 16, 2011
* /s/ Daniel C. Staton Daniel C. Staton	Director	September 16, 2011
*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment No. 1 to the R egistration S tatement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on September 16, 2011.

GENERAL MEDIA COMMUNICATIONS, INC.

By:	/s/ Marc H. Bell Name: Marc H. Bell Title: Chief Executive Officer, President & Director

Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Marc H. Bell Marc H. Bell	Chief Executive Officer, President & Director (Principal Executive Officer)	September 16, 2011
/s/ Ezra Shashoua Ezra Shashoua	Chief Financial Officer (Principal Financial & Accounting Officer)	September 16, 2011
* /s/ Daniel C. Staton Daniel C. Staton	Director	September 16, 2011
*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment No. 1 to the R egistration S tatement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on September 16, 2011.

GENERAL MEDIA ENTERTAINMENT, INC.

By:	/s/ Marc H. Bell Name: Marc H. Bell Title: Chief Executive Officer, President & Director

Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Marc H. Bell Marc H. Bell	Chief Executive Officer, President & Director (Principal Executive Officer)	September 16, 2011
/s/ Ezra Shashoua Ezra Shashoua	Chief Financial Officer (Principal Financial & Accounting Officer)	September 16, 2011
* /s/ Daniel C. Staton Daniel C. Staton	Director	September 16, 2011
*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment No. 1 to the R egistration S tatement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on September 16, 2011.

GIANT SWALLOWTAIL INC.

By:	/s/ Marc H. Bell Name: Marc H. Bell Title: Chief Executive Officer, President & Director

Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Marc H. Bell Marc H. Bell	Chief Executive Officer, President & Director (Principal Executive Officer)	September 16, 2011
/s/ Ezra Shashoua Ezra Shashoua	Chief Financial Officer (Principal Financial & Accounting Officer)	September 16, 2011
* /s/ Daniel C. Staton Daniel C. Staton	Director	September 16, 2011
*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment No. 1 to the R egistration S tatement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on September 16, 2011.

GLOBAL ALPHABET, INC.

By:	/s/ Marc H. Bell Name: Marc H. Bell Title: Chief Executive Officer, President & Director

Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Marc H. Bell Marc H. Bell	Chief Executive Officer, President & Director (Principal Executive Officer)	September 16, 2011
/s/ Ezra Shashoua Ezra Shashoua	Chief Financial Officer (Principal Financial & Accounting Officer)	September 16, 2011
* /s/ Daniel C. Staton Daniel C. Staton	Director	September 16, 2011
*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment No. 1 to the R egistration S tatement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on September 16, 2011.

GMCI INTERNET OPERATIONS, INC.

By:	/s/ Marc H. Bell Name: Marc H. Bell Title: Chief Executive Officer, President & Director

Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Marc H. Bell Marc H. Bell	Chief Executive Officer, President & Director (Principal Executive Officer)	September 16, 2011
/s/ Ezra Shashoua Ezra Shashoua	Chief Financial Officer (Principal Financial & Accounting Officer)	September 16, 2011
* /s/ Daniel C. Staton Daniel C. Staton	Director	September 16, 2011
*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment No. 1 to the R egistration S tatement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on September 16, 2011.

GMI ON-LINE VENTURES, LTD.

By:	/s/ Marc H. Bell Name: Marc H. Bell Title: Chief Executive Officer, President & Director

Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Marc H. Bell Marc H. Bell	Chief Executive Officer, President & Director (Principal Executive Officer)	September 16, 2011
/s/ Ezra Shashoua Ezra Shashoua	Chief Financial Officer (Principal Financial & Accounting Officer)	September 16, 2011
* /s/ Daniel C. Staton Daniel C. Staton	Director	September 16, 2011
*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment No. 1 to the R egistration S tatement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on September 16, 2011.

GOLDENROD SPEAR INC.

By:	/s/ Marc H. Bell Name: Marc H. Bell Title: Chief Executive Officer, President & Director

Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Marc H. Bell Marc H. Bell	Chief Executive Officer, President & Director (Principal Executive Officer)	September 16, 2011
/s/ Ezra Shashoua Ezra Shashoua	Chief Financial Officer (Principal Financial & Accounting Officer)	September 16, 2011
* /s/ Daniel C. Staton Daniel C. Staton	Director	September 16, 2011
*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment No. 1 to the R egistration S tatement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on September 16, 2011.

MAGNOLIA BLOSSOM INC.

By:	/s/ Marc H. Bell Name: Marc H. Bell Title: Chief Executive Officer, President & Director

Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Marc H. Bell Marc H. Bell	Chief Executive Officer, President & Director (Principal Executive Officer)	September 16, 2011
/s/ Ezra Shashoua Ezra Shashoua	Chief Financial Officer (Principal Financial & Accounting Officer)	September 16, 2011
* /s/ Daniel C. Staton Daniel C. Staton	Director	September 16, 2011
*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment No. 1 to the R egistration S tatement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on September 16, 2011.

MEDLEY.COM INCORPORATED

By:	/s/ Marc H. Bell Name: Marc H. Bell Title: Chief Executive Officer & Director

Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Marc H. Bell Marc H. Bell	Chief Executive Officer & Director (Principal Executive Officer)	September 16, 2011
/s/ Ezra Shashoua Ezra Shashoua	Chief Financial Officer (Principal Financial & Accounting Officer)	September 16, 2011
* /s/ Daniel C. Staton Daniel C. Staton	Director	September 16, 2011
*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment No. 1 to the R egistration S tatement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on September 16, 2011.

NAFT NEWS CORPORATION

By:	* /s/ Anthony Previte Name: Anthony Previte Title: Chief Executive Officer, President & Director

Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
* /s/ Anthony Previte Anthony Previte	Chief Executive Officer, President & Director (Principal Executive Officer)	September 16, 2011
/s/ Ezra Shashoua Ezra Shashoua	Treasurer (Principal Financial & Accounting Officer)	September 16, 2011
*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment No. 1 to the R egistration S tatement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on September 16, 2011.

PENTHOUSE DIGITAL MEDIA PRODUCTIONS INC.

By:	* /s/ Paul Asher Name: Paul Asher Title: Chief Executive Officer, President & Director

Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
* /s/ Paul Asher Paul Asher	Chief Executive Officer, President & Director (Principal Executive Officer)	September 16, 2011
/s/ Ezra Shashoua Ezra Shashoua	Chief Financial Officer (Principal Financial & Accounting Officer)	September 16, 2011
*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment No. 1 to the R egistration S tatement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on September 16, 2011.

PENTHOUSE IMAGES ACQUISITIONS, LTD.

By:	/s/ Marc H. Bell Name: Marc H. Bell Title: Chief Executive Officer, President & Director

Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Marc H. Bell Marc H. Bell	Chief Executive Officer, President & Director (Principal Executive Officer)	September 16, 2011
/s/ Ezra Shashoua Ezra Shashoua	Chief Financial Officer (Principal Financial & Accounting Officer)	September 16, 2011
* /s/ Daniel C. Staton Daniel C. Staton	Director	September 16, 2011
*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment No. 1 to the R egistration S tatement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on September 16, 2011.

PLAYTIME GAMING INC.

By:	* /s/ Anthony Previte Name: Anthony Previte Title: Chief Executive Officer, President & Director

Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
* /s/ Anthony Previte Anthony Previte	Chief Executive Officer, President & Director (Principal Executive Officer)	September 16, 2011
/s/ Ezra Shashoua Ezra Shashoua	Treasurer (Principal Financial & Accounting Officer)	September 16, 2011
*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment No. 1 to the R egistration S tatement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on September 16, 2011.

PMGI HOLDINGS INC.

By:	/s/ Marc H. Bell Name: Marc H. Bell Title: Chief Executive Officer, President & Director

Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Marc H. Bell Marc H. Bell	Chief Executive Officer, President & Director (Principal Executive Officer)	September 16, 2011
/s/ Ezra Shashoua Ezra Shashoua	Chief Financial Officer (Principal Financial & Accounting Officer)	September 16, 2011
* /s/ Daniel C. Staton Daniel C. Staton	Director	September 16, 2011
*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment No. 1 to the R egistration S tatement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on September 16, 2011.

PPM TECHNOLOGY GROUP, INC.

By:	/s/ Marc H. Bell Name: Marc H. Bell Title: Chief Executive Officer & Director

Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Marc H. Bell Marc H. Bell	Chief Executive Officer & Director (Principal Executive Officer)	September 16, 2011
/s/ Ezra Shashoua Ezra Shashoua	Chief Financial Officer (Principal Financial & Accounting Officer)	September 16, 2011
* /s/ Daniel C. Staton Daniel C. Staton	Director	September 16, 2011
*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment No. 1 to the R egistration S tatement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on September 16, 2011.

PURE ENTERTAINMENT
TELECOMMUNICATIONS, INC.

By:	/s/ Marc H. Bell Name: Marc H. Bell Title: Chief Executive Officer & Director

Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Marc H. Bell Marc H. Bell	Chief Executive Officer & Director (Principal Executive Officer)	September 16, 2011
/s/ Ezra Shashoua Ezra Shashoua	Chief Financial Officer (Principal Financial & Accounting Officer)	September 16, 2011
* /s/ Daniel C. Staton Daniel C. Staton	Director	September 16, 2011
*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment No. 1 to the R egistration S tatement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on September 16, 2011.

SHARKFISH, INC.

By:	/s/ Marc H. Bell Name: Marc H. Bell Title: Chief Executive Officer & Director

Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Marc H. Bell Marc H. Bell	Chief Executive Officer & Director (Principal Executive Officer)	September 16, 2011
/s/ Ezra Shashoua Ezra Shashoua	Chief Financial Officer (Principal Financial & Accounting Officer)	September 16, 2011
* /s/ Daniel C. Staton Daniel C. Staton	Director	September 16, 2011
*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment No. 1 to the R egistration S tatement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on September 16, 2011.

SNAPSHOT PRODUCTIONS, LLC

By:	* /s/ Paul Asher Name: Paul Asher Title: Manager & Director

Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
* /s/ Paul Asher Paul Asher	Manager & Director (Principal Executive Officer)	September 16, 2011
/s/ Ezra Shashoua Ezra Shashoua	Chief Financial Officer (Principal Financial & Accounting Officer)	September 16, 2011
*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment No. 1 to the R egistration S tatement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on September 16, 2011.

STREAMRAY INC.

By:	* /s/ David Bloom Name: David Bloom Title: President & Director

Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
* /s/ David Bloom David Bloom	President & Director (Principal Executive Officer)	September 16, 2011
/s/ Ezra Shashoua Ezra Shashoua	Chief Financial Officer (Principal Financial & Accounting Officer)	September 16, 2011
*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment No. 1 to the R egistration S tatement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on September 16, 2011.

STREAMRAY STUDIOS INC.

By:	* /s/ Anthony Previte Name: Anthony Previte Title: Chief Executive Officer, President & Director

Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
* /s/ Anthony Previte Anthony Previte	Chief Executive Officer, President & Director (Principal Executive Officer)	September 16, 2011
/s/ Ezra Shashoua Ezra Shashoua	Chief Financial Officer (Principal Financial & Accounting Officer)	September 16, 2011
*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment No. 1 to the R egistration S tatement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on September 16, 2011.

TAN DOOR MEDIA INC.

By:	* /s/ Anthony Previte Name: Anthony Previte Title: Chief Executive Officer, President & Director

Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
* /s/ Anthony Previte Anthony Previte	Chief Executive Officer, President & Director (Principal Executive Officer)	September 16, 2011
/s/ Ezra Shashoua Ezra Shashoua	Treasurer (Principal Financial & Accounting Officer)	September 16, 2011
*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment No. 1 to the R egistration S tatement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on September 16, 2011.

TRAFFIC CAT, INC.

By:	/s/ Marc H. Bell Name: Marc H. Bell Title: Chief Executive Officer & Director

Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Marc H. Bell Marc H. Bell	Chief Executive Officer & Director (Principal Executive Officer)	September 16, 2011
/s/ Ezra Shashoua Ezra Shashoua	Chief Financial Officer (Principal Financial & Accounting Officer)	September 16, 2011
* /s/ Daniel C. Staton Daniel C. Staton	Director	September 16, 2011
*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment No. 1 to the R egistration S tatement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on September 16, 2011.

TRANSBLOOM, INC.

By:	* /s/ David Bloom Name: David Bloom Title: Chief Executive Officer & Director

Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
* /s/ David Bloom David Bloom	Chief Executive Officer & Director (Principal Executive Officer)	September 16, 2011
/s/ Ezra Shashoua Ezra Shashoua	Chief Financial Officer (Principal Financial & Accounting Officer)	September 16, 2011
*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment No. 1 to the R egistration S tatement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on September 16, 2011.

VARIOUS, INC.

By:	/s/ Marc H. Bell Name: Marc H. Bell Title: Chief Executive Officer & Director

Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Marc H. Bell Marc H. Bell	Chief Executive Officer & Director (Principal Executive Officer)	September 16, 2011
* /s/ Robert Brackett Robert Brackett	President (Principal Executive Officer)	September 16, 2011
/s/ Ezra Shashoua Ezra Shashoua	Chief Financial Officer (Principal Financial & Accounting Officer)	September 16, 2011
* /s/ Daniel C. Staton Daniel C. Staton	Director	September 16, 2011
*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment No. 1 to the R egistration S tatement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on September 16, 2011.

VIDEO BLISS, INC.

By:	* /s/ Paul Asher Name: Paul Asher Title: Chief Executive Officer, President & Director

Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
* /s/ Paul Asher Paul Asher	Chief Executive Officer, President & Director (Principal Executive Officer)	September 16, 2011
/s/ Ezra Shashoua Ezra Shashoua	Chief Financial Officer (Principal Financial & Accounting Officer)	September 16, 2011
*/s/ Ezra Shashoua Attorney-in-fact

Pursuant to the requirements of the Securities Act, the undersigned registrant has duly caused this Amendment No. 1 to the R egistration S tatement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on September 16, 2011.

WEST COAST FACILITIES INC.

By:	/s/ Marc H. Bell Name: Marc H. Bell Title: Chief Executive Officer & Director

Pursuant to the requirements of the Securities Act, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Marc H. Bell Marc H. Bell	Chief Executive Officer & Director (Principal Executive Officer)	September 16, 2011
/s/ Ezra Shashoua Ezra Shashoua	Chief Financial Officer (Principal Financial & Accounting Officer)	September 16, 2011
* /s/ Daniel C. Staton Daniel C. Staton	Director	September 16, 2011
*/s/ Ezra Shashoua Attorney-in-fact